Filed Pursuant to Rule 424(b)(3)
Registration No. 333-295732

PROSPECTUS

SUNCRETE, INC.

52,299,704 Shares of Class A Common Stock

(Inclusive of 23,714,609 shares of Class A Common Stock Issuable Upon Conversion of Class B Common Stock, 473,800 shares of Class A Common Stock Underlying Warrants, 2,525,094 shares of Class A Common Stock Underlying Pre-Funded Warrants, 1,444,445 shares of Class A Common Stock Underlying Series A Convertible Perpetual Preferred Stock and 695,110 shares of Class A Common Stock Issuable Upon Exchange of Holdco Class B Common Shares)

473,800 Warrants to Purchase Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling holders identified in this prospectus (collectively, the “Selling Holders”), or their permitted transferees, of (i) up to 23,446,646 shares of our Class A common stock, par value $0.0001 (“Class A Common Stock”), held by certain Selling Holders, (ii) up to 23,714,609 shares of Class A Common Stock issuable upon the conversion of 23,714,609 shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), held by certain Selling Holders, (iii) up to 473,800 shares of Class A Common Stock underlying warrants to purchase 473,800 shares of Class A Common Stock held by certain Selling Holders (the “Warrants”), (iv) up to 2,525,094 shares of Class A Common Stock underlying pre-funded warrants to purchase 2,525,094 shares of Class A Common Stock (the “Pre-Funded Warrants”), (v) up to 1,444,445 shares of Class A Common Stock issuable upon conversion of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), held by certain Selling Holders, (vi) up to 695,110 shares of Class A Common Stock issuable upon the exchange of 69,511 shares of Class B common stock, par value $0.0001 per share (the “HoldCo Class B Common Shares”), of our subsidiary, Suncrete Intermediate, Inc. (“Purchaser HoldCo”), held by certain Selling Holders (the “HoldCo Rollover Securities”), and (vii) up to 473,800 Warrants held by certain Selling Holders. This prospectus also relates to the issuance by us (with respect to 75,000 of such warrants, solely to persons other than the original purchaser thereof or its affiliates), of up to 473,800 shares of Class A Common Stock that may be issued upon exercise of 473,800 Warrants registered for resale hereby. The shares of Class A Common Stock and the Warrants that may be sold by the Selling Holders and the shares of Class A Common Stock that may be issued by us are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holders of the Offered Securities.

We will receive all of the proceeds from the exercise of the Warrants for cash, if any, registered hereunder. We believe the likelihood that the Selling Holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Common Stock. If the trading price for our Class A Common Stock is less than $11.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, these holders are more likely to exercise their Warrants the higher the price of our Class A Common Stock is above $11.50 per share. The closing price of our Class A Common Stock on The Nasdaq Global Market on May 7, 2026 was $15.40 per share. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement (as defined herein) for the Warrants. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.

We will bear all costs, expenses and fees in connection with the registration of Offered Securities. The Selling Holders will bear all commissions and discounts, if any, attributable to their respective sales of Offered Securities. We are registering the Offered Securities for sale by certain of the Selling Holders pursuant to registration rights agreements with certain of the Selling Holders. See the section of this prospectus titled “Selling Holders” for more information.

The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus from time to time. The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

The Offered Securities being offered by the Selling Holders were purchased by the Selling Holders at, or are exercisable at, various prices, certain of which are below the current trading price of our Class A Common Stock. The sale or the possibility of the sale of the Offered Securities being offered pursuant to this prospectus may negatively impact the market price of the Class A Common Stock. See the section titled “Purchase Price Paid by the Selling Holders” for more information.

The Class A Common Stock being offered for resale in this prospectus (including the shares of Class A Common Stock underlying the Class B Common Stock, the Warrants, the Pre-Funded Warrants, the Series A Preferred Stock and the Holdco Rollover Securities) represent approximately 70.1% of our total outstanding Common Stock on a fully diluted basis as of May 5, 2026. The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading prices, the Selling Holders may still experience a positive rate of return on the securities they purchased due to the differences in the trading price and the purchase prices at which they purchased the securities as described herein. See “Risk Factors – Future sales, or the perception of future sales, of our Class A Common Stock by us or our stockholders in the public market could cause the market price for our Class A Common Stock to decline” and “Risk Factors – Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.”

We are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market, LLC (“Nasdaq”). As a controlled company, we are exempt from certain Nasdaq governance requirements that otherwise apply to the composition and function of our board of directors (the “Board”). As a result, (i) our Board does not have a majority of independent directors, (ii) the compensation of our executive officers is not determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees are not selected or recommended by a majority of the independent directors or a committee of independent directors. As of May 5, 2026, the SunTx Group (as defined herein) beneficially owned approximately 82.6% of the voting power of our outstanding Common Stock. If at any time we cease to be a controlled company, we will take all action necessary to comply with the listing rules of Nasdaq, including appointing a majority of independent directors to our Board and ensuring our compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods.

Our Class A Common Stock is listed on The Nasdaq Global Market under the symbol “RMIX.” On May 7, 2026, the last reported sales price of the Class A Common Stock was $15.40 per share. We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

See “Risk Factors” beginning on page 18 to read about factors you should consider before investing in shares of our Class A Common Stock and Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 (the “Registration Statement”) that we are hereby filing with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, sell or otherwise distribute the Offered Securities as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the Offered Securities offered by them described in this prospectus. We may receive proceeds from the exercise of Warrants registered hereunder by a person other than the original holder of the Warrants or its affiliates to the extent they are exercised for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find Additional Information.”

On April 8, 2026 (the “Closing Date”), Suncrete, Inc. (the “Company”) consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated October 9, 2025 (the “Business Combination Agreement”), by and among the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II”), and Concrete Partners Holding, LLC, a Delaware limited liability company (“CPH”), following approval thereof at an extraordinary general meeting of Haymaker’s shareholders on April 2, 2026.

Immediately prior to the closing of the Business Combination (the “Closing”), on April 8, 2026, Haymaker redeemed all of its issued and outstanding public warrants to purchase Class A Ordinary Shares of Haymaker, par value $0.0001 per share (“SPAC Class A Ordinary Shares” and such warrants, the “SPAC Public Warrants”) in exchange for (i) $2.25 in cash and (ii) 0.075 SPAC Class A Ordinary Shares per SPAC Public Warrant (the “Warrant Redemption”).

Pursuant to the terms of the Business Combination Agreement, immediately prior to the Closing, on April 8, 2026, Haymaker transferred by way of continuation out of its jurisdiction of incorporation from the Cayman Islands and domesticated into the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication” and the time at which the Domestication became effective, the “Domestication Effective Time”).

On April 8, 2026, immediately following the Domestication, Merger Sub I merged with and into Haymaker (the “Initial Merger”), with Haymaker surviving the Initial Merger as a wholly owned subsidiary of the Company (the time at which the Initial Merger became effective, the “Initial Merger Effective Time”). Immediately following the Initial Merger, Merger Sub II merged with and into CPH (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”, and together with the Domestication, and all other transactions contemplated by the Business Combination Agreement, the “Business Combination” and the time at which the Acquisition Merger became effective, the “Acquisition Merger Effective Time”), with CPH surviving the Acquisition Merger as a wholly owned subsidiary of the Company.

References to “Suncrete,” the “Company,” “we,” “us,” “our,” prior to the Business Combination refer to CPH, and such references following the Business Combination refer to the Company in its current corporate form as a Delaware corporation called “Suncrete, Inc.” or “RMIX.”

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of the Company’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by the Company’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this registration statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Examples of forward-looking statements include, but are not limited to, statements with respect to the expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the Company, statements regarding the plans and use of proceeds, future financial condition of the Company and performance and expected financial impacts of the Business Combination on the Company’s business, and the Company’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance that do not solely relate to historical or current facts.

These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, but are not limited to:

•	the failure to realize the anticipated benefits of the Business Combination and any transactions contemplated thereby;

•	the failure of the Company to maintain the listing of its securities on Nasdaq;

•	costs related to the Business Combination and as a result of the Company becoming a public company;

•	changes in business, market, financial, political and regulatory conditions;

•	the ability of the Company to grow and manage growth profitably;

•	risks relating to the Company’s anticipated operations and business, including the success of any future acquisitions;

•	the Company’s ability to retain its management and key employees;

•

the risk that issuances of equity or debt securities, including issuances of equity securities in connection with the Company’s acquisition strategy, may adversely affect the value of the Company’s common stock and dilute its stockholders;

•	the risk that the Company experiences difficulties managing its growth and expanding operations following the consummation of the Business Combination;

•	challenges in implementing the Company’s business plan, due to lack of an operating history, operational challenges, significant competition and regulation; and

•	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, which are incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

Overview

Suncrete is a ready-mix concrete logistics and distribution platform operating across Oklahoma, Arkansas, Texas and Louisiana with plans to continue expanding throughout the high-growth U.S. Sunbelt region through acquisitions and organic growth. We leverage operational scale, technological integration and quality control to serve a diverse base of infrastructure, commercial and residential customers. In each of our core metropolitan markets, we target to maintain leading market share positions, supported by a business model centered on dense local market coverage, optimized logistics and disciplined pricing. We believe these attributes drive attractive unit economics, high cash conversion and resilient performance across macroeconomic cycles. Our leadership team, comprised of industry veterans with extensive experience building, acquiring and improving ready-mix concrete businesses, positions us to continue expanding profitably in an industry with compelling structural growth tailwinds.

Ready-mix concrete is a crucial building material that is used in the vast majority of infrastructure, commercial and residential construction projects. We serve substantially all end markets of the construction industry in our select geographic markets. Our customer base is comprised of contractors for commercial and industrial, residential, street and highway and other public works construction. Because ready-mix concrete is highly perishable, expiring approximately 90 minutes from its creation, our trade areas are limited to the approximate 20-mile radius surrounding each of our ready-mix concrete plants. This creates an attractive market dynamic where the relevant competition is typically limited to local market players. Additionally, the Sunbelt market in which we operate and look to expand is highly fragmented, consisting of thousands of plants and hundreds of unique owners, which creates attractive competitive dynamics and opportunities for acquisitive growth in addition to organic growth.

We currently operate across Oklahoma, Arkansas, Texas and Louisiana, and we are seeking to continue expanding throughout the Sunbelt region of the United States. The Sunbelt is a high-growth region of the U.S., with attractive economic characteristics driven by significant population migration, robust infrastructure spend and commercial relocations. According to the Bureau of Economic Analysis, the Sunbelt delivers approximately 40% higher GDP growth than non-Sunbelt states. According to Federal Reserve Economic Data, the Sunbelt population growth rate is approximately 270% higher than the population growth in other regions of the United States. In addition to GDP and population growth, the Sunbelt has experienced historical tailwinds from infrastructure spend, with $140.8 billion in total federal funding allocations from the Federal-Aid Highway Apportioned Programs and Bridge Replacement and Repairs within the Infrastructure Investment and Jobs Act of 2021 (“IIJA”). The Sunbelt is also experiencing growth from significant corporate headquarter relocations, with seven of the top eight metro destinations for headquarter relocations from 2022 – 2024 being in Sunbelt states.

Core Business. Our best-in-class logistics and ability to optimize deliveries are key contributors to our route density and profitability. Our operational expertise is reinforced by our experienced staff of professional engineers and seasoned operators, whose technical insight and field execution enable us to design, operate, and continuously refine highly efficient delivery systems. This know-how is the foundation of our operating strategy and is supplemented by best-in-class technology, rigorous analytics, and the application of both proven and cutting-edge engineering techniques that enable us to deliver the right product on time and on spec. Paired with strong geographic and industry tailwinds, we believe we are well positioned for continued strong organic growth in the attractive Sunbelt region.

As of December 31, 2025, we operated 50 standard ready-mix concrete plants at 39 locations with 336 mixer trucks and 77 haul trucks. During the year ended December 31, 2025, our plants and facilities produced ready-mix concrete resulting in revenue of approximately $194.9 million. Our ready-mix concrete product revenue by type of construction activity for the year ended December 31, 2025 was approximately 47.2% commercial, 36.7%infrastructure and 15.8% residential.

Acquisitions. Acquisitive growth is a key component of our core business strategy and complements the expansive organic growth trends that are the foundation of our business. Focused on the growing Sunbelt region, we intend to leverage our relationships in the industry to continue our path of completing accretive acquisitions in the ready-mix concrete industry. Capitalizing on the scale, operational efficiency and management best practices of our core business, we intend to apply our proprietary strategy to integrate acquisitions into our corporate functions and lift the margins of the businesses we acquire. We believe acquisitions provide opportunities to establish leadership in mature markets with fewer players where we can increase local density and deliver higher value to customers and employees within these markets.

We (and/or our predecessors) have acquired nine companies since 2016. We are in active discussions with additional potential acquisition candidates, and beyond these active conversations, we have a robust pipeline of identified potential targets throughout the Sunbelt. For information regarding recent acquisitions, see “Recent Developments” below.

Our Business

Our ready-mix concrete business engages principally in the precise formulation, efficient production and on-time delivery of ready-mix concrete to our customers’ job sites. Ready-mix concrete is a highly versatile construction material that results from combining coarse and fine aggregates such as crushed stone, sand, and cement with water and various chemical admixtures. We also provide services intended to reduce our customers’ overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control and customized delivery programs to meet our customers’ needs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform. As a result, we are fundamentally a concrete logistics and distribution platform. We are not a construction services company, nor do we operate in the highly capital intensive cement business. This focus drives profitability and cash flow conversion because our business model is not capital intensive.

Our standard ready-mix concrete products consist of proportioned mixes that we produce and deliver in an unhardened plastic state for placement and shaping into designed forms at the job site. Selecting the optimum mix for a job involves determining not only the ingredients that will produce the desired permeability, strength, appearance, and other properties of the concrete after it has hardened and cured, but also the ingredients necessary to achieve a workable consistency tailored for the weather and other conditions at the job site. We are able to efficiently and accurately produce and deliver over a thousand customized mix designs, a strength which we believe is a further differentiator to our competitors.

We maintain leading local market positions by focusing on infrastructure and commercial projects which generally result in higher margins than residential projects, while still maintaining enough residential presence to diversify end market exposure and strengthen our response to shifting market demands. We believe our focus on select geographic markets with favorable industry dynamics, disciplined pricing, accretive acquisitions and prudent balance sheet leverage distinguishes us from our competition and results in superior growth and margin performance.

Recent Developments

Thunder Acquisition

On October 17, 2025, Eagle Redi-Mix Concrete, LLC, an indirect wholly owned subsidiary of the Company (“Eagle Redi-Mix”), entered into an equity and asset purchase and contribution agreement (as amended on March 27, 2026, the “Equity and Asset Purchase and Contribution Agreement”) with SRM, Inc., an Oklahoma corporation (“Schwarz Ready Mix”), SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with

Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”) and the other selling parties named therein and Schwarz Ready Mix, in its capacity as a representative of the selling parties. Pursuant to the Equity and Asset Purchase and Contribution Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand (collectively, the “Thunder Acquisition”). The aggregate purchase price included $97.0 million in cash consideration ($74.3 million paid at closing and $22.7 million deferred until June 30, 2026) and 20,000,000 Company Preferred Units issued to the sellers as rollover equity.

Hope Acquisition

On April 28, 2026, two subsidiaries of the Company, Concrete Partners, LLC, a Delaware limited liability company, and Purchaser Holdco, a newly formed subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Hope Purchase Agreement”) and related agreements with the owners (the “Sellers”) of Hope Concrete, LLC, a Texas limited liability company (“Hope”), to acquire 100% of the ownership interests of Hope and its subsidiaries, Lafayette Concrete Division LLC, a Louisiana limited liability company, and Baton Rouge Concrete Division LLC, a Louisiana limited liability company (collectively with Hope, the “Hope Companies”). The Hope Companies are in the business of concrete manufacturing, concrete production, concrete sales, and trucking of concrete, sand, rock, cement, and fly ash. On April 28, 2026, the Company completed the acquisition of the Hope Companies (the “Hope Acquisition”).

After giving effect to the transactions contemplated by the Hope Purchase Agreement, the aggregate consideration consisted of (i) 220,007 shares of Class A Common Stock issued to one of the Sellers, (ii) 69,511 shares of Holdco Rollover Securities issued to one of the Sellers and (iii) a net closing cash payment of $39,377,232.21, subject to certain adjustments as set forth in the Hope Purchase Agreement, with respect to the purchased units sold by the other Sellers. In addition, the Company paid $27.4 million to satisfy the debt obligations of Hope Concrete.

The Holdco Rollover Securities issued by Purchaser Holdco are nonvoting, have no dividend or liquidation rights and are exchangeable for an aggregate of 695,110 shares of Class A Common Stock on the terms and subject to the conditions set forth in an Exchange Agreement, dated April 28, 2026, by and among the Company, Purchaser Holdco and Foley Bros., LLC, a Texas limited liability company (the “Hope Exchange Agreement”).

Southern Louisiana Acquisition

On April 29, 2026, the Company acquired a ready-mix concrete company in Southern Louisiana for aggregate consideration consisting of (i) $31.0 million in cash at closing, (ii) 259,291 shares of Class A Common Stock issued to the sellers at closing and (iii) an earnout payment of up to $10.0 million based upon the acquired company’s achievement of specified performance criteria over a five-year post-closing performance period. The earnout is payable, if at all, in cash or Class A Common Stock, at the Company’s election, with the number of shares of Class A Common Stock issuable based upon the average closing price per share of the Class A Common Stock on The Nasdaq Global Market for the 30 consecutive trading days preceding the end of the earnout period; provided that in no event will the Company issue shares of Class A Common Stock if the issuance would exceed (a) the aggregate number of shares of Class A Common Stock that the Company may issue in compliance with the rules and regulations of Nasdaq or (b) 9.99% of the issued and outstanding shares of Class A Common Stock.

Nelson Bros. Acquisition

On May 6, 2026, the Company, through Hope, entered into a Membership Interest Purchase Agreement (the “Nelson Purchase Agreement”) and related agreements with the owners of Nelson Bros. Ready Mix, LLC, a Texas limited liability company (“Nelson Bros.”), to acquire 100% of the ownership interests of Nelson Bros.

and its subsidiary, R & R Trucking LLC, a Texas limited liability company (collectively with the Nelson Bros., the “Nelson Acquired Companies”). The Nelson Acquired Companies are in the business of concrete manufacturing, concrete production, concrete sales, and trucking for their concrete operations (including trucking of concrete, sand, rock, cement, and fly ash for use in concrete manufacturing and production). On May 6, 2026, the Company completed the acquisition of the Nelson Acquired Companies pursuant to the Nelson Purchase Agreement (the “Nelson Acquisition”). The owners of the Nelson Acquired Companies who are also parties to the Nelson Purchase Agreement, were Randell R. Owens, Ronda A. Owens, JAO, LLC, a Texas limited liability company (“JAO”), and Owens Regional Investments, LLC, a Texas limited liability company (“Owens Regional,” and collectively, with Mr. Owens, Ms. Owens and JAO, the “Nelson Sellers”), and Jacob Owens in his capacity as representative of the Nelson Sellers.

The aggregate consideration for the Nelson Acquisition consisted of (i) 1,296,456 shares of Class A Common Stock issued to the Nelson Sellers (the “Nelson Stock Consideration”) and (ii) $42.3 million net cash payment at closing. In addition, the Nelson Sellers will be eligible to receive a contingent earnout payment of up to $18.0 million based on the achievement of a specified trailing twelve-month materials spread target by the Nelson Acquired Companies, measured as of the end of any full calendar quarter ending during the five-year period following the closing of the Nelson Acquisition, with Hope having the option to satisfy up to 50% of any such earnout payment by issuing shares of the Company’s Class A Common Stock in lieu of cash (the “Nelson Earnout Stock Consideration”), with the number of shares of Class A Common Stock issuable based upon the average closing price per share of the Class A Common Stock on The Nasdaq Global Market for the 30 consecutive trading days preceding the end of the earnout period; provided that in no event will the Company issue shares of Class A Common Stock if the issuance would exceed (a) the aggregate number of shares of Class A Common Stock that the Company may issue in compliance with the rules and regulations of Nasdaq or (b) 9.99% of the issued and outstanding shares of Class A Common Stock.

Business Combination with Haymaker

On April 8, 2026 (the “Closing Date”), the Company consummated the Business Combination pursuant to the Business Combination Agreement. Immediately prior to the Closing, on April 8, 2026, Haymaker redeemed all of its issued and outstanding public warrants to purchase SPAC Class A Ordinary Shares and the SPAC Public Warrants in exchange for (i) $2.25 in cash and (ii) 0.075 SPAC Class A Ordinary Shares per SPAC Public Warrant.

Immediately prior to the Closing, on the Closing Date, Haymaker transferred by way of continuation out of its jurisdiction of incorporation from the Cayman Islands and domesticated into the State of Delaware. At the Domestication Effective Time (a) each SPAC Class A Ordinary Share that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of Class A Common Stock of the post-Domestication SPAC, par value $0.0001 per share (“SPAC Class A Common Stock”), (b) each Class B Ordinary Share of Haymaker, par value $0.0001 per share, that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of Class B Common Stock of the post-Domestication SPAC, par value $0.0001 per share (“SPAC Class B Common Stock”), and (c) each then-issued and outstanding private warrant to purchase SPAC Class A Ordinary Shares prior to the Domestication converted automatically, on a one-for-one basis, into one private warrant to purchase SPAC Class A Common Stock (a “SPAC Private Warrant”).

On the Closing Date, immediately following the Domestication, Merger Sub I merged with and into Haymaker, with Haymaker surviving the Initial Merger as a wholly owned subsidiary of the Company. At the Initial Merger Effective Time, among other things, (a) Haymaker Sponsor IV, LLC (“Sponsor”) distributed 2,800,000 shares of SPAC Class A Common Stock (the “Dothan Founder Shares”) and 398,800 SPAC Private Warrants to Dothan Independent GP, LP (“Dothan Independent”), (b) each share of SPAC Class A Common

Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class A Common Stock, (c) each share of SPAC Class B Common Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class B Common Stock and (d) each then-outstanding SPAC Private Warrant was automatically assumed and converted into a private warrant to purchase one share of Class A Common Stock.

On the Closing Date, immediately following the Initial Merger, Merger Sub II merged with and into CPH, with CPH surviving the Acquisition Merger as a wholly owned subsidiary of the Company. At the Acquisition Merger Effective Time, among other things, (a) each share of Class B Common Stock issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than the Dothan Founder Shares) was converted into and exchanged, on a one-for-one basis, into one share of Class A Common Stock, (b) the Company issued 14,117,894 shares of Class A Common Stock to members of CPH, (c) the Company issued 3,481,776 shares of restricted Class A Common Stock upon the cancelation and conversion of certain incentive units previously granted to management of CPH, (d) the Company issued 18,414,609 shares of Class B Common Stock to members of CPH, and (e) the Company issued 2,500,000 shares of Class B Common Stock to Dothan Independent.

In addition, as previously disclosed, the Company previously entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which (a) immediately prior to the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 8,691,573 shares of Class A Common Stock and Pre-Funded Warrants to purchase 2,525,094 shares of Class A Common Stock and (b) at the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 6,162,009 shares of Class A Common Stock, for an aggregate total subscription amount of $167.1 million (collectively, the “PIPE Investment”).

Further, on the Closing Date, immediately prior to the closing of the Acquisition Merger, the Company issued 26,000 shares of Series A Preferred Stock to the holders of CPH’s Senior Preferred Units (the “Exchanging Holders”) pursuant to that certain Securities Exchange Agreement, dated March 26, 2026, by and among the Company and the Exchanging Holders (the “Exchange Agreement”).

In connection with the closing of the Business Combination, holders of 12,628,150 SPAC Class A Ordinary Shares sold in Haymaker’s initial public offering properly exercised their right to have their shares redeemed for a pro rata portion of the trust account holding the proceeds from Haymaker’s initial public offering, and on April 8, 2026, prior to the Domestication, Haymaker redeemed 12,628,150 SPAC Class A Ordinary Shares for $11.57 per share (the “Public Share Redemptions”). As a result, on April 8, 2026, after giving effect to the Public Share Redemptions and payments to holders under prepaid forward agreements described below and before paying expenses, there was approximately $59 million remaining in the trust account.

Warrant Amendment and Redemption

On the Closing Date, prior to the Warrant Redemption, Haymaker, the Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent (the “Warrant Agent”), entered into Amendment No. 1 to the Warrant Agreement (the “Warrant Amendment”) to amend that certain Warrant Agreement, dated as of July 25, 2023, by and between Haymaker and the Warrant Agent (the “Warrant Agreement”) to effect the Warrant Redemption.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, Haymaker, and Sponsor entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) amending and restating the existing Registration Rights Agreement, dated as of July 25, 2023, by and between Haymaker and Sponsor and certain other equityholders of Haymaker (the “Existing Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register for resale on Form S-1 or, if available, Form S-3, pursuant to Rule 415 under the Securities Act, certain securities of the Company that are held by Sponsor.

Under the A&R Registration Rights Agreement, the Company agreed to indemnify holders of registrable securities and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities.

Company Registration Rights Agreement

In connection with the closing of the Acquisition Merger, the Company, Dothan Independent and certain members of CPH (the “Company Members”) entered into a Registration Rights Agreement (the “Company Registration Rights Agreement”), pursuant to which certain members of CPH were granted customary registration rights with respect to the Company securities held by such parties following the Closing of the Business Combination. In certain circumstances, the Company Members can demand the Company’s assistance with underwritten offerings and block trades, and the Company Members are entitled to certain piggyback registration rights.

Under the Company Registration Rights Agreement, the Company agreed to indemnify the Company Members and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities.

Indemnification of Directors and Officers

Concurrently with the Closing, the Company entered into indemnification agreements with its directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the applicable indemnified person to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of the Company, as applicable.

Forward Purchase Agreement

On April 6, 2026, Haymaker and the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Harraden Circle Investors, LP (“HCI”), Harraden Circle Special Opportunities, LP (“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”) and Harraden Circle Concentrated, LP (“HCC”) (with HCI, HCSO, HCSI, HCC, collectively as “Seller” or “Harraden”) for a prepaid share forward transaction. Pursuant to the terms of the Forward Purchase Agreement, the Seller agreed to purchase up to 5,000,000 Shares (as defined in the Forward Purchase Agreement) in accordance with the terms and conditions therein. Pursuant to the Forward Purchase Agreement, the Seller was prepaid an aggregate cash amount (the “Prepayment Amount”) equal to the (i) number of Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination (the “Initial Price”), directly from Haymaker’s trust account in connection with the closing of the Business Combination. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, the Seller is required to terminate the transaction in whole or in part with respect to any number of Shares that are sold by Seller on such OET Date by giving notice of such termination and the specified number of Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Company will be entitled to receive from Seller, and Seller shall pay to the Company, an amount equal to (a) the Initial Price multiplied by (b) the Terminated Shares. The Forward Purchase Agreement maturity date will be the earlier of (a) six months after the closing of the Business Combination, or (b) 10 Exchange Business Days following the date upon which the Company, in its sole discretion, delivers written notice to Seller that the Company is accelerating the maturity date; provided that such notice will not be effective until three months after the closing of the Business Combination. In addition, the Company has the right, in its sole discretion, to extend the maturity up to two times by three months each time by delivering written notice to Seller at least 10 Exchange Business Days in advance of the then-scheduled maturity date. At maturity, in exchange for the return of the number of remaining Shares under the Forward Purchase Agreement, the Seller shall retain an amount equal to (i) the number of Shares multiplied by (ii) the Initial Price. The Seller also agreed to waive any redemption rights with respect to the Shares during the term of the Forward Purchase Agreement. As of May 6, 2026, the Seller has sold 2.32 million shares of Class A Common Stock and has paid to the Company an aggregate of approximately $26.9 million, pursuant to the terms of the Forward Purchase Agreement.

Credit Agreement Amendments

Certain of the Company’s subsidiaries are party to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and certain lenders party thereto (the “Lenders”) providing for a fully drawn senior secured first lien term loan facility in the aggregate principal amount of $205 million (the “Term Loan”) and a $25 million revolving credit facility (the “Revolving Credit Facility”). On March 25, 2026, certain of the Company’s subsidiaries entered into that certain Consent and Second Amendment to Credit Agreement and First Amendment to Security and Pledge Agreement (the “Second Amendment”) to, among other things, permit the consummation of the Business Combination and giving effect to the Closing, to add the Company and SPAC as guarantors under the Credit Agreement. On April 7, 2026, certain of the Company’s subsidiaries and, giving effect to the Closing, the Company and SPAC, entered into that certain Limited Consent and Third Amendment to Credit Agreement (the “Third Amendment”) to, among other things, permit the Forward Purchase Agreement. On April 28, 2026, the Company and certain of the Company’s subsidiaries entered into that certain Limited Consent and Fourth Amendment to Credit Agreement (the “Fourth Amendment,” and the Credit Agreement, as amended through the date of the Fourth Amendment, the “Amended Credit Agreement”) to, among other things, permit the consummation of certain acquisitions, including the joinder to the Amended Credit Agreement of Purchaser Holdco, which was formed in connection with the Hope Acquisition.

Dothan Management Agreement Amendment

Pursuant to the Business Combination Agreement, on the Closing Date, the Company entered into an amendment (the “Dothan Management Agreement Amendment”) to that certain Management and Consulting Agreement, dated as of July 29, 2024, by and between Dothan Concrete Investments Management, LLC (“Dothan Management”) and CPH (the “Dothan Management Agreement”). Among other things, the Dothan Management Agreement Amendment provides for (i) the assumption of the Dothan Management Agreement by the Company from CPH, (ii) payment by the Company to Dothan Management of diligence and integration fees in the amount of $10 million as the diligence and integration fee in consideration for the services provided by Dothan Management and its personnel to the Company in relation to the Business Combination, and (iii) quarterly consulting payments by the Company to Dothan Management. Dothan Management is an affiliate of the Company, Dothan Independent and SunTx Capital Management Corp. (“SunTx Capital Management”).

Corporate Information

Suncrete’s principal executive offices are located at 521 E. 2nd Street, Tulsa, Oklahoma 74120, and its telephone number is (918) 355-5700. Suncrete’s website is www.suncrete.com. Information found on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as amended;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

•	the last day of the fiscal year, in which we have total annual gross revenue of at least $1.235 billion, adjusted yearly for inflation;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

Organizational Structure

Current Structure

The following simplified diagram, which excludes multiple legal entities, illustrates our organizational structure as of May 7, 2026, following the Business Combination and the other acquisitions described under “Recent Developments” above.

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Suncrete, Inc. holds all of the 7,403,459 issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Holdco Class A Common Shares”), of Suncrete Intermediate, Inc., and the issued and outstanding 69,511 HoldCo Class B Common Shares are held by the one of the Sellers in the Hope Acquisition. The HoldCo Class B Shares are nonvoting and have no dividend or liquidation rights. The HoldCo Class B Shares are exchangeable on a 10-to-1 basis for an aggregate of 695,110 shares of Class A Common Stock of the Company on the terms and subject to the conditions set forth in the Hope Exchange Agreement.

Summary of Risk Factors

The risk factors summarized below could materially harm our business, operating results and/or financial condition, impair our future prospects and/or cause the price of our ordinary shares to decline. These risks are discussed more fully following this summary. Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to, the following:

•	There are risks related to our operating strategy.

•	Our failure to successfully identify, complete, manage and integrate acquisitions could reduce our earnings and slow our growth.

•	A significant slowdown or decline in economic conditions, particularly in the southern United States, could adversely impact our results of operations.

•	Because our industry is capital-intensive and we have significant fixed and semi-fixed costs, our profitability is sensitive to changes in volume.

•	Reduced demand for new home construction could adversely affect the residential construction market, which could affect our financial position, operating results and liquidity.

•	Our operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets we serve.

•	A significant downturn in the construction industry may result in an impairment of our goodwill.

•	Our business is seasonal and subject to adverse weather.

•	Our business depends on the availability of sand and aggregate reserves or deposits and our ability to obtain or mine them economically.

•	We may lose business to competitors who underbid us, and we may be otherwise unable to compete favorably in our highly competitive industry.

•	We depend on our information technology systems and processes, which are subject to cybersecurity and data leakage risks.

•	We depend on third parties for concrete equipment and materials essential to operate our business.

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We use large amounts of electricity and diesel fuel that are subject to potential reliability issues, supply constraints, and significant price fluctuation, which could affect our financial position, operating results and liquidity.

•	Delays or interruptions of our transportation logistics could affect operating results.

•	Our results of operations can be adversely affected by labor shortages, turnover and labor cost increases.

•	Our business depends on federal, state and local government spending for public infrastructure construction, and reductions in government funding could adversely affect our results of operations.

•	Governmental regulations, including environmental regulations, may result in increases in our operating costs and capital expenditures and decreases in our earnings.

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Our operations are subject to various hazards, including natural disasters, that may cause personal injury or property damage for which we have a limited amount of insurance, and our business, operating costs and profitability could be adversely affected.

•	Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations.

•	The Credit Agreement restricts our ability to engage in some business and financial transactions.

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We may need to raise additional capital in the future, and we may not be able to do so on favorable terms or at all, which could impair our ability to operate our business or achieve our growth objectives.

•	There can be no assurance that the shares of our Class A Common Stock will be able to comply with the continued listing rules of Nasdaq.

•	The price of our Class A Common Stock may change significantly and you could lose all or part of your investment as a result.

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The dual class structure of our Common Stock has the effect of concentrating voting control with holders of our Class B Common Stock, which limits the ability of holders of our Class A Common Stock to influence corporate matters.

•	Future sales, or the perception of future sales, of our Class A Common Stock by us or our stockholders in the public market could cause the market price for our Class A Common Stock to decline.

•	The SunTx Group controls the Company, and their interests may conflict with the interests of the Company or yours in the future.

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We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

•	Provisions in our Organizational Documents and Delaware corporate law make it more difficult to effect a change in control, which could adversely affect the price of our Class A Common Stock.

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The Certificate of Incorporation designates certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

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We are a “controlled company” under Nasdaq listing rules. As a result, our stockholders do not have, and may never have, certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

•	A substantial number of shares of our securities are restricted securities and, as a result, there may be limited liquidity for our Class A Common Stock.

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Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus and any subsequent prospectus supplement, including our financial statements and related notes thereto, before investing in our securities. However, such risks and those discussed elsewhere in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect us. If any of the risks described in any subsequent prospectus supplement or others not specified therein materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment.

Unless the context otherwise requires, all references in this subsection to the “Company,” “Suncrete,” “we,” “us,” or “our” refer to the business of Suncrete and its consolidated subsidiaries.

Risks Related to Our Operations

There are risks related to our operating strategy.

A key component of our operating strategy is to operate our businesses on a decentralized basis, with local or regional management retaining responsibility for day-to-day operations, profitability and the internal growth of the individual business. If we do not implement and maintain proper overall business controls, this decentralized operating strategy could result in inconsistent operating and financial practices and our overall profitability could be adversely affected.

Our failure to successfully identify, complete, manage and integrate acquisitions could reduce our earnings and slow our growth.

We (including our predecessors) have acquired nine companies since 2016, including the recent Thunder Acquisition, Hope Acquisition and Nelson Acquisition. As part of our strategy to pursue growth opportunities in the Sunbelt region of the United States, we will continue to evaluate strategic acquisition opportunities that we believe have the potential to support and strengthen our business. We cannot predict the timing or size of any future acquisitions. Intense competition exists for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. We may be unable to identify and complete acquisitions on favorable terms, or at all. Our ability to complete acquisitions is dependent upon, among other things, the willingness of acquisition candidates we identify to sell, our ability to obtain financing or capital, if needed, on satisfactory terms, and, in some cases, regulatory approvals. The investigation of acquisition candidates and the negotiation, drafting and execution of relevant agreements requires substantial management time and attention and substantial costs for accountants, attorneys and others. If we fail to complete any acquisition for any reason, including events beyond our control, the costs incurred up to that point for the proposed acquisition likely would not be recoverable.

Acquisitions typically require integration of the acquired company’s estimation, project management, finance, information technology, risk management, purchasing and fleet management functions. We may be unable to successfully integrate businesses we acquire, including the businesses of the Schwarz Entities, Hope and Nelson Bros. into our existing business, and acquired businesses may not be as profitable as we had expected or at all. Acquisitions involve risks that the acquired business will not perform as expected and that our expectations concerning the value, strengths and weaknesses of the acquired business will prove incorrect.

We have expanded into the Texas and Louisiana markets in connection with the recent Hope Acquisition and Nelson Acquisition, and future acquisition targets may be in geographic regions in which we do not currently operate, which could result in unforeseen operating difficulties and difficulties in coordinating geographically dispersed operations, personnel and facilities. In addition, as we enter into new geographic markets, we have become subject to, and may in the future become subject to, additional and unfamiliar legal and regulatory requirements. Compliance with regulatory requirements may impose substantial additional obligations on us and our management, cause us to expend additional time and resources in compliance activities and increase our exposure to penalties or fines for non-compliance with such additional legal requirements. Our recently completed acquisitions and any future acquisitions could cause us to become involved in labor, commercial, or regulatory disputes or litigation related to any new enterprises and could require us to invest further in operational, financial and management information systems and to attract, retain, motivate and effectively manage local or regional management and additional employees. Upon completion of an acquisition, key members of the acquired company management team may resign, which could require us to attract and retain new management and could make it difficult to maintain customer relationships. Our inability to effectively manage the integration of our completed and future acquisitions could prevent us from realizing expected rates of return on an acquired business and could have a material and adverse effect on our business, financial condition, results of operations, liquidity and cash flows.

We cannot guarantee that we will achieve synergies and cost savings in connection with recent and future acquisitions. Businesses that we may acquire could have unaudited financial statements that were prepared by management and were not independently reviewed or audited, and such financial statements could be materially different if they were independently reviewed or audited. We cannot guarantee that we will continue to acquire businesses at valuations consistent with our prior acquisitions or that we will complete future acquisitions at all. In addition, our results of operations from these acquisitions could, in the future, result in impairment charges for any of our intangible assets, including goodwill or other long-lived assets, particularly if economic conditions worsen unexpectedly.

A significant slowdown or decline in economic conditions, particularly in the southern United States, could adversely impact our results of operations.

We currently sell our ready-mix concrete and sand products to the construction industry in Arkansas, Oklahoma, Texas and Louisiana. A significant slowdown or decline in economic conditions or uncertainty regarding the economic outlook in the United States generally, or in the states in which we operate particularly, could reduce demand in the construction industry in our markets. Construction spending is also affected by changes in interest rates, demographic shifts, industry cycles, employment levels, inflation and other business, economic and financial factors, any of which could contribute to a downturn in construction activities or spending in these states. In addition, any instability in the financial and credit markets could negatively impact our customers’ ability to pay us on a timely basis, or at all, for work on projects already in progress, could cause our customers to delay or cancel projects in our contract backlog and could create difficulties for customers to obtain adequate financing to fund new projects, including through the issuance of municipal bonds.

Because our industry is capital-intensive and we have significant fixed and semi-fixed costs, our profitability is sensitive to changes in volume.

The property, plants and equipment needed to produce our products and provide our services are expensive. We must spend a substantial amount of capital to purchase and maintain such assets. Although we believe our current cash balance, along with our projected internal cash flows and available financing sources, will provide sufficient cash to support our currently anticipated operating and capital needs, if we are unable to generate sufficient cash to purchase and maintain the property, plants and equipment necessary to operate our business, or if the timing of payments on our receivables is delayed, we may be required to reduce or delay planned capital expenditures or to incur indebtedness. In addition, due to the level of fixed and semi-fixed costs associated with our business, volume decreases could have a material adverse effect on our financial condition, results of operations or liquidity.

Reduced demand for new home construction could adversely affect the residential construction market, which could affect our financial position, operating results and liquidity.

Approximately 36.7% of our revenue for the fiscal year ended December 31, 2025, was from residential construction contractors. Tightening of mortgage lending, mortgage financing requirements or higher interest rates could adversely affect the ability to obtain credit for some borrowers, or reduce the demand for new home construction, which could have a material adverse effect on our business and results of operations. In addition, the limitation of the home mortgage interest and property tax deductions could reduce the demand for new home construction, which could have a material adverse effect on our business and results of operations. Additionally, a decrease in current migration inflow patterns or increased population outflow could reduce the demand for new home construction in the areas in which we operate. A downturn in new home construction could also adversely affect our customers focused on residential construction, possibly resulting in slower payments, higher default rates in our accounts receivable and an overall increase in working capital.

Our operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets we serve.

The relative demand for our products is a function of the highly cyclical construction industry. As a result, our revenue may be adversely affected by declines in the construction industry generally and in our local markets. Our results also may be materially affected by:

•	the level of commercial and residential construction in our local markets, including reductions in the demand for new residential housing construction below current or historical levels;

•	the availability of funds for public or infrastructure construction from local, state and federal sources;

•	unexpected events that delay or adversely affect our ability to deliver concrete according to our customers’ requirements;

•	changes in interest rates and lending standards;

•	changes in the mix of our customers and business, which result in periodic variations in the margins on jobs performed during any particular quarter;

•	the timing and cost of acquisitions and difficulties or costs encountered when integrating acquisitions;

•	the budgetary spending patterns of customers;

•	increases in construction and design costs;

•	power outages and other unexpected delays;

•	our ability to control costs and maintain quality;

•	pricing pressure due to changes in asset utilization or economic weakness;

•	employment levels; and

•	regional or general economic conditions.

Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year. Furthermore, negative trends in the ready-mix concrete or aggregates industries or in our geographic markets could have material adverse effects on our business, financial condition, results of operations, liquidity and cash flows.

A significant downturn in the construction industry may result in an impairment of our goodwill.

We test goodwill for impairment if events or circumstances change in a manner that would more likely than not reduce the fair value of a reporting unit below its carrying value. During such impairment testing, we may identify events or changes in circumstances that could indicate the fair value of one or more of our reporting units is below its carrying value. For example, a significant downturn in the construction industry may have an adverse effect on the fair value of our reporting units. A decrease in the estimated fair value of one or more of our reporting units could result in the recognition of a material, non-cash write-down of goodwill.

Our business is seasonal and subject to adverse weather.

Because our business is primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather-related conditions affect our business. Adverse weather conditions, including tornados, cold weather, snow and heavy or sustained rainfall, reduce construction activity, restrict the demand for our products and impede our ability to efficiently deliver concrete. For example, our operating results during 2025 were significantly impacted by unusually heavy and sustained rainfall across Oklahoma and Arkansas during the year, which limited construction activity and reduced delivery days. Adverse weather conditions could also increase our costs and reduce our production output as a result of power loss, needed plant and equipment repairs, delays in obtaining permits, time required to remove water from flooded operations and similar events. In addition, during periods of extended adverse weather or other operational delays, we may elect to continue to pay certain hourly employees to maintain our workforce, which may adversely impact our results of operations. Severe drought conditions can also restrict available water supplies and restrict production. Consequently, these events could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

Our business depends on the availability of sand and aggregate reserves or deposits and our ability to obtain or mine them economically.

Sand and aggregates are a key component of ready-mix concrete. Because sand and aggregates are inexpensive, they are generally cost prohibitive to transport long distances, except in large quantities by railroad or water. As a result, access to local supplies of sand and aggregates, whether mined locally or shipped there by railroad or water, is critical to the operations of our ready-mix concrete business. We may face challenges finding sand and aggregate deposits that we can mine economically with appropriate permits, either within our markets or in long-haul transportation corridors that can economically serve our markets. Due to urban growth, available quarrying locations have been reduced, and communities have imposed restrictions on mining, making aggregates and sand supplies scarce in certain markets. Therefore, our future success is dependent, in part, on our ability to accurately forecast future areas of high growth in order to locate optimal facility sites and on our ability to secure operating and environmental permits to operate at those sites. If we are unable to access economical sources of sand and aggregates either internally or from third parties, our business, financial condition, results of operations, liquidity and cash flows might be materially and adversely affected.

We may lose business to competitors who underbid us, and we may be otherwise unable to compete favorably in our highly competitive industry.

Our competitive position in a given market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, principally in residential construction. However, timeliness of delivery and consistency of quality and service, as well as price, are the principal competitive factors among suppliers for large or complex jobs. Concrete manufacturers like us generally obtain customer contracts through local sales and marketing efforts directed at general contractors, developers, governmental agencies and homebuilders. As a result, we depend on local relationships. We generally do not have long-term sales contracts with our customers.

Our competitors range from small, owner-operated private companies to subsidiaries or operating units of large, vertically integrated manufacturers of concrete, cement and aggregates. Our vertically integrated competitors generally have greater manufacturing, financial and marketing resources than we have, providing them with competitive advantages. Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do may have competitive advantages over us for jobs that are particularly price-sensitive. Competitors having greater financial resources than we do to invest in new mixer trucks, build plants in new areas, or pay for acquisitions also may have competitive advantages over us.

If we are unable to accurately estimate the overall risks, revenues or costs on our projects, we may incur contract losses or achieve lower profits than anticipated.

Pricing on fixed unit price contracts is based on approved quantities irrespective of our actual costs, and contracts with a fixed total price require that the work be performed for an agreed-upon price irrespective of our actual costs. We generate profits on fixed unit price and fixed total price contracts only when our revenues exceed our actual costs, which requires us to accurately estimate and control our costs and avoid cost overruns. If our cost estimates are too low or if we do not perform the contract within our cost estimates, then cost overruns may cause us to incur a loss or cause the contract not to be as profitable as we expected. The costs incurred and profit realized, if any, on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

•	the failure to include materials or work in a bid, or the failure to estimate properly the quantities or costs needed to complete a fixed total price contract;

•	delays caused by weather conditions or otherwise failing to meet scheduled acceptance dates;

•	contract or project modifications or conditions creating unanticipated costs that are not covered by change orders;

•	unanticipated re-work or replacement costs in the event that a project is not completed on spec;

•	changes in the availability, proximity and costs of materials, including sand and aggregates, as well as fuel and lubricants for our equipment;

•	the availability and skill level of workers;

•	onsite conditions that differ from those assumed in the original bid;

•	the failure by our suppliers, subcontractors, engineers or customers to perform their obligations;

•	fraud, theft or other improper activities by our suppliers, subcontractors, engineers, customers or personnel;

•	mechanical problems with our machinery or equipment;

•	citations issued by a government authority, including OSHA or MSHA;

•	difficulties in obtaining required government permits or approvals;

•	changes in applicable laws and regulations;

•	uninsured claims or demands from third parties for alleged damages arising from the design, construction or use and operation of a project of which our work is part; and

•	public infrastructure customers seeking to impose contractual risk-shifting provisions that result in increased risks to us.

These and other factors may cause us to incur losses, which could have a material adverse effect on our financial condition, results of operations or liquidity.

We depend on our information technology systems and processes, which are subject to cybersecurity and data leakage risks.

We depend on information technology systems and infrastructure that could be damaged or interrupted by a variety of factors. Any significant breach, breakdown, destruction or interruption of these systems has the potential to negatively affect our operations. We could experience a business interruption, theft of information or reputational damage as a result of a cybersecurity attack, such as the infiltration of a data center, or data leakage of confidential information either internally or through our third-party providers. Although we have invested in the protection of our data and information technology to reduce these risks and periodically test the security of our information systems network, our efforts may not prevent breakdowns or breaches in our systems that could have a material adverse effect on our financial condition, results of operations and liquidity. Similarly, our suppliers rely extensively on computer systems to process transactions and manage their businesses and, thus, are also at risk of, and may be impacted by, cybersecurity attacks. Although we have not experienced a material cybersecurity incident or business interruption event to date, an interruption in the business operations of our suppliers and other third parties with which we do business resulting from a cybersecurity attack could indirectly impact our business operations.

We depend on third parties for concrete equipment and materials essential to operate our business.

We rely on third parties to sell or lease property, plant and equipment to us and to provide us with materials necessary for our operations, including cement, aggregates and other substances. We cannot provide assurance that our favorable working relationships with our suppliers will continue in the future. Also, there have historically been periods of supply shortages in the concrete industry, particularly in a strong economy. If we are unable to purchase or lease necessary properties or equipment, our operations could be severely impacted. If we lose our supply contracts and receive insufficient supplies from third parties to meet our customers’ needs or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages, or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

We use large amounts of electricity and diesel fuel that are subject to potential reliability issues, supply constraints, and significant price fluctuation, which could affect our financial position, operating results and liquidity.

In our production and distribution processes, we consume significant amounts of electricity and diesel fuel. The availability and pricing of these resources are subject to market forces that are beyond our control. Furthermore, we are vulnerable to any reliability issues experienced by our suppliers, which also are beyond our control. Our suppliers contract separately for the purchase of such resources and our sources of supply could be interrupted should our suppliers not be able to obtain these materials due to higher demand or other factors that interrupt their availability. Variability in the supply and prices of these resources could materially affect our financial position, results of operations and liquidity from period to period.

Delays or interruptions of our transportation logistics could affect operating results.

Our products are distributed to our markets by trucks, which are Company-owned. Transportation logistics play an important role in allowing us to supply products to our customers. Any significant delays, disruptions, or the non-availability of our transportation support system could negatively affect our operations. Transportation operations are subject to factors outside of our control, including capacity constraints, high fuel costs and various hazards, including extreme weather conditions and slowdowns due to labor strikes and other work stoppages. If there are material changes in the availability or cost of transportation services, we may not be able to arrange alternative and timely means to transport our products or fuels at a reasonable cost, which could materially affect our financial position and results of operations.

Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

The success of our business depends on our ability to attract, train and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel. In addition, we rely on project management personnel, skilled plant managers, technicians, drivers and other employees and qualified subcontractors who possess the necessary and required experience and expertise to perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense, and it may be difficult to attract and retain qualified individuals with the requisite expertise and within the time frame demanded by our customers. In certain geographic areas, for example, we may not be able to satisfy the demand for our services because of our inability to successfully hire, train and retain qualified personnel. Also, it could be difficult to replace personnel who hold credentials that may be required to perform certain government projects and/or who have significant government contract experience. As some of our executives and other key personnel approach retirement age, we must provide for smooth transitions, which may require that we devote time and resources to identify and integrate new personnel into vacant leadership roles and other key positions. If we are unable to attract and retain enough skilled personnel or effectively implement appropriate succession plans, our ability to pursue projects and our strategic plan may be adversely affected, the costs of executing both our existing and future projects may increase, and our financial performance may decline. In addition, the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. For example, the uncertainty of contract award timing can present difficulties in matching our workforce size with our contracts. If an expected contract award is delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial condition and results of operations.

Our results of operations can be adversely affected by labor shortages, turnover and labor cost increases.

Labor is a primary component of operating our business. Several factors may adversely affect the labor force available to us or increase labor costs from time to time, including high employment levels, federal unemployment subsidies and other government regulations. Although we have not experienced material disruptions due to labor shortages to date, we have observed an overall tightening and increasingly competitive labor market. A sustained labor shortage or increased turnover rates within our employee base could lead to increased costs, such as increased overtime to meet demand and increased wage rates to attract and retain employees, and could negatively affect our ability to complete our projects according to the required schedule or otherwise efficiently operate our business. If we are unable to hire and retain employees capable of performing at a high level, or if mitigation measures we may take to respond to a decrease in labor availability, such as overtime and third-party outsourcing, have unintended negative effects, our business could be adversely affected. In addition, we distribute our products and receive raw materials primarily by truck. Reduced availability of trucking capacity due to shortages of drivers and increased fuel costs has caused an increase in the cost of transportation for us and our suppliers. An overall labor shortage, lack of skilled labor, increased turnover or labor inflation could have a material adverse impact on our operations, results of operations, liquidity or cash flows.

Our failure to comply with immigration laws could result in significant liabilities, harm our reputation with our customers and disrupt our operations.

Although we take steps to verify the employment eligibility status of our employees, some of our employees may, without our knowledge, be unauthorized workers. Unauthorized workers are subject to deportation and may subject us to fines or penalties and, if any of our workers are found to be unauthorized, we could experience adverse publicity that could make it more difficult to hire and retain qualified employees. Termination of a significant number of unauthorized employees may disrupt our operations and cause temporary increases in our labor costs as we train new employees. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration laws. If we fail to comply with these laws, our operations may be disrupted. In addition, many of our customer contracts specifically require compliance with immigration laws, and, in some cases, our customers’ audit compliance with these laws. Further, several of our customers require that we ensure that our subcontractors comply with these laws with respect to the workers that perform services for them. A failure to comply with these laws or to ensure compliance by our subcontractors could damage our reputation and may cause our customers to cancel contracts with us or to not award future business to us. These factors could adversely affect our results of operations and financial position.

Federal, state and local employment-related laws and regulations could increase our cost of doing business and subject us to fines and lawsuits.

Our operations are subject to a variety of federal, state and local employment-related laws and regulations, including, but not limited to, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, the Family Medical Leave Act, overtime pay, compensable time, recordkeeping and other working conditions, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the National Labor Relations Act, regulations of the Equal Employment Opportunity Commission, regulations of the Office of Civil Rights, regulations of the Department of Labor, regulations of state attorneys general, federal and state wage and hour laws, and a variety of similar laws enacted by the federal and state governments that govern these and other employment-related matters. Compliance with these evolving federal, state and local laws and regulations could substantially increase our cost of doing business. In recent years, companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, overtime wage policies, discrimination and similar matters, some of which have resulted in the payment of meaningful damages by the defendants. Similar lawsuits may be threatened or instituted against us from time to time, and we may incur damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business, financial condition or results of operations. We are currently subject to employee-related legal proceedings in the ordinary course of business. While we believe that we have adequate reserves for those losses that we believe are probable and can be reasonably estimated, the ultimate results of legal proceedings and claims cannot be predicted with certainty.

Our business depends on federal, state and local government spending for public infrastructure construction, and reductions in government funding could adversely affect our results of operations.

During the fiscal year ended December 31, 2025, we generated approximately 15.8% of our construction contract revenues from publicly funded projects and the sale of ready-mix concrete to public customers at the federal, state and local levels. As a result, if publicly funded construction decreases due to reduced federal, state or local funding or otherwise, our financial condition, results of operations and liquidity could be materially adversely affected. In November 2021, the IIJA was signed into law, which provided additional funding for highways, bridges and airports over a five-year period. The IIJA authorized approximately $1.2 trillion in federal spending for transportation and infrastructure projects across the United States. Of this, approximately $51 billion has been earmarked through 2026 for infrastructure development in Arkansas, Oklahoma, Texas and Louisiana. In addition, the Inflation Reduction Act passed in August 2022 has provided funding for a variety of infrastructure-related programs. Although these laws provide for funding for street, highway and other public works projects at historically high levels, the timing, nature and scale of the projects for which these funds under these programs or otherwise will be used remains uncertain given variations in the appropriation processes at the federal and state levels. As a result, we cannot be assured of the existence, timing or amount of future infrastructure funding. Federal infrastructure funding is also subject to uncertainties associated with congressional spending, including the potential impacts of budget deficits, government shutdowns and federal sequestration.

State and local governments fund their infrastructure spending from specially allocated amounts collected from various state and local taxes, respectively, typically fuel taxes and vehicle fees, as well as from voter-approved bond programs. Shortages in state and local tax revenues can reduce the amount spent or delay expenditures on state and local infrastructure projects, respectively. Many state and local governments have experienced state-level funding pressures caused by lower tax revenues and an inability to finance approved projects. Even if federal, state and local funding remains at historical levels, there is no guarantee that we will win bids for projects for which funding is allocated. Any reduction in federal, state or local government infrastructure funding in the areas in which we operate could have a material adverse effect on our results of operations.

Governmental regulations, including environmental regulations, may result in increases in our operating costs and capital expenditures and decreases in our earnings.

A wide range of federal, state and local laws, ordinances and regulations apply to our operations, including water usage; land usage; street and highway usage; noise levels; operating hours; and health, safety and environmental matters.

In many instances, we must have various certificates, permits, or licenses to conduct our business. Our failure to maintain required certificates, permits, or licenses or to comply with applicable governmental requirements could result in substantial fines or possible revocation of our authority to conduct some of our operations. Delays in obtaining approvals for the transfer or grant of certificates, permits or licenses, or failure to obtain new certificates, permits or licenses, could impede the implementation of any acquisitions.

Governmental requirements that impact our operations include those relating to air quality, solid and hazardous waste management and cleanup and water quality. These requirements are complex and subject to change. The Trump administration may enact and implement new laws and enhanced regulations that could adversely and materially affect us. Certain laws, such as the Comprehensive Environmental Response, Compensation and Liability Act, can impose strict liability in some cases without regard to negligence or fault, including for the conduct of or conditions caused by others, or for our acts that complied with all applicable requirements when we performed them. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements, or the future discovery of environmental conditions may require us to make unanticipated material expenditures. In addition, we may fail to identify, or obtain indemnification for, environmental liabilities of acquired businesses.

Climate change and related laws and regulations could adversely affect us. The potential impact of climate change on our operations and our customers remains uncertain. The primary risk that climate change poses to our business is the potential for increases in the volume, frequency and intensity of rainfall and tropical storms, which would impair our ability to perform our projects. Climate change could also lead to disruptions in our supply chain, thereby impairing our production capabilities, or the distribution of our products due to major storm events or prolonged adverse conditions, changing temperature levels or flooding from sea level changes. These changes could be severe and could negatively impact demand for our products and services. In addition, governmental initiatives to address climate change could, if adopted, restrict our operations, require us to make capital or other expenditures to comply with these initiatives, increase our costs, impact our ability to compete or negatively impact efforts to obtain permits, licenses and other approvals for existing and new facilities. Our inability to timely respond to the risks posed by climate change and the costs of compliance with climate change laws and regulations could have a material adverse impact on us.

Our operations are subject to various hazards, including natural disasters, that may cause personal injury or property damage for which we have a limited amount of insurance, and our business, operating costs and profitability could be adversely affected.

Operating mixer trucks, particularly when loaded, exposes our drivers and others to traffic hazards. Our drivers are subject to the usual hazards associated with providing services on construction sites, while our plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Although we conduct training programs designed to reduce these risks, we cannot eliminate these risks. We maintain insurance coverage against certain workers’ compensation, automobile and general liability risks as part of our overall risk management strategy, and a portion of our contracts require us to maintain specific types and amounts of coverage. Under certain components of our insurance program, we share the risk of loss with our insurance underwriters by maintaining high deductibles subject to aggregate annual loss limitations. This insurance may not be adequate to cover all losses or liabilities we may incur in our operations, and we may not be able to maintain insurance of the types or at levels we deem necessary or adequate, or at rates we consider reasonable. A partially or completely uninsured claim, if successful and of sufficient magnitude, could have a material adverse effect on us.

We maintain only a limited amount of insurance for natural disasters. A natural disaster or other serious disruption to our facilities due to earthquake, hurricane, fire, flood, severe weather or any other cause could substantially disrupt our operations. In addition, we could incur significantly higher costs during the time it takes us to reopen or replace one or more of our facilities, which may not be reimbursed by insurance.

The insurance policies we maintain are subject to varying levels of deductibles. Losses up to the deductible amounts are accrued based on our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. If we were to experience insurance claims or costs above our estimates, our business, financial condition, results of operations, liquidity and cash flows might be materially and adversely affected.

Increasing insurance claims and expenses could lower our profitability and increase our business risk.

The nature of our business subjects us to product liability, property damage, business interruption, personal injury and workers’ compensation claims. Increased premiums charged by insurance carriers may further increase our expenses as coverage expires or otherwise cause us to raise our self-insured retention amounts. If the number or severity of claims within our self-insured retention increases, we could suffer losses in excess of our reserves. An unusually large liability claim or a string of claims may exceed our insurance coverage or result in direct damages if we were unable or elected not to insure against certain hazards because of high premiums or other reasons. In addition, the availability of, and our ability to collect on, insurance coverage may be subject to factors beyond our control. Further, allegations relating to workers’ compensation violations may result in investigations by insurance regulatory or other governmental authorities, which investigations, if any, could have a direct or indirect material adverse effect on our ability to pursue certain types of business which, in turn, could have a material adverse effect on our business, financial position, results of operations, liquidity and cash flows.

Financial and Liquidity Risks

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations.

Our debt consists primarily of our borrowings under the Amended Credit Agreement, which provides for a fully drawn senior secured first lien Term Loan facility in the aggregate principal amount of $205 million and a $25 million Revolving Credit Facility. As of December 31, 2025, $194.3 million aggregate principal amount remained on the Term Loan and $21.5 million remained available on the Revolving Credit Facility. A significant portion of our cash flow is required to pay interest and principal on our outstanding indebtedness, and we may be unable to generate sufficient cash flow from operations, or have future borrowings available, to enable us to repay our indebtedness or to fund other liquidity needs. Among other consequences, this level of indebtedness could:

•	require us to use a significant percentage of our cash flow from operations for debt service and the satisfaction of repayment obligations, and not for other purposes;

•	limit our ability to borrow money or issue equity to fund our working capital, capital expenditures, acquisitions and debt service requirements;

•	cause our interest expense to increase if there is a general increase in interest rates, because a portion of our indebtedness bears interest at floating rates;

•	limit our flexibility in planning for or reacting to changes in our business and future business opportunities;

•	cause us to be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to a downturn in our business or the economy; and

•	limit our ability to exploit business opportunities.

Volatility in the credit markets, including due to changes in interest rates in the United States, may further increase our interest payments. We have secured overnight financing rate (“SOFR”)-based floating rate borrowings under the Amended Credit Agreement which expose us to variability in interest payments due to changes in the reference interest rates. SOFR has a limited history as a reference rate, and changes in SOFR have, on occasion, been more volatile than changes in other benchmark or market rates. As a result, the amount of interest we may pay on our variable rate indebtedness is difficult to predict. Although the Amended Credit Agreement restricts our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and we could incur substantial additional indebtedness in compliance with these restrictions. This could reduce our ability to satisfy our current obligations and further exacerbate the risks to our financial condition described above.

The Amended Credit Agreement restricts our ability to engage in some business and financial transactions.

The Amended Credit Agreement contains a number of covenants that limit, subject to certain exceptions, our ability to incur additional indebtedness or guarantees, create liens on assets, change our or our subsidiaries’ fiscal year, accounting policies or reporting practices, enter into sale and leaseback transactions, enter into certain restrictive agreements, engage in mergers or consolidations, participate in partnerships and joint ventures, sell assets, incur additional liens, pay dividends or distributions and make other restricted payments, make investments, loans or advances, repay or amend the terms of subordinated indebtedness, prepay or amend the terms of certain other indebtedness in a manner adverse to the lenders or which would shorten the final maturity of such indebtedness, make acquisitions, enter into certain hedge transactions, amend material contracts, engage in certain transactions with affiliates, engage in new lines of business, or issue any new senior preferred equity unless we are in compliance on a pro forma basis with our financial covenants and our pro forma consolidated senior leverage ratio is less than 2.50 to 1.00. The Amended Credit Agreement also requires us to maintain a consolidated fixed charge coverage ratio and a consolidated senior leverage ratio, and the Amended Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the Amended Credit Agreement will be entitled to accelerate amounts due thereunder and take other actions permitted to be taken by a secured creditor. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

We may need to raise additional capital in the future, and we may not be able to do so on favorable terms or at all, which could impair our ability to operate our business or achieve our growth objectives.

Our ongoing ability to generate cash is important for funding our continuing operations, making acquisitions and servicing our indebtedness. To the extent that existing cash balances and cash flow from operations, together with borrowing capacity under our Revolving Credit Facility, are insufficient to make investments or acquisitions or provide needed working capital, we may require additional financing from other sources. Our ability to obtain such additional financing in the future will depend in part on prevailing market conditions, as well as conditions in our business and our operating results. Furthermore, if global economic, political or other market conditions adversely affect the financial institutions that provide credit to us, it is possible that our ability to draw upon our Revolving Credit Facility may be impacted. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make certain investments, take advantage of acquisitions or other opportunities or respond to competitive challenges, each of which could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition and overall results of operations.

Actual events, concerns or speculation about disruption or instability in the banking and financial services industry, such as liquidity constraints, the failure of individual institutions, or the inability of individual institutions or the banking and financial service industry generally to meet their contractual obligations, could significantly impair our access to capital, delay access to deposits or other financial assets, or cause actual loss of funds subject to cash management arrangements. Similarly, these events, concerns or speculation could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Additionally, our customers, critical vendors and business partners also could be adversely affected by these risks as described above, which in turn could result in their committing a breach or default under their contractual agreements with us, their insolvency or bankruptcy, or other adverse effects. Any decline in available funding or access to our cash and liquidity resources, or non-compliance of banking and financial services counterparties with their contractual commitments to us could, among other risks, have material adverse impacts on our ability to meet our operating expenses and other financial needs, could result in breaches of our financial and/or contractual obligations and could have material adverse impacts on our business, financial condition and results of operations.

The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of our future operating results or financial performance.

The unaudited pro forma financial information included in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions. Accordingly, such pro forma financial information may not be indicative of our future operating results or financial performance, and our actual financial condition and results of operations may vary materially from the unaudited pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Risks Related to Ownership of our Class A Common Stock and Warrants

An active market for our Class A Common Stock may not continue to develop, which would adversely affect the liquidity and price of our securities.

Prior to the Business Combination, there was no public market for Class A Common Stock. We cannot predict the extent to which investor interest in us will lead to the development of a trading market on Nasdaq or otherwise, or how liquid that market might become. If an active market does not continue develop, stockholders may have difficulty selling any Class A Common Stock. An inactive market may also impair our ability to raise capital by selling our Class A Common Stock and may impair our ability to acquire or make investments in companies for which we may issue equity securities to pay for such acquisitions.

There can be no assurance that the shares of our Class A Common Stock will be able to comply with the continued listing rules of Nasdaq.

Our Class A Common Stock is listed on The Nasdaq Global Market. In order to maintain our listing, we are required to satisfy continued listing requirements. There can be no assurance we will continue satisfying such continued listing requirements, which include that the closing bid price of our Class A Common Stock be at least $1.00 per share, that we have at least 400 round lot holders and at least 750,000 publicly held shares, that the market value of our publicly held securities be at least $5 million, and that we meet one of these standards: stockholders’ equity of at least $10 million; market value of listed securities of at least $50 million; or total assets and total revenues of at least $50 million each in the latest fiscal year or in two of the last fiscal years.

If Nasdaq delists our securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, our securities could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

•	a limited availability of market quotations for our Class A Common Stock;

•	reduced liquidity for our Class A Common Stock;

•

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Common Stock;

•	a decreased ability to issue additional Class A Common Stock or obtain additional financing in the future.

As a result of these factors, if our Class A Common Stock is delisted from Nasdaq, the value and liquidity of our Class A Common Stock would likely be significantly adversely affected. A delisting of our Class A Common Stock from Nasdaq could also result in a loss of confidence by investors, employees and/or business partners.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Class A Common Stock to become listed again, stabilize the market price or improve the liquidity of our Class A Common Stock, prevent our Class A Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq.

The price of our Class A Common Stock may change significantly, and you could lose all or part of your investment as a result.

The trading price of our Class A Common Stock is volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. Investors may not be able to resell their shares of our Class A Common Stock at an attractive price due to a number of factors, including, but not limited to, the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in our management;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	future sales of our Class A Common Stock or other securities;

•	investor perceptions of the investment opportunity associated with our Class A Common Stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	litigation involving us, our industry, or both, or investigations by regulators into our Board, our operations or those of our competitors;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the sustainability of an active trading market for our Class A Common Stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Class A Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business, regardless of the outcome of such litigation.

The dual class structure of our Common Stock has the effect of concentrating voting control with holders of our Class B Common Stock, which limits the ability of holders of our Class A Common Stock to influence corporate matters.

Pursuant to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), each share of our Class B Common Stock has 10 votes per share, and each share of our Class A Common Stock has one vote per share. As of May 5, 2026, the outstanding Class B Common Stock represented approximately 82.6% of the total voting power of our outstanding Common Stock. The shares of our Class B Common Stock are owned primarily by Dothan Concrete Investors, LLC (“Dothan Concrete”) and Dothan Independent, which are vehicles controlled by the SunTx Group. Because of the 10-to-one voting ratio between our Class B Common Stock and our Class A Common Stock, the holders of our Class B Common Stock collectively control a majority of the combined voting power of our Common Stock and therefore control the outcome of all matters submitted to our stockholders. This concentrated control limits and precludes the ability of holders of shares of our Class A Common Stock to influence corporate matters. Transfers of shares of our Class B Common Stock will generally result in those shares converting into shares of Class A Common Stock, with limited exceptions. The conversion of shares of our Class B Common Stock into Class A Common Stock has the effect, over time, of increasing the relative voting power of each remaining share of Class B Common Stock.

Future sales, or the perception of future sales, of our Class A Common Stock by us or our stockholders in the public market could cause the market price for our Class A Common Stock to decline.

As of May 5, 2026, the Class A Common Stock being offered for resale in this prospectus represented approximately 70.1% of our total outstanding Class A Common Stock on a fully diluted basis (assuming the issuance of the maximum number of shares of Class A Common Stock underlying our outstanding Class B Common Stock, Series A Preferred Stock, Warrants, Pre-Funded Warrants and Holdco Rollover Securities, but excluding the issuance of any additional shares of Class A Common Stock issuable in connection with future earnout payments by us). After the registration statement of which this prospectus is a part is effective, and until such time that it is no longer effective or all of the Offered Securities are sold, the registration statement will permit the resale of the Offered Securities. The resale, or expected or potential resale, of a substantial number of our Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock and make it more difficult for investors to sell their Class A Common Stock at times and prices that such investors feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the registration statement of which this prospectus forms a part, the Selling Holders will continue to offer the Offered Securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from the offering of the Offered Securities may continue for an extended period of time.

As restrictions on resale end and the registration statement of which this prospectus forms a part is available for use, the market price of our Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Further, sales of our Class A Common Stock upon expected expiration of resale restrictions could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of our Class A Common Stock could have a tendency to depress the price of our Class A Common Stock, which could further increase the potential for short sales.

In addition, shares of our Common Stock are reserved for future issuance under the 2026 Plan and will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to the 2026 Plan. Any such registration statements on Form S-8 will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In addition, registration rights we may grant in the future, including in the ordinary course of our business, may further depress market prices if these registration rights are exercised or shares of our Class A Common Stock are sold under resale registration statements. The presence of additional shares trading in the public market may also adversely affect the market price of our Class A Common Stock.

As part of our acquisition business strategy, we have in the past and may in the future acquire businesses and issue equity securities to pay for any such acquisition. We may also raise capital through equity financing in the future. Any such issuances of additional capital stock may cause stockholders to experience significant dilution in their percentage of ownership of our stock and cause the per share value of our Class A Common Stock to decline.

Furthermore, while certain of the Selling Holders may experience a positive rate of return based on the current trading price of our Class A Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Class A Common Stock bought in the open market and the Selling Holders in transactions in which they purchased or received their Offered Securities and the current trading price of our Class A Common Stock.

The SunTx Group controls the Company, and their interests may conflict with the interests of the Company or yours in the future.

As of May 5, 2026, Dothan Concrete and Dothan Independent, which are vehicles controlled by SunTx, and Ned N. Fleming III, our Executive Chairman (collectively, the “SunTx Group”), beneficially owned approximately 0.8% of the outstanding shares of Class A Common Stock and 98.8% of the outstanding Class B Common Stock, representing approximately 82.6% of the combined voting power of our Common Stock. Each share of our Class B Common Stock has 10 votes per share, and each share of our Class A Common Stock has one vote per share. Therefore, the SunTx Group has the ability to elect all of the members of our Board and thereby control our policies and operations, including the appointment of management, future issuances of Class A Common Stock or other securities, the payment of dividends, if any, on the Class A Common Stock, our ability to incur or issue debt, amendments to our Certificate of Incorporation or our Amended and Restated By-Laws (the “Bylaws,” and together with the Certificate of Incorporation, our “Organizational Documents”) and entry into extraordinary transactions. This concentration of voting control could deprive investors of an opportunity to receive a premium for their shares of Class A Common Stock as part of a sale of the Company and ultimately might affect the market price of our Class A Common Stock.

In addition, the Company has engaged in related party transactions involving the SunTx Group and certain companies controlled by its members. As a result, the interests of the SunTx Group may not in all cases be aligned with your interests. In addition, the SunTx Group may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, the SunTx Group could cause us to make acquisitions that increase our indebtedness or cause us to sell revenue-generating assets. SunTx is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with ours. The Organizational Documents provide that SunTx, any of its affiliates or any director who is not employed by the Company or his or her affiliates do not have a duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The SunTx Group also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

So long as the SunTx Group beneficially owns enough shares of our Class B Common Stock, the SunTx Group will continue to effectively control our decisions, even if the number of shares of outstanding Class B Common Stock is limited in proportion to the total number of shares of Common Stock outstanding. Pursuant to the Organizational Documents, shares of our Class B Common Stock may be transferred to an unrelated third party if SunTx consents to such transfer.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our Class A Common Stock or if our operating results do not meet their expectations, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If no securities or industry analysts commence coverage of us, the trading price for our Class A Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of our Class A Common Stock would likely decline. If one or more of these analysts cease coverage of us or fails to publish reports on us regularly, demand for our Class A Common Stock could decrease, which might cause our Class A Common Stock price and trading volume to decline.

We may issue preferred stock with terms that could adversely affect the voting power or value of our Class A Common Stock.

Our Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A Common Stock with respect to dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Class A Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or upon the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our Class A Common Stock.

We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is either not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Provisions in our Organizational Documents and Delaware corporate law make it more difficult to effect a change in control, which could adversely affect the price of our Class A Common Stock.

Certain provisions in our Organizational Documents and Delaware corporate law could delay or prevent a change in control, even if that change would be beneficial to our stockholders. The Organizational Documents contain provisions that may make acquiring control of us difficult, including:

•

a dual class common stock structure, which provides the SunTx Group and the other holders of our Class B Common Stock with the ability to control the outcome of matters requiring stockholder approval, so long as they continue to beneficially own a sufficient number of shares of our Class B Common Stock, even if they own significantly less than 50% of the total number of shares of our outstanding Common Stock;

•	a classified Board with three-year staggered terms;

•	provisions regulating the ability of our stockholders to nominate directors for election or to bring matters for action at our annual meetings of stockholders;

•	limitations on the ability of our stockholders to call a special meeting;

•	limitations on the ability of our stockholders to act by written consent to become effective once no shares of our Class B Common Stock remain outstanding;

•

the ability of our Board to adopt, amend or repeal bylaws, and the requirements that, while shares of our Class B Common Stock remain outstanding, the affirmative vote of holders of a majority in voting power of all the outstanding shares of capital stock be obtained for stockholders to amend our Bylaws, and, once no shares of our Class B Common Stock remain outstanding, the affirmative vote of holders representing at least 66 2∕3% of the voting power of all outstanding shares of capital stock be obtained for stockholders to amend our Bylaws;

•

the requirement that the affirmative vote of holders representing at least 66 2∕3% of the voting power of all outstanding shares of capital stock be obtained to remove directors or amend our Certificate of Incorporation, to become effective once no shares of our Class B Common Stock remain outstanding; and

•	the authority of our Board to issue and set the terms of preferred stock without the approval of our stockholders.

These provisions also could discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, which may limit the price that investors are willing to pay for shares of our Class A Common Stock.

The Certificate of Incorporation designates certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

The Certificate of Incorporation provides that, subject to limited exceptions, state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any: (i) derivative action or proceeding brought on our behalf; (ii) action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law; or (iv) action asserting a claim against us that is governed by the internal affairs doctrine, and that if any action specified above is filed in a court other than a court located within the State of Delaware (each is referred to herein as a foreign action), the claiming party will be deemed to have consented to (a) the personal jurisdiction of state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision described above and (b) having service of process made upon such claiming party by service upon such claiming party’s counsel in the foreign action as agent for such claiming party. In addition, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in respect of, one or more covered proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

We are a “controlled company” under Nasdaq listing rules. As a result, our stockholders do not have, and may never have, certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

The SunTx Group controls a majority of the voting power of our Common Stock. Therefore, we are a “controlled company” under Nasdaq listing rules. As a controlled company, we are not required to comply with certain provisions requiring that (i) a majority of our directors be independent, (ii) the compensation of our executives be determined by independent directors or (iii) nominees for election to our Board be selected by independent directors. Because we intend to continue to take advantage of these exemptions, our stockholders may not have the protections that these rules are intended to provide. Our status as a controlled company could cause our Class A Common Stock to be less attractive to certain investors or otherwise reduce the trading price of our Class A Common Stock.

We do not intend to pay cash dividends on our Class A Common Stock in the foreseeable future, and therefore only appreciation, if any, of the price of our Class A Common Stock will provide a return to our stockholders.

We do not intend to pay cash dividends on our Class A Common Stock in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board and will depend upon our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors deemed relevant by our Board. As a result, only appreciation of the price of our Class A Common Stock, which may not occur, will provide a return to our stockholders.

A substantial number of shares of our securities are restricted securities and, as a result, there may be limited liquidity for our Class A Common Stock.

A substantial portion of our outstanding shares of Class A Common Stock currently constitute restricted securities and “control” securities for purposes of Rule 144 of the Securities Act or are otherwise subject to a contractual lockup. As a result, there may initially be limited liquidity in the trading market for our Class A Common Stock until these shares are sold pursuant to an effective registration statement under the Securities Act or the shares become available for resale without volume limitations or other restrictions under Rule 144 and are otherwise no longer subject to a lockup agreement. Even once these are no longer restricted or a registration statement for such shares has become effective, the liquidity for our Class A Common Stock may remain limited given the substantial holdings of such stockholders, which could make the price of our Class A Common Stock more volatile and may make it more difficult for investors to buy or sell large amounts of our Class A Common Stock.

Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Certain securityholders in the Company, including certain of the Selling Holders, acquired Class A Common Stock and the Warrants at prices below the current trading price of such securities and may experience a positive rate of return based on the current trading price. On May 7, 2026, the closing price of our Common Stock was $15.40 per share.

Given the relatively lower purchase prices that many of our Selling Holders paid to acquire their shares of Class A Common Stock or Warrants compared to their current trading prices, these Selling Holders in some instances may earn a significant positive rate of return on their investment depending on the market price of our Class A Common Stock at the time that such Selling Holders choose to sell their securities. The Selling Holders purchased, or were given as consideration, as applicable, the securities offered for resale at effective purchase prices ranging from significantly below to above current trading prices, as set forth in further detail in the section titled “Purchase Price Paid By the Selling Holders.” Investors who purchase our Class A Common Stock on Nasdaq following our Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price.

USE OF PROCEEDS

All of the Offered Securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive proceeds from the exercise of the Warrants to the extent they are exercised for cash, if any. Assuming the exercise of all of the Warrants being offered pursuant to this prospectus for cash at the $11.50 exercise price per share, we would receive an aggregate of approximately $5.4 million before expenses. However, we will not receive any proceeds from the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants. We have broad discretion over the use of any proceeds from the exercise of the Warrants, which we anticipate will be used for general corporate purposes.

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Class A Common Stock is less than the $11.50 exercise price per share of such Warrants. We believe the likelihood that warrantholders will exercise their respective Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Common Stock. If the trading price for our Class A Common Stock is less than the $11.50 exercise price per share of a Warrant, we expect that a warrantholder would not exercise their Warrants. To the extent that any Warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

As of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

The Selling Holders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the Offered Securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock is listed on Nasdaq under the symbols “RMIX.” Our Class A Common Stock began public trading on April 9, 2026. As of May 5, 2026, there were 59 holders of record of our Class A Common Stock, which does not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions.

Dividend Policy

We have not declared or paid any dividends on our Class A Common Stock. We currently do not anticipate paying cash dividends on our Class A Common Stock for the foreseeable future. Any decision to declare and pay dividends on our Class A Common Stock in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, including those under any current or future debt instruments, and other factors that our Board may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Previously Completed Business Combination

On October 9, 2025, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Haymaker Merger Sub I, Inc. (“Merger Sub I”), Haymaker Merger Sub II, LLC (“Merger Sub II”), Suncrete, Inc. (“PubCo or Suncrete”) and Concrete Partners Holding, LLC (“CPH” or “Company”) entered into a business combination agreement (the “Business Combination Agreement”) pursuant to which (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Haymaker merged with Merger Sub I, a wholly-owned subsidiary of PubCo (the “Initial Merger”), with Haymaker surviving the Initial Merger as a wholly owned subsidiary of Suncrete (the time at which the Initial Merger became effective, the “Initial Merger Effective Time”) and immediately after, CPH merged into Merger Sub II, a wholly-owned subsidiary of PubCo (the “Acquisition Merger,” together with the Initial Mergers, the “Mergers,” and the time at which the Acquisition Merger became effective, the “Acquisition Merger Effective Time”) resulting in a combined company whereby Haymaker and CPH are wholly-owned subsidiaries of Suncrete, as more fully described in the this prospectus; (2) Haymaker domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware, the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of Haymaker (as amended from time to time); and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (collectively, with the Mergers, the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On April 8, 2026, as contemplated by the Business Combination Agreement, Haymaker filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which Haymaker was domesticated and continued as a Delaware corporation.

Subject to and in accordance with the terms and conditions of the Business Combination Agreement, Initial Merger and Acquisition Merger:

1)	At the Initial Merger Effective Time:

a.

PubCo filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which was adopted as the certificate of incorporation of PubCo until thereafter amended as provided by the DGCL and such certificate of incorporation;

b.	PubCo adopted Amended and Restated Bylaws as the bylaws of PubCo until thereafter amended as provided by the DGCL, the Amended and Restated Certificate of Incorporation and such bylaws;

c.

The certificate of incorporation and bylaws of Merger Sub I, as in effect immediately prior to the Initial Merger Effective Time, became the certificate of incorporation and bylaws for the SPAC until thereafter amended in accordance with their terms and applicable provisions of the DGCL;

d.	Each issued and outstanding share of common stock of Merger Sub I was redeemed for par value;

e.	Each issued and outstanding share of Class A common stock of Haymaker was canceled and converted into one share of Class A common stock, par value $0.0001 per share of PubCo (“Class A Common Stock”);

f.	Each issued and outstanding Class B common stock of Haymaker was canceled and converted into one share of Class B common stock, par value $0.0001 per share of PubCo (“Class B Common Stock”);

g.

Each outstanding and unexercised issued and outstanding public warrants to purchase Class A common stock of Haymaker (“SPAC Warrant”), was automatically assumed and converted into a warrant to acquire one share of Class A Common Stock, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former SPAC Warrant immediately prior to the Initial Merger Effective Time; and

h.	Each issued and outstanding SPAC Unit was detached into one share of Class A Common Stock and one-half of one SPAC Warrant.

2)	At the Acquisition Merger Effective Time:

a.

The certificate of formation and limited liability company agreement of Merger Sub II, as in effect immediately prior to the Acquisition Merger Effective Time, in materially the same form, became the certificate of formation and limited liability company agreement of the Surviving Subsidiary Company until thereafter amended in accordance with their terms and the applicable provision of the DLLCA;

b.

Each issued and outstanding Company Common Unit was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of Class B Common Stock and/or Class A Common Stock equal to the Company Common Unit Exchange Ratio (as defined in the Business Combination Agreement);

c.

Each issued and outstanding Preferred Unit of CPH was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of Class B Common Stock and/or Class A Common Stock equal to the Company Preferred Unit Exchange Ratio (as defined in the Business Combination Agreement);

d.

Each issued and outstanding Incentive Unit of CPH was automatically cancelled and ceased to exist in exchange for a right to receive a number of restricted Class A Common Stock equal to the Company Incentive Unit Share Consideration (as defined in the Business Combination Agreement) with respect to such Company Incentive Unit;

e.	Each Unit of CPH held in treasury was cancelled without any conversion and no payment or distribution made;

f.

Each issued and outstanding share of Class B Common Stock was converted into and exchanged, on a one-for-one basis, into one share of Class A Common Stock (subject to certain exceptions as described in this prospectus);

g.	Each issued and outstanding Unit of Merger Sub II was converted into and exchanged for one validly issued, fully paid and non-assessable Unit of CPH; and

h.

Subject to receipt of necessary waivers, approvals, consents or authorizations and the satisfaction of certain contractual requirements, PubCo issued 2,500,000 shares of Class B Common Stock to Dothan Independent GP, LP (“Dothan Independent”).

Haymaker entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which, among other things, Haymaker agreed to (i) issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 14,853,582 shares of Class A Common Stock, par value $0.0001 per share, for a purchase price of $10.00 per share and (ii) 2,525,094 pre-funded common stock purchase warrants, each to purchase one share of Class A Common Stock (the “Pre-Funded Warrants”) at a per share exercise price equal to $0.0001, at a purchase price per Pre-Funded Warrant equal to the Purchase Price less the Exercise Price. Concurrently with the Closing, Suncrete received an aggregate amount of $167.1 million from the PIPE Investors.

Suncrete previously entered into a Securities Exchange Agreement (the “Exchange Agreement”) with holders of the its Senior Preferred Units (the “Senior Preferred Units”), pursuant to which Suncrete agreed to issue an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Senior Preferred Unit holders in exchange for their Senior Preferred Units (the “Exchange”). On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and Suncrete issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Convertible Perpetual Preferred Stock.

Immediately prior to the Domestication, on April 8, 2026, Haymaker redeemed all of its issued and outstanding public warrants to purchase Class A Ordinary Shares of Haymaker, par value $0.0001 per share (“SPAC Class A Ordinary Shares” and such warrants, the “SPAC Public Warrants”), in exchange for (i) $2.25 in cash and (ii) 0.075 SPAC Class A Ordinary Shares per SPAC Public Warrant (the “Warrant Redemption”).

On April 6, 2026, Haymaker and Suncrete entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Harraden Circle Investors, LP (“HCI”), Harraden Circle Special Opportunities, LP (“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”) and Harraden Circle Concentrated, LP (“HCC”) (with HCI, HCSO, HCSI, HCC, collectively as “Forward Purchase Agreement Seller”) for a prepaid share forward transaction. Pursuant to the terms of the Forward Purchase Agreement, the Forward Purchase Agreement Seller has agreed to purchase up to 5,000,000 Shares (as defined in the Forward Purchase Agreement) in accordance with the terms and conditions therein. The Forward Purchase Agreement provides that the Forward Purchase Agreement Seller will be prepaid an aggregate cash amount (the “Prepayment Amount”) equal to the (i) number of Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination (the “Initial Price”). The Forward Purchase Agreement Seller was paid the Prepayment Amount directly from Haymaker’s trust account. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, the Forward Purchase Agreement Seller shall terminate the Transaction in whole or in part with respect to any number of Shares that are sold by Forward Purchase Agreement Seller on such OET Date by giving notice of such termination and the specified number of Shares (such quantity, the “Terminated Shares”). As of each OET Date, Suncrete will be entitled to from the Forward Purchase Agreement Seller, and the Forward Purchase Agreement Seller shall pay to Suncrete an amount equal to (a) the Initial Price multiplied by (b) the Terminated Shares. The Forward Purchase Agreement maturity date will be the earlier of (a) 6 months after the closing of the Business Combination, or (b) ten Exchange Business Days following the date upon which Suncrete, in its sole discretion, delivers written notice to Forward Purchase Agreement Seller that Suncrete is accelerating the maturity date; provided that such notice will not be effective until three months after the closing of the Business Combination. In addition, Suncrete has the right, in its sole discretion, to extend the maturity up to two times by three months each time by delivering written notice to Forward Purchase Agreement Seller at least ten Exchange Business Days in advance of the then-scheduled maturity date. At maturity, in exchange for the return of the number of remaining Shares under the Forward Purchase Agreement, the Forward Purchase Agreement Seller shall retain an amount equal to (i) the number of Shares multiplied by (ii) the Initial Price. The Forward Purchase Agreement Seller also agreed to waive any redemption rights with respect to the Shares during the term of the Forward Purchase Agreement.

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker was treated as the “acquired” company for accounting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company represent a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker were stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of CPH in future reports of PubCo.

CPH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CPH members comprising a relative majority of the voting power of PubCo and having the ability to nominate six of the eight members of the board of directors of PubCo;

•	CPH’s operations prior to the acquisition comprising the only ongoing operations of PubCo; and

•	CPH’s senior management comprising a majority of the senior management of PubCo.

Previously Completed 2025 Acquisition – Thunder Acquisition

On October 17, 2025 Eagle Redi-Mix Concrete, LLC (“Eagle”), a subsidiary of CPH, entered into the Equity and Asset Purchase and Contribution Agreement (the “Schwarz Purchase Agreement”) with SRM, Inc. dba Schwarz Ready Mix, SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”), the equity holders of Schwarz Ready Mix and Schwarz Leasing (collectively, the “Owners”), the equity holders of Schwarz Sand (collectively, the “Schwarz Sand Sellers”), certain other transaction beneficiaries, and Schwarz Ready Mix, in its capacity as a representative of the selling parties (the transaction, the “Thunder Acquisition”).

Pursuant to the Schwarz Purchase Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand for an aggregate purchase price of $115.6 million, consisting of (i) $72.9 million paid in cash at closing, minus the estimated closing indebtedness, the estimated transaction expenses, the adjustment escrow amount and the indemnity escrow amount as further described in the Schwarz Purchase Agreement, (ii) $22.7 million to be paid in cash on June 30, 2026 and (iii) 20,000,000 shares of Preferred Units of the CPH issued to the Schwarz Sand Sellers in exchange for the contributed units of Schwarz Sand, with such amount being subject to certain customary post-Closing purchase price adjustments as further described in the Schwarz Purchase Agreement.

The Thunder Acquisition was accounted for as a business combination in accordance with ASC 805. The assets acquired and liabilities assumed were recorded at their respective fair values as of October 17, 2025. Any transaction costs were expensed as incurred in accordance with ASC 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information presented herein for CPH reflects the transaction accounting adjustments to CPH’s historical financial information in order to account for the Thunder Acquisition and include the assumption of liabilities as set forth in the Schwarz Purchase Agreement.

Hope Concrete Acquisition

On April 28, 2026 (“Hope Concrete Closing Date”), two subsidiaries of Suncrete, Concrete Partners, LLC, a Delaware limited liability company and Suncrete Intermediate, Inc. (“Suncrete Intermediate”), a Delaware corporation and newly formed subsidiary of Suncrete, entered into a Membership Interest Purchase Agreement (the “Hope Concrete MIPA”) and related agreements with the owners of Hope Concrete, LLC, a Texas limited liability company (“Hope Concrete”), to acquire 100% of the ownership interests of Hope Concrete and its subsidiaries, Lafayette Concrete Division LLC, a Louisiana limited liability company, and Baton Rouge Concrete Division LLC, a Louisiana limited liability company. The owners of Hope Concrete who are also parties to the Hope Concrete MIPA, were Hope Concrete Intermediate Holdings, LLC, a Delaware limited liability company (“Hope Intermediate”), Michael Mikytuck, Christine Wienberg, and Foley Bros., LLC, a Texas limited liability company (“Foley,” and collectively, with Hope Intermediate, Mr. Mikytuck and Ms. Wienberg, the “Hope Concrete Sellers”), and Hope Intermediate in its capacity as representative of the Hope Concrete Sellers (the transaction, the “Hope Concrete Acquisition”).

After giving effect to the transactions contemplated by the Hope Concrete MIPA, the aggregate consideration consisted of (i) 220,007 shares (the “Mikytuck Rollover Securities”) of Class A Common Stock issued to Mr. Mikytuck, (ii) 69,511 shares of Class B common stock, par value $0.0001 per share, of Suncrete Intermediate issued to Foley (the “Suncrete Intermediate Rollover Securities”) and (iii) a closing cash payment of $67.4 million, consisting of $39.3 million paid to the Hope Concrete Sellers, $27.4 million paid to satisfy the debt obligations of Hope Concrete and closing adjustments of $0.7 million.

The Suncrete Intermediate Rollover Securities issued by Suncrete Intermediate are nonvoting, have no dividend or liquidation rights and are exchangeable for an aggregate of 695,110 shares of Class A Common Stock of Suncrete on the terms and subject to the conditions set forth in an Exchange Agreement, dated April 28, 2026, by and among Suncrete, Suncrete Intermediate and Foley.

The Hope Concrete Acquisition was preliminarily determined to be a business combination for purposes of these unaudited pro forma condensed combined financial statements. Suncrete is the accounting acquirer, as it obtained control of Hope Concrete. The assets acquired and liabilities assumed will be recorded at their respective fair values as of the Hope Concrete Closing Date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Hope Concrete Acquisition and include the assumption of liabilities as set forth in the Hope Concrete MIPA.

Nelson Bros. Acquisition

On May 6, 2026 (“Nelson Bros. Closing Date”), Suncrete, through its newly acquired subsidiary, Hope Concrete, executed a MIPA (“Nelson Bros. MIPA”) with (i) Randell R. Owens, an individual resident of the State of Texas, (ii) Ronda A. Owens, an individual resident of the State of Texas, (iii) JAO, LLC, a Texas limited liability company (“JAO, LLC”), and (iv) Owens Regional Investments, LLC, a Texas limited liability company (collectively, the “Nelson Bros. Sellers”); and Jacob Owens, an individual resident of the State of Texas, in his capacity as representative of the Nelson Bros. Sellers (the transaction, the “Nelson Bros. Acquisition”).

Pursuant to the Nelson Bros. MIPA, Hope Concrete, a newly acquired subsidiary of Suncrete, acquired all of the outstanding equity interests of Nelson Bros. Ready Mix, LTD (“Nelson Bros.”). After giving effect to the transactions contemplated by the Nelson Bros. MIPA, the aggregate consideration consisted of (i) 1,296,456 shares of Class A Common Stock, (ii) a closing cash payment of $45.0 million, consisting of $7.4 million paid to the Nelson Bros. Sellers, $33.0 million paid to satisfy the debt obligations of Nelson Bros. and closing adjustments of $4.6 million, and (iii) deferred consideration of $18.0 million (“Earnout Amount”). In addition, Nelson Bros. Materials, LLC (“Nelson Materials”), an affiliate of the Nelson Bros. Sellers, entered into a Sand Supply Agreement contemporaneously with the Nelson Bros. Closing Date, whereby Nelson Materials agreed to provide a $9.0 million credit for future purchases of sand for use by Suncrete.

The Nelson Bros. Sellers are eligible to receive the Earnout Amount provided the trailing twelve-month (“TTM”) Materials Spread is greater than $47.5 million during any period beginning on the first full calendar quarter ending after the Nelson Bros. Closing Date and ending on the fifth anniversary. The Material Spread is defined in the Nelson Bros. MIPA as Concrete Revenue (as defined therein) less Landed Material Costs (as defined therein).

The Nelson Bros. Acquisition was preliminarily determined to be a business combination for purposes of these unaudited pro forma condensed combined financial statements. Suncrete is the accounting acquirer, as it obtained control of Nelson Bros. The assets acquired and liabilities assumed will be recorded at their respective fair values as of the Nelson Bros. Closing Date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Nelson Bros. Acquisition and include the assumption of liabilities as set forth in the Nelson Bros. MIPA.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures and Acquired and Disposed Businesses” to depict the accounting for the transactions described herein (“Transaction Accounting Adjustments”) and do not present any synergies expected to occur as a result of the Business Combination, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition.

The unaudited pro forma condensed combined financial information presented herein for Suncrete reflects the combination of financial information of Haymaker and CPH, adjusted to give effect to the Business Combination and related transactions, including the Thunder Acquisition and is denoted in the accompanying unaudited pro forma condensed combined financial information as “Suncrete Pro Forma”.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 give effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what Suncrete’s financial position or results of operations actually would have been had the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Suncrete following the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition. The actual financial position and results of operations of Suncrete may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

•	Haymaker’s audited consolidated financial statements and related notes as of and for the years ended December 31, 2025 and 2024 included elsewhere in this prospectus;

•	CPH’s audited consolidated financial statements and related notes as of and for the years ended December 31, 2025 and 2024, included elsewhere in this prospectus;

•

Suncrete’s audited consolidated financial statements and related notes as of December 31, 2025 and for the period from inception (September 30, 2025) to December 31, 2025, included elsewhere in this prospectus;

•

The Schwarz Entities’ audited consolidated financial statements and related notes as of October 17, 2025 and for the period January 1, 2025 through October 17, 2025, included elsewhere in this prospectus;

•	The audited consolidated financial statements and related notes of Hope Concrete as of and for the years ended December 31, 2025 and 2024, included elsewhere in this prospectus; and

•	The audited consolidated financial statements and related notes of Nelson Bros. Ready Mix, LTD as of and for the years ended December 31, 2025 and 2024, included elsewhere in this prospectus.

SUNCRETE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (z)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications			Hope Concrete and Nelson Bros. Acquisitions			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$168,722	$833	$—	$2,356	(b	)	$(67,412)	(c	)	$59,499
							(45,000)	(d	)
Cash, cash equivalents and restricted cash	—	—	4,297	(4,297)	(b	)	—			—
Restricted cash	—	—	—	1,941	(b	)	—			1,941
Accounts receivable, net	33,699	6,175	4,505	223	(a	)	—			62,983
				18,270	(b	)
				6	(b	)
				105	(a	)
Accounts receivable – related party	—	105	18,270	(18,270)	(b	)	—			—
				(105)	(a	)
Other receivables	—	223	6	(223)	(a	)	—			—
				(6)	(b	)
Inventory	8,723	802	2,314	—			—			11,839
Prepaid expenses	—	1,651	1,941	(1,651)	(a	)	—			—
				(1,941)	(b	)
Other current assets	5,082	—	—	1,651	(a	)	9,034	(x	)	17,708
				1,941	(b	)

Total current assets	216,226	9,789	31,333	—			(103,378)			153,970
Property, plant and equipment:
Property, plant and equipment, at cost	168,767	—	—	26,655	(a	)	(26,655)	(e	)	264,784
				61,487	(b	)	54,062	(e	)
							(61,487)	(f	)
							41,955	(f	)
Less: accumulated depreciation	(15,930)	—	—	(8,948)	(a	)	8,948	(e	)	(15,930)
				(32,147)	(b	)	32,147	(f	)

Property, plant and equipment, net	152,837	—	—	47,047			48,970			248,854

Property and equipment, net	—	17,707	29,340	(17,707)	(a	)	—			—
				(29,340)	(b	)
Accounts and notes receivable – related party	—	6,775	—	(6,775)	(a	)	—			—
Goodwill	79,505	28,060	—	—			(28,060)	(g	)	79,505
Customer relationships, net	71,373	—	—	—			10,910	(h	)	90,750
							8,467	(i	)
Trade name	24,800	—	—	—			5,258	(j	)	34,139
							4,081	(k	)
Right-to-use assets, net	—	5,914	138	—			—			6,052
Investment in captive insurance company	—	1,287	—	(1,287)	(a	)	—			—
Other noncurrent assets, net	2,385	—	—	6,775	(a	)	—			10,447
				1,287	(a	)

Total assets	$547,126	$69,532	$60,811	$—			$(53,752)			$623,717

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (z)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications			Hope Concrete and Nelson Bros. Acquisitions			Pro Forma Combined
LIABILITIES, REDEEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,558	$3,735	$8,466	$2,407	(b	)	$(150)	(l	)	$27,016
Accounts payable – related party	—	—	2,407	(2,407)	(b	)	—			—
Bank overdraft	—	325	—	(325)	(a	)	—			—
Accrued liabilities	15,905	—	2,173	325	(a	)	(214)	(y	)	29,523
				2,250	(a	)	4,329	(m	)
				1,839	(b	)	2,916	(n	)
Accrued expenses	—	2,250	—	(2,250)	(a	)	—			—
Other current liabilities	—	—	1,839	(1,839)	(b	)	—			—
Current income tax liability	—	120	—	—			(120)	(o	)	—
Deferred income tax liability	—	4,597	—	—			(4,597)	(o	)	—
Current portion of finance lease liability	—	328	—	(328)	(a	)	—			—
Lines of credit	—	—	5,222	—			(5,222)	(p	)	—
Current portion of lease liabilities	475	—	—	328	(a	)	—			886
				83	(b	)
Current portion of operating lease liabilities	—	—	83	(83)	(b	)	—			—
Current portion of notes payable	—	—	1,948	—			(1,948)	(p	)	—
Current portion of notes payable, net of deferred loan costs	—	5,138	—	—			(5,138)	(q	)	—
Long-term debt, current portion	27,081	—	—	—			—			27,081

Total current liabilities	56,019	16,493	22,138	—			(10,144)			84,506

Finance lease liability, net of current portion	—	5,832	—	(5,832)	(a	)	—			—
Operating lease liabilities, net of current portion	—	—	86	(86)	(b	)	—			—
Long-term lease liability	1,727	—	—	5,832	(a	)	—			7,645
				86	(b	)
Contingent consideration	—	—	—	—			15,000	(r	)	15,000
Notes payable, net of current portion and deferred loan costs	—	21,628	21,748	—			(21,628)	(q	)	—
							(21,748)	(p	)
Long-term debt, net	186,625	—	—	—			—			186,625

Total liabilities	244,371	43,953	43,972	—			(38,325)			293,776

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (z)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications	Hope Concrete and Nelson Bros. Acquisitions			Pro Forma Combined
Commitments and Contingencies
Redeemable mezzanine equity
Series A preferred stock	$26,590	$—	$—	$—	$—			$26,590
Shareholders’ equity
Suncrete Class A common stock	5	—	—	—	—			5
Suncrete Class B common stock	1	—	—	—	—			1
Members equity (deficit)	(24,631)	25,579	—	—	(25,579)	(s	)	(31,876)
					(4,329)	(m	)
					(2,916)	(n	)
Partners’ capital	—	—	16,839	—	(16,839)	(t	)	—
Additional paid-in capital	300,790	—	—	—	19,953	(w	)	335,221
					10,997	(u	)
					3,481	(v	)

Total shareholders’ equity	276,165	25,579	16,839	—	(15,232)			303,351

Total liabilities, redeemable mezzanine equity, and shareholders’ equity	$547,126	$69,532	$60,811	$—	$(53,752)			$623,717

SUNCRETE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (r)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications			Hope Concrete and Nelson Bros. Acquisitions			Pro Forma Combined
Revenues	$270,302	$56,552	$102,536	$—			$—			$429,390
Cost of goods sold	181,232	47,246	94,192	(9,329)	(a	)	(1,698)	(c	)	296,044
				(25,444)	(b	)	5,964	(d	)
							3,881	(e	)

Gross profit	89,070	9,306	8,344	34,773			(8,147)			133,346
Operating expenses:
Selling, general, and administrative expenses	73,738	7,191	8,108	9,329	(a	)	(686)	(c	)	124,750
				164	(a	)	2,411	(d	)
				686	(a	)	(4,041)	(f	)
				25,444	(b	)	1,569	(e	)
							(600)	(g	)
							(501)	(h	)
							1,091	(i	)
							847	(j	)
Acquisition-related costs	6,696	—	—	—			4,329	(k	)	13,941
							2,916	(l	)
Business development	—	164	—	(164)	(a	)	—			—
Depreciation	—	686	—	(686)	(a	)	—			—
Gain on disposal of assets, net	(508)	—	—	(2,316)	(a	)	—			(2,824)

Total operating expenses	79,926	8,041	8,108	32,457			7,335			135,867

Operating income	9,144	1,265	236	2,316			(15,482)			(2,521)

Non-operating expenses (income):
Other expense (income)	337	—	52	(383)	(a	)	—			(234)
				(240)	(a	)
Interest income	—	(1)	—	1	(a	)	—			—
Equipment rental	—	(383)	—	383	(a	)	—			—
Management fees	—	(240)	—	240	(a	)	—			—
Gain on disposal of property and equipment	—	(2,316)	—	2,316	(a	)	—			—
Interest expense, net	18,050	2,428	1,751	(1)	(a	)	(2,428)	(m	)	18,049
							(1,751)	(n	)

Total non-operating expense (income)	18,387	(512)	1,803	2,316			(4,179)			17,815
Net income (loss) before income taxes	(9,243)	1,777	(1,567)	—			(11,303)			(20,336)
Income tax expense	—	1,211	410	—			(1,211)	(o	)	—
							(410)	(p	)

Net income (loss)	$(9,243)	$566	$(1,977)	$—			$(9,682)			$(20,336)

Weighted average number of common shares outstanding, basic and diluted	73,119,471							(q	)	75,331,044

Net loss per common share, basic and diluted	$(0.13)							(q	)	$(0.27)

SUNCRETE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma condensed combined financial information presented herein for Suncrete reflects the combination of financial information of Haymaker and CPH, adjusted to give effect to the Business Combination and related transactions, including the Thunder Acquisition and is denoted in the accompanying unaudited pro forma condensed combined financial information as “Suncrete Pro Forma” and also includes the historical consolidated financial statements of Hope Concrete and Nelson Bros.

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker was treated as the “acquired” company for accounting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company represent a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker were stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of CPH in future reports of PubCo.

CPH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CPH members comprising a relative majority of the voting power of PubCo and having the ability to nominate six of the nine members of the board of directors of PubCo;

•	CPH’s operations prior to the acquisition comprising the only ongoing operations of PubCo; and

•	CPH’s senior management comprising a majority of the senior management of PubCo.

The Hope Concrete Acquisition and Nelson Bros. Acquisition were preliminarily determined to be business combinations for purposes of these unaudited pro forma condensed combined financial statements. The assets acquired and liabilities assumed will be recorded at their respective fair values as of each respective closing date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition.

The transaction accounting adjustments reflect the consummation of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition and are based on certain currently available information and certain assumptions and methodologies that Suncrete believes are reasonable. The unaudited transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Suncrete believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Business

Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and Nelson Bros. Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated herein had occurred in the past, Suncrete’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Suncrete would have achieved if the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated herein had taken place on the specified dates.

In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Suncrete will have after the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated by the unaudited pro forma condensed combined financial information. In Suncrete’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

Consideration and Purchase Price Allocations

The preliminary allocations of the total purchase price for each of the Hope Concrete Acquisition and the Nelson Bros. Acquisition are based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of April 28, 2026 for the Hope Concrete Acquisition and May 6, 2026 for the Nelson Bros. Acquisition, using currently available information and market data. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Suncrete expects to finalize the purchase price allocations as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The consideration transferred and the fair value of assets acquired and liabilities assumed by Suncrete for the Hope Concrete Acquisition and the Nelson Bros. Acquisition are as follows (amounts in thousands, except for share and per share amounts):

	Hope Concrete	Nelson Bros.
Consideration:
Cash consideration:
Cash paid to sellers	$39,377	$7,364
Cash paid to satisfy the debt obligations of sellers	27,351	32,989
Closing adjustments	683	4,647

Total cash paid	$67,411	$45,000
Class A common stock consideration — Nelson Bros. Acquisition:
Shares of Suncrete common stock to Nelson Bros. Sellers	—	1,296,456
Suncrete common stock price at May 6, 2026	—	$15.39

Total fair value of Class A common stock consideration to Nelson Bros. Sellers	—	$19,953
Class A common stock consideration — Hope Concrete Acquisition:
Shares of Suncrete common stock to Hope Concrete Sellers	220,007	—
Suncrete common stock price at April 28, 2026	$15.82	—

Total fair value of Class A common stock consideration to Hope Concrete Sellers	$3,481	—
Class B common stock consideration — Hope Concrete Acquisition:
Shares of Suncrete Intermediate Class B common stock	69,511	—
Fair value per share of Suncrete Intermediate Class B common stock	$158.20	—

Total fair value of Class B common stock consideration to Hope Concrete Sellers	$10,997	—
Fair value of contract asset — Sand Supply Agreement	—	(9,034)
Fair value of Earnout Amount	—	$15,000

Total consideration	$81,889	$70,919

Fair value of assets acquired:
Cash and cash equivalents	$833	$4,297
Accounts receivable, net	6,503	22,781
Inventory	802	2,314
Other current assets	1,651	1,941
Property, plant and equipment	54,062	41,955
Customer relationships, net	10,911	8,467
Trade name	5,258	4,081
Right-to-use assets, net	5,914	138
Other noncurrent assets, net	8,062	—

Amount attributable to assets acquired	$93,996	$85,974

	Hope Concrete	Nelson Bros.
Fair value of liabilities assumed:
Accounts payable	$3,585	$10,874
Accrued liabilities	2,361	4,012
Current portion of lease liabilities	329	83
Long-term lease liability	5,832	86

Amount attributable to liabilities assumed	$12,107	$15,055

Total identifiable net assets acquired	$81,889	$70,919

The fair value measurements of the assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of property, plant, and equipment, along with customer relationships, net, and trade name are based upon historical acquisition activity and is therefore subject to change. Such changes in the estimated fair value could be material.

The fair value per share of Suncrete Intermediate Class B common stock is estimated based upon the fair value of the common stock of Suncrete. Each share of Suncrete Intermediate Class B common stock is subject to an Exchange Agreement and mandatorily convertible into Suncrete Class A Common Stock at a ratio of 10-to-1 within three years after issuance. The fair value for the Suncrete Intermediate Class B common stock was therefore based upon the April 28, 2026 Suncrete common stock closing price of $15.82 per common share multiplied by the conversion ratio of 10-to-1.

The fair value of the Earnout Amount was preliminarily estimated using an option-pricing framework based on a closed-form Black-Scholes-Merton methodology. Under this approach, Suncrete’s current assumptions regarding projected performance were used to estimate the probability-weighted expected earnout obligation. The resulting expected payments were then discounted to present value using discount rates intended to reflect both the expected timing of payment and the anticipated form of settlement. As the valuation of the Earnout Amount is preliminary, the estimate is based on simplified assumptions and information currently available as of the date of this filing. Suncrete expects to finalize the valuation of the Earnout Amount as additional information becomes available and the purchase accounting analysis is completed. As a result, the final fair value determination may differ materially from the preliminary estimate.

The fair value of the contract asset for the Sand Supply Agreement was assumed to approximate the value of the credit for future sand to be supplied for purposes of these unaudited pro forma condensed combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Suncrete. Actual results may differ materially from the assumptions and estimates contained herein.

The transaction accounting adjustments are based on currently available information and certain estimates and assumptions that Suncrete believes provide a reasonable basis for presenting the significant effects of the Hope Concrete Acquisition and the Nelson Bros. Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025:

(a)	Adjustments necessary to conform the assets and liabilities of Hope Concrete to the presentation of Suncrete.

(b)	Adjustments necessary to conform the assets and liabilities of Nelson Bros. to the presentation of Suncrete.

(c)	Adjustment necessary to record the cash consideration paid to the Hope Concrete Sellers for the acquisition of Hope Concrete.

(d)	Adjustment necessary to record the cash consideration paid to the Nelson Bros. Sellers for the acquisition of Nelson Bros.

(e)

Adjustments necessary to remove the historical net book value of property and equipment of Hope Concrete and to reflect the estimated fair value of property, plant and equipment of Hope Concrete acquired as of December 31, 2025. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Hope Concrete was estimated based upon historical acquisition activity of Suncrete. The fair value of property, plant and equipment of Hope Concrete is therefore subject to change, and such changes could be material.

(f)

Adjustments necessary to remove the historical net book value of property and equipment of Nelson Bros. and to reflect the estimated fair value of property, plant and equipment of Nelson Bros. acquired as of December 31, 2025. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Nelson Bros. was estimated based upon historical acquisition activity of Suncrete. The fair value of property, plant and equipment of Nelson Bros. is therefore subject to change, and such changes could be material.

(g)	Adjustment necessary to remove the historical balance of goodwill of Hope Concrete.

(h)

Adjustment necessary to recognize the estimated fair value of customer relationships acquired in the Hope Concrete Acquisition. The fair value of customer relationships was estimated based upon the historical acquisition activity of Suncrete. The fair value of customer relationships of Hope Concrete is therefore subject to change, and such changes could be material.

(i)

Adjustment necessary to recognize the estimated fair value of customer relationships acquired in the Nelson Bros. Acquisition. The fair value of customer relationships was estimated based upon the historical acquisition activity of Suncrete. The fair value of customer relationships of Nelson Bros. is therefore subject to change, and such changes could be material.

(j)

Adjustment necessary to recognize the estimated fair value of trade name acquired in the Hope Concrete Acquisition. The fair value of trade name was estimated based upon the historical acquisition activity of Suncrete. The fair value of trade name of Hope Concrete is therefore subject to change, and such changes could be material.

(k)

Adjustment necessary to recognize the estimated fair value of trade name acquired in the Nelson Bros. Acquisition. The fair value of trade name was estimated based upon the historical acquisition activity of Suncrete. The fair value of trade name of Nelson Bros. is therefore subject to change, and such changes could be material.

(l)

Adjustment necessary to remove the management fee payable by Hope Concrete. Under the assumption the acquisition of Hope Concrete occurred on December 31, 2025, such management fee would not have been incurred by Hope Concrete.

(m)	Adjustment necessary to reflect estimated direct costs for the Hope Concrete Acquisition incurred subsequent to December 31, 2025. These estimated direct costs for the acquisition of Hope Concrete were incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Hope Concrete Acquisition include $1.6 million for this diligence and integration fee.

(n)

Adjustment necessary to reflect estimated direct costs for the Nelson Bros. Acquisition incurred subsequent to December 31, 2025. These estimated direct costs for the acquisition of Nelson Bros. were incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Nelson Bros. Acquisition include $1.6 million for this diligence and integration fee.

(o)

Adjustments necessary to remove current and deferred income tax liabilities of Hope Concrete. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Hope Concrete Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(p)	Adjustments necessary to remove the historical debt balances, both current and long-term, of Nelson Bros. Suncrete is not assuming any debt of Nelson Bros. as part of the acquisition.

(q)	Adjustments necessary to remove the historical debt balances, both current and long-term, of Hope Concrete. Suncrete is not assuming any debt of Hope Concrete as part of the acquisition.

(r)

Adjustment necessary to reflect the Earnout Amount associated with the Nelson Bros. Acquisition. The Nelson Bros. Sellers are eligible to receive the Earnout Amount provided the TTM Materials Spread is greater than $47.5 million during any period beginning on the first full calendar quarter ending after the Nelson Bros. Closing Date and ending on the fifth anniversary. The fair value of the Earnout Amount was preliminarily estimated using an option-pricing framework based on a closed-form Black-Scholes-Merton methodology. The valuation of the Earnout Amount is preliminary, and the estimate is based on simplified assumptions and information currently available as of the date of this filing. As a result, the final fair value determination may differ materially from this preliminary estimate.

(s)	Adjustment necessary to remove the historical equity balance of Hope Concrete.

(t)	Adjustment necessary to remove the historical equity balance of Nelson Bros.

(u)

Adjustment necessary to reflect the issuance of Class B common stock of Suncrete Intermediate as consideration in the Nelson Bros. Acquisition. Each share of Suncrete Intermediate Class B common stock is subject to an Exchange Agreement and mandatorily convertible into Suncrete common stock at a ratio of 10-to-1 within three years after issuance. The fair value for the Suncrete Intermediate Class B common stock was therefore based upon the April 28, 2026 Suncrete common stock closing price of $15.82 per common share multiplied by the conversion ratio of 10-to-1.

(v)

Adjustment necessary to reflect the issuance of common stock of Suncrete as consideration in the Hope Concrete Acquisition. The fair value of the common stock of Suncrete was based upon the April 28, 2026 closing price of $15.82 per Class A common share.

(w)

Adjustment necessary to reflect the issuance of Class A Common Stock of Suncrete as consideration in the Nelson Bros. Acquisition. The fair value of the Class A Common Stock of Suncrete was based upon the May 6, 2026 closing price of $15.39 per share of Class A Common Stock.

(x)

Nelson Materials, an affiliate of the Nelson Bros. Sellers, entered into a Sand Supply Agreement contemporaneously with the Nelson Bros. Closing Date, whereby Nelson Materials agreed to provide a $9.0 million credit for future purchases of sand for use by Suncrete. Under ASC 805, the Sand Supply

Agreement is considered a reduction in the consideration paid by Suncrete. The fair value of the contract asset for the Sand Supply Agreement was assumed to approximate the value of the credit for future sand to be supplied for purposes of these unaudited pro forma condensed combined financial statements.

(y)

Adjustment necessary to remove the historical accrued interest of Hope Concrete at December 31, 2025. Suncrete is not assuming any debt of Hope Concrete as part of the acquisition and therefore any accrued interest was eliminated.

(z)

The information presented as “Suncrete Pro Forma” is based on the audited historical financial statements of Haymaker and CPH as of December 31, 2025. The following table reconciles the information presented herein as “Suncrete Pro Forma” with the historical consolidated financial statements of Haymaker and CPH as of December 31, 2025:

(In $000’s)	CPH Historical	Haymaker As Reclassified (nn)	Transaction Accounting Adjustments			Suncrete Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,333	$4	$258,241	(aa	)	$168,722
			(10,460)	(bb	)
			(12,180)	(cc	)
			167,120	(dd	)
			(3,613)	(mm	)
			(144,119)	(ff	)
			(56,729)	(ll	)
			(25,875)	(jj	)
			(10,000)	(kk	)
Accounts receivable, net	33,699	—	—			33,699
Inventory	8,723	—	—			8,723
Other current assets	5,047	35	—			5,082

Total current assets	53,802	39	162,385			216,226
Property, plant and equipment:
Property, plant & equipment, at cost	168,767	—	—			168,767
Less: accumulated depreciation	(15,930)	—	—			(15,930)

Property, plant and equipment, net	152,837	—	—			152,837

Goodwill	79,505	—	—			79,505
Customer relationships, net	71,373	—	—			71,373
Trade name	24,800	—	—			24,800
Cash and securities held in Trust Account	—	258,241	(258,241)	(aa	)	—
Other noncurrent assets	2,385	—	—			2,385

Total assets	$384,702	$258,280	$(95,856)			$547,126

(In $000’s)	CPH Historical	Haymaker As Reclassified (nn)	Transaction Accounting Adjustments			Suncrete Pro Forma
LIABILITIES, REDEEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,558	$—	$—			$12,558
Accrued liabilities	13,654	2,251	—			15,905
WCL Promissory Note - related party	—	1,060	(1,060)	(bb	)	—
Current portion of lease liabilities	475	—	—			475
Extension promissory note	—	2,250	(2,250)	(bb	)	—
Long-term debt, current portion	27,081	—	—			27,081

Total current liabilities	53,768	5,561	(3,310)			56,019

Deferred underwriting fee payable	—	8,650	(8,650)	(bb	)	—
Subscription Agreement liability	—	9,075	(9,075)	(ff	)
Long-term lease liability	1,727	—	—			1,727
Long-term debt, net	186,625	—	—			186,625

Total liabilities	242,120	23,286	(21,035)			244,371

Commitments and Contingencies

Redeemable mezzanine equity
Class A ordinary shares subject to possible redemption	—	258,241	(258,241)	(ff	)	—
Senior preferred units	26,590	—	(26,590)	(ee	)	—
Preferred units	130,623	—	(130,623)	(gg	)	—
Series A preferred stock	—	—	26,590	(ee	)	26,590
Shareholders’ equity
Suncrete Class A common stock	—	—	1	(ff	)	5
			2	(dd	)
			1	(gg	)
			1	(hh	)
Suncrete Class B common stock	—	—	1	(gg	)	1
Class B ordinary shares	—	1	(1)	(hh	)	—
Members’ equity (deficit)	(14,631)	—	(10,000)	(kk	)	(24,631)
Additional paid-in capital	—	—	123,196	(ff	)	300,790
			(12,180)	(cc	)
			167,118	(dd	)
			130,621	(gg	)
			(23,248)	(ii	)
			(3,613)	(mm	)
			1,500	(bb	)
			(56,729)	(ll	)
			(25,875)	(jj	)
Accumulated deficit	—	(23,248)	23,248	(ii	)	—

Total shareholders’ equity	(14,631)	(23,247)	314,043			276,165

Total liabilities, redeemable mezzanine equity, and shareholders’ equity	$384,702	$258,280	$(95,856)			$547,126

(aa)	Adjustment necessary to reflect the transfer of marketable securities held in the Trust Account to cash.

(bb)

Adjustment necessary to reflect the settlement of the deferred underwriting fee and the extension promissory note by cash upon the Closing of the Business Combination. The WCL Promissory Note was settled by issuing 150,000 shares of Class A Common Stock.

(cc)

Adjustment necessary to reflect the transaction costs incurred by CPH of approximately $12.2 million. The costs of CPH are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the combined company income statement beyond 12 months after the transaction. The transaction costs for Haymaker are approximately $10.1 million and are excluded from the unaudited pro forma condensed combined balance sheet.

(dd)

Adjustment necessary to reflect the receipt of $167.1 million in proceeds from the PIPE Investment. Pursuant to the PIPE Subscription Agreements, Haymaker has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 17,378,676 shares of Class A Common Stock and/or Pre-Funded Warrants, to the PIPE investors. The PIPE Subscription Agreements are accounted as a derivative liability initially recognized at fair value. Upon settlement of the agreements, when the cash is received, Haymaker recorded a debit to cash and a credit to additional paid-in capital, with a corresponding reversal of the previously recorded derivative liability.

(ee)

Adjustment to reflect the exchange of the Senior Preferred Units for Series A Preferred Stock of PubCo. Pursuant to the Exchange Agreement, the Senior Preferred Units were exchanged at Closing for shares of Series A Preferred Stock, which such shares of Series A Preferred Stock are convertible into shares of Class A Common Stock pursuant to the terms of the Certificate of Designation.

(ff)

Adjustment necessary to reflect the redemption of 12,628,150 shares for cash by the Public Shareholders of Haymaker upon the consummation of the Business Combination at a redemption price of $11.41 per share. The remaining marketable securities held in the Trust Account are transferred to cash, with a corresponding credit to accumulated paid-in-capital. Additionally, the settlement of the Subscription Agreement liability is reversed and results in a credit to accumulated paid-in-capital.

(gg)	Adjustment necessary to reflect the conversion of Company Preferred Units into shares of Class A Common Stock and Class B Common Stock.
(hh)	Adjustment necessary to reflect the conversion of SPAC Class B Ordinary Shares into shares of Class A Common Stock.
(ii)	Adjustment necessary to reflect the elimination of Haymaker historical accumulated deficit.
(jj)	Adjustment necessary to reflect the redemption of 11.5 million warrants at a price per warrant of (i) $2.25 in cash and (ii) 0.075 shares of Class A Common Stock.
(kk)

Adjustment necessary to present the $10.0 million payment to Dothan Management for diligence and integration fees for the services provided by Dothan Management and its personnel to Suncrete in relation to the Business Combination.

(ll)	Adjustment to reflect aggregate payments made by Suncrete pursuant to pre-paid forward agreements with holders of 4,902,989 Class A Ordinary Shares.
(mm)	Adjustment necessary to reflect aggregate payments made by Suncrete in connection with the Non-Redemption Agreements.
(nn)

The following reclassifications were made to conform the historical financial statements of Haymaker to the presentation of CPH, and such amounts are reflected in the “Haymaker As Reclassified” column (in thousands):

AS RECLASSIFIED BALANCE SHEET OF HAYMAKER

AS OF DECEMBER 31, 2025

		Historical
CPH caption	Haymaker caption	Haymaker As Reported	Reclassification Adjustments	Haymaker As Reclassified
ASSETS	ASSETS
Current assets:	Current assets:
Cash and cash equivalents	Cash	$4	$—	$4
	Prepaid expenses	35	(35)	—
Other current assets		—	35	35

Total current assets	Total current assets	39	—	39
Cash held in Trust Account	Cash held in Trust Account	258,241	—	258,241

Total assets	Total assets	$258,280	$—	$258,280

LIABILITIES, REEDEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:	Current liabilities:
	Accrued expenses	$2,251	$(2,251)	$—
Accrued liabilities		—	2,251	2,251
WCL Promissory Note - related party	WCL Promissory Note - related party	1,060	—	1,060
Extension promissory note	Extension promissory note	2,250	—	2,250

Total current liabilities	Total current liabilities	5,561	—	5,561
Long-term liabilities	Long-term liabilities
Deferred underwriting fee payable	Deferred underwriting fee payable	8,650	—	8,650
	Subscription Agreement liability	9,075	—	9,075

Total liabilities	Total liabilities	23,286	—	23,286

Commitments and Contingencies	Commitments and Contingencies
Redeemable mezzanine equity
Class A Ordinary Shares subject to possible redemption	Class A Ordinary Shares subject to possible redemption	258,241	—	258,241
Shareholders’ Equity (Deficit)	Shareholders’ Equity (Deficit)
Class B Ordinary shares	Class B Ordinary shares	1	—	1
Accumulated deficit	Accumulated deficit	(23,248)	—	(23,248)

Total shareholders’ equity	Total shareholders’ deficit	(23,247)	—	(23,247)

Total liabilities, redeemable mezzanine equity, and shareholders’ equity	Total liabilities, Class A Ordinary Shares subject to possible redemption , and shareholders’ equity	$258,280	$—	$258,280

Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025:

(a)	Adjustments necessary to conform the revenues and expenses of Hope Concrete to the presentation of Suncrete.

(b)	Adjustments necessary to conform the revenues and expenses of Nelson Bros. to the presentation of Suncrete.

(c)	Adjustment necessary to remove the historical depreciation expense of Hope Concrete.

(d)

Adjustment necessary to reflect the estimated incremental depreciation expense associated with the fixed assets acquired from Hope Concrete as of December 31, 2025. Depreciation was calculated assuming a straight-line method of depreciation based on the estimated fair value and useful life of each class of fixed asset as of December 31, 2025. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Hope Concrete was estimated based upon historical acquisition activity of Suncrete. The estimated depreciation is therefore subject to change, and such changes could be material.

(e)

Adjustment necessary to reflect the estimated incremental depreciation expense associated with the fixed assets acquired from Nelson Bros. as of December 31, 2025. Depreciation was calculated assuming a straight-line method of depreciation based on the estimated fair value and useful life of each class of fixed asset as of December 31, 2025. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Nelson Bros. was estimated based upon historical acquisition activity of Suncrete. The estimated depreciation is therefore subject to change, and such changes could be material.

(f)	Adjustment necessary to remove the historical depreciation expense of Nelson Bros.

(g)

Adjustment necessary to remove the management fee incurred by Hope Concrete. Under the assumption the acquisition of Hope Concrete occurred on January 1, 2025, such management fee would not have been incurred by Hope Concrete.

(h)

Adjustment necessary to remove the management fee incurred by Nelson Bros. Under the assumption the acquisition of Nelson Bros. occurred on January 1, 2025, such management fee would not have been incurred by Nelson Bros.

(i)

Adjustment necessary to reflect incremental amortization expense associated with the estimated fair value of customer relationships acquired in the Hope Concrete Acquisition. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing date of the Hope Concrete Acquisition. The fair value of customer relationships was estimated to have a weighted average useful life of approximately 10 years. The fair value of customer relationships was estimated based upon historical acquisition activity of Suncrete. The estimated amortization expense is therefore subject to change, and such changes could be material.

(j)

Adjustment necessary to reflect incremental amortization expense associated with the estimated fair value of customer relationships acquired in the Nelson Bros. Acquisition. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing date of the Nelson Bros. Acquisition. The fair value of customer relationships was estimated to have a weighted average useful life of approximately 10 years. The fair value of customer relationships was estimated based upon historical acquisition activity of Suncrete. The estimated amortization expense is therefore subject to change, and such changes could be material.

(k)

Adjustment necessary to reflect estimated direct costs for the Hope Concrete Acquisition expected to be incurred subsequent to December 31, 2025. These estimated direct costs for the acquisition of Hope Concrete will be incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Hope Concrete Acquisition include $1.6 million for this diligence and integration fee.

(l)

Adjustment necessary to reflect estimated direct costs for the Nelson Bros. Acquisition expected to be incurred subsequent to December 31, 2025. These estimated direct costs for the acquisition of Nelson Bros. will be incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Nelson Bros. Acquisition include $1.6 million for this diligence and integration fee.

(m)	Adjustment necessary to eliminate historical interest expense incurred by Hope Concrete. Cash consideration paid by Suncrete was from cash on hand as of the date of acquisition of Hope Concrete.

(n)	Adjustment necessary to eliminate historical interest expense incurred by Nelson Bros. Cash consideration paid by Suncrete was from cash on hand as of the date of acquisition of Nelson Bros.

(o)

Adjustment necessary to eliminate historical income tax expense of Hope Concrete. The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(p)

Adjustment necessary to eliminate historical income tax expense of Nelson Bros. The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(q)	The following table reconciles Suncrete pro forma and pro forma combined basic and diluted loss per share for the year ended December 31, 2025 (in thousands, except share and per share amounts):

	Suncrete Pro Forma	Pro Forma Combined
Net loss	$(9,243)	$(20,336)
Common shares:
Common shares outstanding — basic	73,119,471	75,331,044
Dilutive effect of potential common shares	—	—

Common shares outstanding — diluted	73,119,471	75,331,044

Net loss per share:
Basic	$(0.13)	$(0.27)

Diluted	$(0.13)	$(0.27)

(r)

The information presented as “Suncrete Pro Forma” is based on the audited historical financial statements of Haymaker and CPH for the year ended December 31, 2025 and for the Schwarz Entities for the period January 1, 2025 through October 17, 2025. The following table reconciles the information presented herein as “Suncrete Pro Forma” with the historical consolidated financial statements of Haymaker and CPH for the year ended December 31, 2025 and the Schwarz Entities for the period January 1, 2025 through October 17, 2025:

(In $000’s)	CPH Pro Forma Combined (dd)	Haymaker As Reclassified (ee)	Transaction Accounting Adjustments			Suncrete Pro Forma
Revenues	$270,302	$—	$—			$270,302
Cost of goods sold:	181,232	—	—			181,232

Gross profit	89,070	—	—			89,070
Operating expenses:
Selling, general, and administrative expenses	60,976	2,762	10,000	(aa	)	73,738
Acquisition-related costs	6,696	—	—			6,696
(Gain) loss on disposal of assets, net	(508)	—	—			(508)

Total operating expenses	67,164	2,762	10,000			79,926

Operating income	21,906	(2,762)	(10,000)			9,144

Non-operating expenses (income):
Interest earned on cash held in Trust Account	—	(10,367)	10,367	(bb	)	—
Initial loss on Subscription Agreement liability	—	7,178	(7,178)	(cc	)
Change in fair value of Subscription Agreement liability	—	1,897	(1,897)	(cc	)
Other expense	337	—	—			337
Interest expense, net	18,050	—	—			18,050

Total non-operating expense (income)	18,387	(1,292)	1,292			18,387

Net income (loss)	$3,519	$(1,470)	$(11,292)			$(9,243)

Weighted average number of common shares outstanding, basic and diluted	95,700,000					73,119,471

Net loss per common share, basic and diluted	$(0.12)					$(0.13)

(aa)

Adjustment necessary to present the $10.0 million payment to Dothan Concrete Investments Management, LLC, (“Dothan Management”) for diligence and integration fees for the services provided by Dothan Management and its personnel to Suncrete in relation to the Business Combination.

(bb)	Adjustment necessary to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(cc)

Adjustments necessary to eliminate the initial loss and change in fair value on the Subscription Agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(dd)

On October 17, 2025 Eagle entered into the Thunder Acquisition. The following table presents this acquisition for pro forma purposes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 for CPH is based upon various assumptions, including the assumption the Thunder Acquisition occurred on January 1, 2025 and is provided for illustrative purposes only. Therefore, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 does not purport to represent what the actual results of operations of CPH would have been had the Thunder Acquisition occurred on the date noted above, nor is it necessarily indicative of future results of operations. Future results may vary significantly from the results reflected because of various factors. In CPH’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information of CPH have been made.

The following table is prepared pursuant to these assumptions, and the result is included in the “CPH Pro Forma Combined” column above:

	Historical
(In $000’s)	CPH For the Year Ended December 31, 2025	Schwarz For the Period January 1, 2025 through October 17, 2025	Schwarz Acquisition Transaction Accounting Adjustments		CPH Pro Forma Combined
Revenues	$194,871	$75,431	$—		$270,302
Cost of goods sold	127,925	64,053	(12,870)	(1)	181,232
			796	(2)
			1,328	(3)

Gross Profit	66,946	11,378	10,746		89,070
Operating expenses:
Selling, general, and administrative expenses	45,553	3,096	12,870	(1)	60,976
			(543)	(2)
Acquisition-related costs	6,696	—	—		6,696
Loss (gain) on disposal of assets, net	272	—	(780)	(4)	(508)

Total operating expenses	52,521	3,096	11,547		67,164

Operating income (loss)	14,425	8,282	(801)		21,906

Non-operating expenses (income):
Other expense (income)	418	(81)	—		337
Gain on sale of assets	—	(780)	780	(4)	—
Interest expense	12,032	366	5,652	(5)	18,050

Total non-operating expense (income)	12,450	(495)	6,432		18,387

	Historical
(In $000’s)	CPH For the Year Ended December 31, 2025	Schwarz For the Period January 1, 2025 through October 17, 2025	Schwarz Acquisition Transaction Accounting Adjustments		CPH Pro Forma Combined
Net income (loss) before income taxes	1,975	8,777	(7,233)		3,519
Income tax expense	—	583	(583)	(6)	—

Net income (loss) - consolidated	1,975	8,194	(6,650)		3,519
Net income (loss) attributable to noncontrolling interest	—	2,878	(2,878)	(7)	—

Net income (loss) attributable to controlling interest	$1,975	$5,316	$(3,772)		$3,519

Weighted average number of common shares outstanding, basic and diluted	95,700,000		(8)		95,700,000

Net loss per common share, basic and diluted	$(0.12)		(8)		$(0.12)

(1)	Adjustment necessary to reclassify certain costs within cost of goods sold to selling, general, and administrative, to conform with the presentation of CPH.

(2)

Adjustment necessary to reflect the estimated incremental depreciation expense related to the fixed assets acquired for period January 1, 2025 through October 17, 2025. Depreciation is calculated assuming a straight-line method of depreciation based on the estimated fair value and useful lives of each fixed asset as of October 17, 2025.

(3)

Adjustment necessary to reflect incremental amortization expense related to estimated customer relationships acquired in the Thunder Acquisition for the period January 1, 2025 through October 17, 2025. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing of the Thunder Acquisition. The customer relationships were estimated to have a weighted average useful life of approximately 10 years.

(4)	Adjustment necessary to reclassify gain on the sale of assets to conform to the presentation of CPH.

(5)

Adjustment necessary to eliminate historical interest expense incurred by the Schwarz Entities and reflect the estimated interest expense in the period presented with respect to the incremental borrowings to finance the Thunder Acquisition. The interest rate utilized as of December 31, 2025 was 7.4% per annum. A one-eighth point change in interest rates as of December 31, 2025 would change interest expense by $0.1 million for the year ended December 31, 2025.

(6)	Adjustment necessary to remove income tax expense on the Schwarz Entities as CPH is not a tax paying entity.

(7)	Adjustment necessary to remove the historical noncontrolling interest of the Schwarz Entities. As part of the Thunder Acquisition, CPH purchased all noncontrolling interests.

(8)	The following table reconciles historical and pro forma basic and diluted loss per share for the period indicated (in thousands, except share and per share amounts):

	For the Year Ended December 31, 2025
	Historical	Pro Forma
Net income	$1,975	$3,519
Less: distributions to senior preferred unitholders	(2,340)	(2,340)
Less: accretion of redeemable preferred units to Redemption value	(10,791)	(12,440)

Net Loss Attributable to Common Shareholders	(11,156)	(11,261)

Common shares:
Common Shares outstanding — basic	95,700,000	95,700,000
Dilutive effect of potential Common Shares	—	—

Common Shares outstanding — diluted	95,700,000	95,700,000

Net loss per share:
Basic	$(0.12)	$(0.12)

Diluted	$(0.12)	$(0.12)

(ee)

The following reclassifications were made to conform the historical financial statements of Haymaker to the presentation of CPH, and such amounts are reflected in the “Haymaker As Reclassified” column (in thousands):

		Historical
CPH caption	Haymaker caption	Haymaker As Reported	Reclassification Adjustments	Haymaker As Reclassified
Revenues		$—	$—	$—
Cost of goods sold		—	—	—

Gross Profit		—	—	—
Operating expenses:
	General and administrative expenses	2,522	(2,522)	—
	General and administrative expenses - related party	240	(240)	—
Selling, general, and administrative expenses		—	2,522	2,762
			240

Total operating expenses		2,762	—	2,762

Operating income	Loss from operations	(2,762)	—	(2,762)

Non-operating expenses / (income):	Other income:
Interest earned on cash held in Trust Account	Interest earned on cash held in Trust Account	10,367	—	10,367
	Initial loss of Subscription Agreement liability	(7,178)		(7,178)
	Change in fair value of Subscription Agreement liability	(1,897)		(1,897)

Total non-operating income	Total other income	1,292	—	1,292

Net income (loss)	Net income (loss)	$(1,470)	$—	$(1,470)

Weighted average shares outstanding of Class A Ordinary Shares subject to possible redemption, basic and diluted		22,836,887	—	22,836,887

Basic and diluted net income per share, Class A Ordinary Shares subject to possible redemption		$(0.05)		$(0.05)

Weighted average shares outstanding of non-redeemable Class A and Class B Ordinary Shares, basic and diluted		6,547,600	—	6,547,600

Basic and diluted net income per share, non-redeemable Class A and Class B Ordinary Shares		$(0.05)		$(0.05)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of CPH prior to the consummation of the Business Combination, which became the business of Suncrete upon the closing of the Business Combination. This MD&A includes forward-looking statements. These statements involve risks and uncertainties. Our actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors, including those set forth in the section titled “Risk Factors” elsewhere in this prospectus. Historical results are not necessarily indicative of future performance.

Overview

We are a ready-mix concrete logistics and distribution platform operating across Oklahoma, Arkansas, Louisiana and Texas with plans to expand throughout the high-growth U.S. Sunbelt region through strategic acquisitions and organic growth. We leverage operational scale, technological integration and quality control to serve a diverse base of infrastructure, commercial and residential customers.

The Company was formed on May 22, 2024 (the “Inception Date”). From the Inception Date through July 29, 2024, the Company had no substantive operating activities, other than incurring acquisition-related expenses in connection with the acquisition of Eagle Redi-Mix Concrete, LLC (“Eagle”) and Ram Transportation, LLC (“Ram”) (together, the “Predecessor”). On July 29, 2024, the Company completed the acquisition of Eagle and Ram (the “Concrete Acquisition”) and began reporting on a new accounting basis as the “Successor.”

Accordingly, the Company’s financial statements reflect two distinct reporting periods: a “Predecessor Period” prior to the Concrete Acquisition and a “Successor Period” subsequent to the Concrete Acquisition. The results of operations of the Successor and Predecessor are not comparable due to the application of acquisition accounting.

This MD&A includes discussion of the following reporting periods:

•	Successor Period for the year ended December 31, 2025;

•	Successor Period from inception (May 22, 2024) through December 31, 2024

•	Predecessor Period from January 1, 2024 through July 29, 2024; and

•	Predecessor Period for the year ended December 31, 2023.

Recent Developments

Thunder Acquisition

On October 17, 2025, Eagle Redi-Mix Concrete, LLC, our indirect wholly owned subsidiary (“Eagle Redi-Mix”), entered into an equity and asset purchase and contribution agreement (as amended on March 27, 2026, the “Equity and Asset Purchase and Contribution Agreement”) with SRM, Inc., an Oklahoma corporation (“Schwarz Ready Mix”), SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”) and the other selling parties named therein and Schwarz Ready Mix, in its capacity as a representative of the selling parties. Pursuant to the Equity and Asset Purchase and Contribution Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand (collectively, the “Thunder Acquisition”). The aggregate purchase price included $97.0 million in cash consideration ($74.3 million paid at closing and $22.7 million deferred until June 30, 2026) and 20,000,000 Company Preferred Units issued to the sellers as rollover equity.

Hope Acquisition

On April 28, 2026, two subsidiaries of the Company, Concrete Partners, LLC, a Delaware limited liability company, and Purchaser Holdco, a newly formed subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Hope Purchase Agreement”) and related agreements with the owners (the “Sellers”) of Hope Concrete, LLC, a Texas limited liability company (“Hope”), to acquire 100% of the ownership interests of Hope and its subsidiaries, Lafayette Concrete Division LLC, a Louisiana limited liability company, and Baton Rouge Concrete Division LLC, a Louisiana limited liability company (collectively with Hope, the “Hope Companies”). The Hope Companies are in the business of concrete manufacturing, concrete production, concrete sales, and trucking of concrete, sand, rock, cement, and fly ash. On April 28, 2026, the Company completed the acquisition of the Hope Companies (the “Hope Acquisition”).

After giving effect to the transactions contemplated by the Hope Purchase Agreement, the aggregate consideration consisted of (i) 220,007 shares of Class A common stock, par value $0.0001 per share, of Suncrete (“Class A Common Stock”) issued to one of the Sellers, (ii) 69,511 shares of Class B common stock, par value $0.0001 per share, of Purchaser Holdco issued to one of the Sellers (the “Holdco Rollover Securities”) and (iii) a net closing cash payment of $39,377,232.21, subject to certain adjustments as set forth in the Hope Purchase Agreement, with respect to the purchased units sold by the other Sellers. In addition, the Company paid $27.4 million to satisfy the debt obligations of Hope Concrete.

The Holdco Rollover Securities issued by Purchaser Holdco are nonvoting, have no dividend or liquidation rights and are exchangeable for an aggregate of 695,110 shares of Class A Common Stock on the terms and subject to the conditions set forth in an Exchange Agreement, dated April 28, 2026, by and among Suncrete, Purchaser Holdco and Foley Bros., LLC, a Texas limited liability company. For additional information, see the section titled “Liquidity and Capital Resources – Acquisitions.”

Southern Louisiana Acquisition

On April 29, 2026, the Company acquired a ready-mix concrete company in Southern Louisiana for aggregate consideration consisting of (i) $31.0 million in cash at closing, (ii) 259,291 shares of Class A Common Stock issued to the sellers at closing and (iii) an earnout payment of up to $10.0 million, to be paid by the Company, if at all, in cash or Class A Common Stock, at the Company’s option and subject to certain limitations, based upon the acquired company’s achievement of specified performance criteria over a five-year post-closing performance period. For additional information, see the section titled “Liquidity and Capital Resources – Acquisitions.”

Nelson Bros. Acquisition

On May 6, 2026, the Company, through Hope, entered into a Membership Interest Purchase Agreement (the “Nelson Purchase Agreement”) and related agreements with the owners of Nelson Bros. Ready Mix, LLC, a Texas limited liability company (the “Nelson Bros”), to acquire 100% of the ownership interests of Nelson and its subsidiary, R & R Trucking LLC, a Texas limited liability company (collectively with the Nelson Bros., the “Nelson Acquired Companies”). The Nelson Acquired Companies are in the business of concrete manufacturing, concrete production, concrete sales, and trucking for their concrete operations (including trucking of concrete, sand, rock, cement, and fly ash for use in concrete manufacturing and production). On May 6, 2026, the Company completed the acquisition of the Nelson Acquired Companies pursuant to the Nelson Purchase Agreement (the “Nelson Acquisition”). The owners of the Nelson Acquired Companies who are also parties to the Nelson Purchase Agreement, were Randell R. Owens, Ronda A. Owens, JAO, LLC, a Texas limited liability company (“JAO”), and Owens Regional Investments, LLC, a Texas limited liability company (“Owens Regional,” and collectively, with Mr. Owens, Ms. Owens and JAO, the “Nelson Sellers”), and Jacob Owens in his capacity as representative of the Nelson Sellers.

The aggregate consideration for the Nelson Acquisition consisted of (i) 1,296,456 shares of Class A Common Stock issued to the Nelson Sellers and (ii) $42.3 million net cash payment at closing paid to Nelson. In addition, the Nelson Sellers will be eligible to receive a contingent earnout payment of up to $18.0 million based on the achievement of a specified trailing twelve-month materials spread target by the Nelson Acquired Companies, measured as of the end of any full calendar quarter ending during the five-year period following the closing of the Nelson Acquisition, with Hope having the option to satisfy up to 50% of any such earnout payment by issuing shares of the Company’s Class A Common Stock in lieu of cash (the “Nelson Earnout Stock Consideration”) at a future average closing stock price, subject to applicable Nasdaq listing rules and other limitations on the issuance of Nelson Earnout Stock Consideration set forth in the Nelson Purchase Agreement.

Business Combination with Haymaker

On April 8, 2026 (the “Closing Date”), Suncrete, Inc. (“Suncrete”) consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated October 9, 2025 (the “Business Combination Agreement”) by and among the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Suncrete, Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Suncrete (“Merger Sub I”), and Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Suncrete (“Merger Sub II”). Pursuant to the Business Combination Agreement, the Business Combination was effected on the Closing Date in several steps: (a) Haymaker transferred by way of continuation out of its jurisdiction of incorporation from the Cayman Islands and domesticated into the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”), (b) immediately following the Domestication, Merger Sub I merged with and into Haymaker (the “Initial Merger”), with Haymaker surviving the Initial Merger as a wholly owned subsidiary of Suncrete; and (c) immediately following the Initial Merger, Merger Sub II merged with and into the Company (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”, and together with the Domestication, and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of Suncrete. Prior to the closing of the Initial Merger, Suncrete issued an aggregate of 26,000 shares of its Series A Preferred Stock, which is initially convertible into an aggregate of 1,444,445 shares of Class A Common Stock of the Company, in exchange for all of the outstanding Senior Preferred Units of the Company.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Haymaker acquired all of the outstanding equity interests of the Company in the Business Combination, the Company will be treated as the accounting acquirer for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of the Company issuing shares for the net assets of Haymaker, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of the Company.

Credit Agreement Amendments

We are party to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and certain lenders party thereto (the “Lenders”). On October 17, 2025, in connection with the Thunder Acquisition, we amended the Credit Agreement to increase the Initial Term Loan (defined below) by $75.0 million and the Revolving Loan (defined below) by $10.0 million. On March 25, 2026, we entered into that certain Consent and Second Amendment to Credit Agreement and First Amendment to Security and Pledge Agreement (the “Second Amendment”) to, among other things, permit the consummation of the Business Combination and giving effect to the closing of the Business Combination, to add Suncrete and SPAC as guarantors under the Credit Agreement. On April 7, 2026, we and, giving effect to the closing of the Business Combination, Suncrete and SPAC, entered into that certain Limited Consent and Third Amendment to Credit Agreement (the “Third Amendment”) to, among other things, permit the forward purchase agreement entered into in connection with the Business Combination. On April 28, 2026, we entered into that certain Limited

Consent and Fourth Amendment to Credit Agreement (the “Fourth Amendment,” and the Credit Agreement, as amended through the date of the Fourth Amendment, the “Amended Credit Agreement”) to, among other things, permit the consummation of certain acquisitions, including the joinder to the Amended Credit Agreement of Suncrete Intermediate, Inc. (“Purchaser Holdco”), a subsidiary formed in connection with the Hope Acquisition. For additional information, see the section titled “Liquidity and Capital Resources – Debt Agreements.”

Equipment Loan

On December 30, 2025, the Company entered into a five-year $4.8 million equipment security note (“Equipment Loan”). The Equipment Loan is a part of a master agreement that permits multiple equipment notes under the master agreement. For additional information, see the section titled “Liquidity and Capital Resources – Debt Agreements.”

Components of Our Results of Operations

Revenues

We generate revenue primarily from the production and delivery of ready-mix concrete. Revenue is recognized at a point in time when control of the product has transferred to the customer, typically upon delivery to the job site. Our concrete is sold under short-term purchase orders or master service agreements. Revenue is driven by the volume of cubic yards delivered, the average sales price per cubic yard and the type of concrete mix required for the job. Our pricing strategy also incorporates value-added services, including specialized admixtures, customized mix formulations and on-site quality control. Our sales are sensitive to fluctuations in construction activity across the public infrastructure, commercial and residential sectors. Seasonality and weather can also impact delivery schedules and job site activity, particularly during the winter months.

Cost of Goods Sold

Cost of goods sold consists of all materials and direct costs associated with the production and delivery of concrete. This includes cement, fly ash, aggregates, admixtures, plant labor, equipment maintenance, truck driver wages, fuel, permits and tags, and other plant-level expenses. Cost of goods sold also includes depreciation of production-related property. Costs may fluctuate based on raw material pricing, labor availability, and plant utilization rates.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (“SG&A”) include corporate and regional administrative costs such as salaries and benefits for administrative personnel, insurance, rent, professional services, and IT and compliance-related expenses. SG&A also includes amortization of customer relationship intangibles and depreciation of property and equipment not directly attributable to production, and other recurring overhead costs.

Gross Profit

Gross profit represents revenues less cost of goods sold. Gross profit is impacted by a combination of delivered volumes, realized pricing, mix of projects, and cost structure. Our gross margin can fluctuate based on weather conditions, seasonality, raw material costs, and our ability to effectively utilize plant and fleet capacity. Periods with higher delivered volumes generally allow for stronger fixed cost absorption, which enhances gross margin, while lower volumes can result in higher per-unit costs and margin compression.

Acquisition-related Costs

Acquisition-related costs primarily consist of costs incurred in connection with acquisitions, integration activities, and other strategic or capital markets initiatives. These costs are expensed as incurred and may fluctuate significantly between periods depending on the level and timing of acquisition and financing activity.

Other Income (Expense)

Other income (expense) primarily consists of interest expense and other non-operating items. Interest expense relates mainly to borrowings under the Term Loan and the Revolving Loan and includes the amortization of debt issuance costs. Interest expense is presented net of immaterial interest income, and no material amounts of interest were capitalized during the periods presented. Other non-operating expenses include miscellaneous non-operating items that are not directly related to the Company’s core operating activities.

Key Performance Indicators and Non-GAAP Financial Measures

In addition to the operating metrics discussed above, we regularly monitor certain key performance indicators, including net income (loss), as well as certain non-GAAP financial measures to evaluate our operating performance.

Adjusted EBITDA represents net income (loss) before interest expense, net, depreciation and amortization, and further adjusted to exclude certain non-cash or non-operating items that management does not consider indicative of the Company’s core operating performance. Such adjustments include share-based compensation expense, acquisition-related costs, acquisition bonuses, public company readiness costs and acquisition-related financing costs. Management believes excluding these costs provides investors with a clearer view of underlying operating performance. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Management uses these measures as key performance indicators to evaluate the Company’s operating performance and assess trends, and believes they are also frequently used by securities analysts, investors, and other parties to evaluate companies in our industry. Management believes these non-GAAP measures enhance investors’ understanding of the Company’s operating performance and facilitate meaningful period-to-period comparisons. These measures have limitations as analytical tools and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Our calculation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income to Adjusted EBITDA. (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Net income	$1,975	$1,079	$20,464	$26,975
Plus:
Interest expense, net	12,032	5,173	924	878
Depreciation & amortization expense	19,035	6,740	4,827	6,087
Share-based compensation expense	547	32	—	—
Acquisition-related costs (1)	6,696	7,422	—	—
Acquisition bonuses (2)	—	1,000	—	—
Public company readiness (3)	659	353	—	—
Financing-related costs (4)	390	—	—	—

Adjusted EBITDA	$41,334	$21,799	$26,215	$33,940

Revenues	$194,871	$79,650	$103,661	$144,279
Net income margin	1.0%	1.4%	19.7%	18.7%
Adjusted EBITDA margin	21.2%	27.4%	25.3%	23.5%

(1)	Represents legal and advisory fees incurred in connection with acquisitions.
(2)	Represents discretionary bonuses paid in connection with the Concrete Acquisition.
(3)

Represents professional service costs incurred in connection with acquisition-related technical accounting and advisory support, as well as incremental costs to support the Company’s preparation for becoming a public company (e.g., resources to facilitate public company readiness).

(4)	Represents costs associated with debt extinguishment and modification in connection with acquisitions.

Results of Operations

Factors Affecting Comparability of Our Results of Operations to Our Historical Results of Operations

Our historical results of operations for the periods presented are not comparable, either to each other or to our results of operations in future periods. As discussed in the “Overview” section, Concrete Partners Holding, LLC was formed on May 22, 2024, and had no substantive operating activities prior to the Concrete Acquisition on July 29, 2024. As a result of the Concrete Acquisition and the application of acquisition accounting beginning on the date of the closing of the Concrete Acquisition, our financial statements distinguish between Successor and Predecessor periods. Although these periods reflect different bases of accounting and are not directly comparable, management believes that a discussion of period-over-period changes in revenues and other key operating metrics provides meaningful information about the underlying performance of the business.

Fiscal Years Ended December 31, 2025, 2024 and 2023

The following table summarizes the Company’s operating results for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Revenues	$194,871	$79,650	$103,661	$144,279
Cost of goods sold	127,925	49,419	65,065	93,093

Gross profit	66,946	30,231	38,596	51,186

Operating expenses:
Selling, general and administrative expenses	45,553	16,346	16,883	22,665
Acquisition-related costs	6,696	7,422	—	—
(Gain) loss on disposal of assets, net	272	(108)	40	197

Total operating expenses	52,521	23,660	16,923	22,862

Operating income	14,425	6,571	21,673	28,324

Other expense:
Other expenses	(418)	(319)	(285)	(471)
Interest expense, net	(12,032)	(5,173)	(924)	(878)

Total other expense	(12,450)	(5,492)	(1,209)	(1,349)

Net income	$1,975	$1,079	$20,464	$26,975

Revenue

Successor Year Ended December 31, 2025 (the “Successor 2025 Period”)

Revenue was $194.9 million for the year ended December 31, 2025. Results for the year were significantly impacted by unusually heavy and sustained rainfall across Oklahoma and Arkansas during the first half of the year, which limited construction activity and reduced the number of delivery days. These weather conditions were materially above historical averages and did not occur in the prior-year. Revenue benefited in the second half of the year with weather patterns that were in line with historical trends, as well as increased volumes from the Thunder Acquisition, which closed in the fourth quarter of 2025 and added approximately twenty concrete plants and one hundred fifteen mixer trucks, expanding us into a new regional market. In addition, realized pricing increased modestly following the Thunder Acquisition, as the acquired operations historically operated at a higher average unit price relative to legacy assets. Pricing was otherwise generally consistent with the Successor 2024 Period.

Successor Period (May 22, 2024 through December 31, 2024) (the “Successor 2024 Period”)

Revenue was $79.7 million for the Successor 2024 Period. Performance in the period reflected contributions from our acquisition of certain assets of SMG Ready Mix (“SMG”) in January 2024, which added eight plants to our network, expanding our delivery capacity and operational footprint. Realized pricing remained stable during the Successor Period, supported by contractual resets, surcharges, and favorable project mix in key delivery zones.

Predecessor Period (January 1, 2024 through July 29, 2024) (the “Predecessor 2024 Period”)

Revenue was $103.7 million for the Predecessor 2024 Period. Activity in this period reflected steady demand from customers and the initial contribution from the SMG assets acquisition completed in January 2024. Production from the SMG assets increased throughout the period as integration progressed, supporting overall delivery volumes and enhancing the Company’s operational footprint. Realized pricing reflected contractual price resets implemented during the period, though overall pricing levels remained relatively consistent without significant further increases during the period.

Predecessor Year Ended December 31, 2023 (the “Predecessor 2023 Period”)

Revenue was $144.3 million for the Predecessor 2023 Period. Results primarily reflect baseline construction activity in the markets in which we operate across infrastructure, commercial, and residential projects. The period also benefited from the first full year of operations following the acquisition of substantially all of the ready-mix production, transportation, and real-estate assets of Shelton Ready-Mix and Shelton Transportation, expanding the Company’s operational footprint through the addition of two plants. Pricing remained steady during the year, with modest increases driven by market-based resets, such as contractual pricing adjustments tied to changes in underlying raw material, labor, and delivery costs, implemented during the period.

Cost of Goods Sold

The following table presents our costs of goods sold and costs of goods sold as a percentage of revenue for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Cost of goods sold	$127,925	$49,419	$65,065	$93,093
As a percentage of revenue	65.6%	62.0%	62.8%	64.5%

Successor Year Ended December 31, 2025

Cost of goods sold was $127.9 million, or 65.6% of revenue, for the year ended December 31, 2025. Results reflect lower delivered volumes caused by unusually heavy and sustained rainfall during the first half of 2025, which significantly impacted construction activity and delivery days in key markets. Per-unit costs increased throughout the year due to the unfavorable absorption of fixed plant and delivery costs on lower volumes, as well as higher depreciation expense associated with the fair value step-up of property, plant and equipment recognized in connection with the Concrete Acquisition and the Thunder Acquisition.

Successor Period (May 22, 2024 through December 31, 2024)

Cost of goods sold represented 62.0% of revenue in the Successor 2024 Period. Results for the period reflected the continued integration of the SMG assets acquisition completed in January 2024, which added eight plants to our network, expanding our delivery capacity and operational footprint. The increased scale enabled us to spread fixed plant-level costs across a larger production base, improving cost absorption.

Predecessor Period (January 1, 2024 through July 29, 2024)

Cost of goods sold represented 62.8% of revenue in the Predecessor 2024 Period. Production from the SMG assets increased throughout the period as integration progressed, supporting overall delivery volumes. The increased scale enabled us to spread fixed plant-level costs across a larger production base, improving cost absorption.

Predecessor Year Ended December 31, 2023

Cost of goods sold represented 64.5% of revenue in the Predecessor 2023 Period. Results during this period primarily reflect baseline operations across the Company’s historical plant network. The period also benefited from the first full year of operations following the Shelton acquisition, which expanded our operational footprint through the addition of two plants.

While we experienced inflationary pressures on certain raw materials, labor, and fuel, these cost increases were generally passed through to customers through contractual price resets and surcharges and, therefore, did not have a material impact on gross margins for the periods presented.

Gross Profit

The following table presents our gross profit and gross profit as a percentage of revenue for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Gross Profit	$66,946	$30,231	$38,596	$51,186
As a percentage of revenue	34.4%	38.0%	37.2%	35.5%

Successor Year Ended December 31, 2025

Gross profit totaled $66.9 million, or 34.4% of revenue, for the year ended December 31, 2025. Results reflect the volume and cost trends discussed in the “Revenue” and “Cost of Goods Sold” sections above, including lower delivered volumes resulting from unusually heavy rainfall and increased per-unit costs from reduced fixed-cost absorption. Gross margins were further impacted by higher depreciation expense associated with the fair value step-up of property, plant and equipment in connection with the Concrete Acquisition and the Thunder Acquisition.

Successor Period (May 22, 2024 through December 31, 2024)

Gross profit represented 38.0% of revenue in the Successor 2024 Period. Results for the period benefited from the increased scale associated with the SMG assets acquisition in January 2024, which expanded our plant network and contributed to stronger fixed cost absorption. Stable realized pricing and favorable project mix further supported gross margin performance.

Predecessor Period (January 1, 2024 through July 29, 2024)

Gross profit represented 37.2% of revenue in the Predecessor 2024 Period. Activity during this period reflected the initial integration of the SMG assets and increased production volumes as the newly acquired plants ramped up. Gross margin performance remained stable, supported by steady pricing and volume growth.

Predecessor Year Ended December 31, 2023

Gross profit represented 35.5% of revenue for the Predecessor 2023 Period. Results during this period primarily reflect our baseline operations prior to the SMG assets acquisition, along with contributions from the first full year of operation following the Shelton acquisition.

Operating Expenses

Selling, General and Administrative Expenses

Successor Year Ended December 31, 2025

SG&A expenses totaled $45.6 million for the year ended December 31, 2025. Activity during the year primarily reflected amortization of customer relationship intangibles and depreciation associated with the fair value step-up of property, plant and equipment recorded in connection with the Concrete Acquisition and the Thunder Acquisition. In connection with the Thunder Acquisition, payroll expenses and maintenance and repair expenses increased during the year due to an increased headcount and the expanded size of our operations fleet. SG&A also includes affiliated consultant compensation, professional services costs, and other expenses incurred to support our transition to a public company environment.

Successor Period (May 22, 2024 through December 31, 2024)

SG&A expenses were $16.3 million in the Successor 2024 Period. Results for the period reflect increased depreciation and amortization expense associated with the fair value step-up of property and the recognition of customer relationship intangibles in connection with the Concrete Acquisition. SG&A expenses also included higher professional services costs as we continued to scale our operations.

Predecessor Period (January 1, 2024 through July 29, 2024)

SG&A expenses were $16.9 million in the Predecessor 2024 Period. Activity during the period primarily reflected personnel-related costs and overhead associated with integrating the SMG assets acquisition, as well as increased administrative support to manage the larger operating platform.

Predecessor Year Ended December 31, 2023

SG&A expenses were $22.7 million in the Predecessor 2023 Period. Results for the period primarily reflect baseline overhead and personnel costs prior to the SMG assets acquisition, as well as administrative support associated with the existing plant network and the Shelton acquisition.

Acquisition-related Costs

Successor Year Ended December 31, 2025

Acquisition-related costs totaled $6.7 million for the year ended December 31, 2025. These expenses primarily consisted of due diligence and professional service costs incurred in connection with the Thunder Acquisition, including legal, accounting, and advisory fees associated with transaction execution and integration planning, as well as professional fees incurred in connection with the Company’s ongoing de-SPAC and public-company readiness efforts.

Successor Period (May 22, 2024 through December 31, 2024)

Acquisition-related costs were $7.4 million in the Successor 2024 Period. The activity during this period primarily reflects acquisition costs incurred in connection with the Concrete Acquisition, including legal, financial advisory, accounting, and other professional service fees.

Predecessor Period (January 1, 2024 through July 29, 2024)

We did not have acquisition-related costs during the Predecessor 2024 Period.

Predecessor Year Ended December 31, 2023

We did not have acquisition-related costs during the Predecessor 2023 Period.

(Gain) Loss on Disposal of Assets

Successor Year Ended December 31, 2025

We recorded a loss of $0.3 million on asset disposals during the year ended December 31, 2025. Activity during this period primarily related to the disposition of miscellaneous ancillary assets.

Successor Period (May 22, 2024 through December 31, 2024)

Gain on disposal of assets was $0.1 million in the Successor 2024 Period. Activity during the period primarily related to the sale of various ancillary assets, including older equipment and vehicles no longer in active use.

Predecessor Period (January 1, 2024 through July 29, 2024)

Loss on disposal of assets was $40,000 in the Predecessor 2024 Period. Activity during the period was minimal and reflected routine asset disposals.

Predecessor Year Ended December 31, 2023

Loss on disposal of assets was $0.2 million in the Predecessor 2023 Period. Activity during the period related to the timing and mix of asset sales, primarily involving older fleet and support equipment.

Gains and losses on asset disposals are not indicative of ongoing operations and may fluctuate from period to period depending on the volume and value of disposals.

Other Income (Expense)

Other Expenses

Successor Year Ended December 31, 2025

Other expenses was $0.4 million in the year ended December 31, 2025. Activity during the year was consistent with typical non-operating charges incurred in the ordinary course.

Successor Period (May 22, 2024 through December 31, 2024)

Other expenses was $0.3 million in the Successor 2024 Period. Activity during the period was consistent with typical non-operating charges incurred in the ordinary course.

Predecessor Period (January 1, 2024 through July 29, 2024)

Other expenses was $0.3 million in the Predecessor 2024 Period. Activity during the period was consistent with typical non-operating charges incurred in the ordinary course.

Predecessor Year Ended December 31, 2023

Other expenses was $0.5 million in the Predecessor 2023 Period. Activity during the period was consistent with typical non-operating charges incurred in the ordinary course.

Interest Expense, Net

Successor Year Ended December 31, 2025

Interest expense, net, was $12.0 million in the year ended December 31, 2025. This amount primarily reflects interest incurred on the Term Loan and Revolving Loan entered into in connection with the Concrete Acquisition and Thunder Acquisition, which resulted in higher average borrowings during the period. Interest income was immaterial, and no material amounts of interest were capitalized.

Successor Period (May 22, 2024 through December 31, 2024)

Interest expense, net, was $5.2 million in the Successor 2024 Period. The increase in expense during the period reflects interest incurred on the Initial Term Loan (defined below) and Revolving Loan entered into in connection with the Concrete Acquisition. At December 31, 2024, the Initial Term Loan had a principal balance of $126.8 million and an applicable interest rate of 7.7%, and the Revolving Loan had a principal balance of $4.2 million and an applicable interest rate of 7.7%.

Predecessor Period (January 1, 2024 through July 29, 2024)

Interest expense, net, was $0.9 million in the Predecessor 2024 Period. Activity during the period primarily reflected interest incurred under existing debt arrangements prior to the Concrete Acquisition.

Predecessor Year Ended December 31, 2023

Interest expense, net, was $0.9 million in the Predecessor 2023 Period. Results for the period were consistent with the Company’s historical borrowing levels prior to the establishment of the new Term Loan and Revolving Loan.

Net Income

Net income was $2.0 million during the year ended December 31, 2025, $1.1 million during the Successor 2024 Period, $20.5 million during the Predecessor 2024 Period and $27.0 million during the Predecessor 2023 Period. The change in net income between periods was primarily driven by the factors discussed above.

Adjusted EBITDA

Successor Year Ended December 31, 2025

Adjusted EBITDA was $41.3 million, representing an Adjusted EBITDA margin of 21.2%, for the year ended December 31, 2025. Results for the period were significantly impacted by unusually heavy and sustained rainfall across Oklahoma and Arkansas during the first half of the year, which reduced delivery volumes and delayed customer projects. With lower volumes, we were unable to benefit from fixed-cost leverage to the same extent as in the Successor 2024 Period, resulting in reduced gross margin contribution.

Successor Period (May 22, 2024 through December 31, 2024)

Adjusted EBITDA was $21.8 million, and Adjusted EBITDA margin was 27.4%, for the Successor 2024 Period. Results for the period benefited from increased scale associated with the SMG assets acquisition in January 2024, which added eight plants to our network, expanding our delivery capacity and operational footprint. This scale expansion supported improved fixed cost leverage and margin performance.

Predecessor Period (January 1, 2024 through July 29, 2024)

Adjusted EBITDA was $26.2 million, and Adjusted EBITDA margin was 25.3%, for the Predecessor 2024 Period. Activity during this period reflected stable demand conditions and the initial integration of the SMG assets, which increased production capacity and supported stronger fixed cost absorption. Integration efforts throughout the period enhanced operational efficiency and contributed to overall margin performance.

Predecessor Year Ended December 31, 2023

Adjusted EBITDA was $33.9 million, and Adjusted EBITDA margin was 23.5%, for the Predecessor 2023 Period. Results reflect baseline operations prior to the SMG assets acquisition, with steady volume performance supported by strong market fundamentals in Oklahoma and Arkansas. The period also benefited from the first full year of operations following the Shelton acquisition, which expanded the Company’s operational footprint through the addition of two plants.

LIQUIDITY AND CAPITAL RESOURCES

Overview

Our primary needs for cash are for potential acquisitions and payment of contractual obligations, including debt and working capital obligations. Our primary sources of liquidity have historically been cash flows generated from operating activities and borrowings under our Revolving Loan. As of December 31, 2025 and 2024, we had a net working capital surplus of $0.1 million and $19.4 million, respectively. The decrease in working capital at December 31, 2025 was primarily driven by the classification of the $22.7 million deferred payment related to the Thunder Acquisition as a current liability, which is expected to be funded through a combination of operating cash flows and availability under the Revolving Loan. Our collection of receivables has historically been timely, and losses associated with uncollectible receivables have historically not been significant. Our cash balances totaled $6.3 million and $8.4 million as of December 31, 2025 and 2024, respectively.

We budget annually for both maintenance and growth capital expenditures. Maintenance capital expenditures are fairly predictable and represent routine reinvestments required to sustain our current operations, including mixer and haul truck replacements, plant repairs and other recurring equipment and fleet needs typical of the ready-mix industry. By contrast, growth capital expenditures are discretionary and can fluctuate depending on the timing and scale of opportunities to expand within our existing footprint, such as new plant construction, capacity additions or targeted fleet expansion. Acquisition capital expenditures, such as the purchase of new plants or other strategic assets, are not part of our recurring capital program and require approval from our board of directors.

The ultimate amount of our future capital expenditures will depend upon a variety of factors, including raw material and equipment pricing, construction activity levels in our markets and the availability of attractive opportunities to support growth.

As of December 31, 2025, we had cash and cash equivalents of $6.3 million and available capacity under the Revolving Loan of $21.5 million, net of a $0.5 million letter of credit. Net cash provided by operating activities was approximately $21.5 million for the year ended December 31, 2025. We believe that our operating cash flows and the aforementioned liquidity sources provide us with sufficient liquidity to fund our operations and planned maintenance capital expenditures. However, the timing and amount of future growth or acquisition capital expenditures remain subject to market conditions, board approval and other variables outside of our control.

Cash requirements for known contractual and other obligations

The following table presents significant cash requirements for known contractual and other obligations as of December 31, 2025 (in thousands):

	Short-term	Long-term	Total
Term Loan (1)	$13,251	$182,452	$195,703
Deferred payment (2)	22,700	—	22,700
Equipment Loan (1)	1,136	4,543	5,679
Revolving Loan (3)	—	3,000	3,000
Operating lease commitments (4)	634	2,235	2,869

Total	$37,721	$192,230	$229,951

(1)	Amounts presented include both principal and interest obligations.
(2)	Amounts presented represent deferred payment as part of the Thunder Acquisition
(3)

Amounts presented do not include interest expense as it is a floating rate and we cannot determine with accuracy the future interest rates we will be charged. As of December 31, 2025, the outstanding balance under our Revolving Loan was subject to an interest rate of 7.4%.

(4)	Amounts presented include both minimum lease payments and imputed interest.

Cash Flows

Fiscal Year Ended December 31, 2025, 2024 and 2023

The following table summarizes our cash flows for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Net cash provided by (used in):
Operating activities	$21,470	$10,798	$17,650	$32,226
Investing activities	(89,014)	(192,669)	(14,743)	(7,581)
Financing activities	65,467	185,976	(5,693)	(22,815)

Net increase (decrease) in cash and cash equivalents	$(2,077)	$4,105	$(2,786)	$1,830

Cash Flows Provided by Operating Activities

Net cash provided by operating activities was $21.5 million, $10.8 million, $17.7 million and $32.2 million for the year ended December 31, 2025, Successor 2024 Period, Predecessor 2024 Period and Predecessor 2023 Period, respectively.

Operating cash flows for the year ended December 31, 2025 reflect the impact of historically high rainfall during the first half of 2025, which significantly reduced production days, delivered volumes, and gross profit. Operating cash flows were further impacted by interest payments of approximately $12.0 million related to the term debt incurred in connection with the Concrete Acquisition and the Thunder Acquisition and affiliated consultant compensation of approximately $2.8 million. Operating cash flows were also adversely affected by higher SG&A expenses, primarily driven by increased payroll and maintenance costs associated with expanded operations, as well as incremental costs related to preparing to operate as a public company.

Operating cash flows in the Successor 2024 Period reflect five months of activity following the Concrete Acquisition, including interest payments of approximately $4.9 million related to the new term debt incurred to finance Concrete Acquisition and affiliated consultant compensation of approximately $0.4 million.

Operating cash flows in the Predecessor 2024 Period reflect seven months of operating activity prior to the Concrete Acquisition, while the Predecessor 2023 Period reflects a full year of operations under the legacy ownership structure.

Cash Flows Used in Investing Activities

Net cash used in investing activities was $89.0 million, $192.7 million, $14.7 million and $7.6 million for the year ended December 31, 2025, Successor 2024 Period, Predecessor 2024 Period and Predecessor 2023 Period, respectively.

For the year ended December 31, 2025, cash used in investing activities primarily consisted of $73.4 million related to the Thunder Acquisition that added approximately twenty ready-mix plants in Oklahoma and $15.9 million of property, plant and equipment additions primarily associated with maintenance and organic growth capital expenditures. These outflows were partially offset by approximately $0.3 million of proceeds from asset sales.

For the Successor 2024 Period, cash used in investing activities primarily consisted of $189.2 million related to the Concrete Acquisition and $3.6 million of property, plant, and equipment additions primarily associated with maintenance capital expenditures. These outflows were partially offset by approximately $0.2 million of proceeds from asset sales.

For the Predecessor 2024 Period, cash used in investing activities primarily consisted of $13.9 million related to the SMG assets acquisition and $1.0 million of property, plant, and equipment additions primarily associated with maintenance capital expenditures. These outflows were partially offset by $0.2 million of proceeds from an asset disposition.

For the Predecessor 2023 Period, cash used in investing activities primarily consisted of $9.2 million of capital expenditures for maintenance and organic growth projects. These outflows were partially offset by approximately $1.6 million in proceeds from the sale of assets.

Cash Flows Provided (Used in) Financing Activities

Net cash provided (used in) by financing activities was $65.5 million, $186.0 million, $(5.7) million and $(22.8) million for the year ended December 31, 2025, Successor 2024 Period, Predecessor 2024 Period and Predecessor 2023 Period, respectively.

For the year ended December 31, 2025, net cash provided by financing activities primarily consisted of debt borrowings of $86.8 million, offset by $15.6 million of debt repayments, $2.7 million of deferred financing costs, $2.3 million of distributions to members and $0.6 million of debt issuance costs.

Net cash provided by financing activities during the Successor 2024 Period was primarily driven by net debt borrowings of $131.0 million and proceeds from the issuance of preferred and common units of $57.9 million. These inflows were partially offset by $2.5 million of debt issuance costs and $0.4 million of distributions to members.

Net cash used in financing activities during the Predecessor 2024 Period was primarily due to distributions to members of $14.3 million offset partially by net borrowings of debt of $8.6 million.

Net cash used in financing activities during the Predecessor 2023 Period was primarily due to distributions to members of $18.2 million and repayments of debt of $4.6 million.

Acquisitions

Thunder Acquisition

On October 17, 2025, we completed the Thunder Acquisition. The aggregate purchase price included $97.0 million in cash consideration ($74.3 million paid at closing and $22.7 million deferred until June 30, 2026) and 20,000,000 Company Preferred Units issued to the sellers as rollover equity.

Hope Acquisition

On April 28, 2026, we completed the Hope Acquisition. After giving effect to the transactions contemplated by the Hope Purchase Agreement, the aggregate consideration consisted of (i) 220,007 shares of Class A Common Stock issued to one of the Sellers, (ii) the Holdco Rollover Securities and (iii) a net closing cash payment of $39,377,232.21, subject to certain adjustments as set forth in the Hope Purchase Agreement, with respect to the purchased units sold by the other Sellers. In addition, the Company paid $27.4 million to satisfy the debt obligations of Hope Concrete.

Southern Louisiana Acquisition

On April 29, 2026, we acquired a ready-mix concrete company in Southern Louisiana for aggregate consideration consisting of (i) $31.0 million in cash at closing, (ii) 259,291 shares of Class A Common Stock issued to the sellers at closing and (iii) an earnout payment of up to $10.0 million based upon the acquired company’s achievement of specified performance criteria over a five-year post-closing performance period. The earnout is payable, if at all, in cash or Class A Common Stock, at the Company’s election, with the number of shares of Class A Common Stock issuable based upon the average closing price per share of the Class A Common Stock on The Nasdaq Global Market for the 30 consecutive trading days preceding the end of the earnout period; provided that in no event will the Company issue shares of Class A Common Stock if the issuance would exceed (a) the aggregate number of shares of Class A Common Stock that the Company may issue in compliance with the rules and regulations of Nasdaq or (b) 9.99% of the issued and outstanding shares of Class A Common Stock.

Nelson Acquisition

On May 6, 2026, we acquired 100% of the ownership interests of the Nelson Acquired Companies for an aggregate consideration of (i) 1,296,456 shares of Class A Common Stock issued to the Nelson Sellers and (ii) $42.3 million net cash payment at closing. In addition, the Nelson Sellers will be eligible to receive a contingent earnout payment of up to $18.0 million based on the achievement of a specified trailing twelve-month materials spread target by the Nelson Acquired Companies, measured as of the end of any full calendar quarter ending during the five-year period following the closing of the Nelson Acquisition, with Hope having the option to satisfy up to 50% of any such earnout payment by issuing the Nelson Earnout Stock Consideration, with the number of shares of Class A Common Stock issuable based upon the average closing price per share of the Class A Common Stock on The Nasdaq Global Market for the 30 consecutive trading days preceding the end of the earnout period; provided that in no event will the Company issue shares of Class A Common Stock if the issuance would exceed (a) the aggregate number of shares of Class A Common Stock that the Company may issue in compliance with the rules and regulations of Nasdaq or (b) 9.99% of the issued and outstanding shares of Class A Common Stock.

Business Combination

In connection with the closing of the Business Combination, holders of 12,628,150 Class A ordinary shares sold in Haymaker’s initial public offering properly exercised their right to have their shares redeemed for a pro rata portion of the trust account holding the proceeds from Haymaker’s initial public offering. On April 8, 2026, prior to the Domestication, Haymaker redeemed 12,628,150 Class A ordinary shares for $11.57 per share. As a result, on April 8, 2026, after giving effect to redemptions and payments to holders under prepaid forward agreements and before paying expenses, there was approximately $59 million remaining in the trust account.

Forward Purchase Agreement

Prior to the consummation of the Business Combination, on April 6, 2026, Haymaker and the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Harraden Circle Investors, LP (“HCI”), Harraden Circle Special Opportunities, LP (“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”) and Harraden Circle Concentrated, LP (“HCC”) (with HCI, HCSO, HCSI, HCC, collectively as “Seller”) for a prepaid share forward transaction. Pursuant to the terms of the Forward Purchase Agreement, the Seller agreed to purchase up to 5,000,000 Shares (as defined in the Forward Purchase Agreement) in accordance with the terms and conditions therein. Pursuant to the Forward Purchase Agreement, the Seller was prepaid an aggregate cash amount (the “Prepayment Amount”) equal to the (i) number of Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination (the “Initial Price”), directly from Haymaker’s trust account in connection with the closing of the Business Combination. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, the Seller is required to terminate the transaction in whole or in part with respect to any number of Shares that are sold by Seller on such OET Date by giving notice of such termination and the specified number of Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Company will be entitled to receive from Seller, and Seller shall pay to the Company, an amount equal to (a) the Initial Price multiplied by (b) the Terminated Shares. The Forward Purchase Agreement maturity date will be the earlier of (a) six months after the closing of the Business Combination, or (b) 10 Exchange Business Days following the date upon which the Company, in its sole discretion, delivers written notice to Seller that the Company is accelerating the maturity date; provided that such notice will not be effective until three months after the closing of the Business Combination. In addition, the Company has the right, in its sole discretion, to extend the maturity up to two times by three months each time by delivering written notice to Seller at least 10 Exchange Business Days in advance of the then-scheduled maturity date. At maturity, in exchange for the return of the number of remaining Shares under the Forward Purchase Agreement, the Seller shall retain an amount equal to (i) the number of Shares multiplied by (ii) the Initial Price. The Seller also agreed to waive any redemption rights with respect to the Shares during the term of the Forward Purchase Agreement. As of May 6, 2026, the Seller has sold 2.32 million shares of Class A Common Stock and has paid to the Company an aggregate of approximately $26.9 million, pursuant to the terms of the Forward Purchase Agreement.

PIPE Investments

In addition, as previously disclosed, the Company previously entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which (a) immediately prior to the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 8,691,573 shares of Class A Common Stock and Pre-Funded Warrants to purchase 2,525,094 shares of Class A Common Stock and (b) at the Acquisition Merger Effective Time, the Company issued and sold to certain of the PIPE Investors in a private placement an aggregate of 6,162,009 shares of Class A Common Stock, for an aggregate total subscription amount of $167.1 million.

Debt Agreements

Term Loan

We entered into the Credit Agreement with the Lenders on July 29, 2024 providing for a five-year $130.0 million term loan agreement (“Initial Term Loan”) and amended the Credit Agreement on October 17,

2025 (“First Loan Amendment”) to increase the Initial Term Loan by $75.0 million (as amended, the “Term Loan”). Proceeds from the Initial Term Loan were used to partially fund the Concrete Acquisition. The Term Loan is secured by a first lien on substantially all personal property assets (“Collateral”), and the Lenders have the right in the future to request liens on any real property with an appraised value in excess of $2.0 million (“Material Real Property”). The Term Loan matures on July 29, 2029, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging from 2.75% to 3.50%, resulting in an effective interest rate of approximately 7.3% and 7.7% as of December 31, 2025 and December 31, 2024, respectively.

On March 25, 2026, we entered into the Second Amendment to, among other things, permit the consummation of the Business Combination and giving effect to the closing of the Business Combination, to add Suncrete and SPAC as guarantors under the Amended Credit Agreement. On April 7, 2026, we and, giving effect to the closing of the Business Combination, Suncrete and SPAC, entered into the Third Amendment to, among other things, permit the forward purchase agreement entered into in connection with the Business Combination. On April 28, 2026, we entered into the Fourth Amendment to, among other things, permit the consummation of certain acquisitions, including the joinder to the Amended Credit Agreement of Purchaser Holdco.

Principal payments are due on the last day of each calendar quarter, as set forth below (in thousands):

December 31, 2025 through September 30, 2026	$2,563
September 30, 2026 through September 30, 2027	$3,844
September 30, 2027 and thereafter	$5,125

Revolving Loan

The Credit Agreement also provided for a revolving loan (“Revolving Loan”) with a commitment and borrowing base of $15.0 million. The First Loan Amendment increased the commitment for the Revolving Loan by $10.0 million for a total commitment and borrowing base of $25.0 million. The Revolving Loan is secured by the Collateral, and the Lenders have the right in the future to request liens on Material Real Property. Balances outstanding under the Revolving Loan bear interest at the SOFR plus an applicable margin ranging from 2.75% to 3.50%, which was 7.4% and 7.7% as of December 31, 2025 and 2024, respectively. Principal and any accrued interest is due at maturity on July 29, 2029. At December 31, 2025, the Company had $3.0 million of borrowings outstanding under the Revolving Loan. In addition, a letter of credit in the amount of $0.5 million was outstanding, leaving $21.5 million available under the Revolving Loan.

Covenants

The Amended Credit Agreement includes customary affirmative and negative covenants that restrict our ability to, among other things, incur additional indebtedness, create liens, make certain investments, pay dividends and enter into sale-leaseback transactions, subject to customary exceptions. In addition, the agreement contains financial covenants, including a Consolidated Senior Leverage Ratio that must not exceed a specified threshold and a Fixed Charge Coverage Ratio that must exceed a specified minimum threshold. Both financial covenants are tested on a quarterly basis only if availability under the Revolving Loan falls below a defined minimum level. We were in compliance with all applicable financial and non-financial covenants as of December 31, 2025.

Equipment Notes

On December 30, 2025, we entered into an equipment financing facility (“Master Equipment Loan Agreement”) with Eagle Redi-Mix Concrete, LLC, Ram Transportation, LLC and Concrete Partners, LLC as co-borrowers which will provide for equipment to be financed pursuant to terms to be agreed upon and evidenced by promissory notes (“Equipment Notes”) to be entered into in the ordinary course of business on customary market terms. The Equipment Notes will be secured by the financed equipment.

As part of the Master Equipment Loan Agreement, we entered into a five-year $4.8 million equipment security note on December 30, 2025. Proceeds from the Equipment Loan were used to purchase concrete mixer equipment. As of December 31, 2025, the Company had $4.8 million outstanding on the Equipment Loan. The Equipment Loan bears interest at 6.6% per annum and matures on December 31, 2030.

Future Financings

We also anticipate entering into customary interest rate hedging arrangements from time to time as appropriate with one or more of the Lenders under our Amended Credit Agreement to address risks of interest rate fluctuations. Our obligations under such arrangements will be secured by the Collateral.

Predecessor Loans

On April 8, 2022, we entered into loan agreements that established a revolving credit facility with a commitment and borrowing base of $2.0 million and five term loans totaling $31.8 million (“Eagle Predecessor Loans”). The Eagle Predecessor Loans were secured against a first lien on substantially all assets of Eagle and Ram. The Eagle Predecessor Loans had varying maturity dates ranging from one year to ten years, at which time all advances were required to be paid in full. Interest accrued on the Eagle Predecessor Loans at a fixed rate of 3.7% and monthly payments of principal and interest were required until the maturity date of each loan. The Eagle Predecessor Loans were fully repaid upon consummation of the Concrete Acquisition on July 29, 2024.

On April 13, 2018, Schwarz Ready Mix, Schwarz Leasing and Schwarz Sand entered into a secured $4.5 million purchase money promissory note, bearing interest at a fixed rate of 4.75% per annum and providing for monthly instalments of principal payments. The note was repaid in full on March 5, 2025, prior to the consummation of the Thunder Acquisition, and was not assumed by the Company.

On May 30, 2018, Schwarz Ready Mix and Schwarz Sand entered into a secured Revolving Line of Credit evidenced by a promissory note (“Revolver Note”) for $3.0 million, which Revolver Note and Revolving Line of Credit were amended from time to time to provide for a final maturity date of June 30, 2026. Amounts outstanding under the Revolver Note accrued interest at a variable rate of interest per annum equal to the prime rate as published from day to day in the Wall Street Journal, but never less than 4.75% per annum. Amounts outstanding under the Revolver Note were secured by security interests in all assets of Schwarz Ready Mix and Schwarz Sand, including mortgages on certain Texas real property. The Revolver Note provided for repayments of principal through sweep account provisions requiring certain cash collections to be applied to repay the outstanding loan amounts. All outstanding amounts under the Revolver Line of Credit and Revolver Note were fully repaid prior to the consummation of the Thunder Acquisition on October 17, 2025.

On July 24, 2020, Schwarz Ready Mix and Schwarz Sand entered into a secured $2.9 million promissory note, bearing interest at a fixed rate of 3.75% per annum and providing for monthly instalments of principal payments. The note was repaid in full prior to the consummation of the Thunder Acquisition and was not assumed by the Company.

On March 22, 2022, Schwarz Ready Mix, Schwarz Leasing and Schwarz Sand entered into a secured $2.5 million purchase money promissory note, bearing interest at a fixed rate of 3.5% per annum and providing for monthly instalments of principal payments. The note was repaid in full prior to the consummation of the Thunder Acquisition and was not assumed by the Company.

On March 12, 2024, Schwarz Ready Mix, Schwarz Leasing and Schwarz Sand entered into a secured $3.0 million revolving credit promissory note, bearing interest at a fixed rate of 8.0% per annum and providing for monthly instalments of principal payments. The note was repaid in full prior to the consummation of the Thunder Acquisition and was not assumed by the Company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with GAAP requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. The accounting estimates and assumptions we consider to be the most significant to the financial statements are discussed below.

Impairment of Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired and liabilities assumed in business combinations.

For purposes of the goodwill impairment assessment, assets are grouped into “reporting units.” A reporting unit is either an operating segment or a component of an operating segment, depending on how similar the components of the operating segment are to each other in terms of operational and economic characteristics.

As of December 31, 2025, we had one reporting unit for goodwill impairment testing purposes, which aligns with our single operating segment. We perform a qualitative assessment of relevant events and circumstances to evaluate the likelihood of goodwill impairment. If it is more likely than not that the fair value of the reporting unit is less than its carrying amount, we perform a quantitative analysis to determine the fair value of the reporting unit. If the fair value is less than the carrying amount, an impairment loss is recognized in an amount equal to the excess of the carrying value of goodwill over its implied fair value, limited to the total goodwill allocated to the reporting unit.

We performed a qualitative assessment as of December 31, 2025, 2024 and 2023, to determine whether it was more likely than not that the fair value of the reporting unit was greater than the carrying value of the reporting unit. Based on these qualitative assessments, we determined that the fair value of our reporting unit was more likely than not greater than the carrying value of the reporting units. As a result, no impairment of goodwill was recorded during any of the periods in the accompanying consolidated and combined financial statements.

Redeemable Preferred Units (Mezzanine Equity)

We have Senior Preferred Units and Company Preferred Units that are classified as mezzanine equity because certain redemption features are not solely within the Company’s control. These instruments are initially recorded at fair value and subsequently remeasured to their maximum redemption value at each reporting date, with accretion recorded through equity (and reflected as a reduction to net income attributable to common, as applicable). In 2025, aggregate accretion on the Senior Preferred and Preferred Units totaled $13.1 million. Because these instruments are deemed currently redeemable and are remeasured to their maximum redemption value, changes in capital structure or redemption provisions could significantly affect the amount of accretion recorded in future periods.

Impairment of Long-Lived Assets

We evaluate long-lived assets, including property, plant and equipment and amortizable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is assessed based on the undiscounted future cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount exceeds the estimated undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying amount exceeds its fair value.

As of December 31, 2025, the carrying amount of property, plant and equipment was approximately $152.8 million, customer relationship intangibles totaled $71.4 million, and indefinite-lived trade name assets totaled $24.8 million. We evaluated our long-lived assets as of December 31, 2025 and 2024 for indicators of impairment and concluded that no impairment existed. To the extent impairment indicators were present, the estimated undiscounted cash flows for the applicable asset groups exceeded the carrying amounts by a substantial margin.

No impairment charges were recognized during the Successor Periods (May 22, 2024 through December 31, 2024 and the year ended December 31, 2025) or during the Predecessor periods presented. We will continue to monitor for potential triggering events in future periods, including changes in market conditions, operating performance, or utilization levels.

Business Combination Accounting

We account for business combinations using the acquisition method of accounting in accordance with ASC 805, which requires us to recognize the identifiable tangible and intangible assets acquired and liabilities assumed at their estimated fair values as of the acquisition date, other than leases and contract assets and liabilities acquired in connection with business combinations. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

We may adjust the amounts recognized in an acquisition during a measurement period after the acquisition date. Any such adjustments are the result of subsequently obtaining additional information that existed at the acquisition date regarding the assets acquired or the liabilities assumed. Measurement period adjustments are generally recorded as increases or decreases to goodwill, if any, recognized in the transaction. The cumulative impact of measurement period adjustments on depreciation, amortization and other income statement items is recognized in the period the adjustment is determined. The measurement period ends once we have obtained all necessary information that existed as of the acquisition date but does not extend beyond one year from the date of acquisition. Any adjustments to assets acquired or liabilities assumed beyond the measurement period, unless as a result of an error, are recorded through earnings.

Determining the fair values of assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions. We engage third-party appraisal firms when appropriate to assist in the fair value determination of assets acquired and liabilities assumed. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

As part of the Thunder Acquisition completed in 2025, total purchase consideration was approximately $115.1 million, consisting of $95.1 million in cash and $20.0 million in equity. The allocation of purchase consideration was primarily to property, plant and equipment, customer relationship intangibles, trade name, and working capital, with no goodwill recognized. The fair value determination involved the use of Level 3 inputs such as forecasted cash flows and discount rates.

As part of the Concrete Acquisition completed in 2024, total purchase consideration was approximately $253.0 million, consisting of $189.2 million in cash and $63.8 million in equity. The allocation of purchase consideration was primarily to property, plant and equipment, customer relationship intangibles, trade name, and working capital, with approximately $79.5 million of goodwill recognized. The fair value determination involved the use of Level 3 inputs such as forecasted cash flows and discount rates.

In addition to the Concrete Acquisition, we completed the SMG assets acquisition in January 2024 for total purchase consideration of approximately $13.9 million, which was accounted for as a business combination. The allocation of purchase consideration was primarily to property, plant and equipment and other working capital, with approximately $0.3 million of goodwill recognized. The fair value determination also involved the use of Level 3 inputs such as forecasted cash flows and discount rates.

The estimation of fair values of acquired assets and assumed liabilities is judgmental and requires various assumptions. Additionally, the amounts assigned to depreciable and amortizable assets compared to amounts assigned to goodwill, which is not amortized, can significantly affect our results of operations.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. Fair value is based upon assumptions that market participants would use when pricing an asset or liability. We use the following fair value hierarchy, which prioritizes valuation technique inputs used to measure fair value into three broad levels:

· Level 1: Quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

· Level 2: Inputs (other than quoted prices included within Level 1) that are either directly or indirectly observable for the asset or liability, including (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in inactive markets, (iii) inputs other than quoted prices that are observable for the asset or liability, and (iv) inputs that are derived from observable market data by correlation or other means.

· Level 3: Unobservable inputs for the asset or liability including situations where there is little, if any, market activity for the asset or liability.

The fair value hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3).

EFFECTS OF INFLATION AND PRICING

Given the cyclical nature of our industry, demand for and costs of service providers, as well as inflationary pressure in the broader economy, may adversely affect the prices we pay for various goods and services. The global economy is currently experiencing significant inflationary pressures resulting from rising commodities costs, tightening labor markets and supply chain shortages, as well as certain ongoing geopolitical conflicts. We continue to monitor the situation and assess its impact on our business. We expect to continue to build on our technical expertise and operational efficiencies and synergies to mitigate inflationary and cost pressures as they may arise.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands income tax disclosure requirements, including enhanced rate reconciliation and income taxes paid disclosures. The standard is effective for fiscal years beginning after December 15, 2024, and is to be applied prospectively. As a limited liability company, we currently operate as a pass-through entity and do not expect a material impact upon adoption.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses, which requires additional disaggregated disclosure of prescribed expense categories. The standard is effective for fiscal years beginning after December 15, 2026, and is to be applied prospectively. We are currently evaluating the impact of this standard on our consolidated financial statements and related disclosures.

BUSINESS

Unless the context otherwise requires, all references in this section to “Suncrete,” the “Company,” “we,” “us,” or “our” refer to the business of Suncrete, Inc. and its consolidated subsidiaries. The financial results discussed in this section are those of CPH prior to the consummation of the Business Combination, which became the business of Suncrete upon the closing of the Business Combination. For additional information, see “Index to Financial Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors. These risks may adversely affect our financial condition, results of operations or liquidity. These risks are not the only risks we face, and many are outside of our control. This prospectus is qualified in its entirety by all these risk factors. For additional information regarding these risk factors, see the section titled “Risk Factors.”

Our Company

Suncrete is a ready-mix concrete logistics and distribution platform operating across Oklahoma, Arkansas, Texas and Louisiana with plans to continue expanding throughout the high-growth U.S. Sunbelt region through acquisitions and organic growth. We leverage operational scale, technological integration and quality control to serve a diverse base of infrastructure, commercial and residential customers. In each of our core metropolitan markets, we target to maintain leading market share positions, supported by a business model centered on dense local market coverage, optimized logistics and disciplined pricing. We believe these attributes drive attractive unit economics, high cash conversion and resilient performance across macroeconomic cycles. Our leadership team, comprised of industry veterans with extensive experience building, acquiring and improving ready-mix concrete businesses, positions us to continue expanding profitably in an industry with compelling structural growth tailwinds.

Ready-mix concrete is a crucial building material that is used in the vast majority of infrastructure, commercial and residential construction projects. We serve substantially all end markets of the construction industry in our select geographic markets. Our customer base is comprised of contractors for commercial and industrial, residential, street and highway and other public works construction. Because ready-mix concrete is highly perishable, expiring approximately 90 minutes from its creation, our trade areas are limited to the approximate 20-mile radius surrounding each of our ready-mix concrete plants. This creates an attractive market dynamic where the relevant competition is typically limited to local market players. Additionally, the Sunbelt market in which we operate and look to expand is highly fragmented, consisting of thousands of plants and hundreds of unique owners, which creates attractive competitive dynamics and opportunities for acquisitive growth in addition to organic growth.

We currently operate across Oklahoma, Arkansas, Texas and Louisiana, and we are seeking to continue expanding throughout the Sunbelt region of the United States. The Sunbelt is a high-growth region of the U.S., with attractive economic characteristics driven by significant population migration, robust infrastructure spend and commercial relocations. According to the Bureau of Economic Analysis, the Sunbelt delivers approximately 40% higher GDP growth than non-Sunbelt states. According to Federal Reserve Economic Data, the Sunbelt population growth rate is approximately 270% higher than the population growth in other regions of the United States. In addition to GDP and population growth, the Sunbelt has experienced historical tailwinds from infrastructure spend, with $140.8 billion in total federal funding allocations from the Federal-Aid Highway Apportioned Programs and Bridge Replacement and Repairs within the IIJA. The Sunbelt is also experiencing growth from significant corporate headquarter relocations, with seven of the top eight metro destinations for headquarter relocations from 2022 to 2024 being in Sunbelt states.

Core Business. Our best-in-class logistics and ability to optimize deliveries are key contributors to our route density and profitability. Our operational expertise is reinforced by our experienced staff of professional engineers and seasoned operators, whose technical insight and field execution enable us to design, operate, and continuously refine highly efficient delivery systems. This know-how is the foundation of our operating strategy and is supplemented by best-in-class technology, rigorous analytics, and the application of both proven and cutting-edge engineering techniques that enable us to deliver the right product on time and on spec. Paired with strong geographic and industry tailwinds, we believe we are well positioned for continued strong organic growth in the attractive Sunbelt region.

As of December 31, 2025, we operated 50 standard ready-mix concrete plants at 39 locations with 336 mixer trucks and 77 haul trucks. During the year ended December 31, 2025, our plants and facilities produced ready-mix concrete resulting in revenue of approximately $194.9 million. Our ready-mix concrete product revenue by type of construction activity for the year ended December 31, 2025 was approximately 47.2% commercial, 36.7%infrastructure and 15.8% residential.

Acquisitions. Acquisitive growth is a key component of our core business strategy and complements the expansive organic growth trends that are the foundation of our business. Focused on the growing Sunbelt region, we intend to leverage our relationships in the industry to continue our path of completing accretive acquisitions in the ready-mix concrete industry. Capitalizing on the scale, operational efficiency and management best practices of our core business, we intend to apply our proprietary strategy to integrate acquisitions into our corporate functions and lift the margins of the businesses we acquire. We believe acquisitions provide opportunities to establish leadership in mature markets with fewer players where we can increase local density and deliver higher value to customers and employees within these markets.

We (and/or our predecessors) have acquired nine companies since 2016. We are in active discussions with additional potential acquisition candidates, and beyond these active conversations, we have a robust pipeline of identified potential targets throughout the Sunbelt.

On October 17, 2025, we completed the Thunder Acquisition. The aggregate purchase price included $97.0 million in cash consideration ($74.3 million paid at closing and $22.7 million deferred until June 30, 2026) and 20,000,000 Company Preferred Units issued to the sellers as rollover equity.

On April 28, 2026, we completed the Hope Acquisition. After giving effect to the transactions contemplated by the Hope Purchase Agreement, the aggregate consideration consisted of (i) 220,007 shares of Class A Common Stock issued to one of the Sellers, (ii) the Holdco Rollover Securities and (iii) a net closing cash payment of $39,377,232.21, subject to certain adjustments as set forth in the Hope Purchase Agreement, with respect to the purchased units sold by the other Sellers. In addition, the Company paid $27.4 million to satisfy the debt obligations of Hope Concrete.

On April 29, 2026, we acquired a ready-mix concrete company in Southern Louisiana for aggregate consideration consisting of (i) $31.0 million in cash at closing, (ii) 259,291 shares of Class A Common Stock issued to the sellers at closing and (iii) an earnout payment of up to $10.0 million, to be paid by the Company, if at all, in cash or Class A Common Stock, at the Company’s option and subject to certain limitations, based upon the acquired company’s achievement of specified performance criteria over a five-year post-closing performance period.

On May 6, 2026, we acquired 100% of the ownership interests of the Nelson Acquired Companies for an aggregate consideration of (i) 1,296,456 shares of Class A Common Stock issued to the Nelson Sellers and (ii) $42.3 million net cash payment at closing. In addition, the Nelson Sellers will be eligible to receive a contingent earnout payment of up to $18.0 million based on the achievement of a specified trailing twelve-month materials spread target by the Nelson Acquired Companies, measured as of the end of any full calendar quarter ending during the five-year period following the closing of the Nelson Acquisition, with Hope having the option to satisfy up to 50% of any such earnout payment by issuing the Nelson Earnout Stock Consideration at a future average closing stock price, subject to applicable Nasdaq listing rules and other limitations on the issuance of Nelson Earnout Stock Consideration set forth in the Nelson Purchase Agreement.

After giving effect to the acquisitions described above, as of the date of this prospectus, we operated 76 standard ready-mix concrete plants at 63 locations with 595 mixer trucks and 145 haul trucks. These acquisitions are consistent with our strategy to pursue bolt-on acquisitions in the Sunbelt to grow our business as it expanded our geographic reach, increased our asset base for the production of high-quality concrete, and added to our team of seasoned operators. Additionally, we believe this geographic expansion creates new opportunities for incremental bolt-on acquisitions in the surrounding markets.

Our Business

Our ready-mix concrete business engages principally in the precise formulation, efficient production and on-time delivery of ready-mix concrete to our customers’ job sites. Ready-mix concrete is a highly versatile construction material that results from combining coarse and fine aggregates such as crushed stone, sand, and cement with water and various chemical admixtures. We also provide services intended to reduce our customers’ overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control and customized delivery programs to meet our customers’ needs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform. As a result, we are fundamentally a concrete logistics and distribution platform. We are not a construction services company, nor do we operate in the highly capital intensive cement business. This focus drives profitability and cash flow conversion because our business model is not capital intensive.

Our standard ready-mix concrete products consist of proportioned mixes that we produce and deliver in an unhardened plastic state for placement and shaping into designed forms at the job site. Selecting the optimum mix for a job involves determining not only the ingredients that will produce the desired permeability, strength, appearance, and other properties of the concrete after it has hardened and cured, but also the ingredients necessary to achieve a workable consistency tailored for the weather and other conditions at the job site. We are able to efficiently and accurately produce and deliver over a thousand customized mix designs, a strength which we believe is a further differentiator to our competitors.

We maintain leading local market positions by focusing on infrastructure and commercial projects which generally result in higher margins than residential projects, while still maintaining enough residential presence to diversify end market exposure and strengthen our response to shifting market demands. We believe our focus on select geographic markets with favorable industry dynamics, disciplined pricing, accretive acquisitions and prudent balance sheet leverage distinguishes us from our competition and results in superior growth and margin performance.

In addition, following the closing of the Business Combination, the SunTx Group owns a significant economic interest in the Company. The SunTx Group beneficially owned 23,858,609 shares of our Class B Common Stock and 82.6% of the voting power of our outstanding common stock as of May 5, 2026. The Executive Chairman of our board of directors, Ned N. Fleming, III, plays a key role in our strategy, and we believe that we will continue to benefit from his ongoing involvement in the Company. Furthermore, we believe that our dual-class capital structure will contribute to the stability and continuity of our board of directors and senior management, allowing them to focus on creating long-term stockholder value.

Our Competitive Strengths

Leading Market Positions in Strategic, Growing Geographic Footprint. Our leading market position is founded on extensive experience and deep relationships built on trust, reliability and sufficient scale to fulfill large, sophisticated projects. Our 50 ready-mix plants are strategically located across Oklahoma and Arkansas and are near interstate highways with dense road systems to support operational needs for all projects. We believe the Sunbelt will continue to experience above-average population and economic growth and that these factors will lead to additional demand from infrastructure, commercial and residential customers. Moreover, the temperate climate throughout the Sunbelt allows us to work for the majority of the year, thereby enabling us to mitigate the fixed cost of weather-idled facilities and maintain a year-round workforce.

According to ConstructConnect “Insight” and Oxford Economics, in 2025, the value of construction starts in the Sunbelt is expected to grow at a CAGR of approximately 4.7% through year-end 2028, in comparison to approximately 3.5% CAGR for non-Sunbelt states. The Sunbelt is expected to account for approximately 50.0% of approximately $992 billion of U.S. construction starts in 2025, growing to approximately 50.9% of approximately $1.1 trillion in 2028. Within our current geographic footprint of Oklahoma, Arkansas, Texas, and Louisiana, construction starts are expected to grow from approximately $186 billion to approximately $210 billion, representing a CAGR of approximately 4.1% over the same period. Additionally, according to the U.S. Census Bureau, the total value of U.S. put-in-place construction (“PIP”) in 2024 was over $2.2 trillion, the largest value since the U.S. Census Bureau began tracking PIP in 1993, and over 46% greater than the corresponding value in 2020.

Anchored in Sunbelt Supported by Strong Infrastructure Tailwinds. We benefit from strong tailwinds across infrastructure, commercial and residential construction, further enhanced by regional construction dynamics within the Sunbelt and our current geographic footprint. These geographies benefit from year-round construction, population and economic growth, critical housing shortage and significant investment in infrastructure. According to the U.S. Census Bureau, the South census region population grew approximately 13.9% from 2010 to 2023 versus total U.S. population growth of approximately 8.8% in the same period. Supported by population growth and regional migration, the South census region is believed to have a cumulative undersupply of approximately 2.5 million homes (as of year-end 2023), driven by sustained periods of below average housing starts that have accumulated, which we believe will drive significant residential construction demand in the near-term.

Within infrastructure and commercial construction, a key catalyst for momentum is the IIJA, signed into law in 2021. The IIJA authorized approximately $1.2 trillion in federal spending for transportation and infrastructure projects across the United States. Of the approximately $1.2 trillion total, approximately $51 billion has been earmarked through 2026 for infrastructure development in Oklahoma, Arkansas, Texas, and Louisiana, our core operating regions. This funding enables state and local investments in roads, bridges and public works that drive demand for ready-mix concrete, both directly and indirectly. Additionally, the Sunbelt is expected to benefit from significant onshoring momentum, driving manufacturing construction and supporting infrastructure, with over $400 billion dollars being invested by companies such as TSMC, Micron, Samsung and Ford to relocate manufacturing operations to the United States.

According to the American Society of Civil Engineers in 2025, the roads in Oklahoma and Arkansas received infrastructure report cards with a grade of “D+” while the roads in Texas and Louisiana received infrastructure report cards with a grade of “C-.” We expect the poor condition of the roads in the markets that we serve to provide consistent opportunities for growth. Funding for projects in these markets comes from a variety of sources. In addition to the IIJA and other legislative proposals, each of our operating states maintain transportation infrastructure funds supported primarily by fuel taxes. In addition, the 2024 Conditions and Performance Report submitted to Congress on February 22, 2024, outlines the U.S. Department of Transportation’s plan to reduce the $830 billion backlog of U.S. highway repairs by 50 percent by 2040. We are well-positioned to take advantage of increased infrastructure spending due to our broad footprint of ready-mix production facilities and mixer truck fleet with significant capacity across the Sunbelt.

Scalable Platform with Strong Operations, Infrastructure, and Management. We believe our ready-mix plants, mixer truck fleet and engineering and lab capabilities provide us with scale advantages over our competitors, which are primarily small- and medium-sized family owned businesses. Our company-wide fleet is deployed across a wide geographic footprint throughout Oklahoma, Arkansas, Texas and Louisiana to perform projects of varying size and scope, which enables us to maintain high asset utilization and low fixed unit costs. These advantages of scale reinforce our market leadership and support our growth strategy.

We employ a common set of operational processes and utilize leading technology systems to track all of our operations. These practices and systems are important competitive advantages in several areas of our business. Our competitive analysis, performance tracking, sales, quoting and dispatch functions, developed for our business and improved internally, offer a critical advantage not only in the procurement of work, but also in operations, dispatch and market analysis by providing a reliable predictor of our costs and margins. In contrast, we believe many of our competitors have not invested equivalent resources to develop systems with the same level of detail. We gain efficiency through implementing similar processes in training and operational standards across all our project teams. Our management tools allow us to optimize personnel and fleet density across our asset portfolio, improving asset utilization and enhancing margins.

We complement sophisticated business practices across our platform with fully integrated management information systems to drive operational efficiencies. Furthermore, leveraging information technology and financial systems has led to improvement in delivery efficiency and cost controls. Moreover, we have improved margins on acquired businesses as we standardized business practices across functional areas, including, but not limited to, cost estimation, route planning, asset utilization, dispatch, finance, information technology, risk management, purchasing and fleet management.

Our executive officers are seasoned leaders with complementary skill sets and a track record of financial success spanning more than 30 years and multiple business cycles. As the senior executive of the regional division of an international construction company, our Chief Executive Officer previously built a ready-mix business that operated 30 ready-mix plants and 250 mixer trucks in multiple states before its sale in 2006. Our senior management team has successfully completed numerous acquisitions in the ready-mix sector over the course of their careers. Our senior management team has extensive experience with successful ready-mix infrastructure companies operating in the Sunbelt and has led our Company (and/or our predecessor) together for over a decade. Furthermore, our managers have successfully run ready-mix operations with consistent growth and profitability through two economic downturns. However, our ability to scale depends on a variety of factors, many of which are beyond our control. See the section titled “Risk Factors” for more information.

Successful Track Record of Accretive Acquisitions with Significant Consolidation Pipeline. We (and/or our predecessors) have acquired nine companies since 2016, totaling 67 ready-mix concrete plants, and believe that sourcing, executing and integrating acquisitions is one of our core competencies. The following table summarizes our acquisitions to date.

Acquired Company	Date	Description
Cherokee Ready	July 2016	Bolt-on operation in eastern OK with 2 plants and 12 mixer trucks.

Cooper	August 2019	Bolt-on operation in AR with 1 plant.

Shelton Ready Mix	April 2022	Large bolt-on operation near Tulsa, OK with 2 plants and 43 mixer trucks.

SMG Assets	January 2024	Large bolt-on operation in northeastern OK with 15 plants and 53 mixer trucks.

Lottman Ready Mix	May 2025	Bolt-on operation in northwest AR with 1 plant and 7 mixer trucks.

Schwarz Ready Mix	October 2025	Large bolt-on operation in OK with 20 plants and 115 mixer trucks.

Hope Concrete	April 2026	Platform in northern TX with 10 plants and 88 mixer trucks

Acquired Company	Date	Description
Target in Southern Louisiana	April 2026	Bolt-on operation in southern LA with 7 plants and 47 mixer trucks

Nelson Bros.	May 2026	Large bolt-on operation in northern TX with 9 plants and 124 mixer trucks

Our tailored acquisition strategy varies depending on the size, location and operations of selected acquisition target opportunities. For local opportunities, we focus on expanding within our existing markets through bolt-on acquisitions. For regional opportunities, we focus on expanding concentrically around our existing geographic footprint. For national opportunities, we focus on selected larger-scale targets in new geographies that have stable construction activity with promising growth dynamics, appealing market structures and defensible positions of scale. This strategy has resulted in a successful acquisition track record and a significant pipeline of opportunities for local, regional and national targets. Through our acquisition and integration processes, we have demonstrated our ability to consistently increase market share, enhance margins and generate attractive returns. While we believe we have a strong acquisition strategy, our failure to successfully identify, complete, manage and integrate acquisitions could reduce our earnings and slow our growth. See the section titled “Risk Factors” for more information.

Critical Commercial Partner with Differentiated Value Proposition. We serve a diversified base of customers across sectors and regions. Our management and sales personnel develop and maintain successful long-term relationships with key customers. Our customer-focused approach includes:

•

dedicated and professional training programs for marketing and sales techniques prioritizing our value proposition to customers of on time and on-spec delivery sales and dispatch team with strong customer relationship management, longstanding relationships and local market knowledge;

•	highly technical, customized engineering expertise to develop innovative concrete mix designs and provide lab testing to ensure quality; and

•	a salesforce that actively monitors construction projects in our local markets and develops relationships with general contractors, governmental organizations and other service providers.

We estimate that the average historical length of our top 15 customer relationships is approximately 10 years. We further estimate that approximately 80% of our top 35 customers have relationships that extend five or more years, with approximately 31% surpassing 10 or more years of loyalty. Our customer engagement model results in contractors returning year after year to us as a trusted supplier. Despite our robust and loyal customer base, during the year ended December 31, 2025, no single customer accounted for more than 5% of our revenue, and our 10 largest customers accounted for approximately 27.3% of our revenue. Our broad, yet targeted customer base enables us to develop an efficient and stable business model.

We believe that by providing high-quality, reliable services and customized products and solutions, we are able to maintain important long-term relationships.

To maintain strong relationships as a top supplier to commercial and infrastructure projects which generally result in higher margins than residential projects, we provide alternative solutions for designers and contractors by offering value-added concrete products, such as color-conditioned, fiber-reinforced, steel-reinforced and high-performance concrete. We believe this innovation enhances our ability to compete for and win supply contracts for some of the largest and most prestigious commercial and infrastructure projects.

These types of projects have higher margins due to rigorous specifications, increased complexity, high customization requirements and significant volume capacity needs. We believe our focus on infrastructure and commercial projects has resulted in a favorable earnings profile and premium price position that are among the highest in the industry today.

Our Growth Strategies

Continually Focus on Organic Expansion of Our Geographic Footprint and Strategic Acquisitive Growth. Having successfully executed on our proven strategy of organic and acquisitive growth, we believe we are well positioned for continued growth. We believe the economic climate of the Sunbelt is more favorable than other parts of the country with commensurate population growth trends, which typically lead to significant federal, state and local infrastructure spending. We have the financial and organizational resources to add additional workforce and equipment and have a depth of experience in greenfielding new plant sites to expand into adjacent markets. In addition, we maintain strategic partnerships with contractors, affording additional scalability in labor and equipment. Our financial profile and track record also facilitate significant growth in throughput ability — a challenge that may prove difficult for smaller, privately held competitors. We continually evaluate opportunities to expand organically in the Sunbelt.

Our ability to evaluate opportunities and deliver consistent financial performance is supported by a stable balance sheet. Our management team and board of directors have significant industry experience. We focus on pricing discipline, cost control and operational improvement across both existing and acquired businesses in our core regions. These efforts have resulted in revenue growth, margin expansion and increased liquidity over the past five fiscal years. Our liquidity is supported by cash on hand, cash flow from operations and availability under our revolving facility. We believe our conservative capital structure and liquidity position enable us to pursue strategic opportunities and manage through periods of economic volatility.

Over the last 17 years, our consistent organic growth has been augmented by the successful acquisition and integration of nine companies since 2016 and their 67 complementary ready-mix plants, establishing us as a leading industry consolidator. Our management team has acquired businesses in a variety of economic cycles, with the number of opportunities generally increasing in cyclical downturns. Our management team’s experience, industry expertise, integrity and strong relationships with industry players allow us to be considered a “buyer-of-choice” with targeted, high-quality prospective targets, most of which are family owned and operated. We believe these advantages, together with the ability to use our equity as a component of consideration for future acquisitions, will further enhance our acquisition prospects. We maintain an acquisition pipeline with a growing number of opportunities to expand our geographic footprint.

Maintain Strong Exposure to Public-Sector Customers, Providing Resiliency Across Macroeconomic Cycles. We provide ready-mix concrete to publicly funded infrastructure projects, such as highways, streets, bridges and airport runways. These public projects tend to remain steady over time, largely unaffected by economic cycles, and instead depend on government funding, which we believe bolsters our resilience during recessionary periods. In addition to their pre-existing funding mechanisms, our states of operation have recently implemented new, enhanced or incremental funding sources for public projects.

While we believe that these public projects tend to remain steady over time, even if federal, state and local funding remains at historical levels, there is no guarantee that we will win bids for projects for which such funding is allocated. Any reduction in federal, state or local government infrastructure funding in the areas in which we operate could have a material adverse effect on our results of operations. See the section titled “Risk Factors” for additional information.

Maintain Quality and Customer Service. We prioritize product quality through rigorous control plans, advanced mix designs and real-time monitoring systems that deliver consistency and performance. We invest in skilled personnel and ongoing training to uphold the highest operational standards. To best serve our customers, we leverage digital dispatch tools and telematics to optimize delivery, maintain transparent communication across our teams and tailor services to meet the unique needs of each project. By offering value-added support such as on-site technical expertise, we strengthen client relationships and position ourselves as a trusted partner in construction.

We have an experienced and skilled workforce. As of December 31, 2025, we had 597 employees, which we believe is our most valuable asset. Attracting, training and retaining key personnel have been and will remain critical to our success. We will continue to focus on providing our personnel with training, personal and professional growth opportunities, performance-based incentives, stock ownership opportunities and other competitive benefits in order to strengthen and support our workforce.

We foster a high-performance culture built on accountability, continuous improvement and mutual respect. We actively recruit individuals who share our commitment to excellence and safety, offering robust onboarding and training programs to set them up for success. Safety is a core value embedded in everything we do from routine safety meetings to jobsite visits. We empower every employee to take personal responsibility to highlight potential hazards. Our team is supported by dedicated safety professionals and guided by leaders who model safe practices and engage directly with drivers and plant operators. This culture of care and performance helps further our goal of attracting top talent, retaining experienced professionals and delivering exceptional results on every project. Additionally, we believe our prioritization of people and culture provides us a competitive advantage with acquisition targets, positioning us as the acquiror of choice in our geographies.

Our Industry

Ready-mix concrete, a mixture principally comprised of cement, aggregates, sand and water, is measured in cubic yards and specifically batched or produced for customers’ projects and then transported and poured on site. It also can be poured at a manufacturing facility to produce prefabricated building solutions, such as wall panels, concrete roofing systems, parking garages and stadium components. According to the National Ready Mixed Concrete Association (the “NRMCA”), concrete is the most widely used material in the construction sector today.

Due to the relative speed at which ready-mix concrete sets, supply is generally localized and delivered within close proximity to the production site, with an over 7,000 estimated ready-mix concrete batching plants in the United States, according to the NRMCA. There has been a steady increase (4% compound annual growth rate) in shipments since the industry cycle low of 257 million cubic yards in 2010, with an estimated 377 million cubic yards of ready-mix concrete in 2024, which is still approximately 18% below the industry peak of 458 million cubic yards in 2005.

The large and growing ready-mix concrete industry generated approximately $90.0 billion of revenues in 2023. Infrastructure, commercial and residential customers, funded by federal, state and local Department of Transportation budgets in addition to commercial growth and residential construction, drive industry performance. We estimate that the public sector generated approximately 35 - 45% of total industry revenues in 2025. The IIJA authorized $1.2 trillion in total infrastructure spending, including $550 billion in new funding over the next five years. Of the $1.2 trillion authorized, $304 billion was allocated to the Highway Trust Fund for roads and bridges, with approximately $100 billion specifically earmarked for roadway improvements. Programs most associated with highway paving, which heavily involve concrete, saw a 20% increase in funding for 2022, with an anticipated additional 2% annual growth over the IIJA’s duration. We believe this plan could also drive an increase in spending on the significant backlog of national and local transportation infrastructure needs. The non-discretionary nature of highway and road construction services and materials supports highly stable and consistent industry growth.

In addition, our areas of operation have strong state-specific industry tailwinds, which provide a strong backlog of construction spend in the Sunbelt. The IIJA funds alone have provided and continue to provide significant infrastructure spending in our operating states. Oklahoma is expected to receive $4.7 billion from 2022 to 2026 for federal-aid highway programs and $908 million for bridge replacement and repair. Public transit funding totaled $352 million with $66 million allocated for electric vehicle charging infrastructure and at least $100 million for broadband expansion across that same period. Oklahoma also benefits from increased investment in onshoring and nearshoring manufacturing, driven by supply chain realignment and federal incentives.

The Build America Buy America Act is encouraging domestic sourcing, which supports local construction and materials industries. Arkansas is expected to receive $4.7 billion in IIJA funds from 2022 to 2026 for highway and bridge funding, with additional allocations for broadband, water infrastructure and electric vehicle charging. Arkansas has over 700 bridges and approximately 7,000 miles of highway in poor condition, signaling strong demand for concrete-intensive upgrades. Additional tailwinds include a resurgence in U.S.-based manufacturing, especially in rural areas where land and labor costs are lower. Arkansas is also seeing increased interest in data center development, driven by AI-related infrastructure needs and the aging electrical grid.

Texas is set to receive over $35 billion in total IIJA funding from 2022 to 2026, including $27.9 billion for highways, $5.3 billion for bridges, $3.4 billion for public transit and $408 million for electric vehicle charging. With over 800 bridges and 19,000 miles of highway in poor condition, Texas presents a major opportunity for concrete producers. Private sector momentum is especially strong in Texas, where industrial M&A activity is surging, fueled by record levels of investment capital and infrastructure expansion. The state is a hub for onshoring, AI-driven data center growth and energy infrastructure upgrades, with demand for electricity expected to grow by 16% over the next five years - more than triple the 2023 estimate.

Louisiana is set to receive over $7 billion in total IIJA funds from 2022 to 2026 for highway and bridge funding, with additional allocations for public transit, broadband, water infrastructure and electric vehicle charging. Louisiana has over 12,000 bridges and approximately 4,500 lane miles of highway in poor condition, signaling strong demand for concrete-intensive upgrades. Additionally, Louisiana is home to five of the top 15 ports in the United States, which serves as another driver of infrastructure investment

While we believe that these public projects tend to remain steady over time, even if federal, state and local funding remains at historical levels, there is no guarantee that we will win bids for projects for which such funding is allocated. See the section titled “Risk Factors” for additional information.

Our Customers

The U.S. construction materials industry serves a diverse customer base that includes federal, state and municipal governmental agencies, commercial and residential developers and private parties. The mix of customers varies by region and economic conditions.

Our customers can be segmented into public and private-sector customers, with residential customers contributing less than 36.7% of our 2025 revenues. The public side includes federal, state and municipal governmental agencies with contracting services projects related to highways, streets and other public infrastructure. Mandates from governmental agencies largely depend on federal, state and municipal budgets allocated to expansion and improvement of national infrastructure. The private side includes a broad spectrum of customers across industrial, commercial and residential developers and other private parties. Note that the mix of sales by customer class varies year to year depending on project variability.

Our top 10 customers accounted for approximately 27.3% of our revenue for the year ended December 31, 2025, of which three were infrastructure-related contractors. The Company is not dependent on any single customer or group of customers for sales of its products and services, where the loss of which would have a material adverse effect on its business. No individual customer accounted for more than 5% of our revenue for the year December 31, 2025.

Our Competitors

Competition is constrained in our industry because participants are limited by the distance that materials can be efficiently transported. The ready-mix concrete industry is a highly fragmented market, with over 7,000 plants, most of which are run by local or regional operators. Participants in these markets range from small, privately held companies focused on a single plant to large publicly traded corporations that provide a broad suite of materials and services. Companies compete on a variety of factors, including price, service, quality, delivery time and proximity to the job site. However, limitations on the distance that materials can be transported efficiently results in primarily local or regional operations. Accordingly, the number and size of competitors varies by geography and product lines.

In this highly competitive industry, our leadership position in a geographic market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, such as residential construction. However, the ability to meet demanding specifications for strength or sustainability, timeliness of delivery and consistency of quality and service, in addition to price, are the principal competitive factors among suppliers for large or complex jobs. Our competitors range from small, owner-operated private companies to the operating subsidiaries of large, vertically integrated manufacturers of cement and aggregates. We continue to focus on developing new competitive advantages that will differentiate us from our competitors, such as our weather-specific mix designs, engineered-specification concrete tailored to individual customer needs and addition of alternative cementitious materials to our mixes.

Our Employees

We have an experienced and skilled workforce. Attracting, training and retaining key personnel have been and will remain critical to our success. Through the use of our management information systems, on-the-job training and educational seminars, employees are trained to understand the importance of customer service. We place additional focus on training relative to dispatching, mix design and monitoring, safety, truck maintenance and concrete performance. A core tenet of our organizational philosophy is to promote from within and offer advancement opportunities at all levels of employment to incentivize professional excellence, which helps us retain talented employees. Moreover, we proactively recruit additional talent in both conventional and creative manners to fill open positions when promoting internally is not an option.

At December 31, 2025, we employed approximately 69 salaried employees and 528 hourly employees. The total number of hourly personnel is subject to end market demand and is seasonal. During the year ended December 31, 2025, the number of our hourly employees ranged from approximately 311 to 528 and averaged approximately 374. We believe that we have strong relationships with our employees.

Raw Materials

We purchase raw materials, including, but not limited to, cement, fine and coarse aggregates, fuel and admixtures from numerous sources. With few exceptions, we do not enter into long-term agreements to purchase raw materials. We work with our suppliers to manage both availability and pricing of our inputs, which we believe gives us a competitive margin advantage relative to our peers. The price and availability of raw materials may vary from year to year due to market conditions and production capacities. We do not expect a lack of availability of any raw materials over the next 12 months.

Seasonality

The activity of our business fluctuates due to seasonality because our business is primarily conducted outdoors. Therefore, seasonal changes and other weather-related conditions, in particular extended rainy and cold weather in the spring and fall and major weather events, such as hurricanes, tornadoes, tropical storms and heavy snows, can adversely affect our business and operations through a decline in both the use of our products and the demand for our services. In addition, construction materials production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during our third and fourth fiscal quarters typically results in higher activity and revenues during those quarters. Our first and second fiscal quarters typically have lower levels of activity due to weather conditions. Our second fiscal quarter varies greatly with spring rains and wide temperature variations. A cool, wet spring reduces our customer demand for concrete pours, which can delay sales in the second fiscal quarter, while a warm dry spring may enable earlier project startup.

Training and Safety

We place a high emphasis on the safety of the public, our customers and our employees. To that end, we conduct extensive safety training programs, which have allowed us to maintain a high safety level across our workforce. All newly-hired employees undergo an initial safety orientation, and for certain types of projects and processes, we conduct specific hazard training programs. Our drivers and plant operators conduct on-site safety meetings, and safety is a core component of our corporate culture. In addition, certain operational employees are required to complete a safety course approved by the Occupational Safety and Health Administration or the Mine Safety and Health Administration. Moreover, we promote a culture of safety by encouraging employees to immediately correct and report all unsafe conditions.

Information Systems

We utilize standardized information technology systems across all areas of sales, dispatch, fleet management, batching and accounting for the purpose of enhanced procurement of work, project execution and financial controls. We provide information technology oversight and support from our corporate headquarters in Tulsa, Oklahoma. The operational information systems we employ throughout our company are industry-specific applications that in some cases have been internally or vendor modified and improved to fit our operations. Our enterprise resource planning software is integrated with our operational information systems wherever possible to deliver relevant, real-time operational data to designated personnel. The company-wide standardization of our information systems allows for the efficient integration of newly acquired companies. Accounting and operations personnel of acquired companies are trained not only by our information technology support staff, but by long-tenured employees in our organization with extensive experience using our systems. We believe our information systems provide our people with the tools to execute their individual job function and achieve our strategic initiatives.

Properties

Our headquarters are located in a 25,899 square foot office space in Tulsa, Oklahoma. As of December 31, 2025, we operated 50 ready-mix plants with four office locations. We believe all of our properties are suitable for their intended use and that our facilities are adequate to conduct our operations. However, we routinely evaluate the purchase or lease of additional properties or the consolidation of our properties, as our business needs change. The table below summarizes the locations and the nature of our ownership or leasehold interest in each of our ready-mix plants as of December 31, 2025.

	Plants		Total
Location	Owned	Leased
Oklahoma	32	11	43
Arkansas	4	3	7

Total	36	14	50

Government and Environmental Regulations

Our operations are subject to stringent and complex federal, state and local laws and regulations governing the environmental, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations impose numerous obligations and limitations on our operations, including:

•	zoning and other requirements to obtain a permit or other approval before conducting regulated activities;

•	restrictions on the types, quantities and concentration of materials that can be released into the environment;

•	limitation or prohibition of activities on certain lands lying within wilderness, wetlands and other protected areas;

•	obligations to restore or reclaim former mining areas;

•	requirements to comply with specific health and safety criteria addressing worker protection; and

•	the imposition of substantial liabilities for pollution resulting from our operations.

Such federal laws include, but are not limited to, (i) the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, governing solid and hazardous waste management, (ii) the Clean Air Act, the Clean Water Act and the Safe Drinking Water Act, protecting air and water resources, and (iii) the Emergency Planning and Community Right-to-Know Act and Toxic Substances Control Act, governing the management of hazardous materials, (iv) the federal Mine Safety and Health Act of 1977, requiring certain disclosures of mining-related health and safety violations, orders, citations, assessments, legal actions, and mining-related fatalities, and (v) the Occupational Safety and Health Act, governing working conditions for workers, in addition to analogous state laws. Numerous governmental authorities, such as the Environmental Protection Agency and corresponding state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, compensatory damages, injunctive relief, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. Many of these laws require that we obtain permits or other authorizations for our operations. We may experience delays in obtaining, or be unable to obtain, required permits, which may delay or interrupt our operations and limit our growth and revenue.

Certain environmental laws impose strict liability (i.e., no showing of “fault” is required) as well as joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been disposed, stored or released, as well as associated natural resource damages. We may be required to remediate contaminated properties currently or formerly owned or operated by us or at which we have disposed of materials, regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that complied with applicable laws at the time those actions were taken. In connection with certain acquisitions, we could assume, or be required to provide indemnification against, environmental liabilities that could expose us to material losses. Furthermore, the existence of contamination at properties we own, lease or operate could result in increased operational costs or restrictions on our ability to use those properties as intended, including for mining purposes.

In certain instances, citizen groups also have the ability to bring legal proceedings against us if we are not in compliance with environmental laws, or to challenge our ability to receive environmental permits that we need to operate. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to the construction industry could continue, resulting in increased costs of doing business and consequently affecting profitability.

We have incurred, and may in the future incur, significant capital and operating expenditures to comply with such laws and regulations. To the extent that laws are enacted or other governmental action is taken that restricts our operations or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected. New laws, regulations and changing interpretations by regulatory authorities may increase our future expenditures to comply with environmental requirements.

We regularly monitor and review our operations, procedures, and policies for compliance with our operating permits and related laws and regulations. We believe that our operations and facilities, whether owned or leased, are in substantial compliance with applicable environmental laws and regulations and that any existing non-compliance is not likely to have a material adverse effect on our operations or financial condition.

While we believe that we have conducted our operations in substantial compliance with applicable environmental laws, we have, from time to time, identified contamination associated with these activities at certain of our facilities. We have incurred costs in connection with the investigation and remediation of hazardous substances and petroleum products identified at several facilities, and investigation and remediation activities are ongoing at others. We may also become subject to similar liabilities in connection with prior and future acquisitions. We do not believe that liabilities associated with known or potential contamination at any of our facilities will have a material adverse effect on our operations or financial condition.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to, nor are any of our properties the subject of, any material legal proceedings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless the context otherwise requires, references to “Suncrete,” the “Company,” “we,” “us,” “our,” prior to the Business Combination refer to CPH, and such references following the Business Combination refer to Suncrete, Inc. and its consolidated subsidiaries, including CPH.

In addition to the various agreements and arrangements discussed in the sections titled “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

•	the Company has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of the Company’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Transactions in Connection with the Business Combination

Dothan Management Agreement Amendment

In connection with the Closing of the Business Combination, on April 8, 2026, the Company entered into the Dothan Management Agreement Amendment to the Dothan Management Agreement. Among other things, the Dothan Management Agreement Amendment provided for (i) the assumption of the Dothan Management Agreement by the Company from CPH, (ii) payment by the Company to Dothan Management of diligence and integration fees in the amount of $10 million as the diligence and integration fee in consideration for the services provided by Dothan Management and its personnel to CPH in relation to the Business Combination, and (iii) quarterly consulting payments by CPH to Dothan Management. Dothan Management is an affiliate of the Company, Dothan Independent and SunTx Capital Management.

Indemnification Agreements

In connection with the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of the Company’s directors or executive officers, to the fullest extent permitted by Delaware law and the Organizational Documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, Haymaker and Sponsor entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) amending and restating the Existing Registration Rights Agreement, pursuant to which, among other things, the Company agreed to register for resale on Form S-1 or, if available, Form S-3, pursuant to Rule 415 under the Securities Act, certain securities of the Company that are held by Sponsor.

Under the A&R Registration Rights Agreement, the Company agreed to indemnify holders of registrable securities and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities. The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the A&R Registration Rights Agreement.

Sponsor beneficially owns more than 5% of the Company’s Class A Common Stock, and Andrew Heyer, a director of the Company, is a managing member of Sponsor.

Company Registration Rights Agreement

In connection with the closing of the Acquisition Merger, the Company and Dothan Concrete, Dothan Independent and Eaglesnest Investments, LLC (“Eaglesnest” and together with Dothan Concrete and Dothan Independent, the “Company Members”) entered into a Registration Rights, pursuant to which the Company Members were granted customary registration rights with respect to the Company securities held by such parties following the Closing of the Business Combination. In certain circumstances, the Company Members can demand the Company’s assistance with underwritten offerings and block trades, and the Company Members are entitled to certain piggyback registration rights.

Under the Company Registration Rights Agreement, the Company agreed to indemnify the Company Members and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities. The Company is filing the registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the Company Registration Rights Agreement.

Dothan Concrete beneficially owns more than 5% of the Company’s outstanding Class B Common Stock. Dothan Concrete Manager, LLC (“Dothan Concrete Manager”) is the managing member of Dothan Concrete. The manager of Dothan Concrete Manager is SunTx Capital Management. Mr. Fleming, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. Dothan Independent beneficially owns more than 5% of the Company’s outstanding Class B Common Stock. Dothan Sponsor, LLC (“Dothan Sponsor”) is the general partner of Dothan Independent. Mr. Fleming, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. Eaglesnest beneficially owns more than 5% of the Company’s outstanding Class A Common Stock. Mr. Edgar, the Chief Executive Officer and a director of the Company, controls Eaglesnest.

Exchange Agreement

Prior to the Closing of the Business Combination, the Company entered into the Exchange Agreement with the Exchanging Holders, pursuant to which the Company agreed to issue an aggregate of 26,000 shares of Series A Preferred Stock, to the Exchanging Holders in exchange for their Senior Preferred Units. On April 8, 2026, the

Exchange occurred immediately prior to the closing of the Acquisition Merger, and the Company issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Preferred Stock. Pursuant to the Exchange Agreement, Eaglesnest, which beneficially owns more than 5% of the Company’s outstanding common stock and is controlled by Randall Edgar, the Chief Executive Officer and a director of the Company, acquired 10,400 shares of Series A Preferred Stock.

Heyer Restricted Stock Unit Grant

On April 8, 2026, the Company granted to Mr. Heyer, a director of the Company and a managing member of Sponsor, 200,000 restricted stock units (“Heyer RSUs”) pursuant to the Business Combination Agreement. The Heyer RSUs vest in two equal installments, with one-half vesting on each of the first two anniversaries of the date of grant, provided that Mr. Heyer is providing certain services to the Company through such date.

Transactions Prior to the Business Combination

Lease Agreements

On July 1, 2022, the Company entered into a lease agreement with Bedrock Construction, LLC (the “Lease Agreement”), pursuant to which the Company leases its Northwest Arkansas office. Mr. Edgar, the Chief Executive Officer and a director of the Company, has an equity interest in Bedrock Construction, LLC. The lease is classified as an operating lease and was entered into under terms that the Company’s management believed were consistent with market terms for similar properties.

During the year ended December 31, 2025, the Company incurred lease expense of approximately $102,000 under the Lease Agreement. For the Successor period from May 22, 2024 through December 31, 2024, the Company incurred lease expense of approximately $38,100 under the Lease Agreement. For the Predecessor periods from January 1, 2024 through July 29, 2024, and the year ended December 31, 2023, the Company incurred lease expense of approximately $53,400 and $92,300, respectively, under the Lease Agreement.

As of December 31, 2025, December 31, 2024 and December 31, 2023, the Company had outstanding lease liabilities related to the Lease Agreement of approximately $154,000, $238,400 and $345,000, respectively, included in lease liabilities on the Company’s balance sheets.

On March 1, 2025, the Company entered into an additional lease agreement with Bedrock Construction, LLC for expanded office space (the “2025 Lease Agreement”). As of December 31, 2025, the Company had $1.4 million in operating lease right-of-use assets and corresponding lease liabilities remaining and recorded approximately $178,000 of lease expense related to the 2025 Lease Agreement.

Arrangements with Dothan Management

On July 29, 2024, Dothan Management and the Company entered into the Dothan Management Agreement, pursuant to which Dothan Management provides management services to the Company, including management services in connection with the development activities and the operation and conduct of the Company’s business. The Dothan Management Agreement provides, among other things, for quarterly consulting payments by the Company to Dothan Management equal to one-fourth of 3.0% of trailing twelve-month EBITDA for 2024 and one-fourth of 5.0% thereafter, subject to an annual cap of $3.2 million for strategic, financial, and operational advisory services to support the Company’s board and management team on matters such as acquisitions, financing, contract negotiations, and growth initiatives. The Company also reimburses, at cost, any third-party diligence and advisory costs that are initially funded by the affiliate on the Company’s behalf. In addition, for each completed add-on acquisition, the Company pays a contingent diligence and integration fee equal to 2.0 % of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. For these management services, from May 22, 2024 through December 31, 2024, the Company recognized an expense of approximately $881,000 in quarterly fees, $5.1 million in diligence and integration fees, and $1.3 million in reimbursement of expenses.

During the year ended December 31, 2025, the Company paid a $2.3 million contingent diligence and integration fee on October 17, 2025, in connection with the closing of the Thunder Acquisition. In addition, approximately $684,000 was paid during the year ended December 31, 2025 for the reimbursement of various due diligence fees. For the same period, the Company incurred approximately $2.8 million in consultant compensation related to the Dothan Management Agreement. In connection with the Hope Acquisition, the Southern Louisiana acquisition and the Nelson Acquisition, the Company incurred approximately $4.5 million in contingent diligence and integration fees and other reimbursements. Dothan Management is an affiliate of the Company, Dothan Independent and SunTx Capital Management.

Issuance of Warrants

Simultaneously with the closing of Haymaker’s initial public offering (the “IPO”), Haymaker sold 797,600 private placement units at a price of $10.00 per private placement unit in a private placement to Sponsor, of which Andrew Heyer, a director of the Company, serves as a managing member, including 30,000 private placement units issued in connection with the full exercise of the over-allotment option, generating gross proceeds of $7,976,000.

Administrative Services Agreement

On July 25, 2023, Haymaker entered into an administrative services agreement with an affiliate of Andrew Heyer, pursuant to which Haymaker paid such affiliate $20,000 per month for office space, secretarial and administrative services provided to members of its management team. For the years ended December 31, 2025 and 2024 and for the period from March 7, 2023 (inception) through December 31, 2023, Haymaker incurred expenses of $240,000, $240,000 and $104,516, respectively, for services under the administrative services agreement. Upon Closing of the Business Combination, the administrative services agreement terminated.

Promissory Notes

On March 15, 2023, Sponsor agreed to loan Haymaker an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “IPO Promissory Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2023 or the date on which Haymaker consummated the IPO. Prior to the IPO, Haymaker had borrowed $272,550 under the IPO Promissory Note. On July 28, 2023, Haymaker repaid the outstanding balance under the IPO Promissory Note in full. Borrowings under the IPO Promissory Note were no longer available to Haymaker subsequent to the IPO.

On June 10, 2024, Haymaker issued a promissory note (the “WCL Promissory Note”) in the principal amount of up to $1,500,000 to Sponsor. The WCL Promissory Note was issued in connection with advances Sponsor may make in the future to Haymaker from time to time for working capital expenses. The WCL Promissory Note was non-interest bearing and payable upon the earlier of (i) completion of the Company’s initial business combination or (ii) the date the winding up of the Company is effective. At the election of Sponsor, all or a portion of the unpaid principal amount of the WCL Promissory Note was convertible into WCL units at a price of $10.00 per WCL unit, which will be identical to the private placement units. As of December 31, 2025 and 2024, Haymaker had $1,059,879 and $400,000 drawn on this WCL Promissory Note. Immediately prior to the Closing of the Business Combination, Sponsor partially converted the WCL Promissory Note into 150,000 units of Haymaker (each a “Sponsor Note Unit”), with each Sponsor Note Unit comprised of one Haymaker Class A Share and one-half of one Haymaker Private Warrant, which converted into 150,000 shares of Class A Common Stock and 75,000 Warrants in connection with the Business Combination.

Policies and Procedures for Related Person Transactions

In connection with the Closing of the Business Combination, the Board adopted a written policy for the review, approval and ratification of transactions with related parties. The policy covers transactions between the Company and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing.

The policy defines a related party transaction as a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involved exceeds $120,000 in the aggregate in any fiscal year, and in which a related party had or will have a direct or indirect material interest.

Under the policy, the audit committee of the Board reviews transactions covered by this policy to determine, among other things:

•

whether the terms of the transaction are fair to the Company, have resulted from arm’s length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction is material to the Company;

•	the role the related party played in arranging the transaction;

•	whether the transaction could impair the independence of a director; and

•	the interests of all related parties in the transaction.

A related party transaction will only be approved or ratified by the audit committee if the audit committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to the Company. In addition, under the Company’s Code of Business Conduct and Ethics, directors and executive officers have an affirmative responsibility to seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Board.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth information about our directors and executive officers as of May 7, 2026:

Name	Age	Position	Year Appointed
Executive Officers
Randall Edgar	69	Chief Executive Officer and Director	2026
Tommy Wentroth	44	Chief Financial Officer	2026
Mark Jones	57	Chief Operating Officer	2026

Non-Employee Directors
Ned N. Fleming, III	65	Executive Chairman	2026
Mark R. Matteson	62	Vice Chairman	2026
Andrew R. Heyer	68	Director	2026
William Holden	74	Director	2026
Bretton Johnston	64	Director	2026
Charles E. Owens	75	Director	2026
David Rees-Jones	33	Director	2026
Noreen E. Skelly	68	Director	2026

The biographies of the above-identified individuals are set forth below:

Executive Officers

Randall Edgar serves as the Company’s Chief Executive Officer and is a member of the Board. Mr. Edgar has served as the Chief Executive Officer of CPH since its original founding as Eagle Redi-Mix Concrete, LLC in 2008. He brings over 30 years of experience in the concrete industry plus additional experience in the accounting industry. Prior to founding Eagle Redi-Mix Concrete, LLC in 2008, Mr. Edgar joined Mexican cement producer Grupo Cementos de Chihuahua (“GCC”) in 2006 as President after GCC acquired his previous company Mid-Continent Concrete, where he had served as Vice President. Prior to entering the concrete industry, he was a Certified Public Accountant at KPMG. Mr. Edgar earned a Bachelor of Science in Business Administration in Accounting from the University of Tulsa. We believe Mr. Edgar’s leadership and operational experience in the concrete industry, combined with his financial and accounting expertise, make him well qualified to serve as a director of our Company.

Tommy Wentroth serves as the Company’s Chief Financial Officer. Mr. Wentroth has served as the Chief Financial Officer of CPH since 2015 where he has overseen all accounting, human resources and safety and information technology departments within the company. Previously, Mr. Wentroth spent over eight years in public accounting where he served as an Audit Manager at Stanfield & O’Dell, PC, Audit Manager at Curzon, Cumbey & Kunkel, PLLC, and Staff Accountant at Sartain Fischbein & Co. He earned a Bachelor of Science in Accounting and a Bachelor of Science in Management Information Systems from Oklahoma State University and is a licensed Certified Public Accountant.

Mark Jones serves as the Company’s Chief Operating Officer. Mr. Jones has served in senior leadership roles at CPH since its original founding as Eagle Redi-Mix Concrete in 2008, including Vice President, Executive Vice President, and President. Mr. Jones has more than 35 years of experience in the construction materials industry, with a background spanning geotechnical engineering, concrete production, operations management, and executive leadership. Prior to joining Eagle Redi-Mix Concrete, he served in multiple operational and management roles at Mid-Continent Concrete Company for ten years. At Mid-Continent, Jones’ roles included Quality Control Manager, Operations and Production Manager, General Manager of Material Logistics, and ultimately Vice President of Mid-Continent Concrete, a role he continued for Mexican cement producer Grupo Cementos de Chihuahua following their acquisition of Mid-Contient.

Non-Employee Directors

Ned N. Fleming, III serves as Executive Chairman of the Board. He has served as Managing Partner of SunTx Capital Partners since 2001 and also serves as Executive Chairman of Construction Partners, Inc. (NASDAQ: ROAD) and chairman of the board of directors of Patrons Holdings, Inc., Blackberry Patch, Inc., Anchor Partners, LLC, Cone Machinery Holdings, LLC and RB Fire United, LLC. Mr. Fleming previously served as a member of the board of directors of Big Outdoor Holdings, LLC, Veritex Holdings, Inc., a publicly traded bank holding company, DF&R Restaurants, Inc., a formerly publicly traded restaurant operator, and Spinnaker Industries, Inc., a publicly traded materials manufacturing company. Prior to co-founding SunTx Capital Partners in 2001, Mr. Fleming served as President and Chief Operating Officer of Spinnaker Industries, Inc. until its sale in 1999. Prior to that, Mr. Fleming worked at a Dallas-based private investment firm, where he led acquisitions in the food and beverage and defense industries. Mr. Fleming received a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts in Political Science from Stanford University. We believe Mr. Fleming’s extensive experience in private equity investment and his significant knowledge of us and our industry make him qualified to serve as a director of our Company.

Mark R. Matteson serves as Vice Chairman of the Board. Since 2001, he has been a partner of SunTx Capital Partners. Prior to co-founding SunTx Capital Partners in 2001, Mr. Matteson was Vice President of Corporate Development of Spinnaker Industries, Inc., a publicly traded materials manufacturing company, until its sale in 1999. He currently serves as a member of the board of directors of Construction Partners, Inc. (NASDAQ: ROAD) and Anchor Partners, LLC. Mr. Matteson received a Master of Business Administration from Georgetown University and a Bachelor of Arts in Foreign Service and International Politics from The Pennsylvania State University. We believe Mr. Matteson’s experience in corporate development and acquisitions and his significant knowledge of us and our industry make him qualified to serve as a director of our Company.

Andrew R. Heyer is a member of the Board and is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer previously served as Vice President and Director of Haymaker Acquisition Corp. 4 until the closing of the Business Combination. In addition, Mr. Heyer served as President and Director of Haymaker Acquisition Corp. III until it completed its business combination in May 2022 with biote. Since this business combination he has remained on the biote board of directors. Mr. Heyer served as President and Director of Haymaker Acquisition Corp. II until it completed its business combination in December 2020 with GPM and ARKO (NASDAQ:ARKO), and has since remained on its board. Mr. Heyer was President and Director of Haymaker Acquisition Corp. I until it completed its business combination with OneSpaWorld, in March 2019, and has since remained on its board. Currently, Mr. Heyer serves as the Chief Executive Officer and Founder of Mistral, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. From 1993 through 2009, Mr. Heyer also served on the board of The Hain Celestial Group, Inc., a natural and organic food and products company, rejoining the board from 2012 to 2019. Mr. Heyer also serves on the board of The Lovesac Company, Inc., a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. Mr. Heyer also served on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to 2021. Mr. Heyer has also served on the board of Insomnia Cookies Holdings, LLC, a retailer of desserts open primarily in the evening and nighttime. In the past, Mr. Heyer has served as a director of XpresSpa Group, Inc. from 2016 to 2019 (NASDAQ:XWEL), Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer also served on the board of Coliseum

Acquisition Corp. (NASDAQ: MITA) from January 2021 to June 2023, and the board of Tastemaker Acquisition Corp. from January 2021 to July 2023. From March 2021 until December 2022, he served on the board of AFAQ. Mr. Heyer was named as a defendant in three class action derivative stockholder actions, which were consolidated into one action, in connection with Hain Celestial Group filed in the Eastern District Court of New York in 2017, alleging, among other things, breach of fiduciary duty and violations of Sections 10(b) and 20(a) of the Exchange Act based on allegedly materially false or misleading statements and omissions in public statements, press releases and SEC filings. In November 2022, the assigned Magistrate issued a report and recommendation recommending dismissal with prejudice, to which plaintiffs filed objections and defendants countered. The case remains pending. We believe Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

William Holden is a member of the Board and brings over 30 years of construction materials experience in aggregates, ready-mix, masonry products and building materials. Mr. Holden currently serves as the chair of the board of directors at CarbonCure Technologies (“CarbonCure”), where he previously served as chair of CarbonCure’s Industry Advisory Council until July 2025. He also currently serves as a board member of The Concrete Industry Management Program. He previously served as the President of Block USA, one of the leading concrete masonry producers in the country from January 2002 to June 2011, and as Vice President and later President of Couch USA, a major producer of ready-mix, block and building materials serving the southeast U.S from 1989 to 2000. Additionally, Mr. Holden was formerly Chairman of the Board of the National Concrete Masonry Association (NCMA) and Alabama Concrete Industries Association, and Chairman of the NCMA’s Long Range Planning Committee. Mr. Holden earned his Bachelor of Science in Business Administration from Oglethorpe University. We believe Mr. Holden’s experience in the concrete and construction materials industry, including his leadership of major ready-mix and masonry producers and his service with leading industry associations, make him qualified to serve as a director of our Company.

Bretton Johnston is a member of the Board. Mr. Johnston is currently the President and founder of Maverick Special Investments, Inc. (“Maverick”), where he has supported businesses across industries, particularly those involving physical assets, infrastructure, and development since October 1999. Prior to founding Maverick, Mr. Johnston was Vice President and General Manager of the Texas Midwest Division for Arvida Company, a residential and commercial development firm formerly owned by The Walt Disney Company from January 1988 to November 1996. He also previously served as Chief Executive Officer of The Cliffs Communities, a collection of luxury residential golf communities, and Chief Executive Officer of London Broadcasting Company, a Texas-based television broadcasting company. Mr. Johnston currently serves as chairman of the board of directors for Epoch Solutions Group LLC, a company focused on geospatial software solutions for utilities and infrastructure operators. He is also a board member of Blackberry Patch, Inc., a specialty foods company and previously served as a board member of Big Outdoor Holdings LLC, a national outdoor advertising firm. Mr. Johnston has also contributed to academic and professional development initiatives through his past service on the Texas A&M Master of Land and Property Development Advisory Board, and he earned a Bachelor of Science degree from the University of Texas at Austin. We believe Mr. Johnston’s extensive experience in investment management, infrastructure development and executive leadership across asset-intensive businesses make him qualified to serve as a director of our Company.

Charles E. Owens is one of the founders and the Vice Chairman of the board of directors of Construction Partners, Inc. (NASDAQ: ROAD) and previously served as its President and Chief Executive Officer from its inception until March 2021. From 1990 until its sale in 1999, Mr. Owens was President and Chief Executive Officer of Superfos Construction U.S., Inc. (“Superfos”), the North American operation of Superfos a/s, a publicly held Danish company. During his tenure at Superfos, he oversaw the successful acquisition and integration of approximately 35 companies, leading Superfos to become one of the largest highway construction companies in the United States. Prior to 1990, Mr. Owens was President of Couch Construction, Inc., a subsidiary of Superfos headquartered in Dothan, Alabama. Mr. Owens received a Bachelor of Business Administration from Troy University. We believe Mr. Owens’ decades of executive leadership in the highway construction industry and public-company board experience make him qualified to serve as a director of our Company.

David Rees-Jones is a member of the Board. He has served as President of Rees-Jones Holdings, the holding company for Chief Energy and Chief Partners since August 2022. In his current role, Mr. Rees-Jones oversees all aspects of the business including acquisitions, investments, financial management, and business strategy. Prior to his role as President, Mr. Rees-Jones served as Vice President of Chief Energy from June 2019 to August 2022. Prior to his role as Vice President, he held various positions in the oil and gas industry over a decade long career, primarily focusing on mineral and non-operated asset acquisitions. Mr. Rees-Jones serves on the board of the Rees-Jones Foundation and is involved with various foundations and non-profits in the Dallas / Fort Worth area. Mr. Rees-Jones holds a B.B.A in Finance from Texas Christian University. We believe Mr. Rees-Jones’ experience in executive leadership, acquisitions, financial management and business strategy across capital-intensive industries makes him qualified to serve as a director of our Company.

Noreen E. Skelly has served as the Chief Financial Officer for Blue Sky Bank, a commercial bank headquartered in Pawhuska, Oklahoma, with locations throughout Oklahoma and Texas since August 2022 and has served as a member of the board of directors of Construction Partners, Inc. (NASDAQ: ROAD) since April 2019. She previously served as Chief Financial Officer of Broadway National Bank, a commercial bank headquartered in San Antonio, Texas, from August 2021 to August 2022 and as Executive Vice President and Chief Financial Officer of Veritex Holdings, Inc., the publicly traded holding company of Veritex Community Bank, headquartered in Dallas, Texas, from June 2012 through January 2019. Prior to that, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., a bank holding company located in the Dallas, Texas area. Her experience includes serving in various senior management positions within the corporate finance functions at Comerica Bank and ABN AMRO / LaSalle Bank. Ms. Skelly began her professional career at the Federal Reserve Bank of Chicago and was promoted to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington, D.C. Ms. Skelly received a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Business Administration in finance from the University of Texas at Austin. We believe that Ms. Skelly’s experience as a chief financial officer of a publicly traded company and her financial expertise make her qualified to serve as a director of our Company.

Family Relationships

Mr. Rees-Jones is Mr. Fleming’s son-in-law. Other than the relationship described in the preceding sentence, there are no familial relationships among our directors and executive officers.

Arrangements for Election of Directors

The Business Combination Agreement provided that, following the completion of the Business Combination, the Board would include the following individuals: (i) Mr. Edgar, (ii) at least two directors designated by Haymaker and (iii) up to four additional directors to be designated by CPH. Under the terms of the Business Combination Agreement, Haymaker designated Mr. Heyer as its director designee and waived its right to designate a second director, and CPH designated Messrs. Fleming, Matteson, Johnston, Holden and Rees-Jones as its director designees.

Corporate Governance

Composition of the Board of Directors

Our Certificate of Incorporation provides that the number of members of the Board will be determined from time to time by resolution of the Board. Currently, the Board consists of nine members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The Company’s directors are divided among the three classes as follows:

•	the Class I directors are Messrs. Holden, Johnston and Owens, and their terms will expire at the first annual meeting of stockholders of the Company following the closing of the Business Combination;

•

the Class II directors are Messrs. Heyer and Edgar and Ms. Skelly, and their terms will expire at the second annual meeting of stockholders of the Company following the closing of the Business Combination; and

•

the Class III directors are Messrs. Fleming, Matteson and Rees-Jones, and their terms will expire at the third annual meeting of stockholders of the Company following the closing of the Business Combination.

At the first annual meeting of stockholders following the closing of the Business Combination, the initial term of office of the Class I directors will expire and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Business Combination, the initial term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Business Combination, the initial term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Our Certificate of Incorporation provides that only the Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors.

Director Independence; Controlled Company Exemption

Because the SunTx Group holds a majority of the voting power of the Company’s outstanding common stock, the Company is a “controlled company” under Nasdaq listing rules. As a controlled company, the Company is exempt from certain Nasdaq governance requirements that would otherwise apply to the composition and function of the Board, and the Company intends to avail itself of such exemptions, in whole or in part, for so long as the SunTx Group continues to hold a majority of the Company’s outstanding common stock. For example, the Company is not required to comply with certain rules that would otherwise require, among other things, (i) the Board to have a majority of independent directors, (ii) the compensation of the Company’s executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (iii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors.

If at any time the Company ceases to be a controlled company, it will take all action necessary to comply with the listing rules of Nasdaq, including appointing a majority of independent directors to the Board and ensuring the Board’s compensation committee and nominating and corporate governance committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods.

If the Company ceases to be a “controlled company” and its securities continue to be listed on Nasdaq, the Company will be required to comply with these standards and, depending on the Board’s independence determination with respect to its then-current directors, the Company may be required to add additional directors to its Board in order to achieve such compliance within the applicable transition periods. Our Board has determined that each of Messrs. Johnston and Owens and Ms. Skelly is an “independent director” as defined in the Nasdaq listing rules.

The Board’s Risk Oversight Role

The Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company, including risks related to cybersecurity. For example, the audit committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters, and the compensation committee oversees the management of risks associated with the Company’s compensation policies and programs.

Committees of the Board of Directors

The Board has three standing committees to assist it in carrying out its responsibilities: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the standing committees operates under its own written charter adopted by our Board, all of which are available on the Company’s investor relations website at https://www.suncrete.com/investors under the heading “Corporate Governance – Governance Documents.” In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The standing committees annually review and assess the adequacy of their respective charters and recommend any revisions to the Board. The membership and functions of each of the standing committees are described below.

Audit Committee

The audit committee currently consists of Messrs. Johnston and Owens and Ms. Skelly, each of whom are “financially literate” as defined under Nasdaq listing rules and the rules and regulations of the SEC. Ms. Skelly serves as the chair of the audit committee and qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. The Board has determined that each of Messrs. Johnston and Owens and Ms. Skelly is an “independent director” as defined in the Nasdaq listing standards and the rules and regulations of the SEC.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in the Company’s annual proxy statement and to assist the Board in overseeing and monitoring (i) the quality and integrity of the financial statements, (ii) compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, (iv) the performance of the Company’s internal audit function, if any, and (v) the performance of the Company’s independent registered public accounting firm.

Compensation Committee

The compensation committee currently consists of Messrs. Fleming, Heyer, Matteson and Rees-Jones. Mr. Fleming serves as the chair of the compensation committee. The compensation committee assists the Board in discharging certain of the Company’s responsibilities with respect to compensating its executive officers, and the administration and review of its incentive plans for employees and other service providers, including its equity incentive plans, and certain other matters related to the Company’s compensation programs.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Messrs. Fleming, Edgar and Matteson. Mr. Fleming serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee assists the Board with its oversight of and identification of individuals qualified to become members of the Board, consistent with criteria approved by the Board, and selects, or recommend that the Board selects, director nominees, develops and recommends to the Board a set of corporate governance guidelines and oversees the evaluation of the Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and its policies and standards relating to board leadership structure and other matters. A copy of the Corporate Governance Guidelines is available at https://www.suncrete.com/investors under the heading “Corporate Governance – Governance Documents.”

Additionally, the Company has adopted a Code of Business Conduct and Ethics for its directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available at https://www.suncrete.com/investors under the heading “Corporate Governance – Governance Documents.” The Company will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to Rick Black at suncrete@dennardlascar.com.

We intend to post any legally required disclosures regarding amendments to or any waivers from a provision of the Code of Business Conduct and Ethics on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or the compensation committee.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our insider trading policy prohibits our employees and related persons and entities from trading the Company’s securities and other companies’ securities while in possession of material, nonpublic information. Our insider trading policy also prohibits our employees from disclosing material, nonpublic information about the Company, or another publicly traded company, to others who may trade on the basis of that information. While the Company is not subject to the insider trading policy, the Company does not trade in its securities when it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading plans.

Whistleblower Policy

The Company has adopted a whistleblower policy to provide employees with a confidential and anonymous, method for reporting concerns about the conduct of the Company or employees free from retaliation.

Compensation Recovery Policy

The Company has adopted a compensation recovery policy, which provides that in the event the Company is required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or the Company determines there has been a significant misconduct that causes financial or reputational harm, the Company shall recover a portion or all of any incentive compensation.

EXECUTIVE COMPENSATION

Unless the context otherwise requires, references to “Suncrete,” the “Company,” “we,” “us,” “our,” prior to the Business Combination refer to CPH, and such references following the Business Combination refer to Suncrete, Inc. and its consolidated subsidiaries, including CPH.

We are an “emerging growth company,” as defined in the JOBS Act. As such, we have opted to comply with the scaled executive compensation disclosure rules applicable to emerging growth companies, which provide certain exemptions from various reporting requirements that are applicable to other public companies. This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer). These individuals are referred to as our “named executive officers.” Because we only had one executive officer that served during the fiscal year ended December 31, 2025 other than our principal executive officer, our named executive officers for the fiscal year ended December 31, 2025 were:

•	Randall Edgar, Chief Executive Officer; and

•	Tommy Wentroth, Chief Financial Officer.

This section provides an overview of the Company’s executive compensation arrangements with its named executive officers, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the fiscal year ended December 31, 2025.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Randall Edgar, Chief Executive Officer	2025	360,780	—	—	—	360,780
Tommy Wentroth, Chief Financial Officer	2025	216,934	180,873	—	—	397,807

(1) The amounts presented represent discretionary bonuses paid for contributions to our performance.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Our named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Mr. Edgar’s annual base salary for 2025 was $360,780 and Mr. Wentroth’s annual base salary for 2025 was $216,934.

Annual Bonuses

We offer our named executive officers the opportunity to earn discretionary cash bonuses based upon individual performance. As described above in the Summary Compensation Table in the column titled “Bonus,” Mr. Wentroth received a discretionary cash bonus equal to $180,873 with respect to his service during 2025.

Employment Agreements

We currently do not have employment agreements or offer letters with any of our named executive officers. All of our named executive officers are employed on an at-will basis, with no fixed term of employment.

Equity Incentive Plan

The following is a brief description of certain key provisions of the Suncrete, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”), a copy of which is filed as Exhibit 10.9 to the registration statement, of which this prospectus forms a part. The 2026 Plan became effective on April 8, 2026 in connection with the closing of the Business Combination. The following description is qualified in its entirety by reference to the 2026 Plan.

Administration

The 2026 Plan is administered by the Board, or a committee of the Board as is designated by the Board to administer the 2026 Plan (the “Administrator”). Currently, the 2026 Plan is administered by the compensation committee pursuant to its terms and all applicable state, federal or other rules or laws. The Administrator has the power to determine to whom and when awards are granted, determine the number of shares for awards, construe and interpret the 2026 Plan, prescribe and interpret the terms and provisions of each award (the terms of which may vary), accelerate the exercise terms of an award, delegate duties under the 2026 Plan and execute all other responsibilities permitted or required thereunder, as set forth in the 2026 Plan.

Eligibility

Employees, non-employee directors and consultants of the Company and its affiliates, as selected by the Administrator, are eligible to receive awards under the 2026 Plan. As of December 31, 2025 and after giving effect to the completion of the Business Combination, 597 employees and nine outside directors were eligible to participate in the 2026 Plan.

Securities to be Offered

Subject to certain adjustments, the maximum number of shares of Class A Common Stock authorized for issuance under the 2026 Plan is 3,000,000 (the “Class A Share Pool”), and the maximum number of shares of Class B Common Stock authorized for issuance under the 2026 Plan is 2,000,000 (the “Class B Share Pool”, and together with the Class A Share Pool referred to herein as, the “Share Pool”), all of which shares of Common Stock may be issued as any type of award under the 2026 Plan, including, without limitation, incentive stock options.

If an award under the 2026 Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will revert to the applicable Share Pool and again be available for issuance pursuant to new awards under the 2026 Plan. Notwithstanding the foregoing, shares used to pay the exercise price of an option or to satisfy a participant’s tax obligations for an award, whether tendered to or withheld by the Company, will not be available again for other awards under the 2026 Plan. All shares underlying any stock appreciation right or any other award that is settled in cash and not in shares, will not be counted against the applicable Share Pool.

Types of Awards

Options. The Company may grant options to eligible persons including: (i) incentive stock options (only to the Company’s employees or those of its subsidiaries that are corporations) which comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) nonqualified stock options that are not intended to be incentive stock options. The exercise price of each option granted under the 2026 Plan will be stated in the award agreement and may vary; however, the exercise price for an option will not be less than the fair market value per share of the Class A Common Stock as of the date of grant (or 110% of the fair market value for incentive stock options granted to holders of more than 10% of the voting power of all classes of the Company’s stock or any of its subsidiary corporations), nor will the option be re-priced without the prior approval of the Company’s stockholders. The fair market value per share of Class A Common Stock is determined based on reported transactions on Nasdaq. Options may be exercised as the Administrator determines, but not later than 10 years from the date of grant (or five years in the case of incentive stock options granted to holders of more than 10% of the voting power of all classes of the Company’s stock or any of its subsidiary corporations). The Administrator will determine the methods and form of payment for the exercise price of an option as set forth in the 2026 Plan (including, in the discretion of the Administrator, payment by promissory note or by withholding of otherwise deliverable shares) and the methods and forms in which Common Stock will be delivered to a participant. No dividends or dividend equivalents will be paid on any option.

Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the stock appreciation right, payable in shares or if permitted by the Administrator, in cash or any combination thereof as set forth in the applicable award agreement. A stock appreciation right may be granted alone or in tandem with all or part of an option. The per share grant price of a stock appreciation right will be determined by the Administrator, but in no event will the grant price be less than the fair market value of the Class A Common Stock on the date of grant, determined as described for options above. The Administrator will have the discretion to determine other terms and conditions of a stock appreciation rights award. No dividends or dividend equivalents will be paid on any outstanding stock appreciation right.

Restricted Stock Awards. A restricted stock award is a grant of shares of Common Stock subject to a substantial risk of forfeiture, performance conditions, restrictions on transferability or any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the applicable award agreement, the holder of a restricted stock award will have the rights of a stockholder, including the right to vote the shares subject to the restricted stock award or to receive dividends on the shares subject to the restricted stock award during the restriction period. The Administrator will provide, in the applicable award agreement, whether the restricted stock will be forfeited upon certain terminations of employment. Unless otherwise determined by the Administrator, Class A Common Stock or Class B Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such class of Common Stock or other property has been distributed.

Restricted Stock Units. Restricted stock units are hypothetical units that grant the recipient the right to receive shares of Common Stock, cash or a combination of both stock and cash at the end of a specified period. The Administrator may subject restricted stock units to restrictions (which may include a substantial risk of forfeiture) to be specified in the award agreement, which restrictions may lapse at such times as determined by the Administrator. Restricted stock units may be settled by delivery of Common Stock, cash equal to the fair market value of the specified number of shares covered by the restricted stock units or any combination thereof determined by the Administrator at the date of grant or thereafter. The participant will not be entitled to receive dividends or dividend equivalents unless the award agreement specifically provides for such rights.

Performance Awards. The vesting, exercise or settlement of awards may be subject to achievement of specified objective or subjective performance goals based on one or more business criteria set forth in the 2026 Plan. The Administrator may use one or more of the following criteria in establishing performance goals for such performance awards: revenues; earnings before all or any of interest expense, taxes, depreciation and/or amortization; funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers or other category; return on equity or average stockholders’ equity; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in our attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost or liability by category, operating unit or any other delineation; any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control (as defined in the 2026 Plan).

A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to a participant, one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, facilities, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. Performance goals may differ from performance awards granted to any one participant or to different participants.

The Administrator may provide in any performance award for the inclusion or exclusion of the effect on reported financial results of any of the following events or occurrences: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or provisions; reorganization or restructuring programs, including share repurchasing programs; acquisitions or divestitures; foreign currency exchange translation gains or losses; any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; goodwill impairment charges; revenue or earnings attributable to a minority ownership in another entity; any amounts accrued by us or any subsidiary pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies on a per share basis, against the Company’s performance as a whole or against particular of the Company’s entities, segments, operating units or products, on a pre-tax or after-tax basis, in tandem with any other performance goal, or otherwise as the Administrator may determine.

Other Stock-Based Awards. The Administrator may grant other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on our common stock, including, without limitation, dividend equivalent rights.

Director Awards

Each non-employee director is eligible to receive discretionary grants of awards under the 2026 Plan. If the Board or the compensation committee separately adopts a compensation policy covering some or all non-employee directors that provides for a predetermined formula that specifies the type of award, the timing of the applicable date of grant and the number of shares of Common Stock to be awarded under the terms of the 2026 Plan, that formula will be incorporated by reference into the 2026 Plan and will be administered as if provided under the terms of the 2026 Plan without any requirement that the Administrator separately take action to determine the terms of those non-employee director awards.

No Repricing of Options or Stock Appreciation Rights

The Administrator may not, without the approval of the Company’s stockholders, “reprice” any stock option or stock appreciation right, provided that nothing shall prevent the Administrator from making adjustments to awards upon changes in capitalization, exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or substituting awards for awards granted by other entities, to the extent permitted by the 2026 Plan.

Vesting; Termination of Service

The Administrator, in its sole discretion, may determine at the time of grant or at any time thereafter that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its grant date, or until the occurrence of one or more specified events, subject in any case to the terms of the 2026 Plan. If the Administrator imposes conditions upon vesting, then, subsequent to the grant date, the Administrator may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested, including upon a Change in Control. The Administrator may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Administrator determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service or in the event that a participant engages in certain activities that are harmful to the Company (i.e., for Cause (as defined in the 2026 Plan)). In general, unless otherwise provided in an award agreement, unvested awards are forfeited upon a termination of service, and vested options and stock appreciation rights are exercisable during the periods set forth in the 2026 Plan or otherwise in the applicable award agreement.

Change in Control and Other Corporate Transactions

In the event of a Change in Control (as defined in the 2026 Plan) or certain other significant corporate transactions, outstanding awards will be treated as the Administrator determines in its discretion. The Administrator may arrange for continuation or assumption of awards, or substitution of equivalent awards of the surviving entity or its parent; cancel awards in exchange for cash or securities in an amount equal to the value of vested awards, or to the difference between the value of the underlying shares of Common Stock, and the exercise price for vested options and stock appreciation rights; or cancel outstanding awards without payment of any consideration, in which case participants will be given a period during which to exercise their awards prior to the transaction.

Clawback; Recoupment

The Company may clawback or recoup all or any portion of any shares or cash paid to a participant in connection with an award, in accordance with the terms of any clawback or recoupment policy, as set forth in the 2026 Plan and approved by the Board from time to time as well as in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002, and Section 10D(a) of the Exchange Act.

Plan Amendment or Termination

The Board or the compensation committee may amend or terminate the 2026 Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or securities exchange listing standards. In addition, the Board or the compensation committee may amend awards granted under the 2026 Plan, but no amendment may impair the rights of a participant under any outstanding award without his or her consent. The 2026 Plan will remain in effect until, and terminate on, the day before the tenth anniversary of its effective date, unless earlier terminated by the Board or the compensation committee pursuant to the terms of the 2026 Plan.

Outstanding Equity Awards at Fiscal 2025 Year-End

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Tommy Wentroth	451,211	—	(1)

(1)

Consists of 451,211 shares of restricted Class A Common Stock received upon the cancelation and conversion of incentive units granted by CPH prior to the Business Combination. One-third of the shares of restricted Class A Common Stock vest on each of December 9, 2027, 2028 and 2029, respectively, subject to continued service with the Company.

Non-Employee Director Compensation

Director Compensation Program

Prior to the Closing of the Business Combination, the Company had not adopted a formal policy or plan to compensate its directors. Mr. Edgar served as a member of the Company’s board of directors during 2025 and received no additional compensation for his service. See the section titled “Executive Compensation – Summary Compensation Table” for more information about Mr. Edgar’s compensation for the fiscal year ended December 31, 2025.

Awards to Directors Following the Business Combination

Following the Closing of the Business Combination, on April 8, 2026, Mr. Heyer received an award of 200,000 restricted stock units pursuant to the Business Combination Agreement. Such restricted stock units vest one-half on each of the first two anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.

On April 20, 2026, the Board granted to the non-employee directors of the Company the following awards of restricted stock (the “Director Grants”) under the 2026 Plan as compensation for service on the Board:

	Shares of Restricted Stock
Name	Class A Common Stock	Class B Common Stock
Ned N. Fleming, III	—	144,000
Mark R. Matteson	—	96,000
David Rees-Jones	—	48,000
Brett Johnston	—	48,000
Charles E. Owens	—	48,000
Noreen E. Skelly	—	48,000
William Holden	48,000	—
Andrew Heyer	48,000	—

The shares of restricted stock vest (i) two-thirds on the second anniversary of the date of grant and (ii) one-third on the third anniversary of the date of grant, subject to continued service with the Company through the applicable vesting date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of May 5, 2026, by:

•	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of shares of the Company Common Stock is based on the following as of May 5, 2026: (i) 47,455,043 shares of Class A Common Stock issued and outstanding, (ii) 24,146,609 shares of Class B Common Stock issued and outstanding, (iii) 26,000 shares of Series A Preferred Stock issued and outstanding, (iv) 473,800 Warrants issued and outstanding, and (v) 2,525,094 Pre-Funded Warrants issued and outstanding.

Name of Beneficial Owners(1)	Shares of Class A Common Stock	Percentage of Class A Common Stock	Shares of Class B Common Stock	Percentage of Class B Common Stock	Combined Voting Power(2)
Five Percent Holders of Company
FMR LLC(3)	6,162,009	13.0%	—	—	2.1%
Alyeska Master Fund, LP(4)	4,698,049	9.9%	—	—	1.6%
Harraden Circle Investors, LP(5)	4,384,563	9.2%	—	—	1.5%
Haymaker Sponsor IV LLC(6)	3,639,267	7.6%	—	—	1.3%
Dothan Independent GP, LP(7)	398,800	*	5,300,000	21.9%	18.5%
Dothan Concrete Investors, LLC(8)	—	—	18,414,609	76.3%	63.7%
Eaglesnest Investments, LLC(9)	5,386,567	11.4%	—	—	1.9%
Directors and Executive Officers
Randall Edgar(10)	5,386,567	11.4%	—	—	1.9%
Ned N. Fleming, III(11)	398,800	*	23,858,609	98.8%	82.6%
Andrew R. Heyer(12)	3,687,267	7.8%	—	—	1.3%
William Holden(13)	272,631	*	—	—	*
Bretton Johnston(17)	—	—	48,000	*	*
Mark R. Matteson(14)	—	—	96,000	*	*
David Rees-Jones(17)	—	—	48,000	*	*
Tommy Wentroth(15)	449,261	*	—	—	*
Mark Jones(16)	898,521	1.9%	—	—	*
Charles Owens(17)	—	—	48,000	*	*
Noreen Skelly(17)	—	—	48,000	*	*
All Company directors and executive officers as a group (11 persons)	11,093,047	23.4%	24,146,609	100.0%	86.6%

*	Less than 1% of the outstanding shares.

(1) Unless otherwise noted, the business address of each of the following entities or individuals is 521 E. 2nd Street, Tulsa, Oklahoma 74120.

(2) Represents the voting power with respect to all shares of Class A Common Stock and Class B Common Stock outstanding, voting as a single class. Shares of Class A Common Stock are entitled to one vote per share, and shares of Class B Common Stock are entitled to 10 votes per share.

(3) These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(4) Consists of (i) 4,152,751 shares of Class A Common Stock and (ii) Pre-Funded Warrants exercisable for up to 2,525,094 shares of Common Stock, subject to a 9.99% beneficial ownership limitation provision. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(5) Based on the Schedule 13D/A and Form 4s filed by Harraden. Consists of shares held by Harraden Circle Investors, LP (“Harraden Fund”), Harraden Circle Special Opportunities, LP (“Harraden Special Op Fund”), Harraden Circle Strategic Investments, LP (“Harraden Strategic Fund”), and Harraden Circle Concentrated, LP (“Harraden Concentrated Fund”). Harraden Circle Investors GP, LP (“Harraden GP”) is the general partner to Harraden Fund, Harraden Special Op Fund, Harraden Strategic Fund, and Harraden Concentrated Fund, and Harraden Circle Investors GP, LLC (“Harraden LLC”) is the general partner of Harraden GP. Harraden Circle Investments, LLC (“Harraden Adviser”) serves as investment manager to Harraden Fund, Harraden Special Op Fund, Harraden Strategic Fund, and Harraden Concentrated Fund. Frederick V. Fortmiller, Jr. (“Mr. Fortmiller”) is the managing member of each of Harraden LLC and Harraden Adviser. In such capacities, each of Harraden GP, Harraden LLC, Harraden Adviser and Mr. Fortmiller may be deemed to indirectly beneficially own the Shares reported herein directly beneficially owned by Harraden Fund, Harraden Special Op Fund, Harraden Strategic Fund, and Harraden Concentrated Fund, however, each of Harraden GP, Harraden LLC, Harraden Adviser, and Mr. Fortmiller disclaims beneficial ownership of the shares reported herein except to the extent of his or its pecuniary interest therein.

(6) Consists of (i) 75,000 Warrants and (ii) 3,564,267 shares of Class A Common Stock held by Sponsor. Steven J. Heyer and Andrew R. Heyer are managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The principal business address of Sponsor is 501 Madison Avenue, Floor 5, New York, NY 10022.

(7) Consists of shares of Class A Common Stock issuable upon the exercise of 398,800 Warrants and 5,300,000 shares of Class B Common Stock. Dothan Sponsor, LLC (“Dothan Sponsor”) is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. Each of Dothan Sponsor and Mr. Fleming may be deemed to beneficially own securities of Company held by Dothan Independent. Each such person and entity disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management, 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(8) Dothan Concrete Manager is the managing member of Dothan Concrete. The manager of Dothan Concrete Manager is SunTx Capital Management. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. Each of Dothan Concrete Manager, SunTx Capital Management and Mr. Fleming may be deemed to beneficially own securities of the Company held by Dothan Concrete. Each such entity and person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The address of each of Mr. Fleming, SunTx Capital Management and Dothan Concrete Manager is c/o SunTx Capital Management, 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(9) Consists of (i) up to 577,777 shares of Class A Common Stock issuable upon conversion of 10,400 shares of Series A Preferred Stock and (ii) 4,808,790 shares of Class A Common Stock. Eaglesnest is controlled by Randall Edgar, the Chief Executive Officer and a director of Company. Mr. Edgar may be deemed to beneficially own securities of Company held by Eaglesnest. Mr. Edgar disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for Eaglesnest is 405 N. Main St. 6E, Tulsa, OK 74103.

(10) Consists of shares of Class A Common Stock held by Eaglesnest. See footnote 9 above.

(11) Includes (i) shares of Class B Common Stock held by Dothan Independent and Dothan Concrete, (ii) shares of Class A Common Stock issuable upon the exercise of 398,800 Warrants held by Dothan Independent and (iii) 144,000 restricted shares of Class B Common Stock that vest 96,000 shares on April 20, 2028 and 48,000 shares on April 20, 2029. See footnotes 7 and 8 above.

(12) Consists of (i) 75,000 Warrants and 3,564,267 shares of Class A Common Stock held by Sponsor and (ii) 48,000 restricted shares of Class A Common Stock that vest 32,000 on April 20, 2028 and 16,000 shares on April 20, 2029.

(13) Consists of (i) 224,631 shares of fully vested restricted Class A Common Stock and (ii) 48,000 restricted shares of Class A Common Stock that vest 32,000 on April 20, 2028 and 16,000 shares on April 20, 2029.

(14) Consists of 96,000 restricted shares of Class B Common Stock that vest 64,000 shares on April 20, 2028 and 32,000 shares on April 20, 2029.

(15) Consists of 449,261 shares of restricted Class A Common Stock, one-third of such vest on each of December 9, 2027, 2028 and 2029, respectively, subject to continued service with the Company.

(16) Consists of 898,521 shares of restricted Class A Common Stock, one-third of such vest on each of December 9, 2027, 2028 and 2029, respectively, subject to continued service with the Company.

(17) Consists of 48,000 restricted shares of Class B Common Stock that vest 32,000 shares on April 20, 2028 and 16,000 shares on April 20, 2029.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law.

Capital Stock

Authorized Capitalization

General

The total amount of our authorized capital stock consists of 400,000,000 shares of Class A Common Stock, par value $0.0001 per share, 100,000,000 shares of Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 26,000 shares were designated as Series A Preferred Stock.

As of May 5, 2026, 47,455,043 shares of Class A Common Stock, 24,146,609 shares of Class B Common Stock, 26,000 shares of Series A Preferred Stock, 473,800 Warrants and 2,525,094 Pre-Funded Warrants were issued and outstanding.

The following summary describes all material provisions of our capital stock.

Preferred Stock

Our Board has authority to issue shares of the Preferred Stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of the Preferred Stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the Class A Common Stock, or delaying or preventing a change in control.

Series A Convertible Perpetual Preferred Stock

We have designated 26,000 shares of our Preferred Stock as Series A Preferred Stock, par value of $0.0001 per share. On April 8, 2026, we filed a Certificate of Designation for the Series A Convertible Perpetual Preferred Stock with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Preferred Stock. The stated value (the “Stated Value”) of the Series A Preferred Stock is $1,000 per share.

Voting Rights

Each holder of Series A Preferred Stock generally has no voting rights except as required by applicable law. However, for so long as any shares remain outstanding, we may not, without the prior written consent or affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws that would materially and adversely affect the Series A Preferred Stock disproportionately; (ii) increase or decrease the authorized number of shares of Series A Preferred Stock; (iii) create, authorize or issue any class or series of stock that ranks senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding up and dissolution (“Senior Stock”) or any class or series of stock that ranks equally with the Series A Preferred Stock as to dividend rights and rights upon the liquidation, winding up and dissolution (“Parity Stock”) (or securities convertible into or exercisable for such stock), or reclassify capital stock into Parity Stock or Senior Stock; or (iv) alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock so as to adversely affect it.

Dividend Rights

Each holder of Series A Preferred Stock is entitled to receive cumulative dividends, whether or not declared by the Board, at an initial annual rate of nine percent (9%), applied to the Stated Value plus all previously accrued but unpaid dividends. Dividends accrue from the date of initial issuance of shares of Series A Preferred Stock and are compounded quarterly on the last day of each calendar quarter. Dividends are payable quarterly on or before the tenth day following the required delivery date of our quarterly compliance certificate under our Amended Credit Agreement, or if no such delivery is required, the last day of each calendar quarter.

So long as any shares of Series A Preferred Stock are outstanding and full cumulative dividends for all past dividend periods have not been paid or declared and set aside, no dividends or distributions may be declared, paid or set aside on the Class A Common Stock, the Class B Common Stock and any other class or series of stock that ranks junior to the Series A Preferred Stock as to dividend rights and rights upon the liquidation, winding up and dissolution (“Junior Stock”) (other than dividends payable solely in shares of Junior Stock), and no shares of Junior Stock or Parity Stock may be purchased, redeemed or otherwise acquired for consideration by us.

Conversion Rights

Each holder of Series A Preferred Stock has the right to convert all or any portion of its Series A Preferred Stock into shares of our Class A Common Stock. The number of shares of Class A Common Stock issuable upon conversion is determined by dividing the Stated Value of the converted shares by the greater of (i) the floor price of $18.00 per share (subject to equitable adjustment for stock splits, combinations and similar events) and (ii) the volume-weighted average price of the Common Stock for the five consecutive trading days ending on and including the trading day immediately preceding the conversion date.

Preemptive Rights

The shares of Series A Preferred Stock do not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation and Certificate of Incorporation. The shares of Series A Preferred Stock do not have preemptive rights.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up by us of the Company, holders of Series A Preferred Stock are entitled to receive, out of assets legally available for distribution and before any payment to holders of Junior Stock, an amount per share equal to the Stated Value plus all accrued and unpaid dividends (“Liquidation Preference”).

Redemption Rights

We may, at our option, redeem any or all outstanding shares of Series A Preferred Stock at any time on or after the original issuance date on a pro-rata basis among holders, at a cash redemption price per share equal to the Liquidation Preference on the redemption date. We provide at least ten days prior written notice of any redemption.

Sinking Fund

The Series A Preferred Stock is not subject to the operation of a sinking fund.

Common Stock

Our Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our Common Stock is neither convertible nor redeemable. Unless the Board determines otherwise, we will issue all of the Class A Common Stock in uncertificated form.

Voting Rights

Each holder of Class A Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to 10 votes per share on each matter submitted to a vote of stockholders, as provided by the Certificate of Incorporation. The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Preferred Stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Warrants

Each whole Warrant entitles the registered holder to purchase one Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the closing of our Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock.

The Warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our Business Combination and to maintain a current prospectus relating to the Class A Common Stock issuable upon exercise of the Warrants, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A Common Stock issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of our Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

The Warrants have certain anti-dilution and adjustments rights upon certain events.

The Warrants were issued in registered form under the Warrant Agreement. The Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Common Stock to be issued to the warrant holder.

Certain Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.

Dual Class Structure

The Certificate of Incorporation provides for a dual class structure, under which each share of our Class A Common Stock has one vote per share and each share of our Class B Common Stock has ten votes per share.

Authorized but Unissued Capital Stock

The Certificate of Incorporation authorizes shares of Class A Common Stock, Class B Common Stock and Preferred Stock that are unissued and unreserved.

Classified Board

The Certificate of Incorporation and Bylaws classify the Board of Directors into three classes of directors as nearly equal in number as possible, each of which will serve for three years, with one class of directors being elected each year.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all then-outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that once no shares of our Class B Common Stock remain outstanding, directors may only be removed for cause, and then only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, the Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, if any, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that once no shares of our Class B Common Stock remain outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by stockholders.

Special Meetings

The Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, Chief Executive Officer, the board of directors or at the request of the holders of 25% of the Class B Common Stock. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Requirement

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

Business Combinations

The Certificate of Incorporation provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, such stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to such time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by such stockholder.

No Cumulative Voting

The Certificate of Incorporation does not authorize cumulative voting.

Limitation of Liability of Directors and Officers

The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director or officer shall be liable to the Company or its stockholders for monetary damages for breach of certain fiduciary duties as a director or officer. Under the DGCL, a director’s liability may not be eliminated:

•	for any breach(es) of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director or officer derives an improper personal benefit.

The effect of this provision is to restrict the rights of the Company and its stockholders to recover monetary damages against a director or officer for breach of certain fiduciary duties as a director.

Supermajority Voting

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter. For as long as shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such alteration, amendment, change, addition, rescission or repeal. Once no shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The Certificate of Incorporation provides that once no shares of our Class B common stock remain outstanding, certain provisions of the Certificate of Incorporation may be altered, amended, changed, added to, rescinded or repealed only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

Exclusive Forum Clause

The Bylaws contain a forum selection clause that provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claims under the Securities Act of 1933, as amended.

Purchaser Holdco Shares

Pursuant to the Certificate of Incorporation of Purchaser HoldCo, the total number of shares of stock that Purchaser HoldCo shall have authority to issue is 10,000,000, consisting of 9,000,000 shares of Class A Common

Stock, $0.0001 par value per share (the “HoldCo Class A Common Shares”) and 1,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “HoldCo Class B Common Shares,” and together with the Class A Common Stock, the “HoldCo Common Shares”).

On May 5, 2026, 7,403,459 HoldCo Class A Common Shares were issued and outstanding, all of which are held by the Company, and 69,511 HoldCo Class B Common Shares were issued and outstanding, all of which are held by one of the Sellers in the Hope Acquisition.

The HoldCo Class B Shares are nonvoting and have no dividend or liquidation rights. The HoldCo Class B Shares are exchangeable on a 10-to-1 basis for an aggregate of 695,110 shares of Class A Common Stock of Suncrete on the terms and subject to the conditions set forth in the Hope Exchange Agreement.

SELLING HOLDERS

This prospectus relates in part to the offer and sale from time to time, by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Holders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Holders for purposes of this prospectus), of (i) up to 23,446,646 shares of our Class A Common Stock held by certain Selling Holders, (ii) up to 23,714,609 shares of Class A Common Stock issuable upon the conversion of 23,714,609 shares of our Class B Common Stock held by certain Selling Holders, (iii) up to 473,800 shares of Class A Common Stock underlying the Warrants, (iii) 2,525,094 shares of Class A Common Stock underlying Pre-Funded Warrants, (iv) up to 1,444,445 shares of Class A Common Stock issuable upon conversion of 26,000 shares of Series A Preferred Stock held by certain Selling Holders, (v) up to 695,110 shares of Class A Common Stock issuable upon the exchange of the Holdco Rollover Securities, and (vi) 473,800 Warrants held by certain Selling Holders. The Selling Holders identified below may currently hold or additional securities of the Company.

The percent of beneficial ownership for the Selling Holders is based on 47,455,043 shares of Class A Common Stock outstanding and 24,146,609 shares of Class B Common Stock outstanding as of May 5, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Holders listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Holders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. “Selling Holders” includes the holders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares or Warrant received after the date of this prospectus from the Selling Holders as a gift, pledge, or other non-sale related transfer.

The Selling Holders are not obligated to sell any of the securities offered by this prospectus. Because each Selling Holder identified in the table below may sell some or all of the securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Holders. Except as set forth in the footnotes below, the business address for each person is c/o Suncrete, Inc., 521 E. 2nd Street, Tulsa, Oklahoma 74120.

In addition, subject to the registration rights agreements described below, each Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Holders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Holder will sell all of the securities beneficially owned by it that are covered by this prospectus and will not acquire any additional securities of the Company.

	Number of Shares of Class A Common Stock Beneficially Owned			Maximum Number of Shares of Class A Common Stock Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares Are Sold
Name of Selling Holder	Number of Shares of Class A Common Stock Beneficially Owned (#)(1)	Percentage of Class A Common Stock Beneficially Owned (%)(2)	Total Voting Power of Class A Common Stock and Class B Common Stock(3) (%)	Offered (#)	Number of Shares of Class A Common Stock Beneficially Owned (#)(4)	Percentage of Class A Common Stock Beneficially Owned (%)	Total Voting Power of Class A Common Stock and Class B Common Stock (%)(3)
Haymaker Sponsor IV LLC(5)	3,639,267	7.7%	1.3%	3,639,267	–	–	–
Dothan Independent GP, LP(6)	5,698,800	12.0%	2.0%	5,698,800	–	–	–
Dothan Concrete Investors, LLC(7)	18,414,609	38.8%	6.4%	18,414,609	–	–	–
Eaglesnest Investments, LLC(8)	5,386,567	11.4%	1.9%	5,386,567	–	–	–
Barber Properties, LLC(9)	2,019,963	4.3%	*	216,666	1,803,297	3.8%	*
Barber Family, LLC(10)	673,321	1.4%	*	72,222	601,099	1.3%	*
The John M. Walker Revocable Trust(11)	2,693,284	5.7%	*	288,888	2,404,396	5.1%	*
Robert M. and Mary Ann Sharp Trust dated December 8, 2017(12)	1,346,642	2.8%	*	144,444	1,202,198	2.5%	*
Mark Sharp(13)	1,346,642	2.8%	*	144,444	1,202,198	2.5%	*
FIAM Target Date Small Cap Opportunities Fund Diversified B Sub(14)	146,426	*	*	146,426	–	–	–
Fidelity Trend Fund: Fidelity Trend Fund(14)	1,007,182	2.1%	*	1,007,182	–	–	–
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(14)	1,403,380	3.0%	*	1,403,380	–	–	–

	Number of Shares of Class A Common Stock Beneficially Owned			Maximum Number of Shares of Class A Common Stock Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares Are Sold
Name of Selling Holder	Number of Shares of Class A Common Stock Beneficially Owned (#)(1)	Percentage of Class A Common Stock Beneficially Owned (%)(2)	Total Voting Power of Class A Common Stock and Class B Common Stock(3) (%)	Offered (#)	Number of Shares of Class A Common Stock Beneficially Owned (#)(4)	Percentage of Class A Common Stock Beneficially Owned (%)	Total Voting Power of Class A Common Stock and Class B Common Stock (%)(3)
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(14)	711,675	1.5%	*	711,675	–	–	–
Fidelity Select Portfolios: Fidelity Environment and Alternative Energy Fund(14)	145,300	*	*	145,300	–	–	–
Fidelity Concord Street Trust: Fidelity Small Cap Stock K6 Fund(14)	4,200	*	*	4,200	–	–	–
Fidelity Concord Street Trust: Fidelity Small Cap Stock Fund(14)	281,400	*	*	281,400	–	–	–
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund - Diversified B Subportfolio(14)	748,818	1.6%	*	748,818	–	–	–
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund Diversified B Sub(14)	556,328	1.2%	*	556,328	–	–	–
Fidelity Global Small-Mid Cap Equity Fund - Sub A(14)	3,000	*	*	3,000	–	–	–
Fidelity Mt. Vernon Street Trust: Fidelity Growth Strategies K6 Fund(14)	233,900	*	*	233,900	–	–	–

	Number of Shares of Class A Common Stock Beneficially Owned			Maximum Number of Shares of Class A Common Stock Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares Are Sold
Name of Selling Holder	Number of Shares of Class A Common Stock Beneficially Owned (#)(1)	Percentage of Class A Common Stock Beneficially Owned (%)(2)	Total Voting Power of Class A Common Stock and Class B Common Stock(3) (%)	Offered (#)	Number of Shares of Class A Common Stock Beneficially Owned (#)(4)	Percentage of Class A Common Stock Beneficially Owned (%)	Total Voting Power of Class A Common Stock and Class B Common Stock (%)(3)
Fidelity Mt. Vernon Street Trust: Fidelity Growth Strategies Fund(14)	920,400	1.9%	*	920,400	–	–	–
Alyeska Master Fund, L.P.(15)	4,698,049	9.9%	1.6%	6,666,667	–	–	–
Ophir Global Opportunities Fund(16)	1,500,000	3.2%	*	1,500,000	–	–	–
Polar Micro-Cap Fund(17)	361,400	*	*	361,400	–	–	–
Polar Micro-Cap Fund II L.P.(18)	638,600	1.4%	*	638,600	–	–	–
HIF Solitude Ltd.(19)	153,710	*	*	153,710	–	–	–
Monashee Pure Alpha SPV I L.P.(20)	152,626	*	*	152,626	–	–	–
Mission Pure Alpha Master L.P.(21)	193,664	*	*	193,664	–	–	–
Tyro Absolute Return Fund, L.P.(22)	183,500	*	*	183,500	–	–	–
Tyro Absolute Return Fund II, L.P.(23)	843,997	1.8%	*	816,500	27,497	*	*
Linmar Capital Fund, LP(24)	300,000	*	*	300,000	–	–	–
Veradace Partners L.P.(25)	250,000	*	*	250,000	–	–	–
Foley Bros., LLC(26)	695,110	1.5%	*	695,110	–	–	–
Michael Mikytuck(27)	220,007	*	*	220,007	–	–	–

*	Indicates less than one percent.
(1)

Represents shares of Class A Common Stock, including the shares of Class A Common Stock that may be issued upon the conversion of the outstanding shares of Class B Common Stock, the exercise of the Warrants and the Pre-Funded Warrants, the conversion of the Series A Preferred Stock, and exchange of the HoldCo Class B Common Shares.

(2)

The percentage of beneficial ownership for the Selling Holders is based on 47,455,043 shares of Class A Common Stock outstanding and 24,146,609 shares of Class B Common Stock outstanding as of May 5, 2026.

(3)

Represents the voting power with respect to all shares of Class A Common Stock and Class B Common Stock outstanding, voting as a single class. Shares of Class A Common Stock are entitled to one vote per share, and shares of Class B Common Stock are entitled to 10 votes per share.

(4)

We do not know when or in what amounts the Selling Holders will offer shares for sale, if at all. The Selling Holders may sell any or all of the shares covered by this prospectus. Because the Selling Holders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the Selling Holders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Holders.

(5)

Consists of (i) shares of Class A Common Stock issuable upon the exercise of 75,000 private placement warrants and (ii) 3,564,267 shares of Class A Common Stock held by the Sponsor. Steven J. Heyer and Andrew R. Heyer are managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor. The principal business address of Sponsor is 501 Madison Avenue, Floor 5, New York, New York 10022.

(6)

Consists of (i) shares of Class A Common Stock issuable upon the exercise of 398,800 Warrants and (ii) 5,300,000 shares of Class B Common Stock. The shares of Class B Common Stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer. Dothan Sponsor is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(7)

Consists of 18,414,609 shares of Class B Common Stock. Dothan Concrete Manager is the managing member of Dothan Concrete. The shares of Class B Common Stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer. The manager of Dothan Concrete is SunTx Capital Management Corp. (“SunTx Capital Management”). Ned N. Fleming, III, the Company’s Executive Chairman, is the sole shareholder and director of SunTx Capital Management. The address of each of Mr. Fleming, SunTx Capital Management and Dothan Concrete is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

(8)

Consists of (i) 577,777 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 4,808,790 shares of Class A Common Stock. Eaglesnest is controlled by Randall Edgar, the Chief Executive Officer and a director of Company. Mr. Edgar may be deemed to beneficially own securities of Company held by Eaglesnest. Mr. Edgar disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for Eaglesnest is 405 N Main St. 6E, Tulsa, Oklahoma 74103.

(9)

Consists of (i) 216,666 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 1,803,297 shares of Class A Common Stock. Ron Barber is the manager of Barber Properties, LLC. The address for Barber Properties, LLC is 525 S Main Street STE 800, Tulsa, Oklahoma 74103.

(10)

Consists of (i) 72,222 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 601,099 shares of Class A Common Stock. Ron Barber is the manager of Barber Family, LLC. The address for Barber Family, LLC is 525 S Main Street STE 800, Tulsa, Oklahoma 74103.

(11)

Consists of (i) 288,888 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 2,404,396 shares of Class A Common Stock. John M. Walker is the trustee of The John M. Walker Revocable Trust. The address for The John M. Walker Revocable Trust is 61 E. Sunbridge STE 1, Fayetteville, Arkansas 72703.

(12)

Consists of (i) 144,444 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 1,202,198 shares of Class A Common Stock. Robert M. Sharp and Mary Ann Sharp are the trustees for the Robert M. and Mary Ann Sharp Trust. The address for Robert M. and Mary Ann Sharp Trust dated December 8, 2017 is 11516 S. 5th Place, Jenks, Oklahoma 74037.

(13)

Consists of (i) 144,444 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) 1,202,198 shares of Class A Common Stock. The address for Mark Sharp is 329 S Elm Street STE 202, Jenks, Oklahoma 74037.

(14)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, Massachusetts 02210.
(15)

Consists of (i) 4,152,751 shares of Class A Common Stock and (ii) 2,525,094 shares of Class A Common Stock issuable upon the exercise of Pre-Funded Warrants, subject to a 9.99% beneficial ownership limitation provision. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P., and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago Illinois 60601.

(16)

Ophir Asset Management Pty Ltd., the fund manager of Ophir Global Opportunities Fund, has voting and investment control of the shares held by Ophir Global Opportunities Fund. Steven Ng and Andrew Mitchell are directors of Ophir Asset Management Pty Ltd. and may be deemed to be the beneficial owner of such shares. Messrs. Ng and Mitchell, however, disclaim any beneficial ownership of the shares held by Ophir Global Opportunities Fund. The principal business address of Ophir Global Opportunities Fund is Level 27, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000.

(17)

Polar Asset Management Partners Inc., the fund manager of Polar Micro-Cap Fund, has voting and investment control of the shares held by Polar Micro-Cap Fund. John Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners Inc., and may be deemed to be the beneficial owner of such shares. Mr. Sabourin, however, disclaims any beneficial ownership of the shares held by Polar Micro-Cap Fund. The principal business address of Polar Micro-Cap Fund is c/o Polar Asset Management Partners Inc., Attention: Operations and Legal Department, 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6 Canada.

(18)

Polar Asset Management Partners Inc., the fund manager of Polar Micro-Cap Fund II L.P., has voting and investment control of the shares held by Polar Micro-Cap Fund II L.P. John Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners Inc., and may be deemed to be the beneficial owner of such shares. Mr. Sabourin, however, disclaims any beneficial ownership of the shares held by Polar Micro-Cap Fund II L.P. The principal business address of Polar Micro-Cap Fund II L.P. is c/o Polar Asset Management Partners Inc., Attention: Operations and Legal Department, 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6 Canada.

(19)

Monashee Investment Management LLC, the manager of HIF Solitude Ltd., has voting and investment control of the shares held by HIF Solitude Ltd. Jeff Muller is the CCO and COO of Monashee Investment Management LLC, and may be deemed to be the beneficial owner of such shares. Mr. Muller, however, disclaims any beneficial ownership of the shares held by HIF Solitude Ltd. The principal business address of HIF Solitude Ltd. is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(20)

Monashee Investment Management LLC, the manager of Monashee Pure Alpha SPV I L.P., has voting and investment control of the shares held by Monashee Pure Alpha SPV I L.P. Jeff Muller is the CCO and COO of Monashee Investment Management LLC, and may be deemed to be the beneficial owner of such shares. Mr. Muller, however, disclaims any beneficial ownership of the shares held by Monashee Pure Alpha SPV I L.P. The principal business address of Monashee Pure Alpha SPV I L.P. is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(21)

Monashee Investment Management LLC, the manager of Mission Pure Alpha Master L.P., has voting and investment control of the shares held by Mission Pure Alpha Master L.P. Jeff Muller is the CCO and COO of Monashee Investment Management LLC, and may be deemed to be the beneficial owner of such shares.

Mr. Muller, however, disclaims any beneficial ownership of the shares held by Mission Pure Alpha Master L.P. The principal business address of Mission Pure Alpha Master L.P. is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.
(22)

TYRO Partners LLC, the general partner of Tyro Absolute Return Fund L.P., has voting and investment control of the shares held by Tyro Absolute Return Fund L.P. Each of Daniel HS McMurtrie, D. Alex Draime and Louis A. Parks are the managing members of TYRO Partners LLC, and may each be deemed to be the beneficial owner of such shares. Each of Messrs. McMurtrie, Draime and Parks, however, disclaims any beneficial ownership of the shares held by Tyro Absolute Return Fund L.P. The principal business address of Tyro Absolute Return Fund L.P. is c/o TYRO Partners LLC, 252 NW 29th Street, 9th Floor, Miami, Florida 33127.

(23)

TYRO Partners LLC, the general partner of Tyro Absolute Return Fund II LP, has voting and investment control of the shares held by Tyro Absolute Return Fund II LP. Each of Daniel HS McMurtrie, D. Alex Draime and Louis A. Parks are the managing members of TYRO Partners LLC, and may each be deemed to be the beneficial owner of such shares. Each of Messrs. McMurtrie, Draime and Parks, however, disclaims any beneficial ownership of the shares held by Tyro Absolute Return Fund II LP. The principal business address of Tyro Absolute Return Fund II L.P. is c/o TYRO Partners LLC, 252 NW 29th Street, 9th Floor, Miami, Florida 33127.

(24)

Abraham Shamah, the general partner of Linmar Capital Fund, LP, has voting and investment control of the shares held by Linmar Capital Fund, LP, and may be deemed to be the beneficial owner of such shares. Mr. Shamah disclaims any beneficial ownership of the shares held by Linmar Capital Fund, LP. The principal business address of Linmar Capital Fund, LP is 575 Madison Ave., Suite 1601, New York, New York 10022.

(25)

Veradace Capital Management LLC is the general partner of Veradace Partners L.P. and Alex Vezendan is the portfolio manager for Veradace Capital, and may be deemed to be the beneficial owner of such shares. Mr. Vezendan disclaims any beneficial ownership of the shares held by Veradace Partners L.P. The address of Veradace Partners L.P. is 3889 Maple Ave, Ste. 220, Dallas, Texas 75219.

(26)

Represents 695,110 shares of Class A Common Stock issuable upon the exchange of Holdco Class B Common Shares received in connection with the Hope Acquisition. Timothy Foley and James Foley are managers of Foley Bros., LLC.

(27)	Represents 220,007 shares of Class A Common Stock purchased in a private placement from the Company applying a portion of the consideration received in connection with the Hope Acquisition.

	Warrants
Name of Selling Holder	Number of Warrants Beneficially Owned (#)	Percentage (%)(1)	Maximum Number of Warrants Offered(#)(2)	Warrants Beneficially Owned After the Offered Warrants are Sold	Percentage (%)
Haymaker Sponsor IV LLC(3)	75,000	15.8%	75,000	—	—
Dothan Independent GP, LP(4)	398,800	84.2%	398,800	—	—

*	Indicates less than one percent.
(1)	The percent of beneficial ownership for the Warrants is based on 473,800 Warrants outstanding as of May 5, 2026.
(2)

Assumes that each Selling Holder (i) will sell all of the Warrants beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional Warrants.

(3)

Consists of 75,000 Warrants held by Sponsor. Steven J. Heyer and Andrew R. Heyer are managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor. The principal business address of Sponsor is 501 Madison Avenue, Floor 5, New York, New York 10022.

(4)

Consists of 398,800 Warrants held by Dothan Independent. Dothan Sponsor is the general partner of Dothan Independent. Ned N. Fleming, III, the Company’s Executive Chairman, is the sole manager of Dothan Sponsor. Each of Dothan Sponsor and Mr. Fleming may be deemed to beneficially own securities of

Company held by Dothan Independent. Each such person and entity disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. The address for Mr. Fleming, Dothan Sponsor and Dothan Independent is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 950, Dallas, Texas 75240.

Material Relationships with Selling Holders

Business Combination Agreement

On October 9, 2025, the Company entered into the Business Combination Agreement with Merger Sub I, Merger Sub II, CPH and Haymaker. On the Closing Date, the Company consummated the Business Combination pursuant to the Business Combination Agreement.

Immediately prior to the Closing, on April 8, 2026, Haymaker transferred by way of continuation out of its jurisdiction of incorporation from the Cayman Islands and domesticated into the State of Delaware. At the Domestication Effective Time (a) each SPAC Class A Ordinary Share that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of SPAC Class A Common Stock, (b) each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Domestication Effective Time converted automatically, on a one-for-one basis, into one share of SPAC Class B Common Stock, and (c) each then-issued and outstanding private warrant to purchase SPAC Class A Ordinary Shares prior to the Domestication converted automatically, on a one-for-one basis, into one SPAC Private Warrant.

On the Closing Date, immediately following the Domestication, Merger Sub I merged with and into Haymaker, with Haymaker surviving the Initial Merger as a wholly owned subsidiary of the Company. At the Initial Merger Effective Time, among other things, (a) Sponsor distributed 2,800,000 Dothan Founder Shares and 398,800 SPAC Private Warrants to Dothan Independent, (b) each share of SPAC Class A Common Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class A Common Stock, (c) each share of SPAC Class B Common Stock issued and outstanding immediately prior to the Initial Merger Effective Time was canceled and converted into one share of Class B Common Stock and (d) each then-outstanding SPAC Private Warrant was automatically assumed and converted into a private warrant to purchase one share of Class A Common Stock (“Warrants”).

On the Closing Date, immediately following the Initial Merger, Merger Sub II merged with and into CPH, with CPH surviving the Acquisition Merger as a wholly owned subsidiary of the Company. At the Acquisition Merger Effective Time, among other things, (a) each share of Class B Common Stock issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than the Dothan Founder Shares) was converted into and exchanged, on a one-for-one basis, into one share of Class A Common Stock, (b) the Company issued 14,117,894 shares of Class A Common Stock to members of CPH, (c) the Company issued 3,481,776 shares of restricted Class A Common Stock upon the cancelation and conversion of certain incentive units previously granted to management of CPH, (d) the Company issued 18,414,609 shares of Class B Common Stock to members of CPH, and (e) the Company issued 2,500,000 shares of Class B Common Stock to Dothan Independent.

In addition, the Closing Date, the Company granted to Mr. Heyer, a director of the Company and a managing member of Sponsor, 200,000 restricted stock units pursuant to the Business Combination Agreement. The Heyer RSUs vest in two equal installments, with one-half vesting on each of the first two anniversaries of the date of grant, provided that Mr. Heyer is providing certain services to the Company through such date. For additional information regarding the Business Combination, see “Prospectus Summary – Recent Developments – Business Combination with Haymaker.”

PIPE Subscription Agreements

In connection with the Business Combination, Haymaker and the Company entered into subscription agreements (the “Original Subscription Agreements”) with certain PIPE Investors for an aggregate commitment amount of approximately $105.5 million to purchase an aggregate of 8,691,573 shares of Class A Common Stock and, in certain circumstances, Pre-Funded Warrants to purchase 2,525,094 shares of Class A Common Stock. On March 27, 2026, Haymaker and the Company entered into a subscription agreement (the “New Subscription Agreement”) with an additional PIPE Investor for a commitment amount of $61.6 million to purchase an additional 6,162,009 shares of Class A Common Stock, bringing the aggregate total subscription amount of the investment to $167.1 million for a total of 17,378,676 shares of Class A Common Stock (including the shares underlying the Pre-Funded Warrants). Haymaker and the Company also agreed to afford the existing PIPE Investors the benefit of the additional rights set forth in the New Subscription Agreement.

Pursuant to the PIPE Subscription Agreements, the Company agreed that, within thirty (30) calendar days after the consummation of the Business Combination, the Company would file a registration statement registering the resale of the securities purchased pursuant to the PIPE Subscription Agreements. The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under such PIPE Subscription Agreements.

Pursuant to the PIPE Subscription Agreements, the Company and Haymaker agreed to indemnify and hold harmless each PIPE Investor and their affiliates, respective directors, officers, trustees, members, managers, employees, investment advisers and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such PIPE Investor may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company or Haymaker under the PIPE Subscription Agreement or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against a PIPE Investor in any capacity by any third party (including a stockholder of the Company or Haymaker), whether directly or in a derivative capacity, who is not an affiliate of the PIPE Investor, with respect to the transactions contemplated by the PIPE Subscription Agreements or the Business Combination Agreement, and agreed to reimburse any such PIPE Investor for all such amounts as they are incurred by the PIPE Investor. For additional information regarding the PIPE Subscription Agreements, see “Prospectus Summary – Recent Developments – Business Combination with Haymaker.”

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, Haymaker and Sponsor entered into the A&R Registration Rights Agreement amending and restating the Existing Registration Rights Agreement, pursuant to which, among other things, the Company agreed to register for resale on Form S-1 or, if available, Form S-3, pursuant to Rule 415 under the Securities Act certain securities of the Company that are held by Sponsor.

Under the A&R Registration Rights Agreement, the Company agreed to indemnify holders of registrable securities and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities. The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the A&R Registration Rights Agreement. For additional information regarding the A&R Registration Rights Agreement, see “Prospectus Summary – Recent Developments – Amended and Restated Registration Rights Agreement.”

Company Registration Rights Agreement

In connection with the closing of the Acquisition Merger, the Company, Dothan Independent and certain members of Concrete Partners Holding entered into the Company Registration Rights Agreement, pursuant to which certain members of Concrete Partners Holding were granted customary registration rights with respect to the Company securities held by such parties following the Closing of the Business Combination. In certain circumstances, the Company Members can demand the Company’s assistance with underwritten offerings and block trades, and the Company Members are entitled to certain piggyback registration rights.

Under the Company Registration Rights Agreement, the Company agreed to indemnify the Company Members and their respective officers, directors and each person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities, unless such liability arose from such holder’s misstatement or alleged misstatement, or omission or alleged omission, and such holders agreed to indemnify the Company, its officers and directors and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material facts or any omission of a material fact in any registration statement, prospectus or any amendment thereof or supplement thereto pursuant to which such holders sell their registrable securities. The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the Company Registration Rights Agreement. For additional information regarding the Company Registration Rights Agreement, see “Prospectus Summary – Recent Developments – Company Registration Rights Agreement.”

Exchange Agreement

On March 26, 2026, the Company entered into the Exchange Agreement with the Exchanging Holders, pursuant to which the Company agreed to issue an aggregate of 26,000 shares of Series A Preferred Stock to the Exchanging Holders in exchange for their Senior Preferred Units. On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and the Company issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation. The Exchange Agreement provides that the Company shall include the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock held by the Exchanging Holders on the next registration statement following the closing of the Business Combination that the Company files with the SEC providing for the resale of securities held by stockholders of the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the Exchange Agreement. For additional information regarding the Exchange Agreement, see “Certain Relationships and Related Party Transactions – Transactions in Connection with the Business Combination – Exchange Agreement.”

Arrangements with Dothan Management

On July 29, 2024, Dothan Management and the Company entered into the Dothan Management Agreement, pursuant to which Dothan Management provides management services to the Company, including management services in connection with the development activities and the operation and conduct of the Company’s business. The Dothan Management Agreement provides, among other things, for quarterly consulting payments by the Company to Dothan Management equal to one-fourth of 3.0% of trailing twelve-month EBITDA for 2024 and one-fourth of 5.0% thereafter, subject to an annual cap of $3.2 million for strategic, financial, and operational advisory services to support the Company’s board and management team on matters such as acquisitions, financing, contract negotiations, and growth initiatives. The Company also reimburses, at cost, any third-party diligence and advisory costs that are initially funded by the affiliate on the Company’s behalf. In addition, for each completed add-on acquisition, the Company pays a contingent diligence and integration fee equal to 2.0 % of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities.

On the Closing Date, the Company entered into the Dothan Management Agreement Amendment to amend the Dothan Management Agreement. Among other things, the Dothan Management Agreement Amendment provides for (i) the assumption of the Dothan Management Agreement by the Company from CPH, (ii) payment by the Company to Dothan Management of diligence and integration fees in the amount of $10 million as the diligence and integration fee in consideration for the services provided by Dothan Management and its personnel to CPH in relation to the Business Combination, and (iii) quarterly consulting payments by CPH to Dothan Management. Dothan Management is an affiliate of the Company, Dothan Independent and SunTx Capital Management Corp. For additional information regarding the Arrangements with Dothan Management, see “Certain Relationships and Related Party Transactions – Transactions Prior to the Business Combination – Agreements with Dothan Management.”

Indemnification Agreements

In connection with the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of the Company’s directors or executive officers, to the fullest extent permitted by Delaware law and the Organizational Documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

Issuance of Warrants

Simultaneously with the closing of Haymaker’s initial public offering (the “IPO”), Haymaker sold 797,600 private placement units at a price of $10.00 per private placement unit in a private placement to Sponsor, of which Andrew Heyer, a director of the Company, serves as a managing member, including 30,000 private placement units issued in connection with the full exercise of the over-allotment option, generating gross proceeds of $7,976,000. Following the Business Combination, each unit split and converted into one share of the Class A Common Stock and one-half of one Warrant, with each whole Warrant exercisable for one share of the Class A Common Stock at $11.50 per share.

Administrative Services Agreement

On July 25, 2023, Haymaker entered into an administrative services agreement with an affiliate of Andrew Heyer, pursuant to which Haymaker paid such affiliate $20,000 per month for office space, secretarial and administrative services provided to members of its management team. Upon Closing of the Business Combination, the administrative services agreement terminated.

Promissory Notes

On March 15, 2023, Sponsor agreed to loan Haymaker an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “IPO Promissory Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2023 or the date on which Haymaker consummated the IPO. Prior to the IPO, Haymaker had borrowed $272,550 under the IPO Promissory Note. On July 28, 2023, Haymaker repaid the outstanding balance under the IPO Promissory Note in full. Borrowings under the IPO Promissory Note were no longer available to Haymaker subsequent to the IPO.

On June 10, 2024, Haymaker issued a promissory note (the “WCL Promissory Note”) in the principal amount of up to $1,500,000 to Sponsor. The WCL Promissory Note was issued in connection with advances Sponsor may make in the future to Haymaker from time to time for working capital expenses. The WCL Promissory Note was non-interest bearing and payable upon the earlier of (i) completion of the Company’s initial business combination or (ii) the date the winding up of the Company is effective. At the election of Sponsor, all or a portion of the unpaid principal amount of the WCL Promissory Note may be converted into WCL units at a price of $10.00 per WCL unit, which will be identical to the private placement units. These WCL units and their underlying securities are entitled to the registration rights set forth in the WCL Promissory Note. In connection with the Closing of the Business Combination, Sponsor converted the WCL Promissory Note into 150,000 units of Haymaker (each a “Sponsor Note Unit”), with each Sponsor Note Unit comprised of one Haymaker Class A Share and one-half of one Haymaker Private Warrant, which converted into 150,000 shares of Class A Common Stock and 75,000 Warrants in connection with the Business Combination.

Hope Acquisition Agreements

On April 28, 2026, the Company completed the Hope Acquisition. In connection with the Hope Acquisition, one of the sellers, Mr. Mikytuck, elected to apply his portion of the consideration, in the amount of $2,545,480.52, to subscribe for and acquire, and the Company issued, 220,007 shares of Class A Common Stock pursuant to a Subscription Agreement, dated April 28, 2026, by and between the Company and the seller (the “Hope Subscription Agreement”), in lieu of receiving such cash payment directly.

In addition, in connection with the Hope Acquisition, one of the sellers, Foley Bros, LLC contributed its interest in Hope in exchange for 69,511 Holdco Class B Common Shares (the “Holdco Rollover Securities”). The Holdco Rollover Securities issued by Purchaser Holdco are nonvoting, have no dividend or liquidation rights and are exchangeable for an aggregate of 695,110 shares of Class A Common Stock of the Company (the “Suncrete Exchange Securities”) on the terms and subject to the conditions set forth in an Exchange Agreement, dated April 28, 2026, by and among the Company, Purchaser Holdco and the seller (the “Hope Exchange Agreement”). See “Description of Securities —Purchaser HoldCo Shares.”

The Company is filing this registration statement, of which this prospectus forms a part, in satisfaction of its obligations under the Subscription Agreement and the Hope Exchange Agreement.

PURCHASE PRICE PAID BY THE SELLING HOLDERS

With respect to the Selling Holders, this prospectus relates to the potential offer and sale from time to time by the Selling Holders of our Class A Common Stock and shares of our Class A Common Stock underlying the Class B Common Stock, the Warrants, the Pre-Funded Warrants, the Series A Preferred Stock and the Holdco Rollover Securities. Set forth below is information regarding the price the Selling Holders paid or in the case of shares of Class A Common Stock underlying Warrants, assumed to be paid, for their respective shares Class A Common Stock and shares of our Class A Common Stock underlying the Class B Common Stock, the Warrants, the Pre-Funded Warrants, the Series A Preferred Stock and the Holdco Rollover Securities.

The effective average purchase prices for shares (i) of Class A Common Stock held by the Selling Holders and (ii) of our Class A Common Stock underlying the Class B Common Stock, the Warrants, the Pre-Funded Warrants, the Series A Preferred Stock and the Holdco Rollover Securities are set forth below.

	Shares of Class A Common Stock
Name of Selling Holder	Number of Shares of Class A Common Stock Offered	Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)(1)	Aggregate Gross Profit ($)
Haymaker Sponsor IV LLC(2)	3,639, 267	$2.71	$12.68	$46,145,906
Dothan Independent GP, LP(3)	5,698,800	$0.89	$14.50	$82,632,600
Dothan Concrete Investors, LLC(4)	18,414,609	$3.14	$12.25	$225,578,960
Eaglesnest Investments, LLC(5)	5,386,567	$4.74	$10.65	$57,366,939
Barber Properties, LLC(6)	216,666	$18.00	*	*
Barber Family, LLC(7)	72,222	$18.00	*	*
The John M. Walker Revocable Trust(8)	288,888	$18.00	*	*
Robert M. and Mary Ann Sharp Trust dated December 8, 2017(9)	144,444	$18.00	*	*
Mark Sharp(10)	144,444	$18.00	*	*
FMR, LLC(11)	6,162,009	$10.00	$5.39	$33,213,229
Alyeska Master Fund, L.P.(12)	6,666,667	$9.00	$6.39	$42,600,002
Ophir Global Opportunities Fund(13)	1,500,000	$10.00	$5.39	$8,085,000
Polar Micro-Cap Fund(14)	361,400	$10.00	$5.39	$1,947,946
Polar Micro-Cap Fund II L.P.(15)	638,600	$10.00	$5.39	$3,442,054
HIF Solitude Ltd.(16)	153,710	$10.00	$5.39	$828,497
Monashee Pure Alpha SPV I L.P.(17)	152,626	$10.00	$5.39	$822,654
Mission Pure Alpha Master L.P.(18)	193,664	$10.00	$5.39	$1,043,849
Tyro Absolute Return Fund, L.P.(19)	183,500	$10.00	$5.39	$989,065
Tyro Absolute Return Fund II, L.P.(20)	816,500	$10.00	$5.39	$4,400,935
Linmar Capital Fund, LP(21)	300,000	$10.00	$5.39	$1,617,000
Veradace Partners L.P.(22)	250,000	$10.00	$5.39	$1,347,500
Foley Bros., LLC(23)	695,110	**	**	**
Michael Mikytuck (24)	220,007	$11.57	$3.82	$840,427

*	Holder would not recognize a profit as of the date of this prospectus.
**	Indicates that the effective purchase price is not calculable.
(1)

The gross profit per share for each of the Selling Holders is based on the number of Class A Common Stock offered multiplied by the closing price of $15.39 per share of our Class A Common Stock on The Nasdaq Global Market on May 5, 2026, minus the effective purchase price per share.

(2)

Consists of (i) shares of SPAC Class B Ordinary Shares acquired by Sponsor for purchase prices of $25,000 and $7.98 million in private placements in connection with or prior to Haymaker’s initial public offering, less $500,000 received from Dothan Independent for which 2.8 million shares of Class A Common Stock were distributed to Dothan Independent, which following such distribution and the forfeiture of 333,333 SPAC Class B Ordinary Shares converted into 3,414,267 shares of Class A Common Stock in connection with the Business Combination pursuant to the Business Combination Agreement, (ii) 150,000 shares of Class A Common Stock acquired upon the conversion of the WCL Convertible Note in the aggregate amount of $1.5 million in connection with closing of the Business Combination and (iii) the assumed exercise of Warrants to acquire 75,000 shares of Class A Common Stock at a price of $11.50 per share.
(3)

Consists of (i) 2,800,000 shares of SPAC Class B Common Stock distributed by Sponsor to Dothan Independent in connection with Dothan Independent’s investment of $500,000 in Sponsor to fund certain extension costs for Haymaker, which converted in the Business Combination to 2,800,000 shares of Class B Common Stock, (ii) Dothan Independent’s receipt of 2,500,000 shares of Class B Common Stock pursuant to the Business Combination Agreement and (iii) the assumed exercise of Warrants to acquire 398,800 shares of Class A Common Stock at a price of $11.50 per share. The shares of Class B Common Stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer.

(4)

Consists of 18,414,609 shares of Class B Common Stock issued to Dothan Concrete, a former member of CPH, as merger consideration pursuant to the Business Combination Agreement in exchange for units of CPH that were originally acquired for a capital contribution of $57.9 million. The shares of Class B Common Stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer.

(5)

Consists of (i) 577,777 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by Eaglesnest in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement and (ii) 4,808,790 shares of Class A Common Stock received by Eaglesnest, a former member of CPH, as merger consideration pursuant to the Business Combination Agreement in exchange for units of CPH. The units of CPH exchanged pursuant to the Exchange Agreement and the Business Combination Agreement by Eaglesnest Investments, LLC were originally acquired for a capital contribution of $25.5 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.

(6)

Consists of 216,666 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by Barber Properties, LLC in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement. The Senior Preferred Units exchanged pursuant to the Exchange Agreement were acquired for an initial capital contribution of $3.9 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.

(7)

Consists of 72,222 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by Barber Family, LLC in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement. The Senior Preferred Units exchanged pursuant to the Exchange Agreement were acquired for an initial capital contribution of $1.3 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.

(8)

Consists of 288,888 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by The John M. Walker Revocable Trust in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement. The Senior Preferred Units exchanged pursuant to the Exchange Agreement were acquired for an initial capital contribution of $5.2 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.
(9)

Consists of 144,444 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by Robert M. and Mary Ann Sharp Trust dated December 8, 2017 in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement. The Senior Preferred Units exchanged pursuant to the Exchange Agreement were acquired for an initial capital contribution of $2.6 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.

(10)

Consists of 144,444 shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock acquired by Mark Sharp in connection with the exchange of its Senior Preferred Units of CPH pursuant to the Exchange Agreement. The Senior Preferred Units exchanged pursuant to the Exchange Agreement were acquired for an initial capital contribution of $2.6 million. The Series A Preferred Stock is convertible, at the option of the holder, into shares of Class A Common Stock at the greater of (i) $18.00 per share of Class A Common Stock and (ii) the per share volume-weighted average price for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of conversion. For the purposes of the table above, we have assumed that the Series A Preferred Stock converts into Class A Common Stock at $18.00 per share.

(11)	Represents 6,162,009 shares of Class A Common Stock acquired by FMR, LLC for a purchase price of $10.00 in connection with the PIPE Investment.
(12)

Represents (i) 4,152,751 shares of Class A Common Stock and (ii) Pre-Funded Warrants exercisable for up to 2,525,094 shares of Class A Common Stock, subject to a 9.99% beneficial ownership limitation provision, acquired by Alyeska for an effective purchase price of $9.00 in connection with the PIPE Investment.

(13)	Represents 1,500,000 shares of Class A Common Stock acquired by Ophir Global Opportunities Fund for a purchase price of $10.00 in connection with the PIPE Investment.
(14)	Represents 361,400 shares of Class A Common Stock acquired by Polar Micro-Cap Fund for a purchase price of $10.00 in connection with the PIPE Investment.
(15)	Represents 638,600 shares of Class A Common Stock acquired by Polar Micro-Cap Fund II L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(16)	Represents 153,710 shares of Class A Common Stock acquired by HIF Solitude Ltd. for a purchase price of $10.00 in connection with the PIPE Investment.
(17)	Represents 152,626 shares of Class A Common Stock acquired by Monashee Pure Alpha SPV I L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(18)	Represents 193,664 shares of Class A Common Stock acquired by Mission Pure Alpha Master L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(19)	Represents 183,500 shares of Class A Common Stock acquired by Tyro Absolute Return Fund, L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(20)	Represents 816,500 shares of Class A Common Stock acquired by Tyro Absolute Return Fund II, L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(21)	Represents 300,000 shares of Class A Common Stock acquired by Linmar Capital Fund, LP for a purchase price of $10.00 in connection with the PIPE Investment.
(22)	Represents 250,000 shares of Class A Common Stock acquired by Veradace Partners L.P. for a purchase price of $10.00 in connection with the PIPE Investment.
(23)

Represents 695,110 shares of Class A Common Stock issuable upon the exchange of Holdco Class B Common Shares of Purchaser Holdco acquired by Foley Bros., LLC in connection with the Hope Acquisition upon contribution of interests in Hope.

(24)

Represents 220,007 shares of Class A Common Stock purchased at a purchase price of $11.57 per share in a private placement from the Company applying a portion of the consideration received in connection with the Hope Acquisition.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 52,299,704 shares of our Class A Common Stock (inclusive of up to 23,714,609 shares of Class A Common Stock issuable upon the conversion of 23,714,609 shares of our Class B Common Stock, up to 473,800 shares of Class A Common Stock underlying the Warrants, up to 2,525,094 shares of Class A Common Stock underlying the Pre-Funded Warrants, up to 1,444,445 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock and up to 695,110 shares of Class A Common Stock issuable upon the exchange of the Holdco Class B Common Shares) and 473,800 Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the shares of our Class A Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

A Selling Holder may also sell our securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

We will bear all costs, fees and expenses incident to our obligation to register the Offered Securities.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A Selling Holder may fix a price or prices of our securities at:

•	fixed prices;

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

A Selling Holder may change the price of the securities offered from time to time.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s securities, such Selling Holder may transfer securities to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Class A Common Stock or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. The Selling Holders may also pledge shares of Class A Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as the term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by a Selling Holder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any Selling Holder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Holder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Holder’s customers or may engage in transactions with or perform services for us or any Selling Holder in the ordinary course of business.

If any Selling Holder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Holder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Holder’s customers or may engage in transactions with, or perform services for, us or the Selling Holder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any Selling Holder and the sale thereof may be made by the Selling Holder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Holder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Holders, or perform services for us or the Selling Holders, in the ordinary course of business for which they receive compensation.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the A&R Registration Rights Agreement and the Company Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the A&R Registration Rights Agreement and the Company Registration Rights Agreement, as applicable.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Holders will sell any or all of the Offered Securities.

Lock-Up Agreements

In connection with the Business Combination, Sponsor and certain equityholders of CPH, including Dothan Concrete, Dothan Independent and Eaglesnest, agreed to restrictions on the transfer of their securities and any shares of the Company’s securities issued to such holders in connection with the Business Combination (the “Lock-Up Securities” and such agreements, the “Lock-Up Agreements”).

Subject to the exceptions described below, the Lock-Up Agreements restrict transfers during the period commencing on the closing date of the Business Combination and ending on the earlier of (i) the one-year anniversary of the Closing Date and (ii) the date on which the Company consummates a liquidation, merger, share exchange, reorganization or similar transaction with an unaffiliated third party that results in all the Company stockholders having the right to exchange their equity holdings for cash, securities or other property (the “Post-Closing Lock-Up Period”).

Notwithstanding the foregoing, pursuant to the Lock-Up Agreements:

•	33.33% of the Lock-Up Securities held by a holder as of the Closing Date will be automatically released from the lock-up restrictions on the six-month anniversary of the Closing Date;

•	an additional 33.33% of such Lock-Up Securities will be automatically released on the nine-month anniversary of the Closing Date; and

•	the remaining Lock-Up Securities will be released upon the expiration of the Post-Closing Lock-Up Period, unless released earlier pursuant to a qualifying transaction.

During the applicable lock-up period, holders may not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Lock-Up Securities, enter into any swap or similar arrangement that transfers the economic consequences of ownership of such securities, or publicly announce an intention to engage in any such transaction, subject to customary exceptions set forth in the applicable Lock-Up Agreements.

Warrants

The Warrants (including the Class A Common Stock issuable upon exercise of the Warrants) are subject to restrictions on transfer, assignment and sale. See “Description of Securities — Warrants.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

CHANGE IN ACCOUNTANTS

On April 8, 2026, the audit committee of the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026. Subject to the completion of Grant Thornton’s standard client acceptance procedures, Grant Thornton’s appointment will be effective upon the filing of the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2026. Grant Thornton served as the independent registered public accounting firm of CPH prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on April 8, 2026 that it would not be retained to serve as the Company’s independent registered public accounting firm upon the filing of the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2026. The termination of the engagement of Withum was approved by the audit committee.

The report of Withum on the Company’s consolidated financial statements as of and for the year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained a paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s liquidity condition and subsequent dissolution.

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through April 8, 2026, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum would have caused Withum to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) reportable events (as described in Item 304 (a)(1)(v) of Regulation S-K).

During the period from September 30, 2025 (inception) to December 31, 2025, and the subsequent interim period through April 8, 2026, neither the Company nor anyone on the Company’s behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of the registration statement of which this prospectus forms a part and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated April 14, 2026, is attached as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

EXPERTS

The financial statements of Suncrete, Inc. and Haymaker Acquisition Corp. 4 included in this prospectus and elsewhere in the registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Concrete Partners Holding, LLC included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Eagle Redi-Mix Concrete, LLC and Ram Transportation, LLC included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of SRM, Inc. dba Schwarz Ready Mix and Subsidiaries appearing in this Registration Statement have been audited by Arledge & Associates, P.C., an independent accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Hope Concrete, LLC included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Edgin, Parkman, Fleming & Fleming, PC, an independent accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Nelson Bros. Ready Mix, Ltd. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Whitley Penn LLP, an independent accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.suncrete.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF SUNCRETE, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF HAYMAKER ACQUISITION CORP 4.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CONCRETE PARTNERS HOLDING, LLC (SUCCESSOR) AND COMBINED FINANCIAL STATEMENTS OF EAGLE REDI-MIX CONCRETE, LLC AND RAM TRANSPORTATION, LLC (PREDECESSOR)

Reports of Independent Registered Public Accounting Firm	F-34
Consolidated Balance Sheets as of December 31, 2025 and 2024 (Successor)	F-35

Consolidated Statement of Operations for the Year Ended December  31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor) and Combined Statements of Operations for the period from January 1, 2024 through July 29, 2024 and the Year Ended
December  31, 2023 (Predecessor)

F-36

Consolidated Statement of Changes in Mezzanine Equity and Common Unitholder Equity for the Year Ended December 31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor), and Combined Statements of Changes in Common Unitholder Equity for the Period from January 1, 2024 through July 29, 2024 (Predecessor) and the Year Ended December 31, 2023 (Predecessor)

F-37

Consolidated Statement of Cash Flows for the Year Ended December  31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor), and Combined Statements of Cash Flows for the Period from January 1, 2024 through July 29, 2024 and the Year Ended December  31, 2023 (Predecessor)

F-38
Notes to Consolidated and Combined Financial Statements	F-40

F-i

SRM, INC. DBA SCHWARZ READY MIX AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

HOPE CONCRETE, LLC CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

NELSON BROS. READY MIX, LTD. FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2025 AND 2024

F-ii

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Suncrete Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Suncrete Inc. as of December 31, 2025, and the related consolidated statements of operations, changes in stockholder’s deficit, and cash flows for the period from September 30, 2025 (Inception) to December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from September 30, 2025 (Inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Parent is unable to raise additional funds to alleviate liquidity needs and complete a business combination by July 28, 2026, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York

April 14, 2026

SUNCRETE INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2025

ASSETS
Total Current Assets	$—

TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDER’S DEFICIT
Accounts payable and accrued expenses	$31,519

TOTAL LIABILITIES	31,519

Commitments and Contingencies
STOCKHOLDER’S DEFICIT
Common stock, $0.0001 par value; 1,000 shares authorized, 100 issued and outstanding	10
Stock subscription receivable	(10)
Additional paid-in capital	—
Accumulated deficit	(31,519)

Total Stockholder’s Deficit	(31,519)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of the financial statements.

SUNCRETE INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 30, 2025 (INCEPTION) TO DECEMBER 31, 2025

General and administrative expenses	$31,519

Loss from operations	(31,519)

Net loss	$(31,519)

Weighted average shares of common stock outstanding, basic and diluted	1,000

Basic and diluted net loss per share of common stock	$(31.52)

The accompanying notes are an integral part of these financial statements.

SUNCRETE INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM SEPTEMBER 30, 2025 (INCEPTION) TO DECEMBER 31, 2025

	Common Stock		Share Subscription	Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance — September 30, 2025 (inception)	—	$—	—	$—	$—	$—
Issuance of common stock	1,000	10	(10)	—	—	—
Net loss	—	—	—	—	(31,519)	(31,519)

Balance – December 31, 2025	1,000	$10	$(10)	$—	$(31,519)	$(31,519)

The accompanying notes are an integral part of these financial statements.

SUNCRETE INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 30, 2025 (INCEPTION) TO DECEMBER 31, 2025

Cash Flows from Operating Activities:
Net loss	$(31,519)
Adjustments to reconcile net loss to net cash used in operations:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	31,519

Net cash used in operating activities	—

Net Change in Cash	—
Cash – Beginning of period	—

Cash – End of year	$—

The accompanying notes are an integral part of these financial statements.

SUNCRETE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Suncrete Inc. (the “Company”) (together with its two wholly-owned subsidiaries Haymaker Merger Sub I, Inc. and Haymaker Merger Sub II, LLC) was incorporated in Delaware on September 30, 2025. The Company was formed for the purpose of consummating the transactions contemplated in the Merger Agreement, as defined below, to facilitate the consummation of the Business Combination.

Proposed Business Combination

On October 9, 2025, the Company, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Haymaker Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Concrete Partners Holding, LLC, a Delaware limited liability company (“Suncrete”), entered into a Business Combination Agreement, dated as of October 9, 2025 (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, the Business Combination will be effected in three steps: (a) SPAC will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication” and the time at which the Domestication becomes effective, the “Domestication Effective Time”), (b) immediately following the Domestication Effective Time, Merger Sub I will merge with and into SPAC (the “Initial Merger”), with SPAC surviving the Initial Merger as a wholly owned subsidiary of the Company (the time at which the Initial Merger becomes effective, the “Initial Merger Effective Time”); and (c) immediately following the Initial Merger Effective Time, Merger Sub II will merge with and into Suncrete (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”, and collectively with the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Suncrete surviving the Acquisition Merger as a wholly owned subsidiary of New Suncrete..

Liquidity and Going Concern

On December 31, 2025, the Company reported net loss of $31,519. As of December 31, 2025, the Company had an aggregate cash of $0 and a working capital deficit of $31,519.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. If the Business Combination is not consummated by July 28, 2026 (or as extended by the shareholders) (the “Combination Period”), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and potential dissolution if the Business Combination is not consummated by the Combination Period raise substantial doubt about the Company’s ability to continue as a going concern.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

SUNCRETE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements, which include the consolidated financial statements of the Company and its wholly-owned subsidiaries, have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of December 31, 2025.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares outstanding for the period. For purposes of calculating diluted loss per share, the denominator includes both the weighted average number of shares outstanding during the period and the number of common share equivalents if the inclusion of such common share equivalents is dilutive.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

Amounts due to related party represent formation costs paid on behalf of the Company by its stockholder. The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

SUNCRETE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 4. STOCKHOLDER’S DEFICIT

Common Stock

The Company is authorized to issue 1,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2025, there are 1,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote.

NOTE 5. SEGMENT REPORTING

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the chief operating decision market (“CODM”), or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the key metric below included in net income or loss:

December 31, 2025
General and administrative expenses	$31,519

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

NOTE 6. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in these consolidated financial statements, other than as described below:

On April 8, 2026, the Company consummated the previously announced Business Combination with Haymaker Acquisition Corp. 4.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Haymaker Acquisition Corp. 4:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Haymaker Acquisition Corp. 4 as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no revenue and it incurred and expects to continue to incur significant professional and transaction costs to remain a publicly traded company in pursuit of the consummation of a business combination. The Company’s cash and working capital as of December 31, 2025, are not sufficient to sustain operations for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2023.

New York, New York

March 30, 2026

PCAOB ID Number 100

HAYMAKER ACQUISITION CORP. 4

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash	$4,325	$101,126
Prepaid expenses	34,676	181,367

Total current assets	39,001	282,493
Cash and marketable securities held in Trust Account	258,240,938	249,760,654

TOTAL ASSETS	$258,279,939	$250,043,147

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT:
Current liabilities:
Accrued expenses	$2,251,028	$392,388
WCL Promissory Note - related party	1,059,879	400,000
Extension Promissory Note	2,250,000	—

Total current liabilities	5,560,907	792,388
Subscription Agreement liability	9,075,000	—
Deferred underwriting fee payable	8,650,000	8,650,000

Total Liabilities	23,285,907	9,442,388

Commitments and Contingencies
Class A Ordinary Shares subject to possible redemption, $0.0001 par value, 22,627,899 and 23,000,000 shares issued and outstanding as of December 31, 2025 and 2024 at redemption values of $11.41 and $10.86 per share, respectively	258,240,938	249,760,654

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding as of December 31, 2025 and 2024	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 797,600 shares issued and outstanding (excluding 22,627,899 and 23,000,000 shares subject to possible redemption) as of December 31, 2025 and 2024, respectively	80	80
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 issued and outstanding as of December 31, 2025 and 2024	575	575
Additional paid-in capital	—	—
Accumulated deficit	(23,247,561)	(9,160,550)

Total Shareholders’ Deficit	(23,246,906)	(9,159,895)

TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$258,279,939	$250,043,147

The accompanying notes are an integral part of these consolidated financial statements.

HAYMAKER ACQUISITION CORP. 4

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

General and administrative expenses	$2,522,011	$700,259
General and administrative expenses - related party	240,000	240,000

Loss from operations	(2,762,011)	(940,259)

Other income:
Initial Loss on Subscription Agreement liability	(7,177,500)	—
Change in fair value of Subscription Agreement liability	(1,897,500)	—
Interest earned on cash and marketable securities held in Trust Account	10,367,205	12,263,797

Total other income	1,292,205	12,263,797

Net (loss) income	$(1,469,806)	$11,323,538

Weighted average shares outstanding of Class A Ordinary Shares subject to possible redemption, basic and diluted	22,836,887	23,000,000

Basic and diluted net income (loss) per share, Class A Ordinary Shares subject to possible redemption	$(0.05)	$0.38

Weighted average shares outstanding of non-redeemable Class A and Class B Ordinary Shares, basic and diluted	6,547,600	6,547,600

Basic and diluted net income (loss) per share, non-redeemable Class A and Class B Ordinary Shares	$(0.05)	$0.38

The accompanying notes are an integral part of these consolidated financial statements.

HAYMAKER ACQUISITION CORP. 4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

	Ordinary Shares						Total
	Class A		Class B		Additional	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance at December 31, 2023	797,600	$80	5,750,000	$575	$—	$(8,220,291)	$(8,219,636)
Accretion of Class A Ordinary Shares to redemption amount	—	—	—	—	—	(12,263,797)	(12,263,797)
Net income	—	—	—	—	—	11,323,538	11,323,538

Balance at December 31, 2024	797,600	80	5,750,000	575	—	(9,160,550)	(9,159,895)

Accretion of Class A Ordinary Shares to redemption amount	—	—	—	—	—	(12,617,205)	(12,617,205)
Net (loss)	—	—	—	—	—	(1,469,806)	(1,469,806)

Balance at December 31, 2025	797,600	$80	5,750,000	$575	$—	$(23,247,561)	$(23,246,906)

The accompanying notes are an integral part of these consolidated financial statements.

HAYMAKER ACQUISITION CORP. 4

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

Cash Flows from Operating Activities:
Net (loss) income	$(1,469,806)	$11,323,538
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(10,367,205)	(12,263,797)
Initial loss on Subscription Agreement liability	7,177,500	—
Change in fair value of Subscription Agreement liability	1,897,500	—
Changes in operating assets and liabilities:
Prepaid expenses	146,691	76,443
Prepaid insurance	—	143,737
Accrued expenses	1,858,640	300,230

Net cash used in operating activities	(756,680)	(419,849)

Cash Flows from Investing Activities:
Payment of extension fee into Trust Account	(2,250,000)	—
Cash withdrawn from Trust Account in connection with redemption	4,136,921	—

Net cash provided by investing activities	1,886,921	—

Cash Flows from Financing Activities:
Proceeds from WCL Promissory Note - related party	2,909,879	400,000
Payment of offering costs	—	(85,000)
Redemption of common stock	(4,136,921)	—

Net cash (used in) provided by financing activities	(1,227,042)	315,000

Net Change in Cash	(96,801)	(104,849)
Cash - Beginning of period	101,126	205,975

Cash - End of period	$4,325	$101,126

The accompanying notes are an integral part of these consolidated financial statements.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Haymaker Acquisition Corp. 4 (the “Company”) is a blank check company incorporated in the Cayman Islands on March 7, 2023. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2025, the Company had a direct wholly-owned subsidiary, Suncrete, Inc., a Delaware corporation (“PubCo”), and Pubco had two direct wholly-owned subsidiaries: (i) Haymaker Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), and (ii) Haymaker Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) Pubco was formed solely in contemplation of the proposed Business Combination with Suncrete, Inc. (the “Suncrete Business Combination”). The Merger Subs have not commenced any operations and have only nominal assets and no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the Suncrete Business Combination.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from March 7, 2023 (inception) through December 31, 2025 relates to the Company’s formation and the initial public offering consummated on July 28, 2023 (the “Initial Public Offering”), and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and investments from the proceeds derived from the Initial Public Offering and Private Placement (as defined below). The Company has selected December 31 as its fiscal year end.

The Registration Statement on Form S—1 for the Initial Public Offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2023, as amended (File No. 333—273117), was declared effective on July 25, 2023 (the “IPO Registration Statement”). On July 28, 2023, the Company consummated the Initial Public Offering of 23,000,000 units (the “Public Units”), at price of $10.00 per Public Unit, including 3,000,000 Public Units (the “Option Units”) issued pursuant to the exercise of the underwriters’ over-allotment option in full (the “Over-Allotment Option”), generating gross proceeds of $230,000,000 (see Note 3). Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”, and with respect to the Class A Ordinary Shares included in the Public Units, the “Public Shares”) and one-half of one redeemable warrant (each a “Public Warrant,” and together with the Private Placement Warrants (as defined below), the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A Ordinary Share at a price of $11.50 per share.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of 797,600 Units (the “Private Placement Units” and, with respect to the shares of the Class A Ordinary Shares and warrants included in the Private Placement Units, the “Private Placement Shares” and “Private Placement Warrants”, respectively, and together with the Public Units, the “Units”) to Haymaker Sponsor IV LLC (the “Sponsor”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $7,976,000 (see Note 4).

Following the closing of the Initial Public Offering on July 28, 2023, an amount of $232,300,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

based trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee, and will be invested only in U.S. government treasury obligations and/or held as cash or cash equivalents (including in demand deposit accounts) with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in a demand deposit account at bank), as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $13,424,812, consisting of $4,000,000 of cash underwriting fees, $8,650,000 of deferred underwriting fees and $774,812 of other offering costs.

The Company’s management (“Management”) has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in the Trust Account and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account, plus any interest income earned thereon and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon completion of a Business Combination with respect to the Warrants. These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such a Business Combination and, if the Company seeks shareholder approval, a majority of the Ordinary Shares (as defined in Note 2) voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Articles”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Articles provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive redemption rights with respect to any Founder Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the completion of Business Combination.

The Company has until July 28, 2026 (subject to monthly extensions pursuant to the 2025 Extension Amendment (as defined below), or until such earlier date as its board of directors (the “Board”) may approve, unless otherwise extended in accordance with the Amended and Restated Articles, to complete a Business Combination (the “Combination Period”).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the Trust Account assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

On July 24, 2025, the Company held the 2025 annual general meeting at which the Company’s shareholders approved a proposal to amend the Company’s amended and restated memorandum and articles of association which extended the date by which the Company has to consummate a Business Combination on a monthly basis for up to twelve times from July 28, 2025 to July 28, 2026, (the “2025 Extension Amendment”). As a result of the 2025 Extension Amendment, holders of 372,101 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.12 per share. Approximately $4,136,911 was removed from the Trust Account to redeem such shares and 23,425,499 Class A Ordinary Shares remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

$251,570,445 remained in the Trust Account prior to any additional contribution made by the Sponsor pursuant to the 2025 Extension Promissory Note (as defined below).

In connection with the 2025 Extension Amendment, the Sponsor agreed to make monthly payments, each in an amount equal to the lesser of (i) $0.025 for each outstanding Class A Ordinary Share, and (ii) $375,000, directly to the Trust Account. In exchange for such contributions, the Company issued to the Sponsor an extension promissory note, in an aggregate principal amount of up to $4,500,000, on July 28, 2025 (the “2025 Extension Promissory Note”). The 2025 Extension Promissory Note bears no interest and is repayable by the Company to the Sponsor upon the earlier date of (i) the consummation of a Business Combination, and (ii) the last day the Company has to complete a Business Combination in accordance with the Company’s Amended and Restated Articles. Such date may be accelerated upon the occurrence of an “Event of Default” (as defined in the 2025 Extension Promissory Note). Any outstanding principal under the 2025 Extension Promissory Note may be prepaid at any time by the Company, at its election and without penalty. As of December 31, 2025 and 2024, the Company has no amount drawn on the 2025 Extension Promissory Note, respectively. On July 28, 2025, August 28, 2025 and September 30, 2025, extension contributions of $375,000 each were made by the Sponsor.

On October 9, 2025, the Company, Suncrete, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Pubco”), Merger Sub I, Haymaker Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Pubco (“Merger Sub II”), and Concrete Partners Holding, LLC, a Delaware limited liability company (“Concrete”), entered into a Business Combination Agreement, dated as of October 9, 2025 (the “Suncrete Business Combination Agreement”).

Concurrently with the execution and delivery of the Business Combination Agreement, the Company and Pubco entered into the subscription agreements with certain accredited investors and qualified institutional buyers (collectively, the “PIPE Investors”), pursuant to which, among other things, Pubco agreed to issue and sell to the PIPE Investors, in a private placement to close immediately prior to the closing of the merger between Merger Sub II and Suncrete (the “Acquisition Merger”), an aggregate of approximately $82.5 million in shares of Pubco Class A Common Stock and, in certain circumstances, Pre-Funded Common Stock Purchase Warrants to purchase Pubco Class A Common Stock (the “PIPE Investment”).

Going Concern and Liquidity

As of December 31, 2025, the Company had $4,325 in cash and marketable securities held outside of the Trust Account and a working capital deficit of $5,521,906. The Company’s obligations due within one year of the date the accompanying consolidated financial statements are issued are expected to exceed those amounts. The Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the accompanying consolidated financial statements are issued. Management plans to address this uncertainty through a Business Combination. If a Business Combination is not consummated by the end of the Combination Period, currently July 28, 2026 (subject to monthly extensions pursuant to the 2025 Extension Amendment), there will be a mandatory liquidation and subsequent dissolution of the Company, which raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete the initial Business Combination before the end of the Combination Period. However, there can be no assurance that the Company will be able to consummate any Business Combination by the end of the Combination Period.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine, between the United States, Israel and Iran and others in the Middle East, and Southwest Asia or other armed hostilities. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the accompanying consolidated financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the accompanying consolidated financial statements and the reported amounts of expenses and disclosure of contingent assets and liabilities during the reporting period. Making estimates requires Management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the accompanying consolidated financial statements, which Management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025 and 2024.

Cash and Marketable Securities Held in Trust Account

At December 31, 2025 and 2024, substantially all the assets held in the Trust Account amounting to $258,240,938 and $249,760,654, respectively, were held in money market funds, which are invested primarily in treasury securities. All of the Company’s investments held in the Trust Account are presented on the accompanying balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on cash and marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature that allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Articles. In accordance with ASC 480, conditionally redeemable Class A Ordinary Shares (including Class A Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, the Amended and Restated Articles provides that currently, the Company will only redeem its Public Shares if the net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of the initial Business Combination. However, the threshold in its Amended and Restated Articles would not change the nature of the underlying shares as redeemable and thus Public Shares are required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Ordinary Shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

As of December 31, 2025 and 2024, the Class A Ordinary Shares reflected in the accompanying consolidated balance sheets are reconciled in the following table:

Class A Ordinary Shares subject to possible redemption, December 31, 2023	$237,496,857
Plus:
Accretion of carrying value to redemption value	12,263,797

Class A Ordinary Shares subject to possible redemption, December 31, 2024	249,760,654
Less:
Redemption	(4,136,921)
Plus:
Accretion of carrying value to redemption value	12,617,205

Class A Ordinary Shares subject to possible redemption, December 31, 2025	$258,240,938

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs”, and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,424,812, consisting of $4,000,000 of cash underwriting fees, $8,650,000 of deferred underwriting fees and $774,812 of other offering costs. As such, the Company recorded $13,326,517 of offering costs as a reduction of temporary equity and $98,295 of offering costs as a reduction of permanent equity.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the accompanying consolidated financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the accompanying consolidated financial statements.

Concentration of Credit Risk

The Company has significant cash balances at financial institutions, which throughout the year, regularly exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement”, approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Net Income (loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, (i) Class A Ordinary Shares and (ii) non-redeemable Class A Ordinary Shares and Class B ordinary shares, par value of $0.0001 per share (the “Class B Ordinary Shares”, and together with the Class A Ordinary Shares, the “Ordinary Shares”).

Income and losses are shared pro rata between the two classes of shares. Net income (loss) per Ordinary Share is calculated by dividing the net income (loss) by the weighted average shares of Ordinary Shares outstanding for the respective period.

The calculation of diluted net income (loss) does not consider the effect of the Public Warrants (including the full exercise of the Over-Allotment Option) and the Private Placement Warrants to purchase an aggregate of 11,898,800 Class A Ordinary Shares in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the year ended December 31, 2025 and 2024. Accretion associated with the redeemable Class A Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

The following table reflects the calculation of basic and diluted net income (loss) per Ordinary Share (in dollars, except per share amounts):

	For the Year Ended		For the Year Ended
	December 31, 2025		December 31, 2024
		Non-Redeemable		Non-Redeemable
	Redeemable	Class A And	Redeemable	Class A And
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$(1,142,296)	$(327,510)	$8,814,299	$2,509,239
Denominator:
Basic and diluted weighted average shares outstanding	22,836,887	6,547,600	23,000,000	6,547,600

Basic and diluted net income (loss) per ordinary share	$(0.05)	$(0.05)	$0.38	$0.38

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the accompanying statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Warrants

The Company accounts for Warrants as either equity-classified or liability-classified instruments based on an assessment of the Warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the Warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to the Company’s own Ordinary Shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of Warrant issuance and as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified Warrants that meet all of the criteria for equity classification, the Warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified Warrants that do not meet all the criteria for equity classification, the Warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the Warrants are recognized as a non-cash gain or loss on the accompanying statements of operations.

The Warrants met all of the criteria for equity classification and accounted for as such.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

Subscription Agreement Liability

On October 9, 2025, the Company entered into a subscription agreement (“Subscription Agreement”). The Company accounts for the Subscription Agreement as a derivative instrument in accordance with the guidance in FASB ASC Topic 815-40, “Contracts in Entity’s Own Equity” (“ASC 815-40”). The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the accompanying consolidated statement of operations. The ability of the Company to receive any of the proceeds of the Subscription Agreement is dependent upon the financial metrics of the Business Combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. As of December 31, 2025 and 2024, the fair value of the subscription agreement liability was $9,075,000 and $0, respectively.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The IPO Registration Statement was declared effective on July 25, 2023. On July 28, 2023, the Company consummated the Initial Public Offering of 23,000,000 Public Units, at a price of $10.00 per Public Unit, including 3,000,000 Option Units issued pursuant to the full exercise of the Over-Allotment Option in full, generating gross proceeds of $230,000,000. Each Public Unit consisted of one Public Share and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per whole share, subject to adjustment (see Note 7).

Commencing September 15, 2023, the holders of the Public Units may elect to separately trade the Public Shares and Public Warrants.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 797,600 Private Placement Units at a price of $10.00 per Private Placement Unit in the Private Placement to the Sponsor, including 30,000 Private Placement Units issued in connection with the full exercise of the Over-Allotment Option, generating gross proceeds of $7,976,000. Each Private Placement Unit consists of one Private Placement Share and one-half of one Private Placement Warrant. The proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 15, 2023, the Sponsor acquired 5,750,000 Class B Ordinary Shares (the “Founder Shares”) for an aggregate purchase price of $25,000 paid to cover certain expenses on behalf of the Company. The Founder Shares included an aggregate of up to 750,000 Class B Ordinary Shares subject to forfeiture by the Sponsor to the extent that the Over-Allotment Option was not exercised in full or in part, so that the Sponsor would own, on

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding any Public Shares purchased by the Sponsor in the Initial Public Offering and excluding the Private Placement Units). On July 28, 2023, the Over—Allotment Option was exercised in full, so those 750,000 Class B Ordinary Shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees as disclosed in the IPO Registration Statement) until the earlier of (i) six months following the consummation of a Business Combination; or (ii) subsequent to the consummation of a Business Combination, the date on which the Company consummates a transaction that results in all of its shareholders having the right to exchange their shares for cash, securities, or other property.

Promissory Notes - Related Party

On March 13, 2023, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “IPO Promissory Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2023 or the date on which the Company consummated the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $272,550 under the IPO Promissory Note. On July 28, 2023, the Company repaid the outstanding balance under the IPO Promissory Note in full. Borrowings under the IPO Promissory Note are no longer available to the Company subsequent to the Initial Public Offering.

On June 10, 2024, the Company issued a promissory note (the “WCL Promissory Note”) in the principal amount of up to $1,500,000 to the Sponsor. The WCL Promissory Note was issued in connection with advances the Sponsor may make in the future to the Company from time to time for working capital expenses. The WCL Promissory Note is non-interest bearing and payable upon the earlier of (i) completion of the Company’s initial Business Combination or (ii) the date the winding up of the Company is effective. At the election of the Sponsor, all or a portion of the unpaid principal amount of the WCL Promissory Note may be converted into WCL Units (as defined below) at a price of $10.00 per WCL Unit, which will be identical to the Private Placement Units. These WCL Units and their underlying securities are entitled to the registration rights set forth in the WCL Promissory Note. As of December 31, 2025 and 2024, the Company had $1,059,879 and $400,000 drawn on this WCL Promissory Note, respectively.

In connection with the 2025 Extension Amendment, the Sponsor agreed to make monthly payments, each in an amount equal to the lesser of (i) $0.025 for each outstanding Class A Ordinary Share, and (ii) $375,000, directly to the Trust Account. In exchange for such contributions, the Company issued to the Sponsor the 2025 Extension Promissory Note, in an aggregate principal amount of up to $4,500,000, on July 28, 2025. The 2025 Extension Promissory Note bears no interest and is repayable by the Company to the Sponsor upon the earlier date of (i) the consummation of a Business Combination, and (ii) the last day the Company has to complete a Business Combination in accordance with its Amended and Restated Articles. Such date may be accelerated upon the occurrence of an “Event of Default” (as defined in the 2025 Extension Promissory Note). Any outstanding principal under the 2025 Extension Promissory Note may be prepaid at any time by the Company, at its election and without penalty. As of December 31, 2025 and 2024, the Company had $2,250,000 and $0 drawn on the 2025 Extension Promissory Note, respectively.

Support Agreements

The Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. Pursuant to an administrative services agreement, dated July 25, 2023, the Company agreed to pay to an affiliate of the Company’s Vice President up to $20,000 per month for these services during the Combination Period. Upon completion of an initial Business Combination or the Company’s liquidation, any remaining monthly payments from the Combination Period will be accelerated and due at the closing of the initial Business Combination or liquidation. For the year ended December 31, 2025 and 2024, the Company incurred expenses of $240,000 and $240,000, respectively, for services under this agreement, which were included in general and administrative expenses – related party on the accompanying consolidated statements of operations.

In addition, pursuant to an advisory services agreement, dated July 25, 2023, following the commencement of the Initial Public Offering, the Company agreed to pay an affiliate of the Company’s Chief Financial Officer $20,000 per month for services rendered prior to the consummation of the initial Business Combination; such amounts will only be payable upon the successful completion of the initial Business Combination. As of December 31, 2025 and 2024, the contingent fee payable for these services were amounted to $240,000 and $240,000, respectively.

Working Capital Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company will repay such Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such Working Capital Loans, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination company, at a price of $10.00 per unit at the option of the lender, upon consummation of the initial Business Combination (the “WCL Units”). The WCL Units would be identical to the Private Placement Units. As of December 31, 2025 and 2024, the Company had $1,059,879 and $400,000 drawn on this WCL Promissory Note, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights Agreement

The holders of the Founder Shares, the Private Placement Units and any WCL Units (and any underlying Class A Ordinary Shares thereunder) have registration and shareholder rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement, dated as of July 25, 2023. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Simultaneously with the Initial Public Offering and sale of 20,000,000 Public Units, the underwriters fully exercised the Over-Allotment Option to purchase an additional 3,000,000 Option Units at an offering price of $10.00 per Option Unit for an aggregate purchase price of $30,000,000.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

The underwriters were paid a cash underwriting discount of $0.20 per Public Unit, or $4,000,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.35 per Public Unit and $0.55 per Option Unit, or $8,650,000 in the aggregate, will be payable to the representatives of the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement entered into on July 25, 2023.

Advisory Services Agreement

On November 29, 2023, the Company engaged Roth Capital Partners, LLC (“Roth”) to provide advisory services in connection with the Company’s proposed Business Combination. Pursuant to the agreement, Roth is entitled to an advisory fee of $30,000 per month, calculated from the closing of the Company’s Initial Public Offering to the public filing with SEC of the business combination agreement for the Business Combination. The advisory fee is contingent upon the successful completion of the Business Combination and is payable only upon its closing. As of December 31, 2025 and 2024, the contingent fee payable for these services was approximately $812,000 and $512,000, respectively. No amounts have been accrued for this fee as payment is contingent upon the consummation of the Business Combination.

Business Combination Agreement

On October 9, 2025, the Company, Pubco, Merger Sub I, Merger Sub II, and Concrete, entered into a Business Combination Agreement, dated as of October 9, 2025.

Subscription Agreement

On October 9, 2025, concurrently with the execution and delivery of the Suncrete Business Combination Agreement, the Company and Pubco entered into the subscription agreements with certain accredited investors and qualified institutional buyers (collectively, the “PIPE Investors”), pursuant to which, among other things, Pubco agreed to issue and sell to the PIPE Investors, in a private placement to close immediately prior to the closing of the Acquisition Merger, an aggregate of approximately $82.5 million in shares of Pubco Class A Common Stock and, in certain circumstances, Pre-Funded Common Stock Purchase Warrants to purchase Pubco Class A Common Stock (the “PIPE Investment”).

The Company accounts for the Subscription Agreement as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the accompanying consolidated statement of operations. The ability of the Company to receive any of the proceeds of the Subscription Agreement is dependent upon the financial metrics of the Business Combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. As of December 31, 2025 and 2024, the fair value of the subscription agreement liability was $9,075,000 and $0, respectively.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board. As of December 31, 2024 and 2023, there were no preference shares issued or outstanding.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

Class A Ordinary Shares

The Company is authorized to issue 500,000,000 Class A Ordinary Shares with a par value of $0.0001 per share. Holders of the Class A Ordinary Shares are entitled to one vote for each share. As of December 31, 2024 and 2023, there were 23,797,600 Class A Ordinary Shares issued and outstanding, including 23,000,000 Class A Ordinary Shares subject to possible redemption and classified as temporary equity. The remaining 797,600 Class A Ordinary Shares from the sale of the Private Placement Units are non-redeemable and are classified as permanent deficit.

Class B Ordinary Shares

The Company is authorized to issue 50,000,000 Class B Ordinary Shares with a par value of $0.0001 per share. Holders of Class B Ordinary Shares are entitled to one vote for each share. As of December 31, 2024 and 2023, there were 5,750,000 Class B Ordinary Shares issued and outstanding. Of the 5,750,000 Class B Ordinary Shares outstanding, up to 750,000 shares were subject to forfeiture to the extent that the Over-Allotment Option was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding Ordinary Shares after the Initial Public Offering. On July 28, 2023, the Over-Allotment Option was exercised in full, so those 750,000 Class B Ordinary Shares are no longer subject to forfeiture.

Shareholders of record of the Ordinary Shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A Ordinary Shares and holders of Class B Ordinary Shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.

The Founder Shares will automatically convert into Class A Ordinary Shares concurrently with or immediately following the consummation of a Business Combination, and may be converted at any time prior to the Business Combination, at the option of the holder, on a one-for-one basis (unless otherwise provided in the Business Combination agreement), subject to adjustment for share sub divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Ordinary Shares or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of Class A Ordinary Shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A Ordinary Shares outstanding after such conversion (not including the Class A Ordinary Shares underlying the Private Placement Units), including the total number of Class A Ordinary Shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A Ordinary Shares or equity-linked securities or rights exercisable for or convertible into Class A Ordinary Shares issued, or to be issued, to any seller in the Business Combination and any WCL Units issued to the Sponsor, officers or directors upon conversion of WCL Promissory Note, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

In addition, only holders of Founder Shares will have the right to vote on the appointment of directors prior to the completion of the Company’s initial Business Combination and on a vote to continue the Company in a jurisdiction outside the Cayman Islands.

Warrants

As of December 31, 2025 and 2024, there were 11,898,800 Warrants outstanding (including 11,500,000 Public Warrants and 398,800 Private Placement Warrants). Each whole Public Warrant entitles the registered holder to

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination.

Pursuant to the warrant agreement the Company entered into with Continental on July 25, 2023 (the “Warrant Agreement”), a warrant holder may exercise its Public Warrants only for a whole number of Class A Ordinary Shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a post-effective amendment to the IPO Registration Statement or a new registration statement covering the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Warrants and thereafter will use commercially reasonable efforts to cause the same to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants is not effective by the sixtieth (60) business days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the Warrants become exercisable, the Company may call the Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-Day Redemption Period”) to each warrant holder; and

•

if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub divisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination as described in the IPO Registration Statement) on each of 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders and there is an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-Day Redemption Period.

If and when the Warrants become redeemable by the Company for cash, the Company may exercise the redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

issue price of less than $9.20 per Class A Ordinary Shares (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares or Private Placement Units held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and the volume weighted average trading price of the Class A Ordinary Shares during the 20 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants.

The Company accounts for 11,898,800 Warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 398,800 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the Warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects Management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

•

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

Level 1 assets include investments in a money market fund that invests solely in U.S. government securities. At December 31, 2025, assets held in the Trust Account were comprised of $258,240,938 in money market funds,

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

which were invested primarily in U.S. government securities. At December 31, 2024, assets held in the Trust Account were comprised of $249,760,654 in money market funds, which were invested primarily in U.S. government securities. For the period ended December 31, 2025 and 2024, the Company did not withdraw any of the interest earned on the Trust Account.

	Fair Value Measured as of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Cash and marketable securities held in Trust Account	$258,240,938	$—	$—	$258,240,938

Liabilities:
Subscription agreement liability	—	—	9,075,000	9,075,000

Total Subscription agreement liability	$—	$—	$9,075,000	$9,075,000

Subscription Agreement Liability

In order to calculate the fair value of the subscription agreement liability, the Company utilized the following inputs:

	October 9, 2025
	(Initial measurement)	December31, 2025
Probability of Business Combination	60%	75%
Underlying Ordinary Share price	$11.27	$11.38
Term (years)	0.48	0.25
Risk-free rate	3.85%	3.67%
Volatility	2.50%	10.40%

The following table presents the changes in the fair value of the Subscription Agreement liability:

Subscription Agreement
Fair value as of October 9, 2025 (initial measurement)	$7,177,500
Change in fair value	1,897,500

Fair value as of December 31, 2025	$9,075,000

The change in the fair value of the subscription liability for the year ended December 31, 2025 is $1,897,500. There was no subscription liability for the year ended December 31, 2024.

There were no transfers between fair value levels during year ended December 31, 2025 and 2024.

NOTE 9. SEGMENT INFORMATION

ASC 280 establishes standards for companies to report in their consolidated financial statement information about operating segments, products, services, geographic areas, and major customers. “Operating segments” are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income that also is reported on the consolidated statements of operations as net income. The measure of segment assets is reported on the consolidated balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income and total assets, which include the following:

	December 31, 2025	December 31, 2024
Trust Account	$258,240,938	$249,760,654
Cash	$4,325	$101,126

	Year Ended December 31,	Year Ended December 31,
	2025	2024
General and administrative expenses	$2,522,011	$700,259
Interest earned on cash and marketable securities held in Trust Account	$10,367,205	$12,263,797

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Combination Period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the consolidated statements of operations, are the significant segment expenses provided to the CODM on a regular basis. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the accompanying balance sheet date and up to the date the accompanying consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying consolidated financial statements.

In connection with the Suncrete Business Combination, the Company and Pubco previously entered into subscription agreements with certain accredited investors and qualified institutional buyers (collectively, the “PIPE Investors”) for an aggregate commitment amount of approximately $82.5 million in shares of Pubco Class A Common Stock (as defined in the Suncrete Business Combination Agreement) and, in certain circumstances, Pre-Funded Common Stock Purchase Warrants (as defined in the Suncrete Business Combination Agreement) to purchase Pubco Class A Common Stock (as defined in the Suncrete Business Combination Agreement and such investment, the “PIPE Investment”). On January 30, 2026, the Company and Pubco entered

HAYMAKER ACQUISITION CORP. 4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025

into subscription agreements with certain additional investors for an additional commitment amount of $23 million. The foregoing description of the PIPE investment and the PIPE subscription agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of PIPE subscription agreement.

On February 1, 2026, Steven J. Heyer, who served as President and as a member of the Board of the Company since March 2023, was removed from his position as President and a member of the Board with immediate effect. Mr. Heyer’s departure was not related to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On March 24, 2026, the Company and Suncrete entered into Non-Redemption Agreements (each, a “Non-Redemption Agreement”) with certain investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to acquire an aggregate of 4,442,085 Public Shares from Public Shareholders, either in the open market or through privately negotiated transactions, at a price no higher than the redemption price per share payable to Public Shareholders who exercise redemption rights with respect to their Public Shares, prior to the closing date of the Suncrete Business Combination, to waive their redemption rights and hold the Public Shares through the closing date of the Suncrete Business Combination, and to abstain from voting and not vote the Public Shares in favor of or against the Business Combination. Suncrete intends to pay to the Public Shareholders that sell Public Shares in connection with the Non-Redemption Agreements an amount equal to the difference between the actual redemption price for the Public Shares and the price at which such sellers sell the Public Shares to the Investors. As a result of the Non-Redemption Agreements and after giving effect to the aggregate fees that Suncrete has agreed to pay the Investors, the Company is expected to receive net proceeds of approximately $10.75 per non-redeemed Public Share. The Company may enter into additional Non-Redemption Agreements on similar terms. Assuming that the Investors acquire all of the Public Shares they have agreed to purchase and that the previously announced PIPE investment is consummated for aggregate proceeds of $105.5 million, the parties anticipate that the Minimum Cash Condition (as defined in the Subcrete BCA) will be satisfied upon consummation of the Suncrete Business Combination.

On March 26, 2026, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with holders of Suncrete’s Senior Preferred Units (the “Senior Preferred Units”), pursuant to which Pubco agreed to issue an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Senior Preferred Unit holders in exchange for their Senior Preferred Units (the “Exchange”). The Exchange will occur automatically immediately prior to the closing of the Acquisition Merger (as defined in the Suncrete Business Combination Agreement), following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Convertible Perpetual Preferred Stock. The obligations of each of the parties to consummate the Exchange is subject to condition that as of the closing of the Exchange, the Available Cash (as defined in the Sucrete Business Combination Agreement) is less than $250.0 million.

On March 27, 2026, the Company and Pubco entered into a subscription agreement (the “New Subscription Agreement”) with an additional PIPE Investor for a commitment amount of $61.6 million, bringing the aggregate total subscription amount of the PIPE Investment to $167.1 million. The Company and Pubco have also agreed to afford the existing PIPE Investors the benefit of the additional rights set forth in the New Subscription Agreement. The securities issuable in connection with the PIPE Investment will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Unitholders

Concrete Partners Holding, LLC

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Concrete Partners Holding, LLC (a Delaware corporation) (and subsidiaries) (the “Successor”) (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in mezzanine equity and common unitholder equity, and cash flows for the year ended December 31, 2025 and for the period from May 22, 2024 (date of inception) to December 31, 2024, and the related notes. We have audited the accompanying combined statements of operations, changes in common unitholder equity, and cash flows for the period from January 1, 2024 to July 29, 2024 and the year ended December 31, 2023, and the related notes of Eagle Redi-Mix Concrete, LLC and Ram Transportation, LLC (collectively, the “Predecessor”) (Oklahoma limited liability companies and subsidiaries of the Company). All statements referenced are collectively referred to as the “consolidated and combined financial statements” In our opinion, the consolidated and combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 (Successor), the period from May 22, 2024 (date of inception) to December 31, 2024 (Successor), the period from January 1, 2024 to July 29, 2024 (Predecessor), and the year ended December 31, 2023 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These consolidated and combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2024.

Tulsa, Oklahoma
April 14, 2026

CONCRETE PARTNERS HOLDING, LLC

Consolidated Balance Sheets as of December 31, 2025 and 2024 (Successor)

(in thousands, except unit amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,333	$8,410
Accounts receivable, net	33,699	19,774
Inventory	8,723	5,007
Other current assets	5,047	1,241

Total current assets	53,802	34,432

Property, plant and equipment:
Property, plant and equipment, at cost	168,767	70,965
Less: accumulated depreciation	(15,930)	(4,072)

Property, plant and equipment, net	152,837	66,893

Goodwill	79,505	79,505
Customer relationships, net	71,373	61,636
Trade names	24,800	16,800
Other noncurrent assets, net	2,385	980

Total assets	$384,702	$260,246

Liabilities, Redeemable Mezzanine Equity and Common Unitholder Equity (Deficit)
Current liabilities:
Accounts payable	$12,558	$5,094
Accrued liabilities	27,080	3,044
Current portion of lease liabilities	475	361
Long-term debt, current portion	13,654	6,500

Total current liabilities	53,767	14,999

Long-term lease liability	1,727	361
Long-term debt, net	186,625	122,485

Total liabilities	242,119	137,845
Commitments and contingencies (Note 15)
Redeemable mezzanine equity:
Redeemable senior preferred units, 26,000,000 units issued and outstanding (at redemption value)	26,590	26,590
Redeemable preferred units, 115,700,000 units and 95,700,000 units issued and outstanding (at redemption value) at December 31, 2025 and 2024, respectively	130,623	99,832
Common unitholder equity (deficit), 95,700,000 units issued and outstanding	(14,630)	(4,021)

Total liabilities, redeemable mezzanine equity and common unitholder equity (deficit)	$384,702	$260,246

The accompanying notes are an integral part of these financial statements.

CONCRETE PARTNERS HOLDING, LLC (SUCCESSOR) AND COMBINED EAGLE REDI-MIX CONCRETE, LLC AND RAM TRANSPORTATION, LLC (PREDECESSOR)

Consolidated Statement of Operations for the Year Ended December 31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor), and Combined Statements of Operations for the Period from January 1, 2024 through July 29, 2024 and the Year Ended December 31, 2023 (Predecessor)

(in thousands, except units and per units amounts)

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Revenues	$194,871	$79,650	$103,661	$144,279
Cost of goods sold	127,925	49,419	65,065	93,093

Gross profit	66,946	30,231	38,596	51,186

Operating expenses:
Selling, general and administrative expenses (1)	45,553	16,346	16,883	22,665
Acquisition-related costs (2)	6,696	7,422	—	—
(Gain) loss on disposal of assets, net	272	(108)	40	197

Total operating expenses	52,521	23,660	16,923	22,862

Operating income	14,425	6,571	21,673	28,324

Other income (expense):
Other expenses	(418)	(319)	(285)	(471)
Interest expense, net	(12,032)	(5,173)	(924)	(878)

Total other income (expense)	(12,450)	(5,492)	(1,209)	(1,349)

Net income	1,975	1,079	20,464	26,975

Distributions to senior preferred unitholders	(2,340)	(410)	—	—
Accretion of redeemable preferred units to redemption value	(10,791)	(33,532)	—	—

Net income (loss) attributable to common unitholders	$(11,156)	$(32,863)	$20,464	$26,975

Weighted average common units outstanding	95,700,000	66,517,937	—	—

Basic and diluted income (loss) per common units	(0.12)	(0.49)	—	—

(1)

Includes approximately $2.8 million of affiliated consultant compensation incurred during the 2025 Successor period, $0.9 million during the 2024 Successor period, and $0 during the Predecessor period; see Note 19.

(2)

Includes approximately $3.0 million and $6.3 million of reimbursable third-party diligence costs and affiliated diligence and integration fees incurred during the 2025 and 2024 Successor periods, respectively, and $0 during the Predecessor period; see Note 19.

The accompanying notes are an integral part of these financial statements.

CONCRETE PARTNERS HOLDING, LLC (SUCCESSOR) AND COMBINED EAGLE REDI-MIX CONCRETE, LLC AND RAM TRANSPORTATION, LLC (PREDECESSOR)

Consolidated Statement of Changes in Mezzanine Equity and Common Unitholder Equity as of December 31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor), Combined Statement of Changes in Common Unitholder Equity for the Period from January 1, 2024 through July 29, 2024 and the Year Ended December 31, 2023 (Predecessor)

(unaudited)

(in thousands, except unit amounts)

	Mezzanine Equity				Common Unitholder Equity Units	Common Unitholder Equity (Deficit) ($)
	Senior Preferred Units	Senior Preferred ($)	Preferred Units	Preferred ($)
Balance, January 1, 2023 (Predecessor)						$35,274
Net income						26,975
Distributions						(19,006)

Balance, December 31, 2023 (Predecessor)						$43,243
Net income						20,464
Distributions						(13,378)

Balance, July 29, 2024 (Predecessor)						$50,329

Balance, May 22, 2024 (Successor)	—	$—	—	$—	—	$—
Issuance of preferred and common units for cash	—	—	57,900,000	40,718	57,900,000	17,182
Issuance of senior preferred units, preferred units, common units for concrete acquisition	26,000,000	26,000	37,800,000	26,582	37,800,000	11,218
Net income	—	—	—	—	—	1,079
Accretion to redemption value	—	1,000	—	32,532	—	(33,532)
Distributions	—	(410)	—	—	—	—
Share-based compensation	—	—	—	—	—	32

Balance, December 31, 2024 (Successor)	26,000,000	$26,590	95,700,000	$99,832	95,700,000	$(4,021)
Net income	—	—	—	—	—	1,975
Issuance of Preferred Units	—	—	20,000,000	20,000	—	—
Accretion to redemption value	—	2,340	—	10,791	—	(13,131)
Distributions		(2,340)	—	—	—	—
Share-based compensation	—	—	—	—	—	547

Balance, December 31, 2025 (Successor)	26,000,000	$26,590	115,700,000	$130,623	95,700,000	$(14,630)

The accompanying notes are an integral part of these financial statements.

CONCRETE PARTNERS HOLDING, LLC (SUCCESSOR) AND COMBINED EAGLE REDI-MIX CONCRETE, LLC AND RAM TRANSPORTATION, LLC (PREDECESSOR)

Consolidated Statement of Cash Flows for the Year Ended December 31, 2025 and for the Period from Inception (May 22, 2024) through December 31, 2024 (Successor), and Combined Statements of Cash Flows for the Period from January 1, 2024 through July 29, 2024 and the Year Ended December 31, 2023 (Predecessor)

(in thousands)

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Cash Flows from Operating Activities:
Net income	$1,975	$1,079	$20,464	$26,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,035	6,740	4,827	6,087
(Gain) loss on disposal of assets, net	272	(108)	40	197
Non-cash lease expense	177	(13)	10	23
Non-cash share-based compensation	547	32	—	—
Non-cash debt issuance cost amortization	650	253	6	4
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(4,272)	5,201	(8,023)	(3,674)
Inventory	(122)	250	(916)	(890)
Other current assets	(868)	(89)	(300)	(93)
Accounts payable	1,372	(1,651)	(1,084)	3,492
Accrued liabilities	2,704	(896)	2,626	105

Net cash provided by operating activities	21,470	10,798	17,650	32,226

Cash Flows from Investing Activities:
Additions to property, plant and and equipment	(15,879)	(3,617)	(1,047)	(9,194)
Proceeds from sales of property, plant and equipment	301	5	176	1,613
Insurance proceeds on property, plant and equipment	—	158	—	—
Net cash paid for acquisitions	(73,436)	(189,215)	(13,872)	—

Net cash used in investing activities	(89,014)	(192,669)	(14,743)	(7,581)

CONCRETE PARTNERS HOLDING, LLC (SUCCESSOR) AND COMBINED EAGLE REDI-MIX CONCRETE, LLC AND RAM TRANSPORTATION, LLC (PREDECESSOR)

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Cash Flows from Financing Activities:
Borrowings of debt	86,823	136,200	11,097	—
Repayment of debt	(15,638)	(5,250)	(2,457)	(4,629)
Payment of debt issuance costs	(645)	(2,464)	(59)	—
Proceeds from issuance of preferred and common units	—	57,900	—	—
Payment of deferred financing costs	(2,733)	—	—	—
Distributions	(2,340)	(410)	(14,274)	(18,186)

Net cash provided by (used in) financing activities	65,467	185,976	(5,693)	(22,815)

Net change in cash and cash equivalents	(2,077)	4,105	(2,786)	1,830
Beginning cash and cash equivalents	8,410	4,305	7,091	5,261

Ending cash and cash equivalents	$6,333	$8,410	$4,305	$7,091

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1. Organization

Concrete Partners Holding, LLC (the “Company,” the “Successor,” or “Concrete Holdings”) was formed in May 2024 as a Delaware limited liability company to serve as a holding company. The Company subsequently formed Concrete Partners, LLC (“Concrete Partners”) and its wholly owned subsidiary, Eagle Concrete Holdings, LLC (“Eagle Holdings”). Through Eagle Holdings, the Company wholly owns Eagle Redi-Mix Concrete, LLC (“Eagle”) and Ram Transportation, LLC (“Ram”) (collectively, the “Predecessor”), which are Oklahoma limited liability companies primarily engaged in the production and delivery of ready-mix concrete and related materials.

Eagle and Ram were under common control for all periods presented. Accordingly, the accompanying Predecessor combined financial statements reflect the combined results of Eagle and Ram as if they had been a single reporting entity for all historical periods.

On July 29, 2024 (the “Closing Date”), the Company acquired 100% of the membership interests in Eagle and Ram from their previous equity holders (the “Concrete Acquisition”). Following the acquisition, the Company operates an integrated ready-mix concrete platform serving infrastructure, commercial, and residential construction projects throughout Oklahoma and Arkansas.

As a result of the Concrete Acquisition, the accompanying financial statements reflect the activity of both the Successor and the Predecessor. The financial statements present four distinct reporting periods: (i) a Successor period for the year ended December 31, 2025, (ii) a Successor period from May 22, 2024 (date of inception) through December 31, 2024, (iii) a Predecessor period from January 1, 2024 through July 29, 2024, and (iv) a Predecessor period for the year ended December 31, 2023. The Company was determined to be the accounting acquirer and has applied the acquisition method of accounting in accordance with ASC 805, Business Combinations. Accordingly, a black-line division has been placed between the Successor and Predecessor periods to signify the consolidated financial statements for the Successor period are not comparable to the combined financial statements of the Predecessor period.

Although Concrete Holdings was formed on May 22, 2024, it had no operational activities or revenues prior to the acquisition of Eagle and Ram on July 29, 2024. From formation through the Closing Date, the Company incurred certain acquisition-related costs in connection with the Concrete Acquisition, which have been recorded in the consolidated financial statements. Other than these acquisition-related expenses, there were no substantive operating activities prior to the acquisition date.

Note 2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All material intercompany transactions and balances have been eliminated in consolidation.

The Company accounts for business combinations using the acquisition method of accounting. As described in Note 1, the financial statements distinguish between Predecessor and Successor periods, which are not comparable.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation, including reclassifications related to property, plant and equipment. These reclassifications had no impact on previously reported total assets, total liabilities, net income or stockholders’ equity for the periods presented.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The combined financial statements for the Predecessor period represent the combination of the accounts of Eagle Redi-Mix Concrete, LLC and Ram Transportation, LLC, which were under common ownership and management during the periods presented but were not consolidated with the Company. All intercompany balances and transactions between Eagle and Ram have been eliminated in combination.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company include the estimated fair value of consideration transferred, assets acquired, and liabilities assumed in business combinations, useful lives of property, plant and equipment and intangible assets, and the valuation of share-based compensation awards. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in bank accounts and highly liquid investments with original maturities of three months or less. The Company’s total cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per bank per depositor. The Company may hold balances in excess of federally insured limits but monitors the creditworthiness of its financial institutions. As of December 31, 2025 and 2024, the Company had no restricted cash balances.

Accounts Receivable

Accounts receivable represent customer obligations due under normal trade terms and are recorded at the invoiced amount, net of an allowance for expected credit losses. Accounts receivable originating in the normal course of business are recorded at cost. Accounts receivable acquired in a business combination are recorded at fair value at the acquisition date, which approximates their net book value due to the short-term nature of the balances.

The Company sells ready-mix concrete and concrete products to various customers. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral. The allowance for expected credit losses is estimated based on the length of time receivables are past due, prior loss history, current and expected economic conditions, trends in the construction industry, and the customer’s ability to pay. The Company also considers individual credit risk profiles and writes off specific receivables once they are deemed uncollectible. Payments subsequently received on accounts previously written off are credited back to the allowance. Additions to the allowance are recorded as bad debt expense.

As of December 31, 2025 and 2024, the allowance for expected credit losses was approximately $61,400. Accounts receivable are presented on the Consolidated Balance Sheets net of this allowance.

No single customer accounted for more than 10% of accounts receivable as of December 31, 2025. As of December 31, 2024, one customer accounted for more than 10% of accounts receivable. The Company monitors credit risk through ongoing credit evaluations and reviews of customer payment history, credit ratings, financial strength, and industry position.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The opening and closing balances of accounts receivable from contracts with customers were $19.8 million and $33.7 million as of January 1, 2025 and December 31, 2025, respectively. For comparative purposes, balances were $17.0 million and $19.8 million as of January 1, 2024 and December 31, 2024, respectively.

Inventory

Inventories consist primarily of raw materials such as cement, sand, gravel, admixes and other components that are readily used in the production of ready-mix concrete, as well as supplies for maintaining the Company’s plant facilities and equipment. Inventory is valued at the lower of cost or net realizable value, with cost determined using either the first-in, first-out or average cost method. Inventory is evaluated for obsolescence or damage, and any items identified as unusable are written off as an expense in the period identified.

Property, Plant and Equipment, net

Property, plant and equipment are initially recorded at cost or, if acquired in connection with a business combination, at fair value, and depreciated on a straight-line basis over their estimated useful lives. Expenditures for additions and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance costs that do not substantially expand productive capacity or extend the life of property, plant and equipment are expensed as incurred. Leasehold improvements for operating leases are amortized over the lesser of the term of the related lease or the estimated lives of the improvements.

Upon disposal of an asset, the cost and related accumulated depreciation are removed from the Company’s accounts and any gain or loss is included in (Gain) loss on disposal of assets, net on the Consolidated and Combined Statements of Operations.

Management periodically assesses the estimated useful life over which assets are depreciated. If the analysis warrants a change in the estimated useful life of Property, plant and equipment, management will reduce the estimated useful life and depreciate the carrying value prospectively over the revised remaining useful life.

The estimated useful lives of the Company’s property, plant and equipment is as follows:

Asset Category	Estimated Useful Life
Land	Not Depreciated
Buildings	30 years
Plant & Equipment	7-10 years
Vehicles	5 years
Office Equipment & Software	5-7 years

Intangible Assets – Customer Relationships

The Company’s intangible assets consist of customer relationships and trade names acquired in business combinations. The Company amortizes customer relationships over their estimated useful lives ranging from 8 to 10 years, using the straight-line method. See Note 4 for additional discussion of the Company’s intangible assets.

Impairment of Long-Lived Assets

The Company’s long-lived assets (property, plant and equipment and amortizable intangible assets) are tested for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. A long-lived asset group is considered impaired when the anticipated undiscounted future cash flows from the use and eventual disposition of the asset group is less than its carrying value. If the

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

carrying value is not recoverable, an impairment loss is measured as the excess of the asset’s carrying value over its estimated fair value. No impairments of long-lived assets were recorded during any periods presented in the accompanying consolidated and combined financial statements.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the excess of consideration over the fair value of net assets acquired and liabilities assumed in business combinations. The goodwill recorded in connection with the Company’s business combinations is primarily attributable to the assembled workforces of the acquired businesses and the synergies expected to arise after the Company’s acquisition of those businesses.

Goodwill and indefinite-lived intangible assets, such as trade names, are not amortized, but are evaluated for impairment at least annually, or more frequently if facts or changes in circumstances indicate that the asset’s fair value may be less than its carrying amount. The Company performed its annual assessment as of December 31, 2025.

For purposes of the goodwill impairment assessment, assets are grouped into “reporting units.” A reporting unit is either an operating segment or a component of an operating segment, depending on how similar the components of the operating segment are to each other in terms of operational and economic characteristics.

As of December 31, 2025, the Company had one reporting unit for goodwill impairment testing purposes, which aligns with its single operating segment. The Company performs a qualitative assessment of relevant events and circumstances to evaluate the likelihood of goodwill impairment. If it is more likely than not that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative analysis to determine the fair value of the reporting unit. If the fair value is less than the carrying amount, an impairment loss is recognized in an amount equal to the excess of the carrying value of goodwill over its implied fair value, limited to the total goodwill allocated to the reporting unit.

The Company performed a qualitative assessment as of December 31, 2025, 2024 and 2023 to determine whether it was more likely than not that the fair value of the reporting unit was greater than the carrying value of the reporting unit. Based on these qualitative assessments, the Company determined that the fair value of its reporting unit was more likely than not greater than the carrying value of the reporting units. As a result, no impairment of goodwill was recorded during any of the periods in the accompanying consolidated and combined financial statements.

The Company also annually assesses the carrying value of its indefinite-lived intangible assets other than goodwill. The Company performed a qualitative impairment assessment of its indefinite-lived trade name licenses. The qualitative assessment did not identify indicators of impairment, and it was determined that more likely than not the fair value of its indefinite-lived trade name license was more than its carrying amount.

Revenue from Contracts with Customers

The Company earns revenue primarily from the sale of concrete, with most revenue generated from orders under master purchase agreements or through direct sales to third-party contractors and suppliers. Each contract typically includes a single performance obligation: the delivery of ready-mix concrete to the customer’s job site. Control transfers and revenue is recognized at a point in time upon delivery, which is when the customer becomes obligated to pay. The Company invoices customers at the time of delivery, and payment terms are generally 30 days.

The Company may earn additional revenue from fuel surcharges, waiting time charges, extra stops, and other services. These items are considered variable consideration and are recognized at the point in time the underlying

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

performance obligation is satisfied — typically at the time of delivery — as the variability is resolved at that time. These charges do not represent distinct performance obligations from the delivery of ready-mix concrete.

The Company does not offer rights of return or refund to its customers. The Company had no contract assets, contract liabilities, or remaining performance obligations as of the Balance Sheet dates presented.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. Fair value is based upon assumptions that market participants would use when pricing an asset or liability. The Company uses the following fair value hierarchy, which prioritizes valuation technique inputs used to measure fair value into three broad levels:

•	Level 1: Quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

•

Level 2: Inputs (other than quoted prices included within Level 1) that are either directly or indirectly observable for the asset or liability, including (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in inactive markets, (iii) inputs other than quoted prices that are observable for the asset or liability, and (iv) inputs that are derived from observable market data by correlation or other means.

•	Level 3: Unobservable inputs for the asset or liability including situations where there is little, if any, market activity for the asset or liability.

The fair value hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall into different levels of the fair value hierarchy. The lowest level input that is significant to a fair value measurement determines the applicable level in the fair value hierarchy. Assessing the significance of a particular input to a fair value measurement requires judgment, considering factors specific to the asset or liability.

The carrying value of the Company’s long-term debt approximates fair value. The carrying value of the Company’s current assets and current liabilities, including accounts receivable, inventory, accounts payable, and accrued liabilities, approximates fair value due to their short-term maturities.

Redeemable Senior Preferred and Preferred Units (Mezzanine Equity)

The Company classifies certain equity instruments as mezzanine equity on the Consolidated Balance Sheet when such instruments contain redemption features that are not solely within the control of the Company or its subsidiaries. As of December 31, 2025 and 2024, the Company presented its senior preferred units and preferred units as mezzanine equity in the Consolidated Balance Sheet.

Redeemable equity securities are initially recognized at their fair value on the issuance date. Because both the senior preferred units and the preferred units are currently redeemable, they are remeasured to their maximum redemption value at each reporting date.

The Company evaluates mezzanine equity instruments at each reporting period to determine if reclassification to permanent equity or liability treatment is required.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Right of Use Assets and Lease Liabilities

At the inception of a contractual arrangement, the Company determines whether a contract contains a lease by assessing whether the contract conveys to the Company the right to control the use of an identified asset in exchange for consideration over a period of time. Leases are accounted for by recognizing right-of-use assets and lease liabilities at the lease commencement date.

The Company measures and records an operating lease liability equal to the present value of the future lease payments. The present value is calculated using the Company’s incremental borrowing rate, unless the rate implicit in the lease is readily determinable.

The amount of the operating lease right-of-use asset consists of: (i) the amount of the initial measurement of the operating lease liability, (ii) any lease payments made at or before the commencement date, minus any lease incentives received, and (iii) any initial direct costs incurred. The present value calculation may account for an option to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. A portion of the Company’s lease contracts contain the option to extend or renew. The Company assesses these options for individual leases in determining the initial measurement of the operating lease liability.

The Company has elected not to apply the recognition requirements of ASC 842 to short-term leases (an initial term of 12 months or less at the commencement date). The Company recognizes lease expense in the statements of operations on a straight-line basis over the lease term.

Debt Issuance Costs

Costs associated with revolving loans are capitalized and amortized over the life of the arrangement on a straight-line basis. Unamortized debt issuance costs for revolving loans are reflected as a component of Other noncurrent assets in the Consolidated Balance Sheets. Costs associated with term loans are capitalized and amortized over the life of the term loan using the effective interest method. Unamortized debt issuance costs for term loans are reflected as a reduction of Long-term debt, net in the Consolidated Balance Sheets. The amortization of all debt issuance costs is reflected as a component of Interest expense, net in the Consolidated and Combined Statements of Operations.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”), which requires the Company to recognize the identifiable tangible and intangible assets acquired and liabilities assumed at their estimated fair values as of the acquisition date, other than leases and contract assets and liabilities acquired in connection with business combinations. The excess of the purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Determining the fair values of assets acquired and liabilities assumed requires judgment and often involves the use of significant estimates and assumptions. The Company engages third-party appraisal firms when appropriate to assist in the fair value determination of assets acquired and liabilities assumed. Acquisition-related expenses and transaction costs associated with business combinations are expensed as incurred.

Income Taxes

The Company is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or loss are taxable or deductible to the members rather than at the Company level.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. In certain instances, the Company may be subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

Uncertain income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, the uncertain tax position is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would be equal to the largest amount of expense related to the outcome that is 50.0% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. As of December 31, 2025 and 2024, the Company had no material uncertain tax positions that would require recognition or disclosure.

The Company did not incur any penalties or interest related to its state tax returns during the year ended December 31, 2025; the Successor period of May 22, 2024 through December 31, 2024, the Predecessor period of January 1, 2024 through July 29, 2024, or the Predecessor year ended December 31, 2023.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

Share-Based Compensation

The Company accounts for share-based compensation under the fair value method of accounting. Compensation cost is measured at the grant date for equity-classified awards and is recognized over the service period, which is generally the vesting period. The Company recognizes compensation cost on a straight-line basis over the requisite service period for each award. To calculate fair value, the Company uses an option pricing model based on the value of its common units on a fully diluted basis. As of December 31, 2025 and 2024, all awards outstanding were equity-classified. Share-based compensation cost for all types of awards is included in Selling, general and administrative expenses in the Consolidated Statement of Operations.

Note 3. Acquisitions

Thunder Acquisition

On October 17, 2025 (the “Closing Date”), Eagle Redi-Mix Concrete, LLC, a subsidiary of the Company (“Eagle”), entered into an equity and asset purchase and contribution agreement (the “Equity and Asset Purchase and Contribution Agreement”) with SRM, Inc., an Oklahoma corporation (“Schwarz Ready Mix”), SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”), the equity holders of Schwarz Ready Mix and Schwarz Leasing (collectively, the “Owners”), the equity holders of Schwarz Sand (collectively, the “Schwarz Sand Sellers”), certain other transaction beneficiaries, and Schwarz Ready Mix, in its capacity as a representative of the selling parties.

Pursuant to the Equity and Asset Purchase and Contribution Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand (collectively, the “Thunder Acquisition”). The aggregate purchase price included $97.0 million in cash consideration ($74.3 million paid at closing and $22.7 million deferred until June 30, 2026) and 20,000,000 Company Preferred Units issued to the sellers as rollover equity.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The primary operations of the Schwarz Entities consist of providing high quality concrete materials across central Oklahoma and includes 20 plants and 115 mixer trucks. The acquisition expands the Company’s footprint in central Oklahoma, enhances its production capacity, and is expected to provide operational and procurement synergies.

The Thunder Acquisition was accounted for as a business combination. The Company, through its wholly owned subsidiary Eagle, is the accounting acquirer, as it obtained control of the Schwarz Entities. The assets acquired and liabilities assumed are recorded at their respective fair values as of the Closing Date. In connection with the Thunder Acquisition, the Company expensed approximately $5.1 million of transaction costs during the year ended December 31, 2025, which is recorded within “Acquisition-related costs” in the Consolidated Statement of Operations.

In connection with the Thunder Acquisition, the Company engaged a third-party valuation specialist to assist in determining the fair value of acquired intangible and tangible assets as of the acquisition date. The fair value of acquired “Customer Relationships” was estimated using the income approach, specifically the multi-period excess earnings method, which involves projecting net cash flows attributable to the asset and applying contributory asset charges. The fair value of the “Trade Name” was determined using the income approach, specifically the relief-from-royalty method. This method estimates the value of a trade name based on the principle of avoided costs — that is, estimating the benefit of not having to pay a licensing fee to use the name. The valuation reflects the projected royalty savings attributable to the continued use of the acquired trade name. The fair value of “Property, Plant and Equipment” was determined using a combination of the cost approach and market approach, depending on the nature of the underlying assets. The cost approach was applied to assets based on current replacement cost less depreciation, while the market approach was used for equipment types with observable market activity.

No goodwill was recognized in connection with the Thunder Acquisition, as the total consideration transferred approximated the fair value of the identifiable net assets acquired.

For the period from October 17, 2025 through December 31, 2025, the Company recognized approximately $13.6 million of revenue and $0.8 million of net loss attributable to the Schwarz Entities, which are included in the consolidated statement of operations for the year ended December 31, 2025.

Additionally, the Company recognized approximately $0.4 million of amortization expense related to acquired customer relationships, as discussed in Note 4 — Intangible Assets and Goodwill. This expense is included within “Selling, general and administrative expenses” in the Consolidated Statement of Operations for the year ended December 31, 2025.

The purchase price allocation is preliminary and may be adjusted during the measurement period in accordance with ASC 805. Preliminary amounts primarily relate to the valuation of certain property, plant and equipment and identifiable intangible assets.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The consideration transferred and the fair value of the assets acquired and liabilities assumed by the Company were as follows (in thousands):

Consideration (preliminary):
Cash paid at Closing Date	$74,300
Fair value of deferred payment liability	22,226
Fair value of redeemable preferred units	20,000
Closing adjustments	(1,394)

Total consideration	$115,132

Preliminary fair value of assets acquired:
Cash and cash equivalents	$864
Accounts receivable	9,653
Prepaid expenses	206
Inventory	3,594
Property, plant and equipment	82,810
Customer relationships	16,600
Trade name	8,000
Other noncurrent assets	490

Amount attributable to assets acquired	$122,217

Preliminary fair value of liabilities assumed:
Accounts payable	$6,092
Current portion of lease liabilities	161
Accrued liabilities	503
Long-term lease liability	329

Amount attributable to liabilities assumed	$7,085

Total identifiable net assets acquired	$115,132

Unaudited Pro Forma and Supplemental Financial Information

The following unaudited pro forma consolidated results of operations give effect to the Thunder Acquisition as if it had occurred on January 1, 2024. The pro forma results reflect adjustments for amortization of acquired intangible assets and depreciation of property and equipment based on estimated fair values.

The pro forma results exclude approximately $5.1 million of transaction costs incurred in connection with the Thunder Acquisition during 2025, as such costs were nonrecurring, and do not reflect any anticipated cost savings, operating synergies, or financing effects that may have resulted from the transaction.

	Year ended December 31, 2025	Year ended December 31, 2024
Pro forma revenues	$270,302	$277,926
Pro forma net income (loss)	$12,492	$27,574

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had occurred on January 1, 2024, nor is it indicative of future operating results.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Fayetteville Acquisition

On May 19, 2025, Concrete Partners Holding, LLC, through its wholly owned subsidiary Eagle Redi-Mix Concrete, LLC, acquired certain operating assets of a ready-mix facility in the Fayetteville/Greenland, Arkansas area for $5.5 million, funded with cash on hand. The purchase included land, building/plant, and ready-mix equipment. No liabilities were assumed, and no legal entity was acquired. The acquired assets are being depreciated under the Company’s existing useful-life policies beginning on the acquisition date.

Concrete Acquisition

On the Closing Date, Concrete Holdings entered into a Membership Interest Purchase Agreement (the “MIPA”) to acquire 6,000 units of membership interests in Eagle and 10,000 units of membership interests in Ram from the original equity members in those entities (the “Sellers”). Concurrently, the Sellers and Concrete Holdings entered into a Rollover Subscription Agreement (the “Rollover Agreement”) for which certain Sellers received equity membership interest in Concrete Holdings in exchange for 4,000 units of membership interest in Eagle (“Rollover Transaction”). Following these transactions, Concrete Holdings owns 100.0% of the outstanding membership interests in Eagle and Ram through wholly owned subsidiaries.

The primary operations of Eagle and Ram consist of providing high quality concrete materials across the Oklahoma and Northwest Arkansas regions.

Total consideration paid to the Sellers was $253.0 million, after closing and post-closing adjustments, for the Concrete Acquisition. The consideration paid to the Sellers consisted of (i) $189.2 million of cash, (ii) $26.0 million of Senior Preferred Units (“Senior Preferred Units”), (iii) $26.6 million of Preferred (“Preferred Units”), and (iv) $11.2 million of Common Units (“Common Units”), each based on their estimated fair value. In addition, the Company assumed current liabilities of $10.3 million and lease liabilities of $0.9 million, all based upon estimated fair value at July 29, 2024.

The Concrete Acquisition was accounted for as a business combination. The assets acquired and liabilities assumed are recorded at their respective fair values as of the Closing Date. In connection with the Concrete Acquisition, the Company expensed approximately $7.4 million of transaction costs in the Successor period, these costs were recorded within Acquisition-related costs in the Consolidated Statement of Operations.

In connection with the Concrete Acquisition, the Company engaged a third-party valuation specialist to assist in determining the fair value of acquired intangible and tangible assets as of the acquisition date. The fair value of acquired Customer Relationships was estimated using the income approach, specifically the multi-period excess earnings method, which involves projecting net cash flows attributable to the asset and applying contributory asset charges. The fair value of the Trade Name was determined using the income approach, specifically the relief-from-royalty method. This method estimates the value of a trade name based on the principle of avoided costs — that is, estimating the benefit of not having to pay a licensing fee to use the name. The valuation reflects the projected royalty savings attributable to the continued use of the acquired trade name. The fair value of Property, Plant and Equipment was determined using a combination of the cost approach and market approach, depending on the nature of the underlying assets. The cost approach was applied to assets based on current replacement cost less depreciation, while the market approach was used for equipment types with observable market activity.

Goodwill of approximately $79.5 million was recognized in connection with the Concrete Acquisition. The goodwill reflects the value of expected synergies from combining operations, the assembled workforce, and opportunities for expansion in the Oklahoma and Northwest Arkansas markets. None of the goodwill is expected to be deductible for tax purposes.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The consideration transferred and the fair value of the assets acquired and liabilities assumed by the Company were as follows (in thousands):

Consideration:
Cash	$189,215
Common units	11,218
Preferred units	26,582
Senior preferred units	26,000

Total consideration	$253,015

Fair value of assets acquired:
Cash and cash equivalents	$4,305
Accounts receivable — trade	24,955
Accounts receivable — other	20
Prepaid expenses	1,152
Inventory	5,257
Property, plant and equipment	66,981
Customer relationships	64,300
Trade name	16,800
Goodwill	79,505
Right-of-use assets	873

Amounts attributable to assets acquired	$264,148

Fair value of liabilities assumed:
Accounts payable — trade	$6,416
Accrued liabilities	3,844
Lease liabilities	873

Amounts attributable to liabilities assumed	$11,133

Total identifiable net assets	$253,015

Unaudited Pro Forma and Supplemental Financial Information

The following unaudited pro forma consolidated results of operations give effect to the Concrete Acquisition as if it had occurred on January 1, 2023. The pro forma results reflect adjustments for amortization of acquired intangible assets and depreciation of property and equipment based on estimated fair values.

The pro forma results exclude approximately $7.4 million of transaction costs incurred in connection with the Concrete Acquisition during 2024, as such costs were nonrecurring, and do not reflect any anticipated cost savings, operating synergies, or financing effects that may have resulted from the transaction.

	Year ended December 31, 2024	Year ended December 31, 2023
Pro forma revenues	$183,311	$144,279
Pro forma net income	$24,423	$26,974

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had occurred on January 1, 2023, nor is it indicative of future operating results.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

SMG Acquisition

On January 5, 2024 Eagle entered into an Asset Purchase Agreement (the “APA”) and Real Estate Purchase Agreement (“RE Agreement”) with Standard Materials Group, Inc. (“Standard Materials” or “SMG”) and CRH Americas Materials, Inc. (“CRH”). Collectively, the APA and the RE Agreement are referred to as “SMG Acquisition”.

Standard Materials owned and operated a ready-mix concrete business throughout several counties in the state of Oklahoma and Eagle acquired substantially all of its assets.

Total consideration for the SMG Acquisition was $13.9 million, after closing and post-closing adjustments. The consideration paid consisted entirely of cash. In addition, Eagle assumed lease liabilities of approximately $0.2 million, based upon estimated fair value on January 5, 2024.

The SMG Acquisition was accounted for as a business combination. The assets acquired and liabilities assumed are recorded at their respective fair values as of the closing date. Transaction costs of approximately $17,300 were expensed as incurred.

The consideration transferred and the fair value of the assets acquired and liabilities assumed were as follows (in thousands):

Consideration:
Cash	$13,872

Total consideration	$13,872

Fair value of assets acquired:
Inventory	$475
Property, plant and equipment	13,070
Goodwill	327
Right-of-use assets	173

Amounts attributable to assets acquired	$14,045

Fair value of liabilities assumed:
Lease liabilities	$173

Amounts attributable to liabilities assumed	$173

Total identifiable net assets	$13,872

Note 4. Intangible Assets and Goodwill

The Company’s intangible assets primarily consist of customer relationships and trade names acquired in the Concrete Acquisition on July 29, 2024 and the Thunder Acquisition on October 17, 2025. Customer relationships are amortized on a straight-line basis over their estimated useful lives. Trade names are considered indefinite-lived intangible assets, are not subject to amortization, and are tested for impairment annually, or more frequently if facts or circumstances indicate a potential impairment.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The Company’s intangible assets consist of the following at the dates indicated (in thousands):

	December 31,
	2025	2024
Customer Relationships
Gross carrying amount	$80,900	$64,300
Accumulated amortization	(9,527)	(2,664)

Net carrying amount	$71,373	$61,636

Trade Names
Gross carrying amount	$24,800	$16,800

Amortization expense of customer relationships for the year ended December 31, 2025 was $6.8 million and $2.7 million for the Successor period May 22, 2024 through December 31, 2024 and is included within Selling, general and administrative expenses in the Consolidated Statement of Operations. No amortization expense of customer relationships was recorded for the Predecessor periods from January 1, 2024 through July 29, 2024 or the year ended December 31, 2023. Customer relationships have a weighted-average remaining useful life of 8.4 years. Trade names are not subject to amortization.

The following table summarizes expected amortization of customer relationships as of December 31, 2025 (in thousands):

Year Ending December 31,
2026	$8,505
2027	8,505
2028	8,505
2029	8,505
2030	8,505
Thereafter	28,848

Total	$71,373

Goodwill

As of December 31, 2025, goodwill totaled $79.5 million, unchanged from December 31, 2024. Goodwill reflects the value of expected synergies from combining operations, the assembled workforce, and opportunities for expansion in the Oklahoma and Northwest Arkansas markets. Goodwill is not amortized but is tested for impairment annually, or more frequently if events or circumstances indicate that an interim impairment test is necessary.

Note 5. Inventories

Inventories consisted of the following at the dates indicated (in thousands):

	December 31,
	2025	2024
Raw materials	$6,260	$2,863
Parts and supplies	2,198	1,934
Fuel	265	210

Inventory	$8,723	$5,007

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 6. Other Current Assets

Other current assets consisted of the following at the dates indicated (in thousands):

	December 31,
	2025	2024
Deferred offering costs	$2,733	$—
Prepaid insurance	1,477	732
Other prepaids and deposits	406	296
Other	431	213

Other current assets	$5,047	$1,241

Note 7. Property, Plant and Equipment

Property, plant and equipment consisted of the following at the dates indicated (in thousands):

	December 31,
	2025	2024
Buildings	$6,865	$6,411
Land	47,242	3,204
Plant and equipment	104,816	55,913
Vehicles	4,186	2,651
Other property and equipment	5,658	2,786

Gross property, plant and equipment	168,767	70,965
Accumulated depreciation	(15,930)	(4,072)

Property, plant and equipment, net	$152,837	$66,893

Depreciation expense is included within Cost of goods sold and Selling, general and administrative expenses in the Consolidated and Combined Statements of Operations. The following table presents the functional allocation for each period presented (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Cost of goods sold	$11,024	$3,694	$4,304	$5,405
Selling, general, and administrative expenses	1,149	382	523	682

Total depreciation	$12,173	$4,076	$4,827	$6,087

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 8. Debt

Long-term debt, net

The following table presents the outstanding debt and related expenses of the Company (in thousands):

	December 31,
	2025	2024
Term Loan	$194,313	$126,750
Revolving Loan	3,000	4,200
Equipment Loan	4,823	—

Total debt, including current portion, net	202,136	130,950
Less: long-term debt, current portion	(13,654)	(6,500)

Long-term debt	188,482	124,450
Less: debt issuance costs (1)	(1,857)	(1,965)

Long-term debt, net	$186,625	$122,485

(1)

Unamortized debt issuance costs related to the Revolving Loan $0.3 million and $0.2 million as of December 31, 2025 and December 31, 2024, respectively, are included in “Other noncurrent assets, net” on the Consolidated Balance Sheets.

Debt maturities as of December 31, 2025, excluding debt issuance costs, are as follows (in thousands):

2026	13,654
2027	18,837
2028	21,460
2029	147,089
2030	1,096

Total	$202,136

On July 29, 2024, the Company entered into a credit agreement (the “Credit Agreement”) with a syndicate of banks, for which Bank of America, N.A. serves as administrative agent, to provide a term loan, a revolving loan and letters of credit. The syndicated structure allows the Company to access a broader base of lenders and provides additional liquidity and flexibility.

On October 17, 2025 the Company entered into the First Amendment and Commitment Increase to its Credit Agreement (“First Amendment”). The First Amendment, among other things, (i) increased the Company’s existing Revolving Loan by $10.0 million, (ii) increased the existing Term Loan by $75.0 million, (iii) permitted the Thunder Acquisition, and (iv) added Schwarz Sand as a Guarantor under the Credit Agreement.

Term Loan

The Company entered into a five-year $130.0 million term loan agreement (“Term Loan”) on July 29, 2024. Proceeds from the Term Loan were used to partially fund the Concrete Acquisitions. The Term Loan is secured by a first lien on substantially all personal property assets (“Collateral”) and the Lenders have the right in the future to request liens on any real property with an appraised value in excess of $2.0 million (“Material Real Property”). The Term Loan matures on July 29, 2029, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging from 2.75% to 3.50%, which was 7.3% and 7.7% as of December 31, 2025 and 2024.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On October 17, 2025, the Company entered into the First Amendment to its Credit Agreement which increased the Term Loan by $75.0 million. The Company utilized the borrowings on the Term Loan to fund the cash portion of the Thunder Acquisition. As of December 31, 2025, the Company had $194.3 million outstanding on the Term Loan. See Note 3 for additional discussion of the Company’s acquisition activity.

Principal payments are due on the last day of each calendar quarter, as set forth below (in thousands):

December 31, 2025 through June 30, 2026	$2,563
September 30, 2026 through June 30, 2027	$3,844
September 30, 2027 and thereafter	$5,125

Revolving Loan

The Company entered into a revolving loan agreement (“Revolving Loan”) on July 29, 2024, with a commitment and borrowing base of $15.0 million. The Revolving Loan is secured against a first lien on substantially all assets, including property, plant and equipment. On October 17, 2025, the Company entered into the First Amendment to its Credit Agreement which increased the Revolving Loan by $10.0 million for a total commitment and borrowing base of $25.0 million. Balances outstanding under the Revolving Loan bear interest at the SOFR plus an applicable margin ranging from 2.75% to 3.50%, which was 7.4% and 7.7% as of December 31, 2025 and 2024, respectively. Principal and any accrued interest is due at maturity on July 29, 2029. At December 31, 2025, the Company had $3.0 million of borrowings outstanding under the Revolving Loan. In addition, a letter of credit in the amount of $0.5 million was outstanding, reducing the available borrowing capacity to $21.5 million. The letter of credit supports insurance-related obligations but does not require the posting of cash collateral. Accordingly, no restricted cash balance was recorded on the Consolidated Balance Sheet.

Covenants

The Credit Agreement includes customary affirmative and negative covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, create liens, make certain investments, pay dividends, and enter into sale-leaseback transactions, subject to customary exceptions. In addition, the agreement contains financial covenants, including a Consolidated Senior Leverage Ratio that must not exceed a specified threshold and a Fixed Charge Coverage Ratio that must exceed a specified minimum threshold. Both financial covenants are tested as of the end of each fiscal quarter. The Company was in compliance with all applicable financial and non-financial covenants as of December 31, 2025 and 2024.

Equipment Notes

On December 30, 2025, we entered into an equipment financing facility (“Master Equipment Loan Agreement”) with Eagle Redi-Mix Concrete, LLC, Ram Transportation, LLC and Concrete Partners, LLC as co-borrowers which will provide for equipment to be financed pursuant to terms to be agreed upon and evidenced by promissory notes (“Equipment Notes”) to be entered into in the ordinary course of business on customary market terms. The Equipment Notes will be secured by the financed equipment.

Equipment Loan

The Company entered into a five-year $4.8 million equipment security note (“Equipment Loan”) on December 30, 2025. Proceeds from the Equipment Loan were used to purchase concrete mixer equipment. The Equipment Loan is a part of the Master Equipment Loan Agreement that permits multiple equipment notes. As of December 31, 2025, the Company had $4.8 million outstanding on the Equipment Loan. The Equipment Loan bears interest at 6.6226% per annum and matures on December 31, 2030.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Predecessor Loans

On April 8, 2022, Eagle and Ram entered into loan agreements that established a revolving credit facility with a commitment and borrowing base of $2.0 million and five term loans totaling $31.8 million (“Predecessor Loans”). The Predecessor Loans were secured against a first lien on substantially all assets, including property, plant and equipment. The Predecessor Loans had varying maturity dates ranging from one year to ten years, at which time all advances were required to be paid in full. Interest accrued on the Prosperity Loans at a fixed rate of 3.7% and monthly payments of principal and interest were required until the maturity date of each loan. The Predecessor Loans were fully repaid upon consummation of the Concrete Acquisition on July 29, 2024.

Amortization of Debt Issuance Costs

At December 31, 2025 and 2024, the Company had total unamortized debt issuance costs of $2.1 million and $2.2 million, respectively, consisting of $1.9 million and $2.0 million associated with the Term Loan and $0.3 million and $0.2 million associated with the Revolving Loan. Amortization expense related to debt issuance costs was approximately $0.6 million for the year ended December 31, 2025 (Successor) and $0.3 million for the period from May 22, 2024 through December 31, 2024 (Successor). No amortization expense was recognized during the Predecessor periods from January 1, 2024 through July 29, 2024 or the year ended December 31, 2023, as the related debt facilities were entered into in connection with the Concrete Acquisition on July 29, 2024.

Future estimated amortization expense for the remaining unamortized debt issuance costs is as follows (in thousands):

2026	660
2027	572
2028	564
2029	330

Total	$2,126

Note 9. Redeemable Senior Preferred and Preferred Units (Mezzanine Equity)

Redeemable Senior Preferred Units

On the Closing Date, the Company issued membership interests in it to the original equity members Eagle and Ram in exchange for 4,000 units of membership interest in Eagle in the form of a capital contribution. As part of the Rollover Subscription Agreement, 26.0 million Senior Preferred Units were issued at their estimated fair value of $26.0 million.

The key terms of the Senior Preferred Units are outlined in the Company’s limited liability company agreement (the “Concrete LLCA”), as amended from time to time. The Senior Preferred Units rank senior to (i) the Preferred Units, and (ii) all common units, and rank junior only to the satisfaction of all indebtedness upon the liquidation, dissolution, or winding up of the Company. The Senior Preferred Units are entitled to voting rights, as provided in the Concrete LLCA.

The Senior Preferred Units accrue distributions on a cumulative basis, at an annual rate equal to nine percent (9.0%) of the Unreturned Senior Preferred Contributions as defined in the Concrete LLCA, compounding quarterly. If the Unreturned Senior Preferred Contributions have not been reduced to zero before the sixth anniversary of the Effective Date, then the annual rate shall increase by one-half percent (0.5%) each calendar quarter, up to a maximum annual rate of fifteen percent (15.0%). After all Unreturned Senior Preferred

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Contributions and all accrued distributions have been paid with respect to a Senior Preferred Unit, such Senior Preferred Unit shall automatically be cancelled. Pursuant to the consummation of an Initial Public Offering (“IPO”) or other transaction in which the Company’s equity securities become publicly traded, including a SPAC merger, the Board of Directors may reclassify the Senior Preferred Units into equity securities of the public entity or other reclassified securities, provided each member has substantially similar economic interest, governance, priority, vesting and other rights and privileges as such member had prior to the IPO as stated in the Concrete LLCA.

The Company presented and accounted for the Senior Preferred Units as mezzanine equity at their issuance date fair value of $26.0 million. The Senior Preferred Units are classified in mezzanine equity because the decision to redeem the Senior Preferred Units is effectively within control of the Preferred Unitholders rather than the Company. The Preferred Unitholders control the Parent and the Board of Directors of the Company and are responsible for approving distributions that will ultimately cancel the Senior Preferred Units.

The Senior Preferred Units are classified as mezzanine equity in accordance with ASC 480-10-S99-3A, as redemption is effectively controlled by the holders through their control of the Company’s Board. As of December 31, 2025, the Senior Preferred Units were carried at a redemption value of $26.6 million, consistent with the redemption value as of December 31, 2024, after reflecting cumulative accretion of approximately $2.3 million and paid distributions of approximately $2.3 million.

Redeemable Preferred Units

On the Closing Date, as part of the Rollover Subscription Agreement, the Company issued 95.7 million Preferred and Common Units for a combined fair value of $95.7 million.

On October 17, 2025, as a part of the Thunder Acquisition, the Company issued 20.0 million Preferred Units issued to the sellers as rollover equity, with the fair value of the Preferred Units valued at $20.0 million.

Below is a summary of the unit issuances and related fair values as of the Closing Date (in thousands):

	Number of Units Issued		Fair Value at Closing Date
	Preferred	Common	Preferred	Common	Combined
Issued for cash	57,900	57,900	$40,718	$17,182	$57,900
Issued in Concrete Acquisition	37,800	37,800	26,582	11,218	37,800
Issued in Thunder Acquisition	20,000	—	20,000	—	20,000

Total	115,700	95,700	$87,300	$28,400	$115,700

The Preferred Units rank senior to all common units, but rank junior to the Senior Preferred Units and to the satisfaction of all indebtedness upon the liquidation, dissolution, or winding up of the Company. The Preferred Units are entitled to voting rights, as provided in the Concrete LLCA.

The Preferred Units accrue distributions on a cumulative basis, at an annual rate equal to ten percent (10.0%) of the Unreturned Preferred Contributions, compounding quarterly. Payment of distributions other than those pursuant to the Concrete LLCA are not mandatory and are subject to the approval of both the Parent and the Board of Directors. No distributions will be made on the Preferred Units until accrued distributions on the Senior Preferred Units and the Unreturned Senior Preferred Contributions have been paid in full. After all Unreturned Preferred Contributions and all accrued distributions have been paid with respect to a Preferred Unit, such Preferred Unit shall automatically be cancelled.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Pursuant to the consummation of an IPO, the Board of Directors may exchange the Preferred and Common Units provided each member has substantially similar economic interest, governance, priority, vesting and other rights and privileges as such members had prior to the IPO as stated in the Concrete LLCA.

The Company presented and accounted for the Preferred Units as mezzanine equity at their issuance date fair value of $87.3 million. The Preferred Units are classified in mezzanine equity because the Preferred Unitholders control the decision to redeem the Preferred Units rather than the Company. The Preferred Unitholders control the Parent and the Board of Directors of the Company and are responsible for approving distributions that will cancel the Senior Preferred Units and then the Preferred Units.

The Preferred Units are also classified as mezzanine equity. As of December 31, 2025, the Preferred Units were carried at a redemption value of $130.6 million, reflecting $20.0 million issuance of preferred units and cumulative accretion of $10.8 million during the year ended December 31, 2025, compared to a redemption value of $99.8 million as of December 31, 2024.

Note 10. Common Units

As of December 31, 2024, the Company has 95.7 million Common Units outstanding. The Common Units were issued on July 29, 2024, for cash and in conjunction with Concrete Acquisition, with an aggregate estimated fair value of $28.4 million at issuance.

The Common Units rank junior to both the Senior Preferred Units and the Preferred Units with respect to distributions and liquidation preference. No distributions (including liquidating distributions) may be made to Common Unit holders until the Senior Preferred and Preferred Units have been fully redeemed. Thereafter, distributions may be made pro rata to Common Unit holders based on their percentage ownership, subject to the approval of the Board of Directors.

There were no changes to the number of Common Units outstanding, or to their rights and privileges, during the year ended December 31, 2025.

Note 11. Share-Based Compensation

On December 9, 2024, the Company established an equity participation program (the “Plan”) to attract, retain, and incentivize employees. Under the Plan, the Company authorized the issuance of 16,888,235 nonvoting common units (“Incentive Units”). The Incentive Units vest over a five-year period, with 33% vesting on the third anniversary of the grant date, 33% vesting on the fourth anniversary, and the remaining 34% vesting on the fifth anniversary. The Incentive Units are classified as equity awards under ASC 718, Stock Compensation, and are measured at fair value on the grant date, with compensation expense recognized over the requisite service period.

During the year ended December 31, 2025, the Company granted 1,125,882 incentive units to employees under the Plan. The total number of nonvested Incentive Units outstanding increased to 17,451,176 as of December 31, 2025. The fair value of these grants was determined based on the Company’s most recent independent valuation as of December 31, 2024, as there were no material changes to the Company’s operations, capital structure, or exit strategy during the quarter. The Company applied a forfeiture rate of zero at the grant date, in line with its policy of recognizing forfeitures as they occur.

Share-based compensation expense recognized during the year ended December 31, 2025 and the period from May 22, 2024, through December 31, 2024 was approximately $0.5 million and $0.1 million, respectively, and is included in Selling, general, and administrative expenses within the Consolidated Statement of Operations. As of

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

December 31, 2025 and 2024, the Company had approximately $2.2 million and $2.6 million, respectively, of unrecognized compensation cost related to the outstanding Incentive Units, which will be recognized over the remaining requisite service periods through 2029 on a straight-line basis. No share-based compensation expense was recognized in the Predecessor periods as the Predecessor did not have any share-based compensation.

The following table summarizes Incentive Unit activity from May 22, 2024 (inception), through December 31, 2025:

	Number of Incentive Units (in thousands)	Weighted Average Grant Date Fair Value
Non-vested at May 22, 2024	—	$—
Granted	16,325	0.16
Forfeited	—	—
Vested	—	—

Non-vested at December 31, 2024	16,325	0.16
Granted	1,126	0.16
Forfeited	—	—
Vested	—	—

Non-vested at December 31, 2025	17,451	$0.16

The grant date fair value of the Incentive Units was determined using an option pricing model, based on the value of the Company’s common units on a fully diluted basis. Significant assumptions used in this option pricing model include total equity value, expected term, expected volatility, expected distribution yield, and the risk-free interest rate. The total equity value was implied by the Concrete Acquisition in July 2024. The expected volatility was derived from a blended rate based upon implied volatility calculated on actively traded options and upon the historical volatility of guideline public companies in an industry similar to the Company. The expected term was based upon management’s best estimate of the number of years until the redemption of the Senior Preferred Units and the Preferred Units. The risk-free interest rate was based on U.S. Treasury yield curve rates with maturities consistent with the measurement period. The assumptions used in the option pricing model for the Incentive Units granted in the period from May 22, 2024 through December 31, 2024, were as follows:

Expected term (in years)	1.3
Expected volatility	70.0%
Expected distribution yield	0.0%
Risk-free interest rate	4.1%

Note 12. Revenue

The Company generates revenue primarily through the production and delivery of ready-mix concrete. Revenue is recognized at a point in time when control of the product is transferred to the customer, which generally occurs upon delivery to the job site. Revenue from admixture and other ancillary services, which primarily represent additives to enhance the performance of concrete mixes (e.g., cooling services in hot weather), is also recognized at a point in time when the services are provided.

Management monitors revenue by type of construction activity, which reflects differences in demand cycles and pricing dynamics. All revenue is recognized at a point in time upon delivery.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following table presents revenue by type of construction activity for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Commercial	$91,981	$40,137	$51,565	$69,812
Residential	71,552	29,309	39,530	57,856
Infrastructure	30,718	10,204	12,566	16,611
Other (1)	620	—	—	—

Total Revenue	$194,871	$79,650	$103,661	$144,279

(1)	Other revenue includes income from various non-core activities that support our concrete revenue streams.

No customer accounted for more than 10% of total revenues during the successor period for the year ended December 31, 2025, the Successor period from May 22, 2024 through December 31, 2024, the Predecessor period from January 1, 2024 through July 29, 2024 or the year ended December 31, 2023.

Note 13. Accrued Liabilities

Accrued liabilities consisted of the following at the dates indicated (in thousands):

	December 31,
	2025	2024
Deferred acquisition payments (1)	$22,532	$—
Accrued payroll and benefits	661	1,384
Accrued sales tax	1,396	915
Other accruals	2,491	745

Accrued liabilities	$27,080	$3,044

(1)	Amounts represent the fair value of deferred acquisition payments at the acquisition date, adjusted for subsequent accretion. See Note 3 for additional information on the Company’s acquisitions.

Note 14. Retirement Savings Plan

The Company has a Retirement Savings Plan (“RSP”), which is a defined contribution plan. The Company matches a portion of employees’ contributions in cash. Participation in the RSP is voluntary and all employees of the Company are eligible to participate. The Company matches employee contributions at $0.50 per dollar contributed, up to six percent of an employee’s pre-tax earnings, subject to the maximum Internal Revenue Service (“IRS”) limit.

For the year ended December 31, 2025, the Company contributed approximately $0.4 million to the RSP. During the Successor period May 22, 2024 through December 31, 2024, the Predecessor period January 1, 2024 through July 29, 2024, and the Predecessor year ended December 31, 2023, the Company made aggregate contributions to the RSP of approximately $0.1 million, $0.1 million, and $0.2 million, respectively. Contributions for all periods were recorded within Selling, general, and administrative expenses in the Consolidated and Combined Statements of Operations.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 15. Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the normal course of business, including commercial disputes and regulatory compliance matters. While the outcome of such matters cannot be predicted with certainty, the Company does not believe that any such proceedings will have a material effect on its financial condition, results of operations, or cash flows.

The Company’s insurer is providing defense under its liability policy for a legal matter related to a 2021 vehicle accident involving one of its trucks. Based on advice of counsel, management believes an unfavorable outcome is reasonably possible but not probable, and that any potential loss, net of insurance, would not be material to the consolidated financial statements.

The Company is party to a long-term supply agreement requiring the purchase of minimum annual quantities of cement, rock, and sand at market prices through December 31, 2028. The agreement includes a true-up clause for shortfalls, which may be fulfilled in future periods or settled in cash. The Company expects to meet its future obligations in the normal course of business. There were no material changes to the agreement or its terms during the year ended December 31, 2025. During the year ended December 31, 2025, the Company purchased approximately $26.4 million under the agreement. During the Successor period from inception (May 22, 2024) through December 31, 2024 and the Predecessor period from January 1, 2024 through July 29, 2024, the Company purchased approximately $11.5 million and $14.9 million, respectively.

As of December 31, 2025, the Company cannot reasonably estimate the aggregate future purchase commitment in dollar terms due to variable pricing and volume fluctuations. The Company expects to fulfill its purchase obligations in the normal course of operations.

For the year ended December 31, 2025, purchases from three vendors individually exceeded 10% of total cost of goods sold and also represented more than 10% of total accounts payable as of that date. During the Successor period from May 22, 2024 through December 31, 2024 and the Predecessor period from January 1, 2024 through July 29, 2024, the Company made purchases from three vendors that each individually represented more than 10% of total cost of goods sold in each period. As of each respective period-end date, these same vendors also individually accounted for more than 10% of total accounts payable. For the year ended December 31, 2023, purchases from two vendors individually exceeded 10% of total cost of goods sold and also represented more than 10% of total accounts payable as of that date. These vendors primarily supply cement, aggregates, and other raw materials used in the Company’s ready-mix operations. The loss of any of these key suppliers could adversely impact near-term operations; however, alternative sources of supply are available.

Note 16. Leases

The Company leases certain buildings and equipment under operating lease arrangements. Right-of-use (“ROU”) assets and related lease liabilities are recognized on the Balance Sheet at the lease commencement date based on the present value of future lease payments. The Company uses its incremental borrowing rate at the lease commencement date to calculate the present value of future lease payments, consistent with the requirements of ASC 842. The Company has also elected the short-term lease practical expedient for leases with terms of 12 months or less.

As of December 31, 2025 and 2024, the Company recognized operating lease ROU assets of approximately $2.1 million and $0.7 million, respectively, which are included in Other noncurrent assets on the Consolidated Balance Sheets. The corresponding lease liabilities are included in Current portion of lease liabilities and Long-term lease liability on the Consolidated Balance Sheet.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On March 1, 2025, the Company entered into a new operating lease agreement with a related party for corporate office space for Eagle and Ram, resulting in the recognition of approximately $1.5 million in right-of-use assets and corresponding lease liabilities. The lease has a stated term through 2035. See Note 18 for additional discussion of related party activity.

See Note 21 for additional discussion of the Company’s lease activity subsequent to December 31, 2025.

The following table presents the Company’s total lease cost (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Operating lease costs	$371	$138	$128	$304
Short-term lease costs	$381	$78	$226	$103

Operating lease costs and short-term lease costs are primarily included in Selling, general and administrative expenses with an immaterial amount included in Cost of goods sold in the Consolidated and Combined Statements of Operations.

The following table presents the Company’s additional lease information (amounts in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Cash outflows for operating lease liabilities	$457	$181	$139	$315
Weighted-average remaining lease term (years)	6.68	2.35	2.83	3.54
Weighted-average discount rate	8.00%	8.95%	3.65%	3.65%

The following table presents the Company’s maturity analysis as of December 31, 2025 for leases expiring in each of the next five years and thereafter (in thousands):

2026	$634
2027	479
2028	362
2029	209
2030	215
Thereafter	970

Total lease payments	$2,869
Less: lease payments representing interest	(667)

Present value of lease liabilities	$2,202

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 17. Segment Reporting

The Company generates revenue primarily through the production and delivery of ready-mix concrete for use in infrastructure, commercial, and residential construction projects in Oklahoma and Northwest Arkansas.

The Company’s Chief Executive Officer has been identified as the chief operating decision maker (“CODM”). Management has determined that the Company operates as one reportable segment—Concrete Sales.

The CODM uses Net income as the primary measure of profitability. In evaluating results, the CODM also regularly reviews certain significant expense categories, including cost of sales, plant and delivery expenses, and fixed expenses (e.g., G&A, dispatch, depreciation). Cost of sales primarily reflects direct material costs. Plant and delivery expenses reflect labor, fuel, and maintenance associated with production and delivery activities. Fixed expenses include overhead and other indirect costs allocated to operations. Cost of sales is a subset of Cost of goods sold, while plant and delivery expenses and fixed expenses are internal categories that include amounts classified within both Cost of goods sold and Selling, general and administrative expenses in the Consolidated and Combined Statements of Operations. Segment assets are not regularly reviewed by the CODM. As the Company has one reportable segment, total segment assets are equivalent to consolidated/combined total assets as presented in the accompanying Consolidated Balance Sheets.

The table below presents consolidated revenue, the significant expense categories reviewed by the CODM, and Net income (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Revenue	$194,871	$79,650	$103,661	$144,279
Less:
Cost of sales	(87,750)	(36,755)	(48,000)	(68,780)
Plant & delivery expenses	(40,270)	(14,984)	(19,578)	(29,567)
Fixed expenses	(44,564)	(14,171)	(15,619)	(18,957)
Corporate and unallocated (1)	(20,312)	(12,661)	—	—

Net income	$1,975	$1,079	$20,464	$26,975

(1)

Corporate and unallocated reflects holding company and financing activity. For the year ended December 31, 2025, it included approximately $12.0 million of interest expense, $0.5 million of share-based compensation expense, approximately $6.7 million of transaction costs, and approximately $1.8 million related to professional service fees and other general corporate and financing-related expenses incurred during the period. For the period from inception (May 22, 2024) through December 31, 2024, it included approximately $5.2 million of interest expense and $7.4 million of transaction costs related to acquisition activities.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 18. Supplemental Cash Flow Information

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	Successor		Predecessor
	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024	Period from January 1, 2024 through July 29, 2024	Year ended December 31, 2023
Supplemental Disclosure of Cash Flow Information:
Interest paid	$10,982	$4,906	$925	$985
Supplemental Disclosure of Non-Cash Investing Information:
Right-of-use assets obtained in exchange for operating lease liabilities (1)	1,968	$—	—	—
Additions to property, plant and equipment included in accounts payable and accrued liabilities	—	$97	342	12
Issuance of senior preferred units in business combination (2)(3)	—	$26,000	—	—
Issuance of preferred and common units in business combination (2)(3)	20,000	$37,800	—	—

(1)	See Note 16 for additional discussion of the Company’s leases.
(2)	See Note 3 for additional discussion of the Company’s acquisitions.
(3)	See Notes 3 and 9 for additional discussion of the Company’s preferred and common unit activity.

Note 19. Related Party Transactions

The Company leases its Northwest Arkansas office from an entity partially owned by one of its executive officers. The lease is classified as an operating lease and is considered to be at market terms. During the year ended December 31, 2025, the Company recognized approximately $102,000 in lease expense related to this arrangement. During the Successor period from May 22, 2024 through December 31, 2024, the Company recognized approximately $38,100 in lease expense related to this arrangement, and during the Predecessor period from January 1, 2024 through July 29, 2024, the Company recognized approximately $53,400 in lease expense related to this arrangement. The related lease liability as of December 31, 2025 and 2024, was approximately $154,000 and $238,400, respectively, which are included in Current portion of lease liabilities and Long-term lease liabilities on the Consolidated Balance Sheets. Additionally, the Company recognized revenue from transactions with the same related party totaling approximately $110,000 during the year ended December 31, 2025, $10,700 during the Successor 2024 period, $1,400 during the Predecessor 2024 period and $32,200 during the Predecessor 2023 period.

On March 1, 2025, the Company entered into a new lease agreement with this related party for expanded office space. In connection with the lease commencement, the Company recognized approximately $1.5 million in operating lease right-of-use assets and corresponding lease liabilities on the Consolidated Balance Sheet. As of December 31, 2025, the Company had $1.4 million in operating lease right-of-use assets and corresponding lease liabilities remaining and recorded approximately $178,000 of lease expense related to this arrangement.

During the year ended December 31, 2025, the Company provided concrete services to an entity that is partially owned by certain investors. The entity became a related party in connection with the Thunder Acquisition on October 17, 2025. The Company recognized approximately $721,000 of revenue from this customer during the period from October 17, 2025 through December 31, 2025.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

In connection with the Concrete Acquisition, the Company entered into a single management and consulting agreement with an affiliate. Under the agreement, recurring compensation is payable quarterly and equal to one-fourth of 3.0% of trailing twelve-month EBITDA for 2024 and one-fourth of 5.0% thereafter, subject to an annual cap of $3.2 million for strategic, financial, and operational advisory services to support the Company’s board and management team on matters such as acquisitions, financing, contract negotiations, and growth initiatives. The Company also reimburses, at cost, any third-party diligence and advisory costs that are initially funded by the affiliate on the Company’s behalf. In addition, for each completed add-on acquisition, the Company pays a contingent diligence and integration fee equal to 2.0 % of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities.

During the Successor period from May 22, 2024 through December 31, 2024, the Company paid a $5.1 million contingent diligence and integration fee on July 29, 2024, in connection with the closing of the Concrete Acquisition. In addition, approximately $1.3 million was reimbursed for third-party diligence costs. Both the contingent diligence and integration fee and the reimbursed costs were recorded in Acquisition-related costs in the Consolidated Statement of Operations. For the same period, the Company incurred $880,800 in consultant compensation, recorded in Selling, general and administrative expenses in the Consolidated Statement of Operations. As of December 31, 2024, $481,000 of this amount remained unpaid and was accrued within Accrued liabilities on the Consolidated Balance Sheet.

During the year ended December 31, 2025, the Company paid a $2.3 million contingent diligence and integration fee on October 17, 2025, in connection with the closing of the Thunder Acquisition. In addition, approximately $684,000 was paid during the year ended December 31, 2025 for the reimbursement of various due diligence fees. Both the contingent diligence and integration fee and the reimbursed costs were recorded in Acquisition-related costs in the Consolidated Statement of Operations. For the same period, the Company incurred approximately $2.8 million in consultant compensation, recorded in Selling, general and administrative expenses in the Consolidated Statement of Operations.

Note 20. Earnings Per Unit

Basic and diluted earnings per unit (“EPU”) is calculated for the Company’s Common Units. We determined that the presentation of EPU for the period prior to the Concrete Acquisition would not be meaningful due to the significant change in the Company’s capital structure post-acquisition. Therefore, EPU information has not been presented for periods prior to the Concrete Acquisition.

The Incentive Units are the only potentially dilutive security in our current capital structure. The Incentive Units were evaluated under the treasury stock method for potentially dilutive effects. The Incentive Units were determined to be anti-dilutive for the year ended December 31, 2025 and 2024 as the Company had a net loss available to common unitholders for these periods. Because the Incentive Units are the only potentially dilutive security, basic and diluted EPU will be identical.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following table sets forth the computation of basic and diluted EPU attributable to the Company’s Common Units for the Successor periods for the year ended December 31, 2025 and for the Successor period from May 22, 2024 through December 31, 2024, each representing periods subsequent to the Concrete Acquisition:

(in thousands, except for unit and per unit amounts)	Year ended December 31, 2025	Period from Inception (May 22, 2024) through December 31, 2024
Numerator
Net income	$1,975	$1,079
Less: distributions to senior preferred unitholders	(2,340)	(410)
Less: accretion of redeemable preferred units to Redemption value	(10,791)	(33,532)

Basic and diluted net income (loss) attributable to Common Units	$(11,156)	$(32,863)

Denominator
Basic and Diluted weighted average units outstanding	95,700,000	66,517,937

Basic and Diluted net income (loss) per Common Unit	$(0.12)	$(0.49)

Note 21. Subsequent Events

On October 9, 2025, the Company entered into a Business Combination Agreement with Haymaker Acquisition Corp. IV (“Haymaker IV”). The transaction closed on April 8, 2026, following approval by Haymaker IV shareholders, resulting in the Company becoming a publicly traded company with its shares listed on the Nasdaq Stock Market under the ticker “RMIX.”

The Business Combination generated approximately $226.0 million in gross proceeds from funds held in trust and a concurrent PIPE financing, after giving effect to redemptions and prepaid forward agreement payments but before warrant redemptions and transaction expenses.

The transaction will be accounted for as a reverse recapitalization, with the Company identified as the accounting acquirer and no goodwill or other intangible assets recorded.

In connection with the Business Combination, all outstanding Senior Preferred Units and Preferred Units converted into equity of the combined public company. No adjustments have been reflected in the accompanying financial statements related to this transaction.

Subsequent to December 31, 2025, the Company entered into a lease related to a new corporate office. Future undiscounted lease payments related to the corporate office, which continue through 2033, total $6.6 million.

On January 6, 2026, the Company entered into an Aircraft Term Loan Credit Agreement (the “Aircraft Term Loan”) providing for a $2.5 million term loan to finance the purchase of an aircraft. Borrowings under the Aircraft Term Loan bear interest at a floating base rate, determined as the highest of (i) the federal funds rate plus 0.50%, (ii) the lender’s prime rate, or (iii) Term SOFR plus 1.00%. The Aircraft Term Loan matures on December 31, 2030.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On March 31, 2026, the Company entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement. The Second Amendment, among other things, (i) provides consent to the consummation of the De-SPAC transaction and related transactions, including the redemption and conversion of certain equity interests, (ii) permits equity issuances in connection with the transaction, including PIPE financing and other share issuances, (iii) amends and restates the Credit Agreement, and (iv) updates certain collateral and organizational provisions in connection with the transaction.

On April 7, 2026, the Company entered into a Limited Consent and Third Amendment (the “Third Amendment”) to its Credit Agreement with its lenders and administrative agent. The Third Amendment, among other things, (i) provided lender consent for the consummation of the Company’s business combination transaction, including a prepaid forward transaction entered into in connection therewith, (ii) modified certain financial covenant definitions and calculations, including the Consolidated Fixed Charge Coverage Ratio, and (iii) updated certain collateral and administrative provisions of the Credit Agreement.

The Company has evaluated subsequent events through April 14, 2026, the date these financial statements were issued, and has disclosed all material events that occurred subsequent to December 31, 2025.

INDEPENDENT AUDITOR’S REPORT

To the Board of Trustees

of SRM Inc. dba

Schwarz Ready Mix and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Schwarz Ready Mix and Subsidiaries (an Oklahoma corporation) (the “Companies”), which comprise the consolidated balance sheets as of October 17, 2025, and December 31, 2024, and the related consolidated statements of operations, equity, and cash flows for the period and year then ended, and the related notes to the financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of October 17, 2025, and December 31, 2024, and the results of its operations and its cash flows for the period and year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Companies and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Companies’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Companies’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

We have audited the consolidated financial statements of the Companies as of and for the period ended October 17, 2025, and year ended December 31, 2024, and have issued our report thereon dated March 18, 2026, which expressed an unmodified opinion on those consolidated financial statements. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating schedule of balance sheets and consolidating statements of income are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Oklahoma City, Oklahoma

March 18, 2026

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets

October 17, 2025, and December 31, 2024

	October 17, 2025	December 31, 2024
Assets
Current assets
Cash	$1,010,205	$3,672,792
Accounts receivable, net of allowance for doubtful of $145,401, and $81,222, respectively	10,943,046	11,125,580
Inventory	3,594,369	3,420,090
Prepaid expenses	224,298	655,686

Total current assets	15,771,918	18,874,148

Other long-term assets	20,000	20,000
Goodwill	5,453,386	5,453,386
Right-of-use assets	424,606	1,305,300
Property and equipment, net	25,355,160	27,446,470

Total long-term assets	31,253,152	34,225,156

Total assets	$47,025,070	$53,099,304

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,736,054	$5,097,486
Accrued expenses	444,906	821,401
Customer deposits	—	3,240,302
Income taxes payable	579,527	546,344
Line of credit	—	137,955
Current maturities of lease liabilities	145,818	136,225
Current maturities of long-term debt	—	2,733,501

Total current liabilities	6,906,305	12,713,214

Long-term liabilities
Asset retirement obligation	50,000	50,000
Notes payable to shareholders and members	2,147,000	8,263,000
Long-term lease liabilities, net of current maturities	278,788	1,169,075
Long-term debt, net of current maturities	—	1,454,435

Total long-term liabilities	2,475,788	10,936,510

Total liabilities	9,382,093	23,649,724

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	1,000
Retained earnings	23,976,034	18,660,616

Total stockholders’ equity - Schwarz Ready Mix	23,977,034	18,661,616

Noncontrolling interests	13,665,943	10,787,964

Total equity	37,642,977	29,449,580

Total liabilities and stockholders’ equity	$47,025,070	$53,099,304

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations

Period Ended October 17, 2025, and Year Ended December 31, 2024

	October 17, 2025	December 31, 2024
Revenues earned
Cost of revenues earned	$75,430,502	$94,614,840
Gross profit	64,052,583	83,425,787

	11,377,919	11,189,053
General and administrative expenses	3,095,983	5,011,600

Income from operations	8,281,936	6,177,453

Other income (expense)
Interest expense	(366,483)	(961,477)
Gain on sale of assets	780,437	78,083
Other income	80,691	153,720

	494,645	(729,674)

Net income before income taxes	8,776,581	5,447,779
Income tax expense	(583,184)	(581,181)

Net income - consolidated	8,193,397	4,866,598

Net income attributable to noncontrolling interests	2,877,979	1,054,951

Net income - Schwarz Ready Mix	$5,315,418	$3,811,647

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Equity

Period Ended October 17, 2025, and Year Ended December 31, 2024

	Common Stock	Retained Earnings (Deficit)	Total Stockholder’s Equity (Deficit)	Noncontrolling Interest	Total Equity
Balance, January 1, 2024	$1,000	$14,848,969	$14,849,969	$9,733,013	$24,582,982
Net income (loss)	—	3,811,647	3,811,647	1,054,951	4,866,598

Balance, December 31, 2024	1,000	18,660,616	18,661,616	10,787,964	29,449,580
Net income (loss)	—	5,315,418	5,315,418	2,877,979	8,193,397

Balance, October 17, 2025	$1,000	$23,976,034	$23,977,034	$13,665,943	$37,642,977

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Cash Flows

Period Ended October 17, 2025, and Year Ended December 31, 2024

	October 17, 2025	December 31, 2024
Reconciliation of net income (loss) to cash provided by operating activities:
Net income	$8,193,397	$4,866,598
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of fixed and right-of-use assets	3,822,068	5,445,495
Bad debt	(10,953)	28,639
Gain on sale of assets	(780,437)	(78,083)
Change in operating assets and liabilities net:
Accounts receivable	193,487	(1,822,789)
Inventory	(174,279)	318,032
Prepaid expenses	431,388	(103,588)
Income tax receivable	33,183	680,228
Accounts payable	638,568	1,558,018
Accrued expenses	(376,495)	(598,644)
Customer deposits	(3,240,302)	3,240,302

Net cash provided by operating activities	8,729,625	13,534,208

Investing activities:
Purchases of property and equipment	(1,919,481)	(7,316,231)
Proceeds from sale of property and equipment	1,068,646	—

Net cash used in investing activities	(850,835)	(7,316,231)

Financing activities:
Proceeds from the line of credit	—	137,955
Payments on the line of credit	(137,955)	(849,408)
Payment on lease liabilities	(99,486)	(124,878)
Payments to notes to members	(6,116,000)	(950,000)
Proceeds from issuance of long-term debt	717,751	5,004,938
Principal payments on long-term debt	(4,905,687)	(6,190,491)

Net cash used in financing activities	(10,541,377)	(2,971,884)

Net change in cash	(2,662,587)	3,246,093
Cash at beginning of year	3,672,792	426,699

Cash at end of year	$1,010,205	$3,672,792

Supplemental disclosure of cash flow information and non cash investing and financing activities
Interest paid	$369,497	$992,599

Income taxes paid	$550,000	$200,000

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1. Nature of Operations and Significant Accounting Policies

Nature of operations: SRM, Inc. dba Schwarz Ready Mix. (SRM) was incorporated December 30, 1976, under the laws of the State of Oklahoma. SRM is engaged in the manufacturing and sale of ready-mixed concrete. Schwarz Sand, LLC (Sand) was organized as an Oklahoma limited liability company in February of 2000. Sand is engaged in the sale and production of sand. SRM Leasing, LLC (Leasing) was organized as an Oklahoma limited liability company on April 5, 2013 and includes its majority owned subsidiaries, Schwarz CNG Holdings, LLC (CNG) and Schwarz BCS, LLC (BCS). Leasing was formed to hold property and equipment which it leases to SRM and Sand. CNG was dissolved during 2019 and all balance sheet items were transferred to SRM and Leasing. BCS was dissolved during 2024 and all balance sheet items were transferred to Leasing.

The LLC companies were formed under operating agreements which specify that ownership in the company will be represented by the amount of capital contributed. All profits and losses of the companies are allocated to the members based on their percentage of ownership. Members’ liability is limited to the balances of their respective capital accounts. The companies were established in perpetuity and will only cease to exist if dissolved in accordance with the dissolution requirements in the operating agreement.

Principles of consolidation: The consolidated financial statements include the accounts of SRM, Inc. dba Schwarz Ready Mix, Schwarz Sand, LLC, a variable interest entity, and SRM Leasing, LLC and its subsidiaries Schwarz CNG Holdings, LLC, a variable interest entity, and Schwarz BCS, LLC, a variable interest entity (collectively, the Companies). All material intercompany accounts and transactions have been eliminated.

Basis of accounting: The Companies prepare the consolidated financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, revenues are recognized when earned, and expenses are recognized when incurred.

Use of estimates: Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. On an ongoing basis, the Companies evaluate their estimates, including those related to bad debts, inventories, deferred tax valuation allowances and asset retirement obligations. The Companies base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could vary from the estimates that were used in preparing the financial statements and could do so in the near-term.

Inventory: Inventory consists of rock, sand, and other materials used in the production of ready-mixed concrete and are valued at the lower of cost (first-in, first-out method) or net realizable value.

Property and equipment: Property and equipment are stated on the basis of cost. Depreciation is provided by use of straight-line method for financial reporting purposes and the accelerated cost recovery and modified accelerated cost recovery systems for income tax purposes.

Building and leasehold improvements	39 years
Machinery and equipment	3-10 years
Transportation equipment	3-7 years
Office equipment	3 years

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Nature of operations: SRM, Inc. dba Schwarz Ready Mix. (SRM) was incorporated December 30, 1976, under the laws of the State of Oklahoma. SRM is engaged in the manufacturing and sale of ready-mixed concrete. Schwarz Sand, LLC (Sand) was organized as an Oklahoma limited liability company in February of 2000. Sand is engaged in the sale and production of sand. SRM Leasing, LLC (Leasing) was organized as an Oklahoma limited liability company on April 5, 2013 and includes its majority owned subsidiaries, Schwarz CNG Holdings, LLC (CNG) and Schwarz BCS, LLC (BCS). Leasing was formed to hold property and equipment which it leases to SRM and Sand. CNG was dissolved during 2019 and all balance sheet items were transferred to SRM and Leasing. BCS was dissolved during 2024 and all balance sheet items were transferred to Leasing.

The LLC companies were formed under operating agreements which specify that ownership in the company will be represented by the amount of capital contributed. All profits and losses of the companies are allocated to the members based on their percentage of ownership. Members’ liability is limited to the balances of their respective capital accounts. The companies were established in perpetuity and will only cease to exist if dissolved in accordance with the dissolution requirements in the operating agreement.

Principles of consolidation: The consolidated financial statements include the accounts of SRM, Inc. dba Schwarz Ready Mix, Schwarz Sand, LLC, a variable interest entity, and SRM Leasing, LLC and its subsidiaries Schwarz CNG Holdings, LLC, a variable interest entity, and Schwarz BCS, LLC, a variable interest entity (collectively, the Companies). All material intercompany accounts and transactions have been eliminated.

Basis of accounting: The Companies prepare the consolidated financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, revenues are recognized when earned, and expenses are recognized when incurred.

Use of estimates: Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. On an ongoing basis, the Companies evaluate their estimates, including those related to bad debts, inventories, deferred tax valuation allowances and asset retirement obligations. The Companies base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could vary from the estimates that were used in preparing the financial statements and could do so in the near-term.

Inventory: Inventory consists of rock, sand, and other materials used in the production of ready-mixed concrete and are valued at the lower of cost (first-in, first-out method) or net realizable value.

Property and equipment: Property and equipment are stated on the basis of cost. Depreciation is provided by use of straight-line method for financial reporting purposes and the accelerated cost recovery and modified accelerated cost recovery systems for income tax purposes.

Building and leasehold improvements	39 years
Machinery and equipment	3-10 years
Transportation equipment	3-7 years
Office equipment	3 years

RM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Impairment of long-lived assets: The Companies periodically evaluate their long-lived assets to determine potential impairment by comparing the carrying value of the assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Companies would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the assets. Management has determined that no impairment of long-lived assets exists for period ended October 17, 2025, and year ended December 31, 2024, respectively.

Receivables and credit policies: Trade accounts receivable are uncollateralized customer obligations due under normal trade terms. Receivables are recorded based on the amounts invoiced to customers. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s estimate of the amounts that will not be collected. Management provides for probable uncollectible amounts through a charge to bad-debt expense and a credit to the allowance for doubtful accounts based on historical collection trends and an assessment of the creditworthiness of current customers. The adequacy of the allowance for doubtful accounts is evaluated periodically through an individual assessment of potential losses on customer accounts giving particular emphasis to accounts with invoices more than 30 days past the due date. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Recoveries on accounts previously written off are credited back to the allowance for doubtful accounts.

Method for Estimating Expected Credit Losses for Customer Receivables Using an Aging Schedule

SRM sells its services to a broad range of customers, primarily general contractors and construction companies. Customers typically are provided with payment terms of being payable upon receipt of the invoice. SRM has tracked historical loss information for its trade receivables and compiled historical credit loss percentages for different aging categories. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for trade receivables held at October 17, 2025, because the composition of the trade receivables at that date is consistent with that used in developing the historical credit-loss percentages (i.e., the similar risk characteristics of its customers and its lending practices have not changed significantly over time).

Management developed this estimate based on its knowledge of past experience for which there were similar environments in the economy. As a result, management applied the applicable credit loss rates to determine the expected credit loss estimate for each payor category. Accordingly, the allowance for expected credit losses on October 17, 2025, and December 31, 2024, totaled $145,401 and $81,222, respectively.

Revenue recognition: The Companies recognize revenues in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contacts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

RM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Companies’ revenues primarily consist of product sales of ready-mix concrete to its customers throughout Oklahoma. Results of operations are substantially affected by economic conditions, especially in the construction industry.

Revenue recognition (continued): The Companies record revenue from sales or merchandise upon delivery of the goods to the customer, which is when the performance obligation is satisfied. These revenues are recognized at a point in time.

The transaction price is the amount of consideration to which the Companies expect to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which is considered fixed consideration. There is no variable consideration in the transactions between the Companies and their customers.

The timing of revenue recognition is consistent with the right to invoice and generally payment within 30 days. Payment terms and conditions for sales to customers vary based on the Companies’ assessment of individual customers as well as industry expectations. It is not the Companies’ standard business practice to offer extended payment terms longer than 90 days. Accordingly, the Companies have determined that a significant financing component generally does not exist.

The Companies exclude from revenue sales taxes and other government-assessed and imposed taxes on revenue-generating activities that are invoiced to customers.

The Companies have generally provided assurance type warranties for their goods. The warranty only extends for a limited duration following the transfer of the goods. Historically, warranty claims have not resulted in material costs incurred. The Companies do not consider these warranties to be performance obligations.

Income taxes: SRM accounts for income taxes using the asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined as part of the financial reporting process. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amounts that will more likely than not be realized. Income tax expense is the current tax provision for the period plus or minus the net change in the deferred tax assets and liabilities.

No provision for United States federal, state, or local income taxes has been provided for Sand or Leasing and its subsidiary, as members are individually liable for taxes on their proportionate share of the income or loss.

Management has evaluated the Companies’ tax positions and concluded that the Companies have taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Goodwill: In 2018, the Companies adopted Accounting Standards Update (ASU) No. 2014-02; Intangibles-Goodwill and Other (Topic 350). Accordingly, goodwill is not amortized and is tested for impairment in accordance with the general goodwill impairment guidance under Topic 350. Goodwill is tested for impairment at least annually, or more frequently if events or circumstances occur that indicate it is more likely than not that the fair value of the Companies is less than their carrying amount. If such events or circumstances are present, the estimated fair value of the Companies is compared to their carrying amount and an impairment loss is recognized for the excess of the carrying amount over fair value (if any), not to exceed the carrying amount of goodwill. No indicators of impairment of the Companies’ goodwill were identified or recognized during the period ended October 17, 2025, and year ended December 31, 2024.

Asset retirement obligations: The Companies recognize the fair value of an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The Companies determine the fair value of the asset retirement obligation by calculating the present value of the expected cash flows. The fair value of the liability is added to the carrying amount of the associated asset. As of October 17, 2025, and December 31, 2024, the Companies have no net amounts included in property and equipment for asset retirement obligations, as all such amounts have been fully depreciated in the year of recognition.

The retirement obligation will increase as production continues, including an adjustment for accretion related to the passage of time, until the obligation is settled.

The asset retirement obligation is adjusted annually for any liabilities incurred or settled during the period, accretion expense, and any revisions in estimated cash flows.

Advertising costs: The costs of advertising and promotion activities are expensed as they are incurred. Advertising expense was approximately $4,000 and $3,000 for the period ended October 17, 2025, and year ended December 31, 2024, respectively.

Concentration of risk: The Companies maintain cash deposits in financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation insurance limit of $250,000. Federal deposit insurance corporation (FDIC) limits cover all traditional type deposit accounts up to $250,000. At October 17, 2025, approximately $771,000 exceeds the FDIC and other regulatory insured limits. The Companies have not experienced any losses in such accounts and do not believe they are exposed to any significant risk on cash.

Subsequent events: The Companies have evaluated subsequent events through March 18, 2026, which is the date the financial statements were available to be issued. There were no other subsequent events requiring recognition.

On October 18, 2025, the Company entered into an Equity and Asset Purchase and Contribution Agreement with Eagle Redi-Mix Concrete, LLC and related parties to sell substantially all of the Company’s operating assets and equity interests in certain subsidiaries. The consideration for the transaction consists of cash, equity interests in the purchaser’s parent entity, and the purchaser’s assumption of certain liabilities. The transaction occurred after October 17, 2025, balance sheet date and therefore has not been reflected in the accompanying financial statements as of and for the year then ended. Management evaluated the financial reporting effects of this transaction; however, those effects do not require adjustment to the historical amounts presented and will be reflected prospectively in periods after closing.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 2. Property and Equipment

Property and equipment are summarized as follows:

	October 17, 2025	December 31, 2024
Land and land improvements	$7,816,428	$7,835,643
Buildings	3,908,621	4,171,167
Leasehold improvements	100,000	100,000
Machinery and equipment	26,752,931	29,114,220
Transportation equipment	34,160,692	35,818,074
Office equipment	30,503	220,552
Construction in-process	318,261	—

	73,087,436	77,259,656
Less accumulated depreciation	(47,732,276)	(49,813,186)

Net property and equipment	$25,355,160	$27,446,470

The Companies’ depreciation expense for the period ended October 17, 2025, and year ended December 31, 2024, was approximately $3,723,000 and $5,321,000, respectfully.

Note 3. Income Taxes

Net deferred tax assets and liabilities in the financial statements consist of the following at October 17, 2025, and December 31, 2024. All current and deferred tax provisions were a result of SRM operations. The subsidiaries’ results of operations are pass-through entities and therefore no deferred tax assets or liabilities are required to be provided.

	2025	2024
Deferred tax assets:
Intangible assets	$1,115,146	$1,213,364
State tax credits	(177,271)	(177,271)
Miscellaneous temporary differences	49,583	49,583
Valuation allowance	993,107	502,919

Total deferred tax asset	1,980,565	1,588,595

Deferred tax liabilities:
Property and equipment basis differences	(1,980,565)	(1,588,595)

Total deferred tax liabilities	(1,980,565)	(1,588,595)

	$—	$—

The provision for income taxes charged to operations for the period ended October 17, 2025, and year ended December 31, 2024, consist of the following:

	2025	2024
Current tax expense (benefit)	$583,184	$581,181
Deferred tax benefit	471,382	477,031
Valuation allowance	(471,382)	(477,031)

	$583,184	$581,181

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 3. Income Taxes (Continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate (21%) to pretax income for the period ended October 17, 2025, and year ended December 31, 2024, due to the following:

	2025	2024
Computed “expected” tax (expense) benefit	$1,634,637	$1,029,512
Decrease (increase) in income taxes resulting from:
Reverse non-controlling interest	(556,223)	(221,540)
Permanent difference	24,427	137,554
State income taxes, net of federal tax benefit	—	94,897
Fuel tax and other credits applied	(37,094)	(49,458)
Other	(11,181)	67,247
Change in valuation allowance	(471,382)	(477,031)

	$583,184	$581,181

Note 4. Line of Credit

SRM’s line of credit was renewed on July 16, 2024, with an available balance of $3,000,000. The line of credit matures July 30, 2026. The line carries a variable rate of interest (Prosperity Bank, N.A. Prime Rate) and requires a monthly interest payment based on outstanding borrowings. At October 17, 2025, and December 31, 2024, the line of credit had an outstanding balance of $0 and $137,955 and an interest rate of 7.25 percent. The line of credit is collateralized by all inventory, equipment, and general intangibles of the Companies in addition to being guaranteed by SRM, Sand and Leasing and its subsidiary and the individual stockholders and members.

Note 5. Long-Term Debt

The Companies’ Long-term debt consists of the following at October 17, 2025, and December 31, 2024:

	2025	2024
Note payable to bank for $4,500,000, with interest at 4.75%, payable in monthly principal and interest installments of $63,225 beginning May 2018 and maturing April 2025. Collateralized by equipment.	$—	$309,048
Note payable to Metro Ready Mix for $6,000,000, with interest at 3.5%, payable in monthly principal and interest installments of $80,639 beginning May 2018 and maturing April 2025. Guaranteed by owners of Company.	—	320,217
Note payable to Metro Ready Mix, LLC, for $2,500,000, with interest at 3.5%, payable in monthly principal and interest installments of $33,600 beginning May 2018 and maturing April 2025. Guaranteed by owners of Company.	—	133,423
Note payable to bank for $2,900,000, with interest at 3.75%, payable in monthly principal and interest installments of $53,155 beginning August 2020 and maturing July 2025. Collateralized by equipment.	—	265,502

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 5. Long-Term Debt (Continued)

	2025	2024
Note payable to bank for $669,327, with interest at 1.90%, payable in monthly principal and interest installments of $11,703 beginning August 2020 and maturing July 2025. Guaranteed by owners of Company.	—	81,260
Note payable to bank for $2,500,000, with interest at 3.5%, payable in monthly principal and interest installments of $73,319 beginning March 2022 and maturing March 2025. Collateralized by equipment.	—	219,706
Note payable to equipment financing company for $419,300, with interest at 3.99% payable in monthly principal and interest installments of $9,466 beginning September 2024 and maturing August 2028. Collateralized by equipment.	$—	$387,025
Note payable to equipment financing company for $281,015, with interest at 0%, payable in monthly principal and interest installments of $7,807 beginning March 2024 and maturing February 2027. Collateralized by equipment.	—	218,567
Note payable to bank for $3,000,000, with interest at 8%, payable in monthly principal and interest installments of $94,154 beginning April 2024 and maturing March 2027. Collateralized by equipment.	—	989,062
Note payable to equipment financing company for $766,651 with interest at 5.99%, payable in monthly principal and interest installments of $14,818 beginning April 2024 and maturing March 2029. Collateralized by equipment.	—	742,854
Note payable to equipment financing company for $537,971 with interest at 5.99%, payable in monthly principal and interest installments of $10,398 beginning April 2024 and maturing March 2029. Collateralized by equipment.	—	521,272

	$—	$4,187,936

Current maturities	—	2,733,501
Long-term maturities	—	1,454,435

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 6. Leases

The Companies lease the majority of their plant locations for various terms under operating lease agreements. The leases expire at various dates through 2028. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties.

Right-of-use assets:
January 1, 2025	$1,305,300
Lease cancellation	(781,208)
Amortization	(99,486)

Total lease assets	$424,606

Liabilities:
January 1, 2025	$1,305,300
Lease payments	(102,500)
Lease cancellation	(781,208)
Interest accretion	3,014

Total lease liabilities	$424,606

Lease cost at October 17, 2025	$424,606
Operating cash flows for lease	$99,486
Reamaining lease term	4 Years
Discount rate	4.36% - 4.41%

Pursuant to the terms of the Companies’ lease agreements in effect at January 1, 2024, the following table summarized the Companies’ maturities of lease liabilities as of October 17, 2025:

2025	35,000
2026	150,000
2027	150,000
2028	137,500

Total Lease Payments	472,500
Less: imputed interest	(47,894)

Present value of lease liabilities	424,606
Less: current obligations under leases	(145,818)

Total	$278,788

Note 7. Asset Retirement Obligations

Asset retirement obligations for the Companies result primarily from the acquisition, development, and/or normal use of stone and sand manufacturing plants and include the reclamation of site damage created during production operations, as well as subsequent removal of plant equipment. Reconciliation of the asset retirement obligation liability is as follows at October 17, 2025, and December 31, 2024:

	2025	2024
Balance at beginning of year	$50,000	50,000
Accretion expense	—	—

Balance at end of year	$50,000	$50,000

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 8. Related-Party Transactions

Transactions with companies under common ownership include the following at December 31:

	2025	2024
Accounts receivable
Schwarz Paving Company, Inc.	$212,527	$156,600

Revenues received from:
Schwarz Asphalt Company, Inc.	$284,116	$176
Schwarz Paving Company, Inc.	2,886,016	2,646,070

	$3,170,132	$2,646,246

The Companies have unsecured notes payable to individual shareholders and members. These notes were renewed October 17, 2025, and mature on December 31, 2027. Interest accrues at 7% and is payable annually with all outstanding principal and interest due at maturity. The notes’ balance was $2,147,000 and $8,263,000 at October 17, 2025, and December 31, 2024, respectively. Interest expense related to the notes was $187,446 and $599,118 for the period ended October 17, 2025, and year ended December 31, 2024, respectively.

Note 9. Variable Interest Entities

The Consolidations Topic of the FASB Accounting Standards Codification establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity (VIE) should be consolidated with its primary beneficiary. This topic requires a variable interest entity to be consolidated by a company if that company has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of, or receive benefits from the VIE that could potentially be significant to the VIE.

SRM Leasing, LLC and subsidiary and Schwarz Sand, LLC are considered VIEs and SRM the primary beneficiary under the requirements of Accounting Standards Codification 810, Consolidation (ASC 810). An entity with a controlling interest in a VIE is generally deemed to be its primary beneficiary.

Leasing’s revenues are derived substantially from SRM through leasing arrangements. SRM and Leasing are co-borrowers on Leasing’s primary long-term debt obligations totaling $265,502 and $978,970 at October 17, 2025, and December 31, 2024, respectively. There is subordinated financial support of Leasing through loans from common owners totaling $1,550,000 and $2,000,000 at October 17, 2025, and December 31, 2024, respectively. Furthermore, there is an implicit agreement that SRM will provide financial support to Leasing in order for Leasing to fund debt services obligations and operations. Based on these factors SRM has determined Leasing meets the definition of a VIE and SRM is its primary beneficiary.

Sand’s revenues are derived substantially from SRM through the sale of its product. SRM and Sand are co-borrowers on a $3,000,000 line-of-credit facility at October 17, 2025, and December 31, 2024. There is subordinated financial support of Sand through loans from common owners totaling $3,000,000 at October 17, 2025, and December 31, 2024, respectively. Furthermore, there is an implicit agreement that SRM will provide financial support to Sand in order for it to fund operations. Based on these factors SRM has determined Sand meets the definition of a VIE and SRM is its primary beneficiary.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 9. Variable Interest Entities (Continued)

Although SRM does not hold equity interests in Leasing or Sand, SRM is required to consolidate Leasing and Sand under ASC 810. Leasing and Sand are organized as limited liability companies. The member’s equity in Leasing and Sand is reflected as non-controlling interests in the consolidated financial statements and the net income of Leasing and Sand is allocated to the non-controlling interests.

Summarized financial information for Leasing and its subsidiary and Sand before consolidating entries, as of October 17, 2025, is as follows:

	Schwarz Sand, LLC	SRM Leasing, LLC and Subsidiary
Cash	$26,960	$4,224
Accounts receivable, net	616,618	1,707,959
Other current assets	599,304	53,530
Property and equipment, net	7,381,452	10,887,677

	$8,624,334	$12,653,390

Accounts payable	$7,512,235	$—
Accrued expenses	49,546	—
Long-term debt	—	—
Asset retirement obligation	50,000	—

	$7,611,781	$—

Members’ equity	1,012,553	12,653,390

Total liabilities and members’ equity	$8,624,334	$12,653,390

And as of December 31, 2024, is as follows:

	Schwarz Sand, LLC	SRM Leasing, LLC and Subsidiary
Cash	$—	$1,566,665
Accounts receivable, net	421,256	3,500
Other current assets	384,648	103,705
Property and equipment, net	8,113,846	11,946,837

	$8,919,750	$13,620,707

Accounts payable	$4,915,628	$67,789
Accrued expenses	338,374	1,254,563
Long-term debt	3,576,139	1,550,000
Asset retirement obligation	50,000	—

	$8,880,141	$2,872,352

Members’ equity	39,609	10,748,355

Total liabilities and members’ equity	$8,919,750	$13,620,707

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 10. Employee Benefit Plan

The Companies’ employees may participate in a defined contribution retirement plan with features under section 401(k) of the Internal Revenue Code through the multiple employer plan entitled Schwarz Paving Co., Inc. 401(k) Savings Plan. Employees who have completed three months of service and are 18 years of age are eligible to participate in the plan.

The Companies may make discretionary matching contributions as well as profit sharing contributions. Employees must complete 1,000 hours of service and be employed on the last day of the year to receive a profit-sharing contribution. Discretionary matching contributions were approximately $400,000 and $573,000 for the period ended October 17, 2025, and year ended December 31, 2024. No profit-sharing contributions were made for the period ended October 17, 2025, and year ended December 31, 2024.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Supplementary Information

Consolidating Balance Sheets and Statements of Operations

For the Period Ended October 17, 2025, and Year Ended December 31, 2024

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets

October 17, 2025

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Assets
Current assets
Cash	$979,021	$26,960	$4,224	$—	$1,010,205
Accounts receivable, net of allowance for doubtful accounts	17,762,739	616,618	1,707,959	(9,144,270)	10,943,046
Inventory	3,037,930	556,439	—	—	3,594,369
Prepaid expenses	127,903	42,865	53,530	—	224,298

Total current assets	21,907,593	1,242,882	1,765,713	(9,144,270)	15,771,918

Other long-term assets	20,000	—	—	—	20,000
Goodwill	5,453,386	—	—	—	5,453,386
Right-of-use assets	424,606	—	—	—	424,606
Property and equipment, net	7,086,031	7,381,452	10,887,677	—	25,355,160

Total long-term assets	12,984,023	7,381,452	10,887,677	—	31,253,152

Total assets	$34,891,616	$8,624,334	$12,653,390	$(9,144,270)	$47,025,070

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,368,089	$7,512,235	$—	$(9,144,270)	$5,736,054
Accrued expenses	395,360	49,546	—	—	444,906
Income taxes payable	579,527	—	—	—	579,527
Customer deposits	—	—	—	—	—
Line of credit	—	—	—	—	—
Current maturities of lease liabilities	145,818	—	—	—	145,818
Current maturities of long-term debt	—	—	—	—	—

Total current liabilities	8,488,794	7,561,781	—	(9,144,270)	6,906,305

Long-term liabilities:
Asset retirement obligation	—	50,000	—	—	50,000
Notes payable to shareholders and members	2,147,000	—	—	—	2,147,000
Long-term lease liabilities	278,788	—	—	—	278,788
Long-term debt, net of current maturities	—	—	—	—	—

Total long-term liabilities	2,425,788	50,000	—	—	2,475,788

Total liabilities	10,914,582	7,611,781	—	(9,144,270)	9,382,093

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	—	—	—	1,000
Retained earnings	23,976,034	—	—	—	23,976,034
Members capital	—	1,012,553	12,653,390	(13,665,943)	—

Total stockholders’ equity - Schwarz Ready Mix	23,977,034	1,012,553	12,653,390	(13,665,943)	23,977,034

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets

October 17, 2025

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Noncontrolling interests	—	—	—	13,665,943	13,665,943

Total equity	23,977,034	1,012,553	12,653,390	—	37,642,977

Total liabilities and stockholders’ equity	$34,891,616	$8,624,334	$12,653,390	$(9,144,270)	$47,025,070

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets

December 31,2024

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Assets
Current assets
Cash	$2,106,127	$—	$1,566,665	$—	$3,672,792
Accounts receivable, net of allowance for doubtful accounts	15,493,116	421,256	3,500	(4,792,292)	11,125,580
Inventory	3,036,864	383,226	—	—	3,420,090
Prepaid expenses	550,559	1,422	103,705	—	655,686

Total current assets	21,186,666	805,904	1,673,870	(4,792,292)	18,874,148

Other long-term assets	20,000	—	—	—	20,000
Goodwill	5,453,386	—	—	—	5,453,386
Right-of-use assets	1,305,300	—	—	—	1,305,300
Property and equipment, net	7,385,787	8,113,846	11,946,837	—	27,446,470

Total long-term assets	14,164,473	8,113,846	11,946,837	—	34,225,156

Total assets	$35,351,139	$8,919,750	$13,620,707	$(4,792,292)	$53,099,304

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,906,361	$4,915,628	$67,789	$(4,792,292)	$5,097,486
Accrued expenses	799,571	21,830	—	—	821,401
Income taxes payable	546,344	—	—	—	546,344
Customer deposits	3,240,302	—	—	—	3,240,302
Line of credit	137,955	—	—	—	137,955
Current maturities of lease liabilities	136,225	—	—	—	136,225
Current maturities of long-term debt	1,162,394	316,544	1,254,563	—	2,733,501

Total current liabilities	10,929,152	5,254,002	1,322,352	(4,792,292)	12,713,214

Long-term liabilities:
Asset retirement obligation	—	50,000	—	—	50,000
Notes payable to shareholders and members	3,863,000	2,850,000	1,550,000	—	8,263,000
Long-term lease liabilities	1,169,075	—	—	—	1,169,075
Long-term debt, net of current maturities	728,296	726,139	—	—	1,454,435

Total long-term liabilities	5,760,371	3,626,139	1,550,000	—	10,936,510

Total liabilities	16,689,523	8,880,141	2,872,352	(4,792,292)	23,649,724

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	—	—	—	1,000
Retained earnings	18,660,616	—	—	—	18,660,616
Members capital	—	39,609	10,748,355	(10,787,964)	—

Total stockholders’ equity - Schwarz Ready Mix	18,661,616	39,609	10,748,355	(10,787,964)	18,661,616

Noncontrolling interests	—	—	—	10,787,964	10,787,964

Total equity	18,661,616	39,609	10,748,355	—	29,449,580

Total liabilities and stockholders’ equity	$35,351,139	$8,919,750	$13,620,707	$(4,792,292)	$53,099,304

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations

Period Ended October 17, 2025

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Revenues earned	$73,134,853	$5,587,596	$3,089,193	$(6,381,140)	$75,430,502
Cost of revenues earned	64,564,943	4,678,438	1,125,992	(6,316,790)	64,052,583

Gross profit	8,569,910	909,158	1,963,201	(64,350)	11,377,919
General and administrative expenses	2,949,854	194,567	15,912	(64,350)	3,095,983

Income from operations	5,620,056	714,591	1,947,289	—	8,281,936

Other income (expense)
Interest expense	(187,446)	(149,441)	(29,596)	—	(366,483)
Gain (loss) on sale of assets	401,994	404,458	(26,015)	—	780,437
Other income	63,998	3,336	13,357	—	80,691

	278,546	258,353	(42,254)	—	494,645

Net income before income taxes	5,898,602	972,944	1,905,035	—	8,776,581
Income tax expense	(583,184)	—	—	—	(583,184)

Net income - consolidated	5,315,418	972,944	1,905,035	—	8,193,397

Net income (loss) attributable to noncontrolling interests	—	972,944	1,905,035	—	2,877,979

Net income - Schwarz Ready Mix	$5,315,418	$—	$—	$—	$5,315,418

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2024

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Revenues earned	$91,904,864	$4,898,406	$4,203,458	$(6,391,888)	$94,614,840
Cost of revenues earned	82,305,363	5,436,260	1,990,252	(6,306,088)	83,425,787

Gross profit	9,599,501	(537,854)	2,213,206	(85,800)	11,189,053
General and administrative expenses	4,948,167	126,777	22,456	(85,800)	5,011,600

Income from operations	4,651,334	(664,631)	2,190,750	—	6,177,453

Other income (expense)
Interest expense	(441,786)	(251,345)	(268,346)	—	(961,477)
Gain (loss) on sale of assets	48,500	23,583	6,000	—	78,083
Other income	134,780	1,612	17,328	—	153,720

	(258,506)	(226,150)	(245,018)	—	(729,674)

Net income before income taxes	4,392,828	(890,781)	1,945,732	—	5,447,779
Income tax expense	(581,181)	—	—	—	(581,181)

Net income - consolidated	3,811,647	(890,781)	1,945,732	—	4,866,598

Net income (loss) attributable to noncontrolling interests	—	(890,781)	1,945,732	—	1,054,951

Net income - Schwarz Ready Mix	$3,811,647	$—	$—	$—	$3,811,647

See notes to consolidated financial statements.

EDGIN, PARKMAN, FLEMING & FLEMING, PC CERTIFIED PUBLIC ACCOUNTANTS 1401 HOLLIDY ST., SUITE 216 ● P.O. BOX 750 WICHITA FALLA, TEXAS 76307-0750 PH. (940) 766-5550 ● FAX (940) 766-5778	MICHAEI D. EDGIN, CPA DAVID L. PARKMAN, CPA A. PAUL FLEMING, CPA JOSHUA R. HARMAN, CPA

INDEPENDENT AUDITOR’S REPORT

To the Member of

Hope Concrete, LLC

Opinion

We have audited the accompanying consolidated financial statements of Hope Concrete, LLC (a Texas Limited Liability Company) and subsidiary (Lafayette Concrete Division, LLC) (Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income and changes in member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

ln our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hope Concrete, LLC and subsidiary as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

ln preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

ln performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professionaljudgment and maintain professional skepticism throughout the audit.

•

ldentify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

EDGIN, PARKMAN, FLEMING & FLEMING, PC

Wichita Falls, Texas

April 30, 2026

HOPE CONCRETE, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$832,991	$3,634,691
Accounts receivable:
Trade, net	6,174,999	7,767,131
Other receivables	223,354	131,140
Related party receivable	105,166	—
lnventory	801,637	739,230
Prepaid expenses	1,651,257	1,316,983

Total current assets	9,789,404	13,589,175

Other assets:
Accounts and notes receivable - related party	6,774,962	1,759,321
Property and equipment, net	17,707,395	17,334,509
Right-to-use assets, net	5,913,596	326,464
Goodwill	28,060,394	24,918,238
lnvestment in captive insurance company	1,287,167	1,146,000
Deposit	70	70

Total other assets	59,743,584	45,484,602

Total assets	$69,532,988	$59,073,777

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$3,735,267	$6,049,038
Bank overdraft	325,555	—
Accrued expenses	2,249,758	1,704,297
Current income tax liability	120,092	496,635
Deferred income tax liability	4,596,982	3,500,952
Current portion of finance lease liability	328,814	51,687
Current portion of notes payable, net of deferred loan costs	5,137,575	3,560,206

Total current liabilities	16,494,043	15,362,815

Long-term liabilities:
Finance lease liability, net of current portion	5,831,790	326,602
Notes payable, net of current portion and deferred loan costs	21,627,674	18,370,071

Total long-term liabilities	27,459,464	18,696 673

Total liabilities	43,953,507	34,059,488
Member’s equity	25,579,481	25 014 289

Total liabilities and member’s equity	$69,532,988	$59,073,777

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF INCOME AND CHANGES IN MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Net sales	$56,552,135	$70,679,017
Cost of sales	47,246,249	55,213,978

Gross profit	9,305,886	15,465,039

Operating expenses:
General and administrative	7,190,973	5,421,224
Business development	164,218	2,811,674
Depreciation	686,491	286 069

Total operating expenses	8,041,682	8,518,967

lncome from operations	1,264,204	6,946,072

Other income (expense):
lnterest income	315	3,263
Equipment rental	383,400	260,880
Management fees	240,000	240,000
Gain (loss) on disposal of property and equipment	2,316,073	(70,595)
lnterest expense	(2,427,509)	(2,532,761)

Total other income (expense)	512,279	(2,099,213)

Net income before income tax expense	1,776,483	4,846,859
lncome tax expense	1,211,291	1,171,985

Net income	565,192	3,674,874

Member’s equity, January 1, as originally stated	25,014,289	11,333,436
Change in accounting principle	—	10,005,979

Member’s equity, January 1, as restated	25,014,289	21,339,415

Member’s equity, December 31	$25,579,481	$25,014,289

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Cash flows from operating activities:
Net income	$565,191	$3,674,874
Adjustments to reconcile net income to net cash from operating activities:
Amortization of debt issuance costs	39,242	88,344
Amortization of RTU asset	336,160	55,965
Depreciation	2,384,790	2,035,279
Deferred income taxes	1,096,020	693,030
(Gain) loss on disposal of property and equipment	(2,316,073)	70,595
Paid-in-kind interest	—	174,595
Changes in assets and liabilities:
(lncrease) decrease in:
Trade receivables	1,592,132	(2,084,700)
Other receivables	(92,214)	2,902
Related party receivable	(1 05,1 66)	—
lnventory	(62,407)	333,161
Prepaid expenses	(334,274)	(46,913)
lncrease (decrease) in:
Accounts payable	(2,313,771)	2,553,250
Bank overdraft	325,555	—
Accrued expenses	545,461	(155,039)
lncome tax liabilites	(376,543)	321,494

Net cash provided by operating activities	1,284,103	7,716,837

Cash flows from investing activities:
Proceeds from the sale of property and equipment	4,251 ,107	130,765
Purchase of property and equipment	(4,959,784)	(4,787,636)
Purchase of goodwill	(10,000)	—
Additional investment in captive insurance company	(141,167)	(94,533)
lssuance of accounts and notes receivable - related party	(5,015,642)	(474,819)

Net cash used by investing activities	(5,875,486)	(5,226,223)

Cash flows from financing activities:
Note payable borrowings	5,086,979	11,137,856
Finance lease borrowings	791,718	—
Finance lease repayments	(297,787)	(47,737)
Note payable repayments	(3,730,352)	(12,689,395)
Payment of debt issuance costs	(60,897)	(59,313)

Net cash provided (used) by financing activities	1,789,661	(1,658,589)

Net increase (decrease) in cash and cash equivalents	(2,801,722)	832,025
Cash and cash equivalents, January 1	3,634,713	2,802,688

Cash and cash equivalents, December 31	$832,991	$3,634,713

Supplemental disclosures of cash flow information:
Cash paid during the year for:
lnterest	$2,427,509	$2,358,166

lncome taxes	$496,635	$175,141

Noncash transactions:
Purchase of right-to-use assets with the issuance of finance lease laibility	$5,288,384	$—

lssuance of note payable to the seller at the time of purchase:
Property and equipment	$367,844	$—
Goodwill	3,1 32,1 56	$—

	$3,500,000	$—

The accompanying Notes are an integral part of these financial statements.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Nature of Business

Hope Concrete, LLC, a Texas limited liability company, was formed on October 26, 2018. The Company is a manufacturer of ready-mix concrete with plants in Bonham, Sherman, Rhome, Commerce, and Gainesville, Texas. During 2024, the Company acquired a site in Celina, Texas for another plant, but it was not operational at December 31, 2025. The Company is headquartered in Bonham, Texas.

Wholly-Owned Subsidiary

On April 3, 2025, the Company formed a wholly-owned subsidiary, Lafayette Concrete Division, LLC. A Louisiana limited liability company. Lafayette Concrete Division, LLC purchased the assets and liabilities of an existing concrete plant in Maurice, Louisiana and immediately started business in early April 2025.

Consolidated Financial Statements

For reporting purposes, the operations of Hope Concrete, LLC and its wholly-owned subsidiary are consolidated. All intra-entity balances and transactions have been eliminated. As a result, the December 31, 2025 financials are consolidated and the December 31, 2024 reflect only the balances from Hope Concrete, LLC. The consolidated entity is referred as the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial lnstruments

In accordance with the reporting requirements of Accounting Standards Codification (ASC) 825-10-50, “Disclosures About Fair Value of Financial lnstruments”, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these items. The estimated fair value of the notes payable and line of credit also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank accounts that may, at times, exceed federally insured limits. The Company has incurred no losses from such accounts.

Accounts Receivable

Accounts receivable are recorded at net realizable value, which includes an allowance for credit losses to reflect any anticipated losses on the collection of accounts receivables balance. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current states of existing receivables and estimates as to their collectability.

After all attempts to collect a receivable have failed, the receivable is written off against the allowance for credit losses. At December 31, 2025 and 2024, management has recorded an allowance of $253,226 and $323,225, respectively.

lnventory

lnventories typically consist of raw materials and are valued at the lowest of cost or net realizable value on a first-in, first-out (FIFO) basis. The Company reviews inventory balances to determine if the carrying amount exceeds their net realizable value. This review process incorporates current industry and customer-specific trends, current operating plans, historical price activity and selling prices expected to be realized. lf the carrying amount of inventory exceeds its estimated net realizable value, the carrying values are adjusted accordingly.

Property and Equipment

The Company records purchases of property and equipment at cost less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets which are as follows:

Asset	Estimated Useful Life
Equipment	5 years
Autos and Trucks	5 to 10 years
Buildings and lmprovements	39 to 40 years
Leasehold improvements	15 years
Other Equipment	5 to 25 years
Land	lndefinite

Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the statement of income and changes in member’s equity.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Short-term Leases

The Company has elected to account for leases with a term of 12 months or less by recognizing the lease payments in profit or loss on a straight-line basis over the term of the lease and any variable lease payments in the period in which the obligation for the payment is incurred.

Right-to-use Assets and Liabilities

Right-to-use assets derived from finance lease agreements are amortized on a straight-line basis over the life of the agreement. Finance lease liabilities are treated similar to standard note payable transactions.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired, and is accounted for in accordance with ASC 350, “lntangibles - Goodwill and Other”.

Goodwill is reviewed and tested for impairment upon the occurrence of a triggering event. As of December 31, 2025 and 2024, management was determined there was no impairment of goodwill.

The Company adopted ASU 2014-18, an amendment to ASC 350. ln accordance with ASU 2014-18, the Company does not recognize separately from goodwill, customer-related intangible assets, unless they are capable of being sold or licensed independently from other assets of the business, or noncompetition agreements.

lmpairment of Long-lived Assets

ln accordance with ASC 360-10, “Accounting for the lmpairment or Disposal of Long-lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, to test whether current events or circumstances indicate that such carrying value may not be recoverable. lf the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the years ended December 31, 2025 and 2024, there were no impairments of long-lived assets.

Deferred Loan Costs

Costs incurred for entering into the Company’s long-term debt are amortized over the term of the debt using the effective interest rate method. ln accordance with ASU 2015-03, “Debt lssuance Costs”, deferred loan costs are presented as debt discounts, net of the outstanding debt balances on the accompanying balance sheets. Deferred loan costs at December 31, 2025 and 2024 were $111,850 and $90,195, respectively, after the addition of $60,897 during the year ended December 31, 2025. During the years ended December 31, 2025 and 2024, amortization of deferred loan costs totaled $40,308 and $88,344, respectively, and is included in interest expense in the accompanying statements of income and changes in member’s equity.

Revenue and Cost Recognition

The Company’s revenues are comprised of concrete sales and related products to customers. Revenue is recognized when the Company satisfies its performance obligation under the contract by performing the service to its customers. A performance obligation is a promise to transfer a distinct product or service to a customer.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. The nature of the Company’s contracts does not give rise to any notable amounts of variable consideration. Neither the type of product or service sold, or the location of sale significantly impacts the nature, amount, timing or uncertainty of revenue and cash flows.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. ln instances where multiple performance obligations may exist, due to the short duration of the arrangements or the insignificance of certain performance obligations, in substantially all cases it is not necessary to allocate the transaction price to the distinct performance obligations as the allocation would not result in a different accounting outcome.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally at delivery.

The Company expenses costs of obtaining a contract when incurred.

lncome Taxes

lncome taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized lor future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income on deferred tax assets and liabilities for a change in tax status or tax rates is recognized in income in the period that includes the enactment date.

The Company evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or positions. As of December 31, 2025 and 2024, the Company had no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Advertising Costs

ln accordance with ASC 720-35, “Advertising Costs”, the Company expenses advertising costs as they are incurred. Advertising costs were approximately $88,746 and $84,626 for the years ended December 31, 2025 and 2024, respectively.

Concentrations

Cash

The Company maintains cash in various banking institutions. At December 31, 2025, the balance in one of these accounts exceeded FDIC insurance by $351,588 and was overdrawn by $766,083. At December 31, 2024, the balance in two of these accounts exceeded FDIC insurance by $5,453,343.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Customers

For the year ended December 31, 2025, the Company’s top five customers represented 26% of total sales and 17% of total accounts receivable at December 31, 2025. For the year ended December 31, 2024, the Company’s top five customers represented 40% of total sales and 40% of total accounts receivable at December 31, 2024. The loss of one or more of these customers could have a negative impact on the Company’s financial statements.

Vendors

For the year ended December 31, 2025, the Company’s top five vendors represented 48% of the total vendor-related costs and 17% of accounts payable at December 31, 2025. For the year ended December 31, 2024, the Company’s top five vendors represented 44% of the total vendor-related costs and 50% of accounts payable at December 31, 2024. The loss of one or more of these vendors could have a negative impact on the Company’s financial statements. One of the top vendors is a related party - see Note 9 to the financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2025 and 2024:

	2025	2024
Land	$—	$380,545
Equipment not in service	2,291,820	1,773,966
Leasehold improvements	31,948	—
Buildings and improvements	—	1,901,773
Autos and trucks	11,377 ,793	8,965,393
Equipment	12,953,427	11,335,360

Total	26,654,988	24,357,037
Less accumulated depreciation	(8,947,593)	(7,022,528)

Property and equipment, net	$17,707,395	$17,334,509

The equipment not in service is for a new plant that is not in service at December 31, 2025.

ln 2023, the Company purchased six mixer trucks for $1,209,210 which were leased to a related party. ln 2025, the Company purchased twelve used trucks from the same related party for $550,000 and leased them back to the related party. See Note 9 for details about the lease.

In 2025, the Company sold certain assets to a related party and leased them back. See Note 9 for more details.

Depreciation expense was $2,384,790 for the year ended December 31, 2025, of which $2,034,459 is included in cost of sales and $350,331 is included in operating costs on the accompanying statements of income and changes in member’s equity.

Depreciation expense was $2,035,279 for the year ended December 31, 2024, of which $1,805,175 is included in cost of sales and $230,104 is included in operating costs on the accompanying statements of income (loss) and changes in member’s equity.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 3 - RIGHT-TO-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS

Ground Lease

The Company entered into a ground lease agreement that contains a dry-batch plant for the production of concrete. The initial agreement is for 5 years and has a commencement date of November 2020. The agreement calls for 60 monthly payments of $6,000. The lease term can be extended through October 31, 2030 with payments of $6,500 per month for the additional 60 month term. The extension is reasonably certain. The agreement also calls for a royalty to be paid to lessor based on cubic yards of concrete sold at a deescalated rate as production increases up to a cap of 90,000 yards.

The lease has an imputed interest rate of 6.5%.

The following information is provided for the calculated finance lease liability and associated right-to-use (RTU) asset.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 1/1/2020				$553,232
FYE 2021	$72,000	$32,109	$39,891	513,341	$550,324	$55,965	$494,359	$88,074
FYE 2022	72,000	29,648	42,351	470,990	494,359	55,965	438,394	85,613
FYE 2023	72,000	27,036	44,965	426,025	438,394	55,965	382,429	83,001
FYE 2024	72,000	24,263	47,737	378,288	382,429	55,965	326,464	80,228
FYE 2025	73,000	21,313	51,687	326,601	326,464	55,965	270,499	77,278
FYE 2026	78,000	17,951	60,049	266,552	270,499	55,965	214,534	73,916
FYE 2027	78,000	14,246	63,754	202,798	214,534	55,965	158,569	70,211
FYE 2028	78,000	10,315	67,685	135,113	158,569	55,965	102,604	66,280
FYE 2029	78,000	6,141	71,859	63,254	102,604	55,965	46,639	62,106
FYE 2030	65,000	1,746	63,254	—	46,639	46,639	—	48,385

Hope Facilities

The Company has a recurring lease for basically all the real property for the Hope facilities. The lease is with a related party and originated as a sale lease-back transaction. See Note 9. The lease is for 5 years from 7/1/25 to 6/30/30 and may be extended for 3 additional 5-year periods through June 30, 2045. The lease calls for payments of $40,000 per month for the initial term year and increases 2.5% each year thereafter. The lease has an imputed rate of 9%.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 7/1/2025				$5,288,384
FYE 2025	$240,000	$237,939	$2,061	5,286,323	$5,288,384	$132,210	$5,156,174	$370,149
FYE 2026	486,000	475,476	10,524	5,275,799	5,156,174	264,419	4,891,755	739,895
FYE 2027	498,150	473,979	24,171	5,251,628	4,891,755	264,419	4,627,336	738,398
FYE 2028	510,604	471,188	39,415	5,212,213	4,627,336	264,419	4,362,917	735,607
FYE 2029	523,629	466,955	56,414	5,155,799	4,362,917	264,419	4,098,498	731,374
FYE 2O3O	536,453	461,113	75,340	5,080,459	4,098,498	264,419	3,834,079	725,532
FYE 2031-35	2,890,268	2,147,938	742,330	4,338,129	3,834,079	1,322,095	2,511,984	3,470,033
FYE 2036-40	3,270,073	1,632,615	1,637,457	2,700,672	2,511,984	1,322,095	1,189,889	2,954,710
FYE 2041-45	3,306,519	605,849	2,700,672	—	1,189,889	1,189,889	—	1,795,738

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 3 - RIGHT-TO-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS (CONT’D.)

Trucks and Trailers

The Company has entered into a series of leases for the use of five trucks and two trailers. The leases are payable monthly with payments ranging from $1,571 to $4,442 with interest rates ranging from 4.69% to 12.00% maturities ranging from June 2026 to February 2028.

	Finance Lease Liability				RTU Asset			Finance Lease Cost
	Cash	lnterest	Liability Reduction	Total Liability	Beginning Balance	Amortization	RTU Asset
Balance as of 4/2025				$634,908
FYE 2025	$186,967	$99,738	$87,229	547,679	$634,908	$147,985	$486,923	$247,723
FYE 2026	294,976	36,735	258,241	289,438	486,923	207,188	279,735	243,923
FYE 2027	207,923	15,515	192,408	97,030	279,735	163,365	16,370	178,880
FYE 2028	98,292	1,262	97,030	—	116,370	93,708	22,663	94,970
					22,663	22,662		22,662

A summary of the three RTU agreements are as follows

	Total Liability			Total RTU Asset, net
	12/31/2025	12/31/2024		12/31/2025	12/31/2024
Ground lease	$326,602	$378,289	Ground lease	$270,499	$326,464
Hope facilities	5,286,323	—	Hope facilities	5,156,174	—
Assumed ROU liabilities	547,679	—	Assumed ROU liabilities	486,923	—

Total	$6,160,604	$378,289	Total	$5,913,596	$326,464

Less current portion	(328,814)	(51,687)

Longterm portion	$5,831,790	$326,602

NOTE 4 - INVESTMENT IN CAPTIVE INSURANCE COMPANY

During 2020, the Company invested in Boulder lnsurance. Ltd (Boulder) under rules allowed under the lnternal Revenue Service Code. Boulder is a captive insurance program that allows the Company to obtain a lower insurance premium with its insurance carrier through reinsurance from Boulder. The Company basically covers any losses over 125% of the Type A and B insurance losses. The original investment made under the Shareholder Agreement totaled $36,000 and represents a 1.01% interest based on voting rights. For the year ended December 31, 2020, the Company obtained a Letter of Credit as Security Collateral. This was replaced by a $643,439 security collateral deposit in late 2021,with subsequent periodic adjustments. The collateral deposit is expected to be repaid over time as the Company’s risk changes. The total investment in Boulder at December 31, 2025 and 2024 was as follows:

	2025	2024
Original investment	$36,000	$36,000
Security collateral deposit	1,251,167	1,110,000

Total investment	$1,287,167	$1,146,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2025 and 2024:

	2025	2024
Accrued insurance payable	$1,541,316	$1,218,903
Accrued wages payable	188,511	124,300
Accrued sales tax	286,892	171,469
401(k) accrual	12,024	3,302
Deposits	6,731	56,888
Accrued interest	214,284	129,435

Total accrued expenses	$2,249,758	$1,704,437

NOTE 6 - NOTES PAYABLE

Senior Debt

The Company entered into a $22,500,000 credit facility on November 21, 2018. Under the credit facility, the Company entered into a $20,000,000 term loan (Senior Note Payable) and had $2,500,000 available for additional borrowing under delayed draw term loans (DDTL). The credit facility was amended and restated on August 10, 2023 at which time all previous balances were refinanced under the terms. The original balance of the amended credit facility totaled $17,850,825. Debt under the amended credit facility bears interest at SOFR plus an applicable margin of 3.50%-4.00% (depending on leverage ratio) and 3.50%-4.00% as of December 31, 2025 and 2024, respectively). The amended DDTL had an original balance of $3,000,000. ln addition, the agreement continues to allow for a revolving credit note.

The loan is secured by substantially all assets of the Company and requires the Company to maintain certain financial ratios and comply with various restrictive financial covenants. The Company was in compliance with all required covenants as of December 31, 2024.

	2025	2024
The amended Senior Note Payable requires quarterly payments $605,291 until maturity at August 2028. As of December 31, 2024 and 2023, the balance of the Senior Note Payable was $8,474,080 and $11,500,537, respectively. lnterest rate at December 2024 was 8.37%.	$6,052,914	$8,474,080
The Company has borrowed funds under the DDTLS, which require quarterly payments equal to 5.45% of the aggregate amount of the DDTLS, which have been funded. As of December 31, 2024 and 2023, the balance of the DDTLs was $2,346,000 and $2,500,000, respectively and has an interest rate of 8.19% at December 2024.	1,692,000	2,346,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2025	2024
The $2,000,000 revolving credit note is dated April 18, 2022 and was issued under terms of a November 21, 2018 credit agreement above. lt is collateralized by all Company assets and carries an interest rate of SOFR plus which was 8.23%, at December 31, 2024. Interest is due from time-to-time until maturity at August 2028.	2,000,000	2,000,000
2nd Amendment Term loan in the original amount of $9,000,000 dated December 20, 2024 with maturity date of August 10, 2028 with variable rate that is 8.23%	8,550,000	9,000,000
3rd Amendment Term loan in the original amount of $2,500,000 dated March 19, 2025 with maturity date of August 10, 2028 with variable rate that is 7.56%	2,437,891	—
The $2,000,000 revolving credit note is dated April 11, 2025 and was issued under terms of a November 21, 2018 credit agreement above. lt is collateralized by all Company assets and carries an interest rate of SOFR plus which was 7.62%, at December 31, 2025. Interest is due from time-to-time until maturity at August 2028.	2,000,000	—

Total	22,732,805	21,820,080
Loan Costs
Each loan above incurred loan costs which were capitalized at the time of the loan. The loan cost is amortized on a straight-line basis and charged to interest expense over the life of the loan and totaled $39,242 and $88,344 for the years ended December 31, 2025 and 2024. The unamortized loan costs of $111,850 and $90,195 at December 31, 2025 and 2024 is reflected as a reduction of debt on the respective Balance Sheets.	(111,850)	(90,195)
Other Debt
In September 2025 the Company bought dispatch equipment through the issuance of a note with Navitas Credit Corp. The Loan requires 60 monthly payments of $2,588 until maturity at September 2030 and carries an interest rate of 12.5%.	110,775	—
In July 2025 the Company bought server equipment through the issuance of a note with Sysco Systems Capital Corp. The Loan requires 36 monthly payments of $1,051 until maturity at July 2028 and carries an interest rate of 0%.	32,585	—

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2025	2024
ln February 2024, the Company bought a 2023 Ford Explorer through the issuance of a note with Ford Credit. The Loan requires 36 monthly payments of $1,588 until maturity at February 2027 and carries an interest rate of 0%.	22,237	41,297
ln December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,088 until maturity at January 2030 and carries an interest rate of 1.9%.	51,258	62,187
ln December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,047 until maturity at January 2030 and carries an interest rate of 1.9%.	49,319	59,832
ln November 2023, the Company bought a Ford-450 through issuance of a note with Ford Credit. The loan requires 36 monthly payments of $1,796 until maturity at October 2026 and carries an interest rate of 2%.	17,809	37,076
ln April 2025, the Company assumed a note payable from Cadence Bank as part of the formation of the subsidiary. The note is secured by eight 2020 Mack trucks. It requires monthly payments of $10,750 and has an interest rate of 7.25%. The note matures in February 2028.	257,923	—
Between July 2025 and November 2025, the Company financed four Mack trucks with Cadence Bank that were previously under a lease agreement. The three notes carry an interest rate of 6.5% and require monthly payments of between $893 and $1,670. The notes mature between July 2028 and November 2028.	102,388	—
As part of the purchase and formation of Lafayette Concrete Division, LLC, a seller note was signed with Acadian Redi-Mix, LLC with an original balance of $3,500,000. The note agreement calls for no interest and three annual payments. Two annual payments of $1,000,000 are due on the first and second anniversary dates and a third payment of $1,500,000 is due on the third anniversary.	3,500.000	—

Total long-term debt, net of deferred loan costs	26,765,249	21,930,277
Less current portion, net of deferred loan costs	(5,137,575)	(3,580,206)

Long-term portion, net of deferred loan costs	$21,627,674	$18,370,071

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 6 - NOTES PAYABLE (CONT’D.)

Future principal payments due on long-term debt as of December 31, 2025 are as follows:

Year Ending December 31,	Principal Payment	Loan Cost Amortization	Total
2026	$5,179,299	($41,724)	$5,137,575
2027	5,446,949	(41,724)	5,405,225
2028	16,174,821	(28,402)	16,146,419
2029	51,780	—	51,780
2030	24.250	—	24,250

Totals	$26,877,099	($111,850)	$26,765,249

NOTE 7 - INCOME TAXES

The Company files income tax returns in the U.S. Federal Jurisdiction and three states. Since the Company was formed in 2018, all income tax years are open for examination but management does not anticipate any changes to previously-filed returns which have been timely filed and for which all taxes have been paid. The Company filed its first consolidated return for the year ended December 31, 2025.

The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law, the effects of future tax laws or rates are not anticipated. Measurement is computed using applicable current rates.

The deferred income tax liability consisted of the following at December 31, 2025 and 2024:

	2025	2024
Allowance for doubtful accounts	$53,177	$67,877
Disallowed business interest	964,132	955,003
Property and equipment depreciation timing differences	(3,029,668)	(2,695,286)
Goodwill amortization timing differences	(2,254,325)	(1 828,546)
Net operating losses	(330,298)	—

	(4,596,982)	(3,500,952)
Valuation allowance	—	—

Net deferred tax liability	($4,596,982)	($3,500,952)

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 7 - INCOME TAXES (CONT’D.)

Income tax expense consists of the following components:

	2025	2024
Current federal and state income tax expense	$120,092	$481,134

Deferred income tax expense (benefit) derived from:
Allowance account	9,877	(9,214)
Business interest	(9,129)	(234,065)
Depreciation	334,382	182,061
Amortization	425,771	394,233
Net operating loss utilization	330,298	357,836
Change in allowance	—	—

Total deferred income tax expense	1,091,199	690,851

Total income tax expense	$1,211,291	$1,171,985

An allowance account has been set to zero since full utilization of the temporary timing differences noted above is expected.

For the year ended December 31, 2025 the Company reported a federal taxable loss of $1,572,849 and has no payment due. There were no estimates paid during the year. The Company also had state income tax due of $120,092 related to its margin tax obligation in Texas and no income tax due at December 31, 2025 for Oklahoma or Louisiana. No estimates were made during the year to any state. The current NOL will be utilized either in a carryback or carry forward under existing tax laws.

For the year ended December 31, 2024 the Company reported a federal taxable income of $1,505,881 after utilization of $1,721,657 of net operating loss (NOL) and has a payment due of $331,736 which includes a penalty of $15,501. There were no estimates paid during the year. The Company has utilized its full NOL available to carry forward for the year ended December 31, 2024. The Company also had state income tax due of $164,891 related to its margin tax obligation in Texas. No estimates were made during the year.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

For the year ended December 31, 2025, the Company will file a consolidated federal income tax return with its wholly owned subsidiary. However, the Company’s tax information above is for the Company only and does not include impact of filing a consolidated federal income tax return.

Litigation

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. The Company estimates where such liabilities are probable to occur and whether reasonable estimates can be made and accrues liabilities when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, the Company has one pending litigation claims against them at December 31, 2025.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONT’D.)

Purchase Commitments

As part of the lease and supply agreement for the Celina, Texas plant, effective October 31, 2024, the Company agreed to purchase all fine and coarse aggregates, and additional cement materials for the Celina, Rhome and Commerce, Texas plants at agreed-upon prices for the following years and tonnage:

Year	Tonnage
2026	25,000
2027	30,000
2028	35,000
2029	35,000

Facility Lease

The Company entered into a commercial lease agreement on January 4, 2025 for one of its sites. The lease requires monthly payments of $3,000, matures on January 4, 2029, and qualifies as an operating lease. The Company incurred $36,000 of lease expense for the year ended December 31, 2025. The remaining lease commitments are as follows:

Year	Amount
2026	36,000
2027	36,000
2028	36,000
2029	36,000

NOTE 9 - RELATED PARTY TRANSACTIONS

Owners of the Company

The Company is owned by Hope Concrete Intermediate Holdings, LLC (Holdings), which is owned by Hope Concrete Holdings LLC, which is owned by HCH Investment LLC, which is owned by related entities and PNC Capital Finance LLC (PNC).

The Company and the related entity owners of Holdings have a Consulting Services Agreement (Agreement) dated 11/21/18. Both owners of the Holdings will provide various consulting and management services until the Agreement is terminated by either party with a 30-day written notice. The quarterly fees under the Agreement are $150,000 to the related owners. During the years ended December 31, 2025 and 2024, the Company paid $600,000 and $600,000 to the related owners and $150,000 and $150,000 was payable at December 31, 2025 and 2024. The expenses are reported as general and administrative expenses in the Statement of Income and Changes in Member’s Equity.

Additionally, the Company had a Subordinated Debt to PNC at December 31, 2023, which was paid in full during the year ended December 31, 2024. During the year ended December 31, 2024, the Company paid interest of $1,176,562 and interest of $133,252 was incurred and added to the note balance.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 9 - RELATED PARTY TRANSACTIONS (CONT’D.)

Key Members of Management

Furthermore, the Company conducts business with a vendor which is owned by an immediate family member of two key members of the Company’s management. During the year ended December 31, 2025 and 2024, the Company had purchases (including material purchases, equipment rental, repairs and maintenance reimbursements, and asset purchase reimbursements) of $147,790 and $1,276,385, respectively, and owed the vendor $0 and $0 at December 31, 2025 and 2024, respectively.

CAMC

The Company entered into a Management Services Agreement (Agreement) with a concrete and aggregate materials company and its group members (CAMC) effective October 31, 2023. The Agreement provides that the Company will provide management, operational and administrative services for CAMC. The Agreement is effective through an option exercise agreement in which the Company can purchase CAMC. The Agreement calls for a management fee to be paid from CAMC to the Company of $20,000 per month paid at the end of each fiscal quarter. Additionally, the agreement requires the Company to advance working capital to CAMC which is payable on demand at the discretion of the Company, along with the Company leasing equipment to CAMC during the duration of the Agreement as approved by the Company. Management fees of $240,000 and $240,000 were incurred during the years ended December 31, 2025 and 2024, respectively. The Company also acquired notes receivable from CAMC from the owners of CAMC that are non-interest-bearing and do not have stated maturity dates. An additional note receivable to CAMC was issued on February 13, 2025 for $410,000. The demand note bears interest at 12% and is due the earlier of February 13, 2026 or the date the Company acquires CAMC. At the maturity date, the note was not repaid and is due on demand. Furthermore, the Company paid some vendor invoices on behalf of CAMC during the year ended December 31, 2025, and added to the unpaid management fees and equipment rentals during the years ended December 31, 2024 and 2025, and are payable at December 31, 2025 and 2024.

On September 11, 2023, the Company entered into an equipment lease agreement with CAMC to lease six mixer trucks for sixty months. On December 27, 2024, the Company entered into another equipment lease agreement for twelve trucks for sixty months. Both leases are operating leases in which title does not transfer to CAMC at any time and is noncancellable by CAMC. For the years ended December 31, 2025 and 2024, the Company earned $381,431 and $234,619, respectively, for the rental income pursuant to the equipment lease agreements.

During 2025, the Company assigned a purchase order to CAMC. CAMC handled all aspects of the project using the Company’s equipment and personnel and earned gross revenues of $3,280,816 for the project. When the project was completed in late 2025, the net profit of $1,855,894 was returned to the Company through the non-interest-bearing working capital advance to CAMC and recorded in net sales in 2025.

During the year ended December 31, 2025, the Company paid for materials on behalf of CAMC totaling $2,749,103 which were added to the non-interest-bearing working capital advance to CAMC and the Company reimbursed CAMC $988,211 for services and costs paid by CAMC on behalf of the Company which were applied to the non-interest-bearing working capital advance to CAMC. During the year ended December 31, 2024, the Company purchased $1,025,000 of machinery and equipment from CAMC.

At December 31, 2025 and 2024, the Company had a total of $6,774,862 and $1,759,321, respectively, due from CAMC. The majority of that amount is from invoices paid by Company of $1,481 ,792; net profit from assigned project of $1,855,894; shareholder notes purchased and notes receivable of

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT’D.)

DECEMBER 31, 2025 AND 2024

NOTE 9 - RELATED PARTY TRANSACTIONS (CONT’D.)

$892,578; accrued management and legal fees of $718,871; and accrued equipment rent and working capital advances of $1,266,058.

CAMC also provided the subsidiary with personal services, insurance coverage, and at times paid invoices on their behalf. During the year ended December 31, 2025, total payroll, insurance, and invoice reimbursements totaled $1,483,468. Repayments totaled $1,588,634, leaving an overpayment of $105,166 and is recorded as a related party receivable at December 31, 2025.

WSC

The Company entered into a real estate agreement and a subsequent leaseback agreement with a related party (WSC) on June 18, 2025. WSC is ultimately owned equally by two of the Company officers and key employees and a Company officer who is also a partial owner of the Company. The real estate agreement was to sell the Company’s land and buildings for $4,024,000, which was determined by third-party independent appraisals. On the same day, the Company leased the facilities back from WSC. The lease agreement calls for monthly rent of $40,000 per month for the first year and increases of 2.50% each year thereafter. The original lease term is through December 30, 2030, and may be renewed for three additional five-year terms. At this time, the Company believes that it will exercise all the renewal options. The lease has been recorded under the guidelines of ASU 842; therefore, a liability has been recorded for the balance using an incremental borrowing rate of 9%. The original lease liability was computed at $5,288,384 and the balance of the lease liability at December 31, 2025 is $5,285,257. A total of $240,000 was paid during the year ended December 31, 2025 of which $2,061 was principal and $237,939 was interest.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events or transactions occurring after December 31, 2025, the balance sheet date, through April 30, 2026, the date the financial statements were available to be issued, and determined that there were no events that requires disclosure.

NOTE 11 - CHANGE IN ACOUNTING PRINCIPLE

Previously, the Company adopted ASU 2014-02, an amendment to ASC 350. In accordance with ASU 2014-02, the Company amortized goodwill on a straight-line basis over a 10-year useful life as a private company. However, the Company is being acquired by a public company as is required to follow the accounting principles related to public company accounting principles that do not permit the amortization of goodwill. Therefore, the previously reported amortization of $12,666,771 was reinstated, net of applicable income taxes of $2,660,792, as of January 1, 2024. The net adjustment of $10,005,979 is reported as a change in accounting principle and increased the member’s equity at January 1, 2024.

Fort Worth Office 640 Taylor Street Suite 2200 Fort Worth, Texas 76102 817.259.9100 Main whitleypenn.com

REPORT OF INDEPENDENT AUDITORS

To the Partners of

Nelson Bros. Ready Mix, LTD

Opinion

We have audited the accompanying financial statements of Nelson Bros. Ready Mix, LTD (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations and changes in partners’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with GAAP and the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audits.

Fort Worth, Texas
April 28, 2026

NELSON BROS. READY MIX, LTD

BALANCE SHEETS

	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$4,296,684	$2,121,513
Accounts receivable - trade, less allowance for credit losses of $116,673 in 2025 and $342,882 in 2024	4,504,836	8,480,284
Accounts receivable - related parties	18,270,343	14,286,015
Other receivables	6,133	4,637,228
Inventories	2,313,677	2,150,213
Prepaid expenses and other current assets	1,940,503	355,931

Total current assets	31,332,176	32,031,184
Right-of-use asset - operating leases, net	138,273	846,299
Property and equipment, net	29,340,321	33,273,354

Total assets	$60,810,770	$66,150,837

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable - trade	$8,466,047	$16,093,756
Accounts payable - related parties	2,407,421	6,396,575
Accrued liabilities	2,172,920	1,815,842
Other current liabilities	1,839,323	1,839,323
Lines of credit	5,221,919	10,945,626
Current portion of operating lease liabilities	83,088	727,172
Current portion of notes payable	1,947,638	5,102,925
Notes payable - related parties	—	4,527,345

Total current liabilities	22,138,356	47,448,564
Operating lease liabilities, net of current portion	86,035	169,298
Notes payable, net of current portion and deferred borrowing costs	21,747,753	4,418,925

Total liabilities	43,972,144	52,036,787
Commitments and contingencies
Partners’ capital	16,838,626	14,114,050

Total liabilities and partners’ capital	$60,810,770	$66,150,837

See accompanying notes to financial statements.

NELSON BROS. READY MIX, LTD

STATEMENTS OF OPERATIONS AND

CHANGES IN PARTNERS’ CAPITAL

	Years Ended December 31,
	2025	2024
Sales	$102,535,757	$143,855,569
Cost of sales	94,191,863	131,502,506

Gross profit from operations	8,343,894	12,353,063
General and administrative expenses	8,107,907	11,171,533

Income from operations	235,987	1,181,530
Other income (expense):
Other income (expense)	(51,837)	343,041
Loss on sales of property and equipment	—	(30,614)
Interest expense	(1,751,167)	(1,891,743)

Total other expense	(1,803,004)	(1,579,316)

Loss before state income tax	(1,567,017)	(397,786)
Provision for state income tax	409,549	579,378

Net loss	(1,976,566)	(977,164)
Partners’ capital at beginning of year	14,114,050	19,097,984
Contributions from partners	4,810,220	—
Distributions to partners	(109,078)	(4,006,770)

Partners’ capital at end of year	$16,838,626	$14,114,050

See accompanying notes to financial statements.

NELSON BROS. READY MIX, LTD

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(1,976,566)	$(977,164)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,041,394	3,987,271
Amortization of right-of-use asset	708,026	686,726
Loss on sales of property and equipment	—	30,614
Provision for (recovery of) credit losses	(226,209)	315,360
Non-cash lease expense	16,365	87,165
Changes in operating assets and liabilities:
Accounts receivable - trade	4,201,657	6,739,076
Accounts receivable - related parties	(3,984,328)	(2,288,213)
Other receivables	4,631,095	(1,794,115)
Inventories	(163,464)	(348,973)
Prepaid expenses and other current assets	(1,584,572)	414,289
Accounts payable - trade	(7,627,709)	711,941
Accounts payable - related parties	(3,989,154)	(1,041,339)
Accrued liabilities and other current liabilities	357,078	158,171
Operating lease liabilities	(743,712)	(723,720)

Net cash provided by (used in) operating activities	(6,340,099)	5,957,089
Cash Flows from Investing Activities:
Acquisitions of property and equipment	—	(1,456,340)
Proceeds on sales of property and equipment	—	66,066

Net cash used in investing activities	—	(1,390,274)
Cash Flows from Financing Activities:
Distributions to partners	(109,078)	(4,006,770)
Contributions from partners	4,810,220	—
Proceeds from line of credit	25,377,697	3,800,000
Payments on line of credit	(31,101,404)	(1,111,285)
Proceeds from notes payable	25,000,000	—
Payments on notes payable	(9,710,083)	(5,673,917)
Payment of deferred borrowing costs	(1,224,737)	—
Proceeds from notes payable - related parties	—	3,000,000
Payments on notes payable - related parties	(4,527,345)	(288,429)

Net cash provided by (used in) financing activities	8,515,270	(4,280,401)

Net increase in cash, cash equivalents, and restricted cash	2,175,171	286,414
Cash, cash equivalents, and restricted cash at beginning of year	2,121,513	1,835,099

Cash, cash equivalents, and restricted cash at end of year	$4,296,684	$2,121,513

See accompanying notes to financial statements.

NELSON BROS. READY MIX, LTD

STATEMENTS OF CASH FLOWS (continued)

	Years Ended December 31,
	2025	2024
Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$1,549,165	$1,877,024

Cash paid during the year for state income taxes	$409,549	$579,378

Operating right-of-use asset assumed through lease liabilities	$—	$1,533,025

See accompanying notes to financial statements.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2025 and 2024

A. Nature of Business

Nelson Bros. Ready Mix, LTD (the “Company”) is a Texas limited partnership established in 2001. The Company is a concrete contractor specializing in residential and commercial projects in Texas. The Company’s corporate office is located in Lewisville, Texas, and the Company has plants in various locations in North Texas.

B. Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2025 and 2024, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the accompanying balance sheets that sum to the total of the same such amounts shown in the statements of cash flows as of December 31:

	2025	2024
Cash and cash equivalents	$2,356,198	$2,121,513
Restricted cash	1,940,486	—

Total cash, cash equivalents, and restricted cash	$4,296,684	$2,121,513

Amounts included in restricted cash represent those required to be set aside by a contractual agreement related to the letter of credit with a bank for the Company’s captive insurance policy. Restricted cash represents amounts pledged as collateral equal to 105% of the letter of credit outstanding at year-end.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

Accounts Receivable and Allowance for Credit Losses

Accounts receivable - trade are recorded at the invoiced amount and do not typically bear interest. The Company regularly monitors and assesses its risk of not collecting amounts owed by customers. The Company operates primarily in the construction industry, and its accounts receivable are primarily derived from customers servicing that industry. At each balance sheet date, the Company recognizes an expected allowance for credit losses if determined necessary. The Company has elected the practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period for its eligible assets. The Company also considers subsequent collections of accounts receivable balances received after the balance sheet date through the date before the financial statements are available to be issued when determining its allowance estimate. As necessary, the Company will adjust historical data used in the estimation to reflect current conditions. This estimate is calculated on a pooled basis where similar risk characteristics exist. If applicable, accounts receivable are evaluated individually when they do not share similar risk characteristics which could exist in circumstances where amounts are considered at risk or uncollectible.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segments have remained constant since the Company’s inception.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized and offset to the provision for credit losses in the year of recovery, in accordance with the Company’s accounting policy election. The total amount of write-offs was immaterial to the financial statements as a whole for the years ended December 31, 2025 and 2024.

The opening balance of accounts receivable – trade, net as of January 1, 2024, was approximately $15,535,000.

Inventories

Inventories are carried at the lower of cost or net realizable value using the average cost method and consist of raw materials and shop supplies used in the production of concrete.

Property and Equipment

Property and equipment are stated at cost. Maintenance, repairs, and renewals are expensed, and additions and improvements are capitalized. Depreciation is computed using the straight-line method. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are charged or credited to the operating results of the respective period. Estimated useful depreciable lives of assets are stated below:

Furniture and fixtures	5 –7 years
Office equipment	3 years
Machinery and equipment	3 – 15 years
Vehicles and trailers	5 years
Building and improvements	7 – 30 years

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets at December 31, 2025 or 2024.

Leases

The Company has leases for its office space and certain land leases that it leases from entities under common ownership. A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right-of-use assets (collectively, “ROU assets”) represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities (collectively, “lease liabilities”) represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company excludes short-term leases having initial terms of 12 months or less from ROU assets and lease liabilities and recognizes rent expense on a straight-line basis over the lease term.

Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The Company has lease extension terms that have either been extended or are likely to be extended. The terms used to calculate the ROU assets and lease liabilities for these properties include the renewal options that the Company is reasonably certain to exercise.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company utilizes the applicable risk-free rate in effect at the time of the lease inception. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions, or covenants.

The Company’s office lease agreements contain lease and non-lease components, which the Company accounts for as a single lease component. For these leases, there may be variability in future lease payments, as the amount of non-lease component is typically revised from one period to the next. These variable lease payments, which are primarily comprised of common area maintenance, utilities, taxes, and other related fees that are passed on from the lessor in proportion to the leased space, are recognized in operating expenses in the period in which the obligation for those payments was incurred. There are no other variable lease costs for the years ended December 31, 2025 and 2024.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

Revenue Recognition - continued

•	Identify the performance obligations in the contract.

•	Determine the transaction price.

•	Allocate the transaction price to the performance obligation in the contract.

•	Recognize revenue when or as performance obligations are satisfied.

The Company recognizes revenues from residential and commercial concrete construction projects, which are recognized at a point in time in which performance obligations are satisfied, which is when materials are transferred to the customer. This occurs when title and ownership are transferred and the customer is obligated to pay. There are generally no variable considerations in the transaction prices. Concrete construction projects are subject to economic conditions and may fluctuate based on changes in the industry, trade policies, and financial markets.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2025 and 2024, was approximately $296,000 and $465,000, respectively, and is included in general and administrative expenses in the accompanying statements of operations and changes in partners’ capital.

Taxes Collected from Customers

In the course of doing business, the Company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the statement of operations; therefore, the Company does not include the taxes collected as a component of revenues. During 2023, the Company overpaid sales tax, which was in the process of being refunded at year-end. As a result of the overpayment, the Company was due approximately $3,615,000 as of December 31, 2024, which is reflected as other receivables in the accompanying balance sheet. We note no such amounts were due to the Company at December 31, 2025.

Income Taxes

The Company is taxed as a partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as an operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of or for the years ended December 31, 2025 and 2024.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

Income Taxes - continued

Under the centralized partnership audit rules, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, are attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the financial statements.

The Company did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2025 and 2024.

Insurance Plan

During the year ended December 31, 2024, the Company became a participant in a member-owned captive insurance plan (the “Insurance Plan”). The Insurance Plan provides insurance associated with workers’ compensation, commercial general, and commercial automobile liabilities. Under the terms of the Insurance Plan, the Company is insured up to $1,000,000 per claimant with a commercial general liability aggregate coverage of $2,000,000 covered by the Insurance Plan’s captive pool. The Company also purchased a fully insured umbrella and second layer excess policy for an additional $3,000,000 of coverage above what is provided by the Insurance Plan.

To participate in the Insurance Plan, the Company provided a letter of credit in the amount of $1,848,082 and an additional $568,188 deposit with the insurance company for potential losses and payment of insured claims that exceeded the insurance premiums paid into the Insurance Plan. Due to insurance claims for possible incidents that occur during the Insurance Plan year but are filed later, it takes the Insurance Plan a few years to close its books on any given plan year. Once the plan year is closed, the Insurance Plan will require additional payments or will issue refunds to individual members based upon their claim’s history for that plan year. Premium payments of approximately $3,533,000 and $3,232,000 were made during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company expects a refund for some of the premium paid once the corresponding plan year is fully closed and does not anticipate any liability for excess claims. Any receivable amount is not currently estimatable.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations.

Recently Adopted Accounting Standards

On January 1, 2025, the Company adopted FASB Accounting Standards Update 2025-05: Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for the Company to assume that current conditions as of the balance sheet date will persist through the

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

Recently Adopted Accounting Standards - continued

reasonable and supportable forecast period for eligible assets as well as provide a policy election to consider subsequent collections of balances received after the balance sheet date through a date selected by the Company. The Company applied the standard on a prospective basis to its eligible assets of accounts receivable - trade. There was no material impact on the Company’s results of operations or financial condition upon adoption of the new standard.

C. Allowance for Credit Losses

The allowance for credit losses for accounts receivable and the related activity as of December 31:

	2025	2024
Beginning balance	$342,882	$60,000
Provision for credit losses	—	315,360
Recovery of credit losses	(226,209)	—
Write-offs	—	(32,478)

Ending balance	$116,673	$342,882

D. Property and Equipment

Property and equipment are comprised of the following at December 31:

	2025	2024
Furniture and fixtures	$46,561	$46,561
Office equipment	274,162	274,287
Machinery and equipment	6,568,417	6,292,427
Vehicles and trailers	32,843,309	32,761,221
Building and improvements	20,900,234	21,258,783
Construction in progress	854,506	853,822

Total property and equipment	61,487,189	61,487,101
Less accumulated depreciation	(32,146,868)	(28,213,747)

Property and equipment, net	$29,340,321	$33,273,354

Depreciation expense for the years ended December 31, 2025 and 2024, was approximately $3,933,000 and $3,981,000, respectively, and is included within general and administrative expenses on the accompanying statements of operations and changes in partners’ capital.

E. Inventories

Inventories consist of the following as of December 31:

	2025	2024
Raw materials	$1,510,422	$1,125,257
Admixture	439,514	424,763
Shop supplies	363,741	600,193

Total inventories	$2,313,677	$2,150,213

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

F. Lines of Credit

During the year ended December 31, 2024, the Company entered into a line of credit with a maximum credit facility of $14,000,000. The line of credit bore interest at the lesser of the Secured Overnight Financing Rate (“SOFR”) plus 2.50% and the maximum rate as defined in the credit agreement (7.85% at December 31, 2024). At December 31, 2024, the outstanding balance under this facility was approximately $10,946,000.

The line of credit matured in October 2025 and was repaid in full, in conjunction with the new revolving credit facility described below. The letter of credit (see Note B) serving as collateral for the Insurance Plan was issued in conjunction with the line of credit. Because the line matured, the Company is required to provide cash collateral equal to 105% of the face amount of outstanding letters of credit. Accordingly, the Company pledged approximately $1,940,000 of cash, which is held in a segregated, restricted account and serves as continuing collateral for the Company’s reimbursement and other obligations related to the letters of credit. These funds are restricted from use until the letters of credit expire or are otherwise terminated and all related obligations have been satisfied.

On October 27, 2025, the Company, along with other related parties (collectively, the “Borrowers”), entered into a Master Credit and Security Agreement (the “Credit Agreement”) with Pathward, National Association (the “Lender”). The Credit Agreement provides for a revolving line of credit (the “Revolving Loan”) with a maximum borrowing capacity of $15,000,000. Borrowings under the Revolving Loan may be drawn, repaid, and reborrowed from time to time, subject to the terms of the Credit Agreement and the availability limitations discussed below.

Availability under the Revolving Loan is limited to the lesser of (i) $15,000,000 or (ii) a borrowing base equal to 85% of eligible accounts receivable, less reserves established by the Lender in its discretion. The Lender may adjust advance rates, establish reserves, or otherwise restrict borrowing availability in accordance with the Credit Agreement.

The Revolving Loan is demand based and is due and payable upon demand by the Lender. Absent a continuing event of default, the Borrowers generally have up to 150 days following such demand to repay all outstanding obligations. As a result, borrowings under the Revolving Loan are classified as a current liability in the accompanying balance sheets. In addition, the Credit Agreement requires mandatory prepayments from the net proceeds of certain asset sales, incurrence of additional indebtedness, or equity issuances, subject to specified thresholds.

Borrowings under the Revolving Loan bear interest at a variable rate equal to the Wall Street Journal Prime Rate plus 1.50%, subject to a minimum interest rate of 7.00% per annum (8.25% at December 31, 2025). Interest is calculated on the basis of a 360-day year and actual days elapsed and is payable monthly in arrears on the first day of each month. Upon the occurrence of an event of default, outstanding amounts bear interest at a default rate equal to the applicable interest rate plus 4.00%.

The Company may voluntarily terminate the Revolving Loan and prepay outstanding borrowings, subject to a prepayment fee based on the remaining commitment and the timing of termination, which generally declines over the first two years of the facility and may be waived under certain conditions. The Revolving Loan is secured by a first-priority security interest (subject to permitted liens and an intercreditor arrangement with Ansley Park Capital, LLC—see Note G) in substantially all personal property of the Borrowers, including accounts receivable, inventory, equipment, deposit accounts, and general intangibles. Collections on accounts receivable are required to be remitted to a lender-controlled lockbox account.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

F. Lines of Credit - continued

The obligations under the Credit Agreement are joint and several among the Borrowers and are guaranteed by certain affiliated entities and individuals pursuant to separate guaranty agreements. The Credit Agreement contains customary affirmative and negative covenants, including requirements related to financial reporting, maintenance of insurance, and restrictions on additional indebtedness, liens, asset dispositions, distributions, and affiliate transactions. The Company was in compliance with these covenants at December 31, 2025. The outstanding balance under the Revolving Loan was $5,221,919 at December 31, 2025.

G. Notes Payable

The Company previously financed various items of property and equipment through notes payable with third parties. These notes were generally secured by the related assets, bore interest at rates ranging from 3.00% to 11.00%, and matured on various dates from January 2025 through November 2032. The notes required monthly principal and interest payments and were paid in full during 2025 in conjunction with the new credit facilities described below.

On October 27, 2025, the Company, along with various related parties, entered into a fixed-rate promissory note (the “Note”) with Ansley Park Capital, LLC (the “New Lender”) pursuant to a Master Loan and Security Agreement. The Note provides for borrowings of up to $25,000,000 and bears interest at a fixed rate of 11.39% per annum, calculated on the basis of a 360-day year and actual days elapsed.

The Note requires interest-only payments from the execution date through November 1, 2025. Beginning December 1, 2025, the Note requires 84 consecutive monthly installments of principal and interest of $396,386, payable in arrears on the first day of each month. In addition, a balloon principal payment of $5,000,000 is due at maturity. The Note matures on November 1, 2032.

The Company may prepay all, but not less than all, of the outstanding loan balance on a payment date after the first anniversary of the Note, subject to providing 10 days’ prior written notice and payment of any applicable prepayment fee. The prepayment fee equals the principal amount prepaid multiplied by a percentage that steps down over time: 5% (after year 1 through year 2), 4% (after year 2 through year 3), 3% (after year 3 through year 4), 2% (after year 4 through year 5), 1% (after year 5 through year 6), and 0.5% thereafter.

The Note is secured by substantially all assets and equity interests of the Company and certain related parties. Upon the occurrence of an event of default, the New Lender may declare all outstanding principal and accrued interest immediately due and payable. Amounts not received within five days of the due date are subject to late charges in accordance with the agreement.

The Company incurred deferred borrowing costs related to the notes payable of approximately $1,254,000. The Company amortized approximately $108,000 of these deferred borrowing costs during 2025, and the remaining unamortized portion of the deferred borrowing costs is approximately $1,146,000 as of December 31, 2025.

At December 31, 2025, the aggregate maturities of notes payable are as follows:

2026	$1,947,638
2027	2,234,059
2028	2,499,177
2029	2,810,540
2030	3,152,848

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

G. Notes Payable - continued

Thereafter	12,196,644

Total future maturities	24,840,906
Less: current portion	(1,947,638)
Less: deferred borrowing costs	(1,145,515)

Total notes payable, net of current portion	$21,747,753

H. Leases

The components of lease expense are as follows during the years ended December 31:

	2025	2024
Operating lease cost	$728,474	$728,471
Short-term lease cost	$41,916	$175,534

Weighted average lease term and discount rate are as follows as of December 31:

	2025	2024
Weighted average remaining lease term (years)
Operating leases	2.06	1.57
Weighted average discount rate
Operating leases	1.67%	3.64%

Maturities of operating lease liabilities as of December 31, 2025, are as follows:

2026	$85,248
2027	86,784

Total lease payments	172,032
Less present value discount	(2,909)

Lease liabilities	$169,123

Cash paid during the years ended December 31, 2025 and 2024, for operating leases was approximately $744,000 and $724,000, respectively, and is included in general and administrative expenses in the accompanying statements of operations and changes in partners’ capital.

I. Retirement Plan

Substantially all of the Company’s full-time employees are covered by a qualified 401(k) plan (the “Plan”). The Plan allows participants to elect to defer up to 100% of their compensation, as defined by the Plan and subject to limitations on annual additions and other limitations imposed by the Internal Revenue Code. The Company may make discretionary matching contributions to the Plan as determined annually by its Board of Directors, which was 50 cents for every one dollar contributed by each participant, up to a maximum of three percent of the participant’s eligible compensation for 2025 and 2024. The Company’s discretionary matching contributions to the Plan for the years ended December 31, 2025 and 2024, were approximately $115,000 and $197,000, respectively. In addition, the Company may make an additional profit-sharing contribution to participants. No additional profit-sharing contributions were made for the year ended December 31, 2025 or 2024.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

J. Commitments and Contingencies

Concentrations of Credit

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places cash with high credit quality financial institutions, and the Company provides credit in the normal course of business to customers on whom it performs ongoing credit evaluations and maintains allowances for potential credit losses.

Major Customers

The Company had one customer which accounted for approximately 16% of accounts receivable – trade at December 31, 2025. At December 31, 2024, the Company did not have any customers that accounted for more than 10% of accounts receivable—trade. For the years ended December 31, 2025 and 2024, there was one customer which accounted for approximately 14% and 15%, respectively, of total revenue. The loss of these customers could have an adverse impact on the Company.

Legal

The Company is involved in various lawsuits and claims arising in the normal course of business. In management’s opinion, the ultimate outcome of these items will not have a material adverse effect on the financial position or results of operations of the Company.

K. Related-Party Transactions

The Company has various related party accounts receivable and payable balances at year-end with several related-party entities. These balances arrive from services provided between entities or cash management practices. These are included in individual line items in the accompanying balance sheets.

During 2025 and 2024, the Company purchased approximately $15,256,000 and $21,912,000, respectively, in hauling services from a related party, which are included in cost of sales in the accompanying statements of operations and changes in partners’ capital.

During 2025 and 2024, the Company had concrete sales of approximately $9,328,000 and $4,027,000, respectively, to another related party.

The Company has a management fee agreement with a related party. During 2025 and 2024, the Company incurred management fees of $501,000 and $385,000, respectively, which are included in general and administrative expenses in the accompanying statements of operations and changes in partners’ capital.

The Company also has various leases with a related party, from which they incurred approximately $728,000 and $728,000 in lease expenses for the years ended December 31, 2025 and 2024, respectively, which are included in general and administrative expenses in the accompanying statements of operations and changes in partners’ capital.

The Company had a note payable to a related party with a maturity date of June 29, 2029. As of December 31, 2024, the note payable had a balance of approximately $1,527,000. The note bore interest at 4.75% and the Company incurred approximately $36,000 and $79,000 of interest expense related to this note during the years ended December 31, 2025 and 2024, respectively. Such balance, which was included in notes payable – related parties, is disclosed as a current liability as of December 31, 2024, in the accompanying balance sheet. The note was paid off in full during the year ended December 31, 2025.

NELSON BROS. READY MIX, LTD

NOTES TO FINANCIAL STATEMENTS (continued)

B. Summary of Significant Accounting Policies - continued

K. Related-Party Transactions - continued

During the year ended December 31, 2024, the Company entered into a note payable with a related party with a maturity date of February 2, 2025. As of December 31, 2024, the note payable had a balance of $3,000,000. The note bore interest at the Prime rate plus an applicable margin. Such balance, which was included in notes payable – related parties, was disclosed as a current liability as of December 31, 2024, in the accompanying balance sheet. The note was paid off in full during the year ended December 31, 2025.

L. Employee Retention Credit

The CARES Act provides an employee retention credit (“ERC”), which is a refundable tax credit against certain employment taxes. During the year ended December 31, 2023, the Company received a refund of approximately $2,266,000 related to the ERC. Management has deferred recognition of the gain until it is probable that the amounts received will not be remitted back to the IRS. Accordingly, the amounts received have been recorded in other current liabilities on the accompanying balance sheets as of December 31, 2025 and 2024.

The Company incurred fees related to the ERC of approximately $427,000, which are netted with the amount deferred, resulting in a net deferral of approximately $1,839,000.

M. Subsequent Events

In preparing the financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through April 28, 2026, the date the financial statements were available for issuance.

Subsequent to year-end, the Company entered into a non-binding letter of intent with a third party pursuant to which the third party has expressed interest in acquiring equity interests of the Company and a related entity. The proposed transaction contemplates a purchase price based on a total enterprise value for both entities, is subject to due diligence, negotiation of definitive agreements, regulatory approvals, and other customary closing conditions. The letter of intent also contemplates that a portion of the consideration may be contingent upon future financial performance of the Company.

The letter of intent is non-binding, and there can be no assurance that a definitive agreement will be executed or that the proposed transaction will be consummated; however, management is working towards a transaction and believes it will take place. Accordingly, no amounts related to this potential transaction have been reflected in the accompanying financial statements.